As filed with the Securities and Exchange Commission on November 14, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Riverbed Technology, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	3576	03-0448754
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

199 Fremont Street

San Francisco, CA 94105

(415) 247-8800

(Address, Including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Brett Nissenberg

General Counsel and Senior Vice

President of Corporate and Legal Affairs

Riverbed Technology, Inc.

199 Fremont Street

San Francisco, CA 94105

(415) 247-8800

(Name, Address, Including Zip Code, and Telephone Number, including Area Code, of Agent For Service)

Copies to:

Keith Flaum, Esq. James R. Griffin, Esq. Weil, Gotshal & Manges LLP 201 Redwood Shores Parkway Redwood Shores, CA 94065 (650) 802-3000	Jennifer Fonner DiNucci, Esq. Cooley LLP 3175 Hanover Street Palo Alto, California 94304 (650) 843-5000	Brent Siler, Esq. Cooley LLP 11951 Freedom Drive Reston, Virginia 20190 (703) 456-8000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effectiveness of this registration statement and the satisfaction (or waiver when permissible) of the conditions to the Offer described hereunder.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock, par value $.0001 per share	6,631,669	N/A	$122,999,045.40	$16,777.07

(1)	Represents the estimated maximum number of shares of Riverbed Technology, Inc. (“Riverbed”) common stock that may be issued to securityholders of OPNET Technologies, Inc., a Delaware corporation (“OPNET”), upon consummation of the offer and the subsequent merger described herein. The aggregate number of shares of Riverbed common stock registered hereunder is equal to the product of (A) 23,906,520 shares of OPNET common stock (which represents the sum of (i) 22,742,205 shares of OPNET common stock issued and outstanding, (ii) 462,949 shares of OPNET restricted stock, (iii) 549,017 shares of OPNET common stock issuable upon exercise of outstanding stock options, (iv) 150,000 shares issuable under the OPNET Technologies, Inc. 2000 Employee Stock Purchase Plan, and (v) 2,349 shares of OPNET common stock issuable upon exercise and conversion of restricted stock units, in each case as of October 28, 2012, and (B) a fraction equal to 0.2774, which represents 0.2774 of a share of Riverbed common stock for each share of OPNET common stock to be exchanged in the offer and the subsequent merger.
(2)	Estimated solely for purposes of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended, and calculated pursuant to Rules 457(c) and (f)(1) and (3) under the Securities Act. The proposed maximum aggregate offering price of the Riverbed common stock was calculated based on the market value of shares of OPNET common stock to be exchanged pursuant to the offer and the subsequent merger in accordance with Rule 457(c) as follows: (A) the product of (i) $41.695 (the average of the high and low prices per share of OPNET common stock on November 8, 2012, as quoted on the NASDAQ Stock Market) and (i) 23,906,520 (the estimated maximum number of shares of OPNET common stock to be exchanged pursuant to the offer and the subsequent merger), minus (B) $873,783,306 (the estimated aggregate amount of cash to be paid by Riverbed in the offer and the subsequent merger, calculated by multiplying 23,906,502 shares of OPNET common stock by $36.55).
(3)	Determined in accordance with Section 6(b) of the Securities Act at a rate equal to $136.40 per million dollars.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS/OFFER TO EXCHANGE IS NOT COMPLETE AND MAY BE CHANGED OR AMENDED. WE MAY NOT COMPLETE THIS EXCHANGE OFFER AND ISSUE THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS/OFFER TO EXCHANGE IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RIVERBED TECHNOLOGY, INC.

Offer to Exchange

Each Outstanding Share of Common Stock

of

OPNET Technologies, Inc.

for

(i) $36.55 in cash and (ii) 0.2774 of a share Common Stock of Riverbed Technology, Inc.

made by

Octagon Acquisition Corp.,

a Wholly-Owned Subsidiary of Riverbed Technology, Inc.

as described in the prospectus/offer to exchange and the related letter of transmittal

The exchange offer and withdrawal rights will expire at 12:00 midnight, New York City time, on the evening of December 17, 2012, unless extended. Shares tendered pursuant to this exchange offer may be withdrawn at any time prior to the expiration of the exchange offer, but not during any subsequent offering period.

We are offering to exchange (i) $36.55 in cash, and (ii) 0.2774 of a share of common stock of Riverbed Technology, Inc., or “Riverbed,” in each case, subject to adjustment for stock splits, stock dividends and similar events, as described herein, without interest thereon and subject to any required tax withholding, for each share of common stock of OPNET Technologies, Inc., or “OPNET,” that you validly tender in the offer, through our wholly-owned subsidiary, Octagon Acquisition Corp., a Delaware corporation, or “Acquisition Sub,” on the terms and conditions contained in this prospectus and in the related letter of transmittal, or the “Offer.” We will not issue any fractional shares of common stock in connection with the Offer or the Merger (as defined below). OPNET stockholders will instead receive cash in exchange for any fractional shares otherwise issuable to them. We refer to this consideration, or any different consideration per share of OPNET common stock that may be paid pursuant to the Offer, as the “offer consideration.”

The Offer is being made pursuant to an Agreement and Plan of Merger, which is referred to throughout this prospectus as the “merger agreement,” dated as of October 28, 2012, among Riverbed, Acquisition Sub and OPNET, as may be amended in accordance with its terms. The members of the OPNET board of directors unanimously approved the merger agreement and the transactions contemplated thereby, including the Offer and the Merger, and determined that the merger agreement and the transactions contemplated thereby, including the Offer and the Merger, are fair to and in the best interests of OPNET’s stockholders, and recommend that OPNET stockholders accept the Offer and tender their shares pursuant to the Offer. The factors considered by OPNET’s board of directors in making the determinations and the recommendation described above are set forth in OPNET’s solicitation/recommendation statement on Schedule 14D-9, which has been filed with the Securities and Exchange Commission (which we refer to throughout this prospectus as the “SEC”) and is being mailed to OPNET stockholders together with this prospectus. OPNET stockholders are encouraged to review carefully the Schedule 14D-9, together with this prospectus.

The Offer is conditioned on there being validly tendered and not properly withdrawn prior to the expiration of the Offer a number of shares of OPNET common stock (excluding shares of OPNET common stock tendered pursuant to guaranteed delivery procedures that are not yet delivered in settlement or satisfaction of such guarantee) that, together with shares of OPNET common stock owned by Riverbed or Acquisition Sub, represents at least a majority of fully-diluted shares of OPNET common stock then outstanding, calculated as described in this prospectus, and satisfaction of the other conditions described in this prospectus under “The Offer—Conditions to the Offer” beginning on page 68.

Riverbed common stock is traded on the NASDAQ Global Select Market under the symbol “RVBD.” OPNET common stock is traded on the NASDAQ Stock Market under the symbol “OPNT.” You are encouraged to obtain current market quotations for Riverbed common stock and OPNET common stock in connection with your decision whether to tender your shares. Please carefully review the entire prospectus, including the merger agreement attached as Annex A to this prospectus.

After completion of the Offer, Riverbed will cause Acquisition Sub to complete a merger with and into OPNET, with OPNET continuing as the surviving corporation, in which each outstanding share of OPNET common stock (except for: (i) shares of OPNET common stock held by OPNET (or in OPNET’s treasury), Riverbed, Acquisition Sub or any other wholly-owned subsidiary of Riverbed, which will be cancelled and retired and cease to exist; (ii) shares of OPNET common stock held by any wholly-owned subsidiary of OPNET, which will remain issued and outstanding; and (iii) shares of OPNET common stock held by OPNET stockholders who have properly preserved their appraisal rights, if any, under Delaware law) will be converted into the right to receive the same consideration paid in exchange for each share of OPNET common stock validly tendered and not properly withdrawn prior to the expiration of the Offer, subject to appraisal rights to the extent applicable under Delaware law. We refer to this merger throughout this prospectus as the “Merger.”

The Merger will entitle OPNET stockholders to appraisal rights under the General Corporation Law of the State of Delaware, which we refer to throughout this prospectus as the “DGCL.” To exercise appraisal rights, an OPNET stockholder must strictly comply with all of the procedures under the DGCL. These procedures are described more fully in the section entitled “The Offer—Appraisal Rights” beginning on page 78.

If, after the completion of the Offer, we beneficially own at least 90% of the shares of OPNET common stock outstanding or if we exercise our option, which we refer to throughout this prospectus as the “top-up option,” to purchase additional shares directly from OPNET to reach such threshold, we may effect the Merger without the approval of OPNET stockholders, as permitted under Delaware law. If, on the other hand, we beneficially own more than 50%, but less than 90%, of the outstanding shares of OPNET common stock, a meeting of OPNET stockholders or an action by written consent and the affirmative vote of at least a majority of the shares of OPNET common stock outstanding on the record date for such meeting will be needed to complete the Merger. If the conditions to the Offer are satisfied or, where permissible, waived, Riverbed will have sufficient votes to adopt the merger agreement without the need for any other OPNET stockholders to vote in favor of such adoption and will have sufficient board representation to propose an amendment to OPNET’s certificate of incorporation to permit stockholder action by written consent, as well as sufficient votes to approve such amendment and take action by written consent to adopt the merger agreement.

If we obtain all of the outstanding shares of OPNET common stock pursuant to the Offer and the Merger, former stockholders of OPNET would own approximately 3.7% of the outstanding shares of common stock of Riverbed, based upon the number of outstanding shares of Riverbed common stock and OPNET common stock on October 28, 2012, disregarding stock options and shares of common stock that may be issued by Riverbed or OPNET pursuant to an employee stock plan.

We are not asking you for a proxy and you are requested not to send us a proxy. Any request for proxies, if required, will be made only pursuant to separate proxy solicitation materials complying with the requirements of Section 14(a) of the Securities Exchange Act of 1934, as amended, which is referred to throughout this prospectus as the Exchange Act.

See “Risk Factors,” beginning on page 25, for a description of certain factors that you should consider in connection with the Offer, as well as related matters described in this prospectus.

Riverbed has not authorized any person to provide any information or to make any representation in connection with the Offer other than the information contained or incorporated by reference in this prospectus, and if any person provides any information or makes any representation of this kind, that information or representation must not be relied upon as having been authorized by Riverbed.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 14, 2012.

i

ANNEXES

Annex A	Agreement and Plan of Merger
Annex B	Tender and Support Agreements
Annex C	Section 262 of the General Corporation Law of the State of Delaware
Annex D	Information Concerning Directors and Executive Officers of Riverbed and Acquisition Sub

ADDITIONAL INFORMATION

As permitted under the rules of the Securities and Exchange Commission, or the “SEC,” this prospectus incorporates by reference important business and financial information about Riverbed that is contained in documents filed with the SEC but that are not included in or delivered with this prospectus. You may obtain copies of these documents, without charge, from the website maintained by the SEC at www.sec.gov, as well as other sources. See “Additional Information—Where You Can Find Additional Information” on page 122.

You may also obtain copies of these documents, without charge, upon written or oral request to our information agent, MacKenzie Partners, Inc., by writing to 105 Madison Avenue, New York, New York 10016, by calling (212) 929-5500 (collect) or (800) 322-2885 (toll-free) or by emailing tenderoffer@mackenziepartners.com. To obtain timely delivery of copies of these documents, you should request them no later than five (5) business days prior to the expiration of the Offer. UNLESS THE OFFER IS EXTENDED, THE LATEST YOU SHOULD REQUEST COPIES OF THESE DOCUMENTS IS DECEMBER 10, 2012.

You should rely only on the information contained in or incorporated by reference into this prospectus, together with the Solicitation/Recommendation on Schedule 14D-9 of OPNET, which we refer to as the “Schedule 14D-9,” that has been mailed to you with this prospectus, in deciding whether to tender your shares of OPNET common stock in the Offer. No one has been authorized to provide you with information that is different from or in addition to the information contained in and incorporated by reference into this prospectus or the Schedule 14D-9. You should not assume that the information contained in or incorporated by reference into this prospectus is accurate as of any date other than the date of this prospectus.

Except as otherwise specifically noted, “Riverbed,” “we,” “our,” “us” and similar words in this prospectus refer to Riverbed Technology, Inc. and its consolidated subsidiaries. We refer to OPNET Technologies, Inc. as “OPNET” and to Octagon Acquisition Corp. as “Acquisition Sub.”

QUESTIONS AND ANSWERS REGARDING THE TRANSACTION

The following are some of the questions you, as an OPNET stockholder, may have about the Offer and the Merger and our answers to those questions. The “Questions and Answers Regarding the Transaction” provide important and material information about the Offer and the Merger that is described in more detail elsewhere in this prospectus, but the “Questions and Answers Regarding the Transaction” may not include all of the information about the Offer and the Merger that is important to you. We urge you to carefully read the remainder of this prospectus and the letter of transmittal for the Offer because the information in the “Questions and Answers Regarding the Transaction” is not complete. We have included cross-references in the “Questions and Answers Regarding the Transaction” to other sections of this prospectus to direct you to the sections of this prospectus in which a more complete description of the topics covered in the “Questions and Answers Regarding the Transaction” appear.

Q:	What is Riverbed proposing?

A:	Riverbed, through Acquisition Sub, proposes to acquire all outstanding shares of OPNET common stock. We have entered into a merger agreement with OPNET, pursuant to which we are offering, through Acquisition Sub, our direct wholly-owned subsidiary, to exchange for each outstanding share of OPNET common stock: (i) $36.55 in cash, and (ii) 0.2774 of a share of Riverbed common stock, in each case, subject to adjustment for stock splits, stock dividends and similar events, as described herein, without interest thereon and subject to any required tax withholding (the “Offer”). Riverbed will not issue any fractional shares of common stock in connection with the Offer or the Merger. OPNET stockholders will instead receive cash in exchange for any fractional shares otherwise issuable to them. If the Offer is completed, subject to approval by the stockholders of OPNET, if necessary, Acquisition Sub will merge with and into OPNET (the “Merger”).

As a result of the Offer and the Merger, OPNET will become a direct, wholly-owned subsidiary of Riverbed.

For a more complete description of the Offer and the Merger, please see the sections entitled “The Offer” and “The Merger Agreement—The Merger” beginning on pages 65 and 93, respectively, of this prospectus.

Q:	Why are Riverbed and OPNET proposing the Offer and the Merger?

A:	Riverbed and OPNET believe that combining the strengths of the two companies is in the best interests of both companies and their respective stockholders. Please see the section entitled “Background and Reasons for the Offer and the Merger” beginning on page 57 of this prospectus for numerous factors considered by the boards of directors of Riverbed and OPNET in reaching the conclusion to enter into the merger agreement.

Q:	Does OPNET’s board of directors support the Offer and the Merger?

A:	Yes. The members of the OPNET board of directors, at a meeting duly called and held on October 28, 2012, voted unanimously to approve the merger agreement and the transactions contemplated thereby, including the Offer and the Merger, and determined that the merger agreement and the transactions contemplated thereby, including the Offer and the Merger, are fair to, and in the best interests of, OPNET’s stockholders. The OPNET board of directors voted unanimously to approve and adopt the merger agreement, declared its advisability and recommended that OPNET’s stockholders accept the Offer and tender their shares in the Offer and, to the extent required to consummate the Merger, adopt the merger agreement. Information about the recommendation of OPNET’s board of directors is more fully set forth in OPNET’s Solicitation/Recommendation Statement on Schedule 14D-9, which is being mailed to OPNET’s stockholders together with this prospectus.

Q:	What would I receive in exchange for my shares of OPNET common stock?

A:	For each share of OPNET common stock that is validly tendered and not properly withdrawn prior to the expiration of the Offer, we are offering (i) $36.55 in cash, and (ii) 0.2774 of a share of Riverbed common stock, in each case, subject to adjustment for stock splits, stock dividends and similar events, as described herein, without interest thereon and subject to any required tax withholding. We refer to such consideration, or any different consideration per share of OPNET common stock that may be paid pursuant to the Offer, as the “offer consideration.” After completion of the Offer and upon consummation of the Merger, each share of OPNET common stock that has not been tendered and accepted for exchange in the Offer will be converted in the Merger into the right to receive the same consideration as the offer consideration.

Riverbed will not issue any fractional shares of common stock in connection with the Offer or the Merger. OPNET stockholders will instead receive cash in exchange for any fractional shares otherwise issuable to them.

Q:	What are some of the other factors I should consider in deciding whether to tender my shares of OPNET common stock?

A:	In addition to the factors described elsewhere in this prospectus, you should consider the following:

•

As a Riverbed stockholder, your interest in the performance and prospects of the OPNET business would only be indirect and in proportion to your share ownership in Riverbed. You, therefore, will not realize the same financial benefits of future appreciation in the value of the OPNET business, if any, that you might realize if the Offer and the Merger were not completed and you remained an OPNET stockholder;

•

The failure of the combined company to meet the challenges involved in integrating the operations of Riverbed and OPNET successfully or to otherwise realize any of the anticipated benefits of the Offer and the Merger could seriously harm the results of operations of the combined company; and

•

The exchange of OPNET common stock for the offer consideration will, in general, be taxable for U.S. federal income tax purposes and may also be taxable for state, local or non-U.S. income tax purposes to OPNET stockholders.

We describe various factors OPNET stockholders should consider in deciding whether to tender their shares in the Offer under “Risk Factors” on page 25 and “Background and Reasons for the Offer and the Merger—Other Factors You Should Consider” on page 61.

Q:	Do I have to pay any brokerage fees or commissions?

A:	If you are the record owner of your shares and you tender your shares in the Offer, you will not incur any brokerage fees or commissions. If you own your shares through a broker or other nominee who tenders the shares on your behalf, your broker or other nominee may charge you a commission for doing so. You should consult with your broker or other nominee to determine whether any charges will apply.

Q:	What percentage of Riverbed common stock will OPNET stockholders own after the Offer and the Merger?

A:	If we obtain all of the outstanding shares of OPNET pursuant to the Offer and the Merger, former stockholders of OPNET would own approximately 3.7% of the outstanding shares of common stock of Riverbed, based upon the number of outstanding shares of Riverbed common stock and OPNET common stock on October 28, 2012, disregarding stock options and shares of common stock that may be issued by Riverbed or OPNET pursuant to an employee stock plan.

v

Q:	What are the most significant conditions to the acceptance of shares of OPNET common stock in the Offer?

A:	Riverbed’s obligation to accept shares of OPNET common stock for exchange is subject to several conditions, including:

•

the valid tender (excluding shares of OPNET common stock tendered pursuant to guaranteed delivery procedures that are not yet delivered in settlement or satisfaction of such guarantee), without proper withdrawal, of a number of shares of OPNET common stock that, together with any shares of OPNET common stock owned by Riverbed or Acquisition Sub, represents at least a majority of the outstanding shares of OPNET common stock, on a fully-diluted basis (which assumes conversion or exercise of all OPNET derivative securities regardless of the conversion or exercise price, the vesting schedule or other terms and conditions thereof), which we refer to in this prospectus as the “minimum tender condition;”

•	Riverbed or Acquisition Sub receiving the proceeds of the financing to effect the Offer and the Merger;

•

the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which we refer to as the “HSR Act” and any foreign antitrust or competition-related legal requirements;

•	the registration statement of which this prospectus is a part having been declared effective by the SEC and not subject to any stop order threatened or initiated with respect to the Offer;

•	the marketing period with respect to the financing shall have been completed; and

•	the merger agreement shall not have been validly terminated.

These and other conditions to the Offer are discussed in this prospectus in the section entitled “The Offer—Conditions to the Offer” beginning on page 68.

Q:	How long will it take to complete the Offer and the Merger?

A:	The Offer is scheduled to expire at 12:00 midnight, New York City time on December 17, 2012, which we refer to as the “initial expiration” of the Offer. We hope to complete the Offer by the end of the day on December 18, 2012, the day after the initial expiration date. However, we may decide, or be required, to extend the Offer if certain conditions to the Offer have not been satisfied by the initial expiration. All references to the expiration of the Offer mean the expiration of the Offer, as extended. We expect to complete the Merger shortly after successful completion of the Offer or, if OPNET stockholder approval is required, shortly after such approval is obtained. If the conditions to the Offer are satisfied or, where permissible, waived, Riverbed will have sufficient votes to adopt the merger agreement without the need for any other OPNET stockholders to vote in favor of such adoption and will have sufficient board representation to propose an amendment to OPNET’s certificate of incorporation to permit stockholder action by written consent, as well as sufficient votes to approve such amendment and take action by written consent to adopt the merger agreement. Because completion of the Offer and the Merger is subject to various conditions, Riverbed and OPNET cannot predict the exact timing of completion of the Offer or the Merger or whether the Offer or the Merger will be completed at all.

Q:	Under what circumstances can or must you extend your Offer beyond the initial expiration of the Offer?

A:

We are required to extend the Offer from time to time for any period that is required by any legal requirement, any interpretation or position of the SEC, its staff or the NASDAQ Stock Market that is related to the Offer. We are also required to extend the Offer for successive periods of up to twenty (20) business days per extension until any waiting period (and any extension thereof) applicable to the completion of the Offer under the HSR Act and any foreign antitrust or competition-related legal requirements has expired or been terminated. We are also required to extend the Offer for any period of up to five (5) business days per extension until the marketing period with respect to Riverbed’s financing has been completed, and must extend the Offer for any period of up to five (5) business days per extension if we, acting reasonably and in good faith, have determined that we will not receive the financing necessary to complete the Offer by the anticipated expiration date of the Offer. If any condition to the Offer has not been satisfied or waived by the scheduled expiration date of the Offer and OPNET requests that we extend the Offer, we must do so for successive periods of up to twenty (20) business days per extension until that condition has been satisfied or waived. In certain circumstances, if we determine that exercising the option to purchase additional shares of OPNET common stock directly from OPNET in accordance with the top-up option (as defined below) would violate any legal requirements, we are required to provide for a “subsequent offering period” of three (3) business days in accordance with Rule 14d-11 of the Exchange Act, and we may elect to provide one or more extensions thereof. You will not have the right to withdraw any shares of OPNET common stock that you tender in the subsequent offering period. We are not required to extend the Offer beyond March 1, 2013, the first business day following February 28, 2013 (the “Outside Date”).

We may elect to extend the Offer for successive periods of up to twenty (20) business days per extension if any condition to the Offer has not been satisfied or waived by the scheduled expiration date of the Offer. We may not extend the Offer beyond March 1, 2013, the first business day following the Outside Date, without OPNET’s consent.

Q:	How do I participate in the Offer?

A:	You are urged to read this entire prospectus carefully and to consider how the Offer and the Merger affects you. Then, if you wish to tender your shares of OPNET common stock, you should do the following:

•

If you hold your shares in your own name, complete and sign the enclosed letter of transmittal according to its instructions and return it with your share certificates to Computershare Trust Company, N.A., the exchange agent for the Offer, which we refer to throughout this prospectus as the “exchange agent,” at one of its addresses on the back cover of this prospectus which are:

By Mail: Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer P.O. Box 43011 Providence, RI 029040-3011	By Overnight Mail: Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer 250 Royall Street, Suite V Canton, MA 02021	By Facsimile: Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer (617) 360-6810 To confirm via phone: (781) 575-2332

•	If you hold your shares in “street name” through a broker, ask your broker to tender your shares.

For more information about the procedures for tendering your shares, timing of the Offer, extensions of the Offer period and your rights to withdraw your shares from the Offer before the expiration of the Offer, please refer to “The Offer” beginning on page 65.

Q	Do I have to vote to approve the Offer or the Merger?

A:	Because we are extending the Offer directly to OPNET stockholders, OPNET stockholders are not being asked to vote to approve the Offer, but adoption of the merger agreement by OPNET stockholders may be required following the successful completion of the Offer. If adoption of the merger agreement is required once the Offer is completed, it may be accomplished solely by us by vote or, if applicable, action by written consent of OPNET stockholders under applicable Delaware law, because we will own a majority of the shares of OPNET common stock at that time. OPNET stockholders will receive an information statement relating to our adoption of the merger agreement. If we own 90% or more of the outstanding common stock of OPNET following completion of the Offer or if we exercise the top-up option to reach the 90% threshold, the Merger can be accomplished without any vote or action by written consent of OPNET stockholders under applicable Delaware law.

Q:	If I decide not to tender, how will this affect the Offer and my shares of OPNET common stock?

A:

We will not acquire any shares of OPNET common stock in the Offer if the minimum tender condition is not satisfied. Your failure to tender your shares of OPNET common stock will reduce the likelihood that we will receive tenders of a sufficient number of shares of OPNET common stock to be able to reach the minimum tender condition and complete the Offer.

The Offer is the first step in our acquisition of OPNET and is intended to facilitate the acquisition of all outstanding shares of OPNET common stock. After completion of the Offer, we will cause Acquisition Sub to complete the Merger. The purpose of the Merger will be to acquire all outstanding shares of OPNET common stock not exchanged in the Offer. In the Merger, each outstanding share of OPNET common stock (except for: (i) shares of OPNET common stock held by OPNET (or in OPNET’s treasury), Riverbed, Acquisition Sub or any other wholly-owned subsidiary of Riverbed, which will be cancelled and retired and cease to exist; (ii) shares of OPNET common stock held by any wholly-owned subsidiary of OPNET, which will remain issued and outstanding; and (iii) shares of OPNET common stock held by OPNET stockholders who have properly preserved their appraisal rights, if any, under Delaware law) will be converted into the right to receive the offer consideration, subject to appraisal rights to the extent applicable under Delaware law. If the Merger takes place, except for your right to an appraisal of your shares of OPNET common stock to the extent applicable under Delaware law, the only difference to you between tendering your shares of OPNET common stock in the Offer and not tendering your shares of OPNET common stock is that you will receive cash and shares of Riverbed common stock earlier if you tender your shares in the Offer. An earlier tender of your shares of OPNET common stock may also help to ensure the satisfaction of the minimum tender condition and the completion of the Offer and Merger.

Q:	Are appraisal rights available in either the Offer or the Merger?

A:	Appraisal rights are not available in connection with the Offer. However, the Merger does entitle OPNET stockholders to appraisal rights with respect to their shares of common stock. If the Merger is consummated, OPNET stockholders at the effective time of the Merger, or the “effective time,” will have certain rights pursuant to the provisions of Section 262 of the Delaware General Corporation Law, which we refer to as the “DGCL,” to demand appraisal of their shares of common stock. Under Section 262 of the DGCL, OPNET stockholders who comply with the applicable statutory procedures (which include not voting or providing written consent in favor of the adoption of the merger agreement or approval of the Merger and delivering a written demand for appraisal rights to OPNET) will be entitled to receive a judicial determination of the fair value of their shares (exclusive of any element of value arising from the accomplishment or expectation of the Merger) and to receive payment of such fair value in cash, together with interest, if any, unless the court in its discretion determines otherwise for good cause shown. This value may be more or less than the value of the consideration that we are offering to exchange and pay for each of your shares in the Offer and the Merger.

Q:	Can I withdraw shares that I previously tendered in your Offer? If so, until what time may I withdraw previously tendered shares?

A:	Yes. You can withdraw any of the shares of OPNET common stock that you previously tendered in our Offer at any time until the expiration of the Offer, as it may be extended. Once we accept your tendered shares for exchange upon expiration of our Offer, however, you will no longer be able to withdraw them.

Q:	How may I change my election to tender?

A:	An election to tender (whether actual or deemed) is irrevocable, except that shares of OPNET common stock tendered pursuant to the Offer may be withdrawn at any time prior to the expiration of the Offer. After an effective withdrawal, shares of OPNET common stock may be retendered with another election by submitting to the exchange agent a completed replacement of the letter of transmittal (and any other documents required by the Offer for properly tendering OPNET shares) prior to the expiration of the Offer.

Q:	What is the “top-up option” and when will it be exercised?

A:

Under the merger agreement, if the minimum tender condition is satisfied and we consummate the Offer, we have the option, which we refer to as the “top-up option,” to purchase from OPNET additional shares of

OPNET common stock, subject to certain limitations, equal to the lesser of: (i) the number of shares that, when added to the number of shares already owned by Riverbed or Acquisition Sub at the time of exercise of the top-up option constitutes at least one share more than 90% of the shares of OPNET common stock outstanding on a fully-diluted basis (which assumes conversion or exercise of all OPNET derivative securities regardless of the conversion or exercise price, the vesting schedule or other terms and conditions thereof) after the shares subject to the top-up option are issued; or (ii) the aggregate number of shares of OPNET common stock that OPNET is authorized to issue under its certificate of incorporation but that are not issued and outstanding (and are not subscribed for or otherwise committed to be issued or reserved for issuance) at the time of exercise of the top-up option. The aggregate purchase price payable for the shares of OPNET common stock being purchased pursuant to the top-up option is determined by multiplying the number of such shares by the offer consideration (which shall be equal to: (a) the cash portion of the offer consideration plus (b) the dollar amount determined by multiplying the stock portion of the offer consideration by the average of the closing sale prices of a share of Riverbed common stock as reported on the NASDAQ Global Select Market for each of the ten (10) consecutive trading days prior to the date on which the top-up option is exercised).

We are required to exercise the top-up option if: (i) the number of shares of OPNET common stock owned by Riverbed or Acquisition Sub immediately following the consummation of the Offer do not constitute at least one share more than 90% of the shares of OPNET common stock then-outstanding on a fully-diluted basis; (ii) the exercise of the top-up option would result in Riverbed or Acquisition Sub owning at least one share more than 90% of shares of OPNET common stock that are then outstanding on a fully-diluted basis; and (iii) the exercise of the top-up option in accordance with the merger agreement will not violate any applicable legal requirements.

If we exercise the top-up option, we will either: (a) pay in cash an amount equal to the number of shares purchased pursuant to the top-up option by the cash consideration payable in the Offer plus the dollar amount determined by multiplying the stock consideration payable in the Offer by the average of the closing sale prices of a share of Riverbed common stock as reported on the NASDAQ Global Select Market for each of the ten (10) consecutive trading days prior to the date on which the top-up option is exercised; or (b)(i) pay in cash an amount equal to not less than the aggregate par value of the shares to be purchased pursuant to the top-up option; and (ii) execute and deliver a full recourse promissory note for the remainder of the purchase price, to mature on the first anniversary date of its delivery and bearing interest at a rate of 3% per annum, payable in arrears at maturity. In no event will the top-up option be exercisable for a number of shares of OPNET common stock in excess of OPNET’s then authorized and unissued shares of common stock.

Q:	What will happen to OPNET’s outstanding options and other stock-based awards in the Merger?

A:	The Offer is made only for shares of OPNET common stock and is not made for any stock options to purchase shares of OPNET common stock. If you hold vested OPNET stock options, you may exercise your options in accordance with OPNET’s normal exercise procedures, and then tender the shares of OPNET common stock issued on exercise of your vested options in the Offer.

Immediately prior to the effective time, each outstanding and unexercised option, whether or not vested, to acquire shares of OPNET common stock, including options granted to OPNET officers and directors, will be converted into an option to acquire a number of shares of Riverbed common stock equal to the number of shares of OPNET common stock for which such option was exercisable at the effective time multiplied by the conversion ratio, rounded down to the nearest whole share. The exercise price per share of each such assumed option will be equal to the exercise price per share set forth in the option agreement for such option at the effective time, divided by the conversion ratio (rounded up to the nearest whole cent). The “conversion ratio” will be calculated as a fraction, the numerator of which is equal to: (a) the cash portion of the offer consideration; plus (b) the dollar amount determined by multiplying the stock portion of the offer consideration by the average of the closing sales prices of a share of Riverbed common stock as reported on the NASDAQ Global Select Market for each of the ten (10) consecutive trading days immediately prior to the closing date of the Merger and the denominator of which is equal to the average of the closing sales prices of a share of Riverbed common stock as reported on the NASDAQ Global Select Market for each of the ten (10) consecutive trading days immediately prior to the closing date of the Merger, subject to adjustment for stock splits, stock dividends and similar events.

At the effective time, each share of OPNET common stock that is subject to restrictions on transfer and/or forfeiture (such as vesting), which we refer to as a “restricted stock award” or “RSA,” that is outstanding immediately prior to the effective time (and does not vest as a result of the consummation of the transactions contemplated by the merger agreement) will be assumed by Riverbed and converted automatically into the right to receive the offer consideration per share of OPNET Common Stock subject to such assumed outstanding unvested RSA immediately prior to the effective time. From and after the effective time, each assumed outstanding unvested RSA will be subject to substantially the same terms, including the same repurchase option, risk of forfeiture or other conditions as applied to the related award of RSA immediately prior to the effective time.

The Offer is made only for shares of OPNET common stock and is not made for any restricted stock unit of OPNET, or “RSU,” covering shares of OPNET common stock. At the effective time, each RSU that is outstanding immediately prior to the effective time (and does not vest as a result of the consummation of the transactions contemplated by the merger agreement) will be assumed by Riverbed and converted into the right to receive the offer consideration per share of OPNET common stock subject to such assumed outstanding unvested RSU immediately prior to the effective time. From and after the effective time, each assumed unvested RSU will be subject to substantially the same terms, including the same repurchase option, risk of forfeiture or other conditions as applied to the related award of RSU immediately prior to the effective time.

Q:	Have any stockholders of OPNET already agreed to tender their shares in your Offer?

A:	Yes. As an inducement to Riverbed to enter into the merger agreement, Marc A. Cohen, OPNET’s Chairman and Chief Executive Officer, and Alain J. Cohen, OPNET’s President and Chief Technology Officer, have each entered into a tender and support agreement with Riverbed, pursuant to which each of them is required to tender into the Offer and not withdraw shares of OPNET common stock owned by them as of the date of the merger agreement as well as any additional shares they may own after such date, and not take actions to oppose the Offer, the Merger or related transactions. As of October 28, 2012, the signatories to the tender and support agreements owned in the aggregate 7,437,772 shares of OPNET common stock (not including shares issuable upon the exercise of options and restricted stock units), representing approximately 32.05% of the shares of OPNET common stock outstanding as of October 28, 2012. See “Other Agreements Related to the Transaction–Tender and Support Agreements” beginning on page 111 of this prospectus.

Q:	What are the U.S. federal income tax consequences of having my shares of OPNET common stock accepted for exchange in the Offer or converted in the Merger?

A:	The exchange of OPNET shares for cash and Riverbed common stock in the Offer and the conversion of OPNET shares in the Merger will, in general, be taxable for U.S. federal income tax purposes and may also be taxable for state, local and non-U.S. income tax purposes to OPNET stockholders, and each OPNET stockholder will be required to recognize gain or loss with respect to each share of OPNET common stock surrendered in the Offer (or converted in the Merger) in an amount equal to the difference between (i) the sum of any cash received (including cash received in lieu of a fractional share of Riverbed common stock) and the fair market value of Riverbed common stock received, and (ii) the adjusted tax basis of the shares of OPNET common stock surrendered in exchange therefor.

You should carefully read the discussion under “The Offer–Material U.S. Federal Income Tax Consequences” beginning on page 75 of this prospectus. Tax matters are very complicated and the tax consequences to you of the Offer and the Merger will depend on the facts of your own situation. You are urged to consult your own tax advisor for a full understanding of the tax consequences of participating in the Offer or the Merger.

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Q:	Do the statements on the cover page that the information in this prospectus may change and that the registration statement filed with the SEC is not yet effective mean that the Offer has not yet commenced?

A:	No. As permitted under SEC rules, we may commence the Offer without the registration statement, of which this prospectus is a part, having been declared effective by the SEC. We cannot, however, complete the Offer and accept for exchange any shares of OPNET common stock tendered in the Offer until the registration statement is declared effective by the SEC and the other conditions to the Offer have been satisfied or, where permissible, waived. The Offer will commence when we first mail this prospectus and the related letter of transmittal to OPNET stockholders.

Q:	Is Riverbed’s financial condition relevant to my decision to tender my shares in the Offer?

A:	Yes. Since shares of OPNET common stock accepted in the Offer will be exchanged in part for shares of Riverbed common stock, you should consider our financial condition before you decide to tender shares in the Offer. In considering Riverbed’s financial condition, you should review carefully both the information in this prospectus as well as the documents incorporated by reference in this prospectus because they contain detailed business, financial and other information about us.

Q:	Is completion of the Offer and the Merger subject to Riverbed obtaining financing?

A:	Yes. As described above, the Offer is subject to a funding condition, which means we are not required to complete the Offer or the Merger if we do not receive sufficient financing. We estimate that the total amount of funds necessary to purchase all of the shares of OPNET common stock in the Offer or the Merger and to complete the related transactions, including the payment of fees and expenses in connection with the Offer and the Merger, will be approximately $854,000,000. We expect that this amount will be funded in part by debt financing provided pursuant to the amended and restated commitment letter (the “debt commitment letter”), dated November 9, 2012, among Riverbed, Morgan Stanley Senior Funding, Inc. (“Morgan Stanley”), Goldman Sachs Bank USA (“Goldman Sachs”), Merrill Lynch, Pierce, Fenner & Smith Incorporated and Bank of America, N.A. (“Bank of America” and, together with Morgan Stanley and Goldman Sachs, the “financing sources”), pursuant to which the financing sources have committed to lend to Riverbed $500 million in senior secured term loans (less the aggregate amount of net proceeds from the issuance of, at Riverbed’s election, alternative term loans or other financing in lieu of the financing to be provided under the debt commitment letter prior to, or concurrently with, the initial acceptance of OPNET common stock in the Offer), subject to certain limitations as described in “Source and Amount of Funds” on page 80. The debt commitment letter amended and restated that certain commitment letter, dated October 28, 2012, among Riverbed, Morgan Stanley and Goldman Sachs. The aggregate proceeds to be disbursed pursuant to the agreements contemplated by the debt financing, together with cash on hand and other funds available to Riverbed, will be sufficient for Acquisition Sub to purchase the shares of OPNET common stock pursuant to the Offer and the Merger. However, Riverbed’s receipt of the proceeds contemplated by the debt financing arrangements is subject to the satisfaction of the conditions set forth in the debt commitment letter (as described in “Source and Amount of Funds” on page 80). We will only be able to complete the Offer if Riverbed receives the financing contemplated by the debt commitment letter (or any alternative financing obtained in accordance with the terms of the merger agreement on comparable terms or terms not materially less favorable).

Q:	Are there any regulatory clearances or approvals required to complete the Offer and the Merger?

A:	Yes. Our acceptance of the tendered shares of OPNET common stock in the Offer and the consummation of the Offer and the Merger is subject to the expiration or termination of the waiting period under the HSR Act and any foreign antitrust or competition-related legal requirements. In addition, the SEC must declare the registration statement, of which this prospectus is a part, effective.

Q:	Are there any risks related to the proposed transaction or any risks relating to owning Riverbed common stock that I should consider in deciding whether to participate in the Offer?

A:	Yes. You should carefully review the section entitled “Risk Factors” beginning on page 25 of this prospectus.

Q:	Where can I find more information about Riverbed and OPNET?

A:	You can find more information about Riverbed and OPNET as described in the section entitled “Additional Information—Where You Can Find Additional Information” beginning on page 122 of this prospectus.

Q:	Whom should I contact if I have more questions about the transaction?

A:	If you have questions about the transaction, please contact our information agent, MacKenzie Partners, Inc., by writing to 105 Madison Avenue, New York, New York 10016, by calling (212) 929-5500 (collect) or (800) 322-2885 (toll-free), or by emailing tenderoffer@mackenziepartners.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Information both included and incorporated by reference in this prospectus may contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 to the fullest extent permitted by such act.

Forward-looking statements include, but are not limited to:

•	statements about the benefits of the Offer and the Merger;

•	future financial and operating results following the Offer and the Merger;

•	the combined company’s plans, objectives, expectations and intentions with respect to future operations, products and services;

•	the competitive position and opportunities of the combined company;

•	the impact of the Offer and the Merger on the market for the combined company’s products; and

•	the timing of the completion of the Offer and the Merger.

In addition, words such as “anticipate,” “believes,” “budget,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “predicts,” “project,” “should,” “will” and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements are based upon the current beliefs and expectations of Riverbed’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond the control of Riverbed.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to:

•	uncertainties as to the number of shares of OPNET common stock tendered in the Offer;

•	risk that competing offers or acquisition proposals will be made;

•

risk that the Offer and the Merger will not close because of a failure to satisfy one or more of the conditions to the Offer (including the failure to obtain required financing as well as government approvals pursuant to the HSR Act and any foreign antitrust or competition-related legal requirements);

•

risk that the announcement and pendency of the transactions contemplated by the merger agreement may make it more difficult to establish or maintain relationships with employees, suppliers and other business partners;

•	risk that stockholder litigation in connection with the Offer or the Merger may result in significant costs of defense, indemnification and expenses;

•	risks related to the integration of OPNET into Riverbed and the anticipated future benefits resulting from the acquisition of OPNET;

•	Riverbed’s or the combined company’s ability to react to trends and challenges in our business and the markets in which we operate;

•	Riverbed’s or the combined company’s ability to anticipate market needs or develop new or enhanced products to meet those needs;

•	the adoption rate of Riverbed’s or the combined company’s products;

•	Riverbed’s or the combined company’s ability to establish and maintain successful relationships with our distribution partners;

•	Riverbed’s ability to compete in our industry;

•	fluctuations in demand, sales cycles and prices for Riverbed’s or the combined company’s products and services;

•	shortages or price fluctuations in Riverbed’s or the combined company’s supply chain;

•	Riverbed’s or the combined company’s ability to protect intellectual property rights;

•	general political, economic and market conditions and events;

•	difficulties encountered in integrating Riverbed’s and OPNET’s businesses and technologies;

•	the expense and impact of legal proceedings; and

•	other risks and uncertainties described more fully in Riverbed’s and OPNET’s documents filed with or furnished to the Securities and Exchange Commission.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or the date of any document incorporated by reference in this prospectus. All subsequent written and oral forward-looking statements concerning the Offer and the Merger or other matters addressed in this prospectus and attributable to Riverbed or OPNET or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, Riverbed undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events. Riverbed reserves the right to modify future business or product plans at any time.

The list of factors discussed under “Risk Factors” beginning on page 25 that may affect future performance and the accuracy of forward-looking statements is illustrative, but by no means exhaustive. Accordingly, all forward-looking statements should be evaluated with the understanding of their inherent uncertainty.

SUMMARY

This brief summary highlights selected information from this prospectus. It does not contain all of the information that is important to OPNET stockholders. OPNET stockholders are urged to read carefully the entire prospectus and the other documents referred to and incorporated by reference in this prospectus to fully understand the Offer and the Merger. In particular, OPNET stockholders should read the documents attached to this prospectus, including the merger agreement, which is attached as Annex A. For a guide as to where you can obtain more information on Riverbed, see “Additional Information—Where You Can Find Additional Information” beginning on page 122.

The Offer (Page 65)

We are proposing to acquire all of the outstanding shares of OPNET common stock in exchange for shares of Riverbed common stock and cash. For each outstanding share of OPNET common stock, we are offering to exchange (i) $36.55 in cash, and (ii) 0.2774 of a share of Riverbed common stock, in each case, subject to adjustment for stock splits, stock dividends and similar events, as described herein, without interest thereon and subject to any required tax withholding, through our wholly-owned subsidiary, Acquisition Sub. We refer to this offer throughout this prospectus as the “Offer.” We refer to this consideration, or any different consideration per share of OPNET common stock that may be paid pursuant to the Offer, as the “offer consideration.” We will not issue any fractional shares of common stock in connection with the Offer or the Merger (as defined below). OPNET stockholders will instead receive cash in exchange for any fractional shares otherwise issuable to them.

After completion of the Offer, Riverbed will cause Acquisition Sub to complete a merger with and into OPNET, with OPNET continuing as the surviving corporation, in which each outstanding share of OPNET common stock (except for: (i) shares of OPNET common stock held by OPNET (or in OPNET’s treasury), Riverbed, Acquisition Sub or any other wholly-owned subsidiary of Riverbed, which will be cancelled and retired and cease to exist; (ii) shares of OPNET common stock held by any wholly-owned subsidiary of OPNET, which will remain issued and outstanding; and (iii) shares of OPNET common stock held by OPNET stockholders who have properly preserved their appraisal rights, if any, under Delaware law) will be converted into the right to receive the same consideration paid in exchange for each share of OPNET common stock in the Offer, subject to appraisal rights to the extent applicable under Delaware law. We refer to this merger throughout this prospectus as the “Merger.” If, after the completion of the Offer, we beneficially own at least 90% of the shares of OPNET common stock outstanding or if we exercise our option, which we refer to throughout this prospectus as the “top-up option,” to purchase additional shares directly from OPNET to reach such threshold, we may effect the Merger without the approval of the OPNET stockholders, as permitted under Delaware law, subject to appraisal rights to the extent applicable under Delaware law. If, on the other hand, we beneficially own more than 50%, but less than 90%, of the outstanding shares of OPNET common stock, a meeting of OPNET stockholders or an action by written consent and the affirmative vote of at least a majority of the shares of OPNET common stock outstanding on the record date for such meeting will be needed to complete the Merger. If the conditions to the Offer are satisfied or, where permissible, waived, Riverbed will have sufficient votes to adopt the merger agreement without the need for any other OPNET stockholders to vote in favor of such adoption and will have sufficient board representation to propose an amendment to OPNET’s certificate of incorporation to permit stockholder action by written consent, as well as sufficient votes to approve such amendment and take action by written consent to adopt the merger agreement.

If we obtain all of the outstanding shares of OPNET common stock pursuant to the Offer and the Merger, former stockholders of OPNET would own approximately 3.7% of the outstanding shares of common stock of Riverbed, based upon the number of outstanding shares of Riverbed common stock and OPNET common stock on October 28, 2012, disregarding stock options and shares of common stock that may be issued by Riverbed or OPNET pursuant to an employee stock plan.

Exchange of Shares of OPNET Common Stock (Page 65)

Upon the terms and subject to the conditions to the Offer, promptly after the expiration of the Offer, we will accept shares of OPNET common stock that are validly tendered and not properly withdrawn in exchange for shares of Riverbed common stock and cash. Each share of OPNET common stock validly tendered and not properly withdrawn prior to the expiration of the Offer will be exchanged for (i) $36.55 in cash, and (ii) 0.2774 of a share of Riverbed common stock, in each case, subject to adjustment for stock splits, stock dividends and similar events, as described herein, without interest thereon and subject to any required tax withholding.

Timing of the Offer (Page 67)

We commenced the Offer on November 14, 2012, the date of distribution of the initial prospectus. The Offer is scheduled to expire on December 17, 2012, at 12:00 midnight, New York City time, unless we extend the period of the Offer. All references to the expiration of the Offer mean the expiration of the Offer, as extended.

Conditions to the Offer (Page 68)

The Offer is subject to a number of conditions, and Riverbed will not be required to accept any tendered shares of OPNET common stock for exchange if any of these conditions are not satisfied or, where permissible, waived as of the expiration of the Offer. These conditions provide, among other things, that:

•

there must be validly tendered and not properly withdrawn prior to the expiration of the Offer that number of shares of OPNET common stock that, together with any shares of OPNET common stock owned by Riverbed or Acquisition Sub, represents at least a majority of the outstanding shares of OPNET common stock, on a fully-diluted basis (which assumes conversion or exercise of all OPNET derivative securities regardless of the conversion or exercise price, the vesting schedule or other terms and conditions thereof), which we refer to as the “minimum tender condition;”

•	Riverbed or Acquisition Sub (either directly or through any of its subsidiaries) must have received the proceeds of the financing;

•

the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or the “HSR Act,” and any foreign antitrust or competition-related legal requirements must have occurred;

•

the registration statement of which this prospectus is a part must have been declared effective by the Securities and Exchange Commission, or the “SEC,” and not subject to any stop order threatened or initiated against Riverbed with respect to the Offer;

•

OPNET must have complied with or performed in all material respects all of its covenants and agreements in the merger agreement that it is required to comply with or perform at or prior to the time for acceptance and payment of the shares of OPNET common stock;

•

the representations and warranties of OPNET contained in the merger agreement must be true and correct as of the time for acceptance and payment of the shares of OPNET common stock (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), subject to applicable materiality qualifiers (if any);

•

since October 29, 2012, no event shall have occurred or circumstances shall exist that in combination with any other events or circumstances would reasonably be expected to have or result in a material adverse effect on OPNET;

•	no temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court or other governmental body and remain in effect, and there shall not be any legal requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal;

•

no legal proceeding shall be pending or overtly threatened in which any governmental body is or has overtly threatened to become a party challenging or seeking to restrain or prohibit the acquisition of or payment for shares of OPNET common stock pursuant to the Offer or the consummation of the Merger or any of the transactions contemplated by the merger agreement or the tender and support agreements, seeking to prohibit or limit in any material respect Riverbed’s ability to vote, transfer, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of OPNET or any of its subsidiaries or seeking to compel OPNET or any of its subsidiaries to dispose of or hold separate any shares of OPNET common stock or any material assets as a result of the Offer, the Merger or any of the other transactions contemplated by the merger agreement;

•	the marketing period with respect to the financing must have been completed; and

•	the merger agreement shall not have been validly terminated.

The conditions set forth above are for the sole benefit of Riverbed and Acquisition Sub and (except for the minimum tender condition) may be waived by Riverbed or Acquisition Sub, in whole or in part at any time and from time to time, in the sole discretion of Riverbed and Acquisition Sub.

Extension, Termination and Amendment (Page 67)

We are required to extend the Offer from time to time for any period that is required by any legal requirement, any interpretation or position of the SEC, its staff or the NASDAQ Stock Market that is related to the Offer. We are also required to extend the Offer for successive periods of up to twenty (20) business days per extension until any waiting period (and any extension thereof) applicable to the completion of the Offer under the HSR Act and any foreign antitrust or competition-related legal requirements have expired or been terminated. We are also required to extend the Offer for any period of up to five (5) business days per extension until the marketing period with respect to Riverbed’s financing has been completed, and must extend the Offer for any period of up to five (5) business days per extension if we, acting reasonably and in good faith, have determined that we will not receive the financing necessary to complete the Offer by the expiration date of the Offer. If any condition to the Offer has not been satisfied or waived by the scheduled expiration date of the Offer and OPNET requests that we extend the Offer, we must do so for successive periods of up to twenty (20) business days per extension until that condition has been satisfied or waived.

If we determine that exercising the option to purchase additional shares of OPNET common stock directly from OPNET in accordance with the top-up option would violate any legal requirements, we are required to provide for a “subsequent offering period” of three (3) business days in accordance with Rule 14d-11 of the Exchange Act and we may elect to provide one or more extensions thereof. If we provide a subsequent offering period, we will first consummate the exchange with respect to the shares validly tendered and not properly withdrawn in the initial offering period. You will not have the right to withdraw any shares of OPNET common stock that you tender in the subsequent offering period. We are not required to extend the Offer beyond March 1, 2013, the first business day following February 28, 2012, or the “Outside Date.”

We may elect to extend the Offer for successive periods of up to twenty (20) business days per extension if any condition to the Offer has not been satisfied or waived by the scheduled expiration date of the Offer. We may not extend the Offer beyond March 1, 2013, the first business day following the Outside Date, without OPNET’s consent.

In the event the merger agreement is terminated in accordance with its terms prior to the acceptance of shares of OPNET common stock for exchange pursuant to the Offer, we will promptly terminate the Offer without accepting any shares that were previously tendered.

Subsequent Offering Period (Page 68)

We are obligated to provide a subsequent offering period of three (3) business days (and we may elect to provide one or more extensions thereof) after the acceptance of shares of OPNET common stock in accordance with Rule 14d-11 under the Exchange Act if we determine that exercising the top-up option would violate any legal requirements. If we provide a subsequent offering period, we will first consummate the exchange with respect to the shares validly tendered and not properly withdrawn in the initial offering period. You will not have the right to withdraw any shares of OPNET common stock that you tender in the subsequent offering period. If we provide a subsequent offering period, we will make a public announcement to that effect no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date of the Offer.

Procedure for Tendering Shares (Page 72)

To validly tender your shares of OPNET common stock that you hold in your own name or in “street name” through a broker pursuant to the Offer, you must properly complete and duly execute the enclosed letter of transmittal, along with any required signature guarantees, or an agent’s message in connection with a book-entry transfer, and any other required documents. Before the expiration of the Offer, Computershare Trust Company, N.A., the exchange agent for the Offer, or the “exchange agent,” must receive such documents and the stock certificates for tendered shares of OPNET common stock at one of its addresses set forth on the back cover of this prospectus. Alternatively, those shares of OPNET common stock must be tendered pursuant to the procedures for book-entry transfer set forth in “The Offer—Procedure for Tendering Shares” on page 72 and a confirmation of receipt of the tender received, which confirmation we refer to below as a “book-entry confirmation,” in each case before the expiration of the Offer.

Guaranteed Delivery (Page 73)

If you wish to tender shares of OPNET common stock pursuant to the Offer and your certificates are not immediately available or you cannot deliver the certificates and all other required documents to the exchange agent prior to the expiration of the Offer or cannot complete the procedure for book-entry transfer on a timely basis, your shares of OPNET common stock may nevertheless be tendered, if you comply with the guaranteed delivery procedures as set forth in “The Offer—Guaranteed Delivery” beginning on page 73.

Withdrawal Rights (Page 73)

You may withdraw any shares of OPNET common stock that you previously tendered into the Offer at any time before the expiration of the Offer by following the procedures described under “The Offer—Withdrawal Rights” on page 73, provided that you will not have the right to withdraw any shares of OPNET common stock that you tender in a subsequent offering period as described under “The Offer—Subsequent Offering Period” beginning on page 68.

Effect of a Tender of Shares (Page 74)

By executing a letter of transmittal, you irrevocably appoint our designees as your attorneys-in-fact and proxies, each with full power of substitution, to the full extent of your rights with respect to your shares of OPNET common stock tendered and accepted for exchange by us. That appointment is effective if and when, and only to the extent that, we accept the shares of OPNET common stock for exchange pursuant to the Offer. We will determine questions as to the validity, form, eligibility including time of receipt, and acceptance for exchange of any tender of shares of OPNET common stock, in our sole discretion, and our determination shall be final and binding. We reserve the absolute right to reject any and all tenders of shares of OPNET common stock that we determine are not in proper form or the acceptance of or exchange for which may, in the opinion of our counsel, be unlawful.

Delivery of Shares of Riverbed Common Stock and Cash (Page 74)

Subject to the satisfaction (or, where permissible, waiver) of the conditions to the Offer as of the expiration of the Offer, we will accept for exchange shares of OPNET common stock validly tendered and not properly withdrawn promptly after the expiration of the Offer and will exchange such shares of OPNET common stock for the offer consideration and cash in lieu of fractional shares for the tendered shares of OPNET common stock. In all cases, the exchange of shares of OPNET common stock tendered and accepted for exchange pursuant to the Offer will be made only if the exchange agent timely receives:

•

certificates for those shares of OPNET common stock, or a timely confirmation of a book-entry transfer of those shares of OPNET common stock in the exchange agent’s account at DTC, and a properly completed and duly executed letter of transmittal or a duly executed copy thereof, and any other required documents; or

•

a timely confirmation of a book-entry transfer of those shares of OPNET common stock in the exchange agent’s account at DTC, together with an “agent’s message” as described under “The Offer—Procedure for Tendering Shares” beginning on page 72.

Cash Instead of Fractional Shares of Riverbed Common Stock (Page 75)

We will not issue any fractional shares of Riverbed common stock pursuant to the Offer or the Merger. Rather, Riverbed will arrange for the exchange agent to make a cash payment in lieu of the fractional shares.

Material U.S. Federal Income Tax Considerations (Page 75)

The exchange of OPNET common stock for cash and Riverbed common stock in the Offer and the conversion of the OPNET common stock in the Merger will, in general, be taxable to OPNET stockholders for U.S. federal income tax purposes and may also be taxable for state, local and non-U.S. income tax purposes to OPNET stockholders, and each OPNET stockholder will be required to recognize gain or loss with respect to each share of OPNET common stock surrendered in the Offer or converted in the Merger in an amount equal to the difference between (i) the sum of any cash received (including cash received in lieu of a fractional share of Riverbed common stock) and the fair market value of Riverbed common stock received and (ii) the adjusted tax basis of the shares of OPNET common stock surrendered in exchange therefor. OPNET stockholders should consult their tax advisors for a full understanding of all of the tax consequences of the Offer and the Merger to them.

Approval of the Merger (Page 78)

If, after the completion of the Offer, as it may be extended, we beneficially own one more share than 90% of the shares of OPNET common stock outstanding, or if we exercise the top-up option to reach such threshold, we may effect the Merger without the approval of OPNET stockholders, by effecting a “short-form” merger under Delaware law, subject to appraisal rights to the extent applicable under Delaware law. If, on the other hand, after the completion of the Offer, we beneficially own more than 50%, but less than 90%, of the outstanding shares of OPNET common stock, a meeting of OPNET stockholders or an action by written consent and the affirmative vote of at least a majority of the shares of OPNET common stock outstanding on the record date for such meeting will be needed to complete the Merger. If the conditions to the Offer are satisfied or, where permissible, waived, Riverbed will have sufficient votes to adopt the merger agreement without the need for any other OPNET stockholders to vote in favor of such adoption, and will have sufficient board representation to propose an amendment to OPNET’s certificate of incorporation to permit stockholder action by written consent as well as sufficient votes to approve such amendment and to take action by written consent to adopt the merger agreement.

Appraisal Rights (Page 78)

OPNET stockholders are not entitled to appraisal rights in connection with the Offer. However, the Merger will entitle OPNET stockholders to appraisal rights under Section 262 of the General Corporation Law of the State of Delaware, which we refer to as the “DGCL.” To exercise appraisal rights, an OPNET stockholder must strictly comply with Section 262 of the DGCL, including not tendering his or her shares in the Offer, not submitting a letter of transmittal in connection with the Offer or a letter of transmittal in connection with the Merger and not voting in favor of (or consenting to) the Merger.

You are urged to read the appraisal rights provisions of the DGCL, which are attached as Annex C to this prospectus.

The Merger Agreement (Page 90) and The Merger (Page 93)

After completion of the Offer, Riverbed will cause Acquisition Sub to complete the merger with and into OPNET, with OPNET continuing as the surviving corporation.

Limited Solicitation of Acquisition Proposals (Page 97)

The merger agreement provides that OPNET may not and must ensure that each of its subsidiaries and their representatives do not and must not authorize or permit its’ or any subsidiaries’ employees to, directly or indirectly:

•

solicit, initiate or knowingly encourage, assist or facilitate the making, submission or announcement of any acquisition proposal or acquisition inquiry (as those terms are described under “The Merger Agreement—Covenants—Limited Solicitation of Acquisition Proposals” beginning on page 97) (including by approving any transaction, or approving any third party becoming an “interested stockholder,” for purposes of Section 203 of the DGCL);

•

furnish or otherwise provide access to any non-public information regarding OPNET or any of its subsidiaries to any third party in connection with or in response to an acquisition proposal or acquisition inquiry; or

•

engage in discussions or negotiations with any third party with respect to any acquisition proposal or acquisition inquiry (except to disclose the existence of these provisions in the merger agreement).

Despite the limitation on solicitation set forth in the immediately preceding paragraph, OPNET may furnish non-public information regarding it and its subsidiaries to, and enter into discussions or negotiations with, a third party in response to (and in connection with) an unsolicited, bona fide, written acquisition proposal or acquisition inquiry that is submitted to OPNET by such person or entity (and not withdrawn) and could reasonably be expected to lead to a superior offer if:

•

none of OPNET or any of its subsidiaries have breached the non-solicitation provisions and change of board recommendation provisions in the merger agreement and none of their representatives have taken any similar actions;

•

OPNET’s board of directors determines in good faith, after having taken into account the advice of OPNET’s independent financial advisor and OPNET’s outside legal counsel, that such acquisition proposal or acquisition inquiry constitutes or would reasonably be expected to result in a superior offer; and

•

concurrently or prior to furnishing any such non-public information to, or entering into discussions or negotiations with, such third party, OPNET: (a) gives Riverbed written notice of the identity of such third party and of OPNET’s intention to furnish non-public information to, or enter into discussions or negotiations with, such third party; and (b) receives from such third party, and delivers to Riverbed a copy of, an executed confidentiality agreement containing customary limitations on the use and disclosure of all non-public written and oral information furnished to such third party by or on behalf of OPNET and its subsidiaries and customary “standstill” provisions and containing other provisions no less favorable to OPNET than the provisions of the confidentiality agreement between OPNET and Riverbed (see “Other Agreements Related To The Transaction—Confidentiality Agreement” on page 113) and prior to or concurrently with furnishing any such non-public information to such third party, OPNET furnishes such non-public information to Riverbed (to the extent such non-public information has not been previously furnished by OPNET to Riverbed).

If OPNET, any of its subsidiaries or any of their representatives receives an acquisition proposal or acquisition inquiry at any time prior to the earlier of the effective time or the termination of the merger agreement, OPNET must promptly (and in no event later than 24 hours after receipt of such acquisition proposal or written acquisition inquiry, or 48 hours after receipt of such acquisition inquiry that is not in writing) advise Riverbed orally and in writing of such acquisition proposal or acquisition inquiry (including the identity of the third party making or submitting such acquisition proposal or acquisition inquiry, the material terms and conditions thereof, and, if available, any written documentation received by OPNET or any of its subsidiaries setting forth such terms and conditions).

OPNET and its subsidiaries do not have to abide by the provisions set forth in the immediately preceding paragraph if doing so would violate any written agreement between OPNET and a third party that was entered into prior to September 18, 2012. However, if OPNET and its subsidiaries do not abide by such provisions, they may not engage in any discussions or negotiations with such third party (other than to inform such third party that no discussions or negotiations may take place unless such third party consents to such disclosure) nor provide any non-public information to such third party until they do so.

OPNET must keep Riverbed reasonably informed with respect to the status of any such acquisition proposal or acquisition inquiry and any modification or proposed modification to it.

Additionally, on the date of the merger agreement, OPNET was required to, and was required to ensure that each of its subsidiaries and their representatives and employees immediately cease and cause to be terminated any existing solicitation, encouragement, discussions or negotiations with any third party that relate to any acquisition proposal or acquisition inquiry.

In the merger agreement, OPNET agreed:

•

not to, and to ensure that its subsidiaries do not, release or permit the release of any third person from, or amend or waive or permit the amendment or waiver of any provision of, any confidentiality, non-solicitation, no-hire, “standstill” or similar agreement or provision to which OPNET or any of its subsidiaries is or becomes a party or under which OPNET or any of its subsidiaries has or acquires any rights (including the “standstill” provision required to be included in any confidentiality agreement entered into by OPNET under the non-solicitation provisions of the merger agreement); and

•	to use its best efforts to enforce or cause to be enforced each such agreement at the request of Riverbed.

OPNET also must promptly:

•	request each third party that has executed a confidentiality agreement or similar agreement in connection with its consideration of a possible acquisition proposal or investment in OPNET or any of its subsidiaries to return or destroy all confidential information heretofore furnished to such third party by or on behalf of OPNET or any of its subsidiaries; and

•	prohibit any third party from having access to any physical or electronic data rooms relating to a possible acquisition proposal.

OPNET Board of Directors’ Recommendation and Actions (Page 101)

Except as permitted by the terms of the merger agreement, OPNET has agreed that neither its board of directors nor any committee of the board of directors will:

•

withdraw or modify, permit the withdrawal or modification of, or publicly propose to withdraw or modify, in a manner adverse to Riverbed or Acquisition Sub, its unanimous approval or recommendation of the transactions contemplated by the merger agreement, including the Offer and the Merger (any of the above actions being referred to as an “adverse recommendation change”); or

•

approve, endorse, accept or recommend, or publicly propose to approve, endorse, accept or recommend, any acquisition proposal, or cause or permit OPNET or any of its subsidiaries to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar document or contract constituting or relating to, or that is intended to, contemplates or is reasonably likely to result in, an acquisition transaction (as such term is described in “The Merger Agreement—Covenants—Limited Solicitation of Acquisition Proposals” beginning on page 97), other than a confidentiality agreement that is required pursuant to the non-solicitation provisions of the merger agreement), or resolve, agree or propose to take any of the foregoing actions.

Despite the limitations set forth in the immediately preceding paragraph, OPNET’s board of directors may, at any time prior to completion of the Offer, make an adverse recommendation change and thereafter may cause OPNET to terminate the merger agreement in accordance with its termination right related to a superior offer (as such term is described in “The Merger Agreement—Covenants—OPNET Board of Directors’ Recommendation and Actions” beginning on page 101) contained in the merger agreement, as described below under “The Merger Agreement—Termination of the Merger Agreement” and, concurrently with such termination, cause OPNET to enter into a specified definitive acquisition agreement (as such term is described below) in accordance and subject to compliance with its termination right related to a superior offer contained in the merger agreement if:

•	an unsolicited, bona fide, written acquisition proposal that did not otherwise result from a breach of the non-solicitation provisions of the merger agreement is made to OPNET and is not withdrawn;

•

OPNET’s board of directors determines in good faith, after having taken into account the advice of OPNET’s independent financial advisor and the advice of OPNET’s outside legal counsel, that such acquisition proposal constitutes a superior offer;

•

OPNET’s board of directors determines in good faith, after having taken into account the advice of OPNET’s outside legal counsel, that, in light of such superior offer, failure to make an adverse recommendation change or failure to take action pursuant to its termination right related to a superior offer contained in the merger agreement would be inconsistent with the fiduciary duties of OPNET’s board of directors under applicable Delaware law;

•

prior to effecting such adverse recommendation change or taking action pursuant to its termination right related to a superior offer contained in the merger agreement, OPNET’s board of directors shall have given Riverbed at least five (5) business days’ prior written notice:

•

that it has received a superior offer that did not result from a breach of any of the provisions of the non-solicitation provisions of the merger agreement or any “standstill” or similar agreement or provision under which OPNET or any of its subsidiaries has any rights;

•

that it intends to make an adverse recommendation change or take action pursuant to its termination right related to a superior offer contained in the merger agreement as a result of such superior offer; and

•

specifying the material terms and conditions of such superior offer, including the identity of the third party making such offer (and attaching the most current and complete version of any written agreement or other document relating thereto) (and any change to the consideration payable in connection with such superior offer or any other material modification thereto shall require a new five (5) business days’ advance written notice by OPNET (except that the five (5) business day period referred to above shall be reduced to three (3) business days));

•

during any such notice period(s), OPNET engages (to the extent requested by Riverbed) in good faith negotiations with Riverbed to amend the merger agreement in such a manner that such superior offer would no longer constitute a superior offer;

•

at the time of any adverse recommendation change and the taking of action pursuant to its termination right related to a superior offer contained in the merger agreement, OPNET’s board of directors determines in good faith, after taking into account the advice of OPNET’s independent financial advisor and the advice of OPNET’s outside legal counsel, that the failure to make an adverse recommendation change and the failure to take action pursuant to its termination right related to a superior offer contained in the merger agreement would still be inconsistent with the fiduciary duties of OPNET’s board of directors under applicable Delaware law in light of such superior offer (taking into account any changes to the terms of the merger agreement proposed by Riverbed as a result of the negotiations required by the merger agreement or otherwise); and

•	OPNET pays a termination fee of $37,500,000 to Riverbed, as described below under “The Merger Agreement—Termination of the Merger Agreement—Termination Fee” beginning on page 109.

In addition, OPNET’s board of directors may, at any time prior to completion of the Offer, make an adverse recommendation change if:

•

after the date of the merger agreement a material event, material development or material change in circumstances occurs that does not relate to any acquisition proposal and that was unknown by OPNET’s board of directors on the date of the merger agreement (or if known, the consequences of which were not known to or reasonably foreseeable by OPNET’s board of directors on the date of the merger agreement), which event, development or change in circumstance, or any material consequences thereof, becomes known to OPNET’s board of directors prior to the consummation of the Offer (any such material event, material development or material change in circumstances unrelated to an acquisition proposal being referred to as an “intervening event”);

•	no director had knowledge, as of the date of the merger agreement, that such intervening event was reasonably likely to occur or arise after the date of the merger agreement;

•

OPNET provides Riverbed, at least two days prior to any meeting of OPNET’s board of directors at which such board of directors will consider and determine whether such intervening event may require OPNET to make an adverse recommendation change, with a written notice specifying the date and time of such meeting, the reasons for holding such meeting and a reasonably detailed description of such intervening event;

•

OPNET’s board of directors determines in good faith, after having taken into account the advice of OPNET’s independent financial advisor and the advice of OPNET’s outside legal counsel, that, in light of such intervening event, failure to make an adverse recommendation change would be inconsistent with the fiduciary duties of OPNET’s board of directors under applicable Delaware law;

•

no adverse recommendation change has been made for five (5) business days after receipt by Riverbed of a written notice from OPNET confirming that OPNET’s board of directors has determined that the failure to make such an adverse recommendation change in light of such intervening event would be inconsistent with its fiduciary duties under applicable Delaware law;

•

during such five (5) business day notice period, OPNET engages (to the extent requested by Riverbed) in good faith negotiations with Riverbed to amend the merger agreement in such a manner that failure to make an adverse recommendation change as a result of such intervening event would no longer be inconsistent with the fiduciary duties of OPNET’s board of directors; and

•

at the time of any adverse recommendation change, OPNET’s board of directors determines in good faith, after taking into account the advice of OPNET’s independent financial advisor and the advice of OPNET’s outside legal counsel, that the failure to make an adverse recommendation change would still be inconsistent with the fiduciary duties of OPNET’s board of directors under applicable Delaware law in light of such intervening event (taking into account any changes to the terms of the merger agreement proposed by Riverbed as a result of the negotiations required by the merger agreement or otherwise).

Termination of the Merger Agreement (Page 107)

The merger agreement may be terminated at any time prior to the effective time by mutual written consent of Riverbed and OPNET.

The merger agreement may be terminated at any time prior to the effective time by either Riverbed or OPNET by giving notice to the non-terminating party, subject to certain conditions:

•	if any court or governmental body of competent jurisdiction has issued a final and non-appealable order, decree or ruling or has taken any other action, having the effect of:

•	permanently restraining, enjoining or otherwise prohibiting: (a) the acquisition or acceptance for payment of, or payment for, shares of OPNET common stock pursuant to the Offer; or (b) the Merger; or

•	making the acquisition of or payment for shares of OPNET common stock pursuant to the Offer, or the consummation of the Merger, illegal,

and the issuance of such order, decree or ruling or the taking of such action is not attributable to the terminating party’s failure to perform any of its pre-closing covenants in the merger agreement;

•

if the Offer has expired or been terminated in accordance with the terms of the merger agreement without the minimum tender condition having been satisfied and the other conditions to the Offer having been satisfied or waived in writing by Riverbed; or

•	if the consummation of the Offer has not occurred on or prior to the Outside Date.

Riverbed may terminate the merger agreement at any time prior to the consummation of the Offer, subject to certain conditions:

•

if OPNET’s representations and warranties set forth in the merger agreement have become inaccurate as of a date subsequent to October 28, 2012 (as if made on such subsequent date) or OPNET fails to comply with or perform its covenants or agreements set forth in the merger agreement such that either of the conditions to the Offer relating to OPNET’s representations and warranties or covenants and agreements, as applicable, would not be satisfied and either:

•	such breach is not capable of cure by the earlier of 30 days or the Outside Date;

•	such breach is curable within the specified time-period, but OPNET does not continuously exercise commercially reasonable efforts to cure such breach; or

•	such breach is curable within the specified time-period, but the specified time-period has expired,

and, at such time, Riverbed is not in material breach of any of its representations, warranties, covenants or agreements under the merger agreement; or

•	within 15 business days after (but in any event prior to the consummation of the Offer) the occurrence of a “triggering event” (as described immediately below),

Any of the following constitutes a “triggering event:”

•	OPNET’s board of directors, or any of its committees makes an adverse recommendation change;

•	OPNET fails to include its unanimous recommendation for the Offer and the Merger in the Schedule 14D-9 to be filed by OPNET;

•

OPNET’s board of directors fails to reaffirm unanimously and publicly its recommendation for the Offer and the Merger within five (5) business days after Riverbed requests such reaffirmation and following the disclosure, announcement, commencement, submission or receipt of an acquisition proposal;

•

a tender or exchange offer for 15% or more of OPNET’s common stock has been commenced and, within 10 business days of such commencement, OPNET has not filed a Schedule 14D-9 disclosing that OPNET recommends rejection of such tender or exchange offer and reaffirming its recommendation of the merger agreement, the Offer and the Merger;

•

OPNET or any of its representatives have breached any of the provisions of the merger agreement that relate to OPNET’s restrictions on soliciting acquisition inquiries or acquisition proposals or making adverse recommendation changes in any material respect and such breach results in an acquisition proposal being announced, submitted or made; or

•	either Alain J. Cohen or Marc A. Cohen has materially breached the tender and support agreement applicable to him;

provided, that Riverbed must exercise its termination right with respect to this paragraph within fifteen (15) business days after such event shall have occurred.

OPNET may terminate the merger agreement at any time prior to the consummation of the Offer, subject to certain conditions, if:

•

OPNET is in compliance with the non-solicitation provisions of the merger agreement and, in order to accept a superior offer and enter into a binding, written, definitive agreement providing for the consummation of the transactions contemplated by such superior offer, which we refer to as a “specified definitive acquisition agreement:”

•	OPNET’s board of directors authorizes OPNET, subject to complying with the terms of the merger agreement, to enter into a specified definitive acquisition agreement;

•	immediately prior to or substantially concurrently with the termination of the merger agreement, OPNET enters into a specified definitive acquisition agreement with respect to such superior offer; and

•	OPNET immediately prior to or concurrently with such termination, pays to Riverbed a termination fee of $37,500,000; or

•	Riverbed’s representations and warranties set forth in the merger agreement have become inaccurate as of a date subsequent to October 28, 2012 (as if made on such subsequent date) or Riverbed fails to comply with or perform its covenants or agreements set forth in the merger agreement and, in each case, such breach or failure materially impairs or delays Riverbed’s or Acquisition Sub’s ability to purchase validly tendered (and not properly withdrawn) shares of OPNET common stock and either:

•	such breach is not capable of cure by the earlier of 30 days or the Outside Date;

•	such breach is curable within the specified time-period, but Riverbed does not continuously exercise commercially reasonable efforts to cure such breach; or

•	such breach is curable within the specified time-period, but the specified time-period has expired,

and, at such time, OPNET is not in material breach of any of its representations, warranties, covenants or agreements under the merger agreement.

Termination Fee (Page 109)

In the event of a termination of the merger agreement by either Riverbed or OPNET under specified circumstances, including with respect to acceptance of a superior offer by OPNET, OPNET will be required to pay Riverbed a termination fee of $37,500,000.

Reverse Termination Fee (Page 110)

In the event of a termination of the merger agreement by either Riverbed or OPNET under specified circumstances with respect to the failure of Riverbed to receive the financing by the Outside Date, Riverbed will be required to pay OPNET a termination fee of $25,000,000.

OPNET Board of Directors (Page 92)

The merger agreement provides that, upon acceptance for exchange of shares of OPNET common stock in the Offer, we will be entitled to designate a number of directors of OPNET, rounded up to the next whole number, equal to the product of the total number of directors on OPNET’s board of directors (determined after giving effect to the election of additional directors by Riverbed) and the percentage of the aggregate number of shares of OPNET common stock beneficially owned by us to the total number of shares of OPNET common stock outstanding. This enables us to control the OPNET board of directors after completion of the Offer.

Source and Amount of Funds (Page 80)

As described in this prospectus, the Offer is subject to a funding condition, which means we must receive financing sufficient to permit us to purchase shares of OPNET common stock pursuant to the Offer and the Merger before we are obligated to accept the shares of OPNET common stock tendered pursuant to the Offer. We estimate that the total amount of funds necessary to purchase all of the shares of OPNET common stock in the Offer or the Merger and to complete the related transactions, including the payment of fees and expenses in connection with the Offer and the Merger, will be approximately $854,000,000. We expect that this amount will be funded in part by debt financing provided pursuant to the amended and restated commitment letter (the “debt commitment letter”), dated November 9, 2012, among Riverbed, Morgan Stanley Senior Funding, Inc. (“Morgan Stanley”), Goldman Sachs Bank USA (“Goldman Sachs”), Merrill Lynch, Pierce, Fenner & Smith Incorporated and Bank of America, N.A. (“Bank of America” and, together with Morgan Stanley and Goldman Sachs, the “financing sources”) pursuant to which the financing sources have committed to lend to Riverbed $500,000,000 in senior secured term loans (less the aggregate amount of net proceeds from the issuance of, at Riverbed’s election, alternative term loans or other financing in lieu of the financing to be provided under the debt commitment letter prior to, or concurrently with, the initial acceptance of OPNET common stock in the Offer) subject to certain limitations as described in “Source and Amount of Funds” on page 80. The debt commitment letter amended and restated that certain commitment letter, dated October 28, 2012, among Riverbed, Morgan Stanley and Goldman Sachs. The aggregate proceeds to be disbursed pursuant to the agreements contemplated by the debt financing, together with cash on hand and other funds available to Riverbed, will be sufficient for Acquisition Sub to purchase the shares of OPNET common stock pursuant to the Offer and the Merger. However, Riverbed’s receipt of the proceeds contemplated by the debt financing arrangements is subject to the satisfaction of the conditions set forth in the debt commitment letter pursuant to which the debt financing will be provided (as described in “Source and Amount of Funds” on page 80). We will only be able to complete the Offer if Riverbed receives the financing contemplated by the debt commitment letter (or any alternative financing obtained in accordance with the terms of the merger agreement on comparable terms or terms not materially less favorable).

Regulatory Approvals (Page 83)

We and OPNET have agreed pursuant to the merger agreement to use reasonable efforts to take, or cause to be taken, all actions are required to obtain necessary regulatory approvals with respect to the Offer and the Merger. Under the HSR Act, and the related rules, the Offer and the Merger may not be completed until we and OPNET notify and furnish information to the Federal Trade Commission and the Antitrust Division of the United States Department of Justice and specified waiting period requirements have been satisfied.

Other than clearance under the U.S. antitrust laws applicable to the Offer and the Merger that are described above, the SEC declaring the effectiveness of the registration statement of which this prospectus is a part and the filing of certificates of merger under the DGCL with respect to the Merger, we do not believe that any additional material governmental filings are required with respect to the Offer and the Merger.

Certain Effects of the Offer (Page 85)

Accounting Treatment (Page 86)

Riverbed will account for the acquisition of OPNET common stock under the acquisition method of accounting for business combinations.

Ownership of Riverbed After the Offer and Merger (Page 66)

Riverbed estimates that, if all shares of OPNET common stock are exchanged pursuant to the Offer and the Merger, former OPNET stockholders would own, in the aggregate, approximately 3.7% of the outstanding shares of Riverbed common stock. For a detailed discussion of the assumptions on which this estimate is based and the number of shares of OPNET common stock and Riverbed common stock outstanding as of October 28, 2012, please see “The Offer—Exchange of Shares of OPNET Common Stock” on page 65 of this prospectus.

Interests of Certain Persons in the Offer and the Merger (Page 88)

OPNET executive officers and directors have interests in the Offer and the Merger that are different from, or are in addition to, those of other stockholders, which are set forth in the Solicitation/Recommendation Statement on Schedule 14D-9 that is being mailed to OPNET stockholders together with this prospectus. These interests include:

•	the treatment of certain restricted stock awards and stock options issued to OPNET executive officers and directors;

•	agreements between Riverbed and OPNET’s executive officers regarding their employment by Riverbed after the Merger; and

•	the indemnification of executive officers and directors of OPNET against certain liabilities.

In addition, Marc A. Cohen, OPNET’s Chairman of the Board and Chief Executive Officer, and Alain J. Cohen, OPNET’s President and Chief Technology Officer, have each entered into a tender and support agreement with Riverbed, pursuant to which such individuals are required to tender and, except as described therein, not withdraw shares of OPNET common stock owned by them. See “Other Agreements Related to the Transaction—Tender and Support Agreements” on page 111 of this prospectus.

The boards of directors of OPNET and Riverbed were aware of these interests and considered them, among other matters, when they approved the Offer, the Merger and the merger agreement.

As of the date of this prospectus, Riverbed does not beneficially own any shares of OPNET common stock.

Comparison of Rights of Holders of Riverbed Common Stock and OPNET Common Stock (Page 115)

Riverbed and OPNET are both organized under the laws of the state of Delaware. As a result of the Offer and the Merger, OPNET’s stockholders will become stockholders of Riverbed, and rights as stockholders will be governed by Riverbed’s certificate of incorporation and bylaws. There are differences between the certificate of incorporation and bylaws of OPNET, on the one hand, and the certificate of incorporation and bylaws of Riverbed, on the other hand. See “Comparison of Rights of Holders of Riverbed Common Stock and OPNET Common Stock” beginning on page 115 of this prospectus.

The Companies (Page 114)

Riverbed Technology, Inc.

199 Fremont Street

San Francisco, CA 94105

(415) 247-8800

www.riverbed.com

We develop and market innovative and comprehensive solutions to the fundamental problems associated with IT performance across the global enterprise. Our flagship product is focused on addressing performance across wide area networks (WANs). Historically, computing across WANs has been plagued by poor performance, IT complexity and high cost. Our IT performance products allow organizations ranging from globally connected enterprises, government agencies and regional companies to understand the total performance picture; to optimize the yield from their WAN, storage infrastructure and applications; and to consolidate their IT infrastructure in the private cloud, public cloud and at the branch office. Our complete family of performance products includes solutions for branch offices, mobile workers, private data centers, private clouds and cloud computing. We were incorporated in Delaware in May 2002.

Riverbed’s common stock is currently quoted on NASDAQ (symbol: “RVBD”) since its initial public offering on September 20, 2006, first on the NASDAQ Global Market and, since January 1, 2008, on the NASDAQ Global Select Market.

Octagon Acquisition Corp.

c/o Riverbed Technology, Inc.

199 Fremont Street

San Francisco, CA 94105

(415) 247-8800

Acquisition Sub is a wholly-owned subsidiary of Riverbed and was incorporated in Delaware on October 24, 2012. Acquisition Sub has not engaged in any operations and exists solely to make the Offer and otherwise facilitate the transaction. Therefore, although Acquisition Sub is technically making the Offer and is a party to the Merger, when the transaction is discussed in this prospectus, it generally refers only to Riverbed.

OPNET Technologies, Inc.

7255 Woodmont Avenue

Bethesda, MD 20814

(240) 497-3000

www.opnet.com

OPNET is a provider of application and network performance management solutions. OPNET’s software products address application performance management, or APM; network performance management; network engineering, operations, and planning; and network research and development. OPNET’s customers include corporate enterprises, government and defense agencies, network service providers, and network equipment manufacturers. OPNET’s software products and related services are designed to help its customers make better use of resources, reduce operational problems and improve competitiveness. OPNET was incorporated in Delaware in November 1988. OPNET’s common stock is currently quoted on NASDAQ Stock Market (symbol: “OPNT”).

Comparative Per Share Market Price and Dividend Information (Page 23)

On October 26, 2012, the last trading day preceding public announcement of the entry into the merger agreement, Riverbed common stock closed at $22.62 per share and OPNET common stock closed at $32.10 per share. On November 8, 2012, the last trading day prior to the printing of this prospectus for which this information was publicly available, Riverbed common stock closed at $17.50 per share and OPNET common stock closed at $41.50 per share.

Riverbed has not paid any dividends in the prior two fiscal years and does not anticipate paying any cash dividends on its common stock in the foreseeable future.

Questions about the Offer and the Merger

If you have any questions about the Offer or the Merger or if you need additional copies of this prospectus, you should contact our information agent, MacKenzie Partners, Inc.:

MacKenzie Partners, Inc.

105 Madison Avenue

New York, New York 10016

(212) 929-5500 (Call Collect)

1 (800) 322-2885 (Call Toll-Free)

Email: tenderoffer@mackenziepartners.com

SUMMARY SELECTED HISTORICAL FINANCIAL DATA

Riverbed Summary Selected Historical Consolidated Financial Data

The following table sets forth certain consolidated financial data of Riverbed. The consolidated statements of operations data for the years ended December 31, 2011, 2010 and 2009, and the selected consolidated balance sheet data as of December 31, 2011 and 2010 are derived from, and are qualified by reference to, the audited consolidated financial statements included in Riverbed’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which is incorporated by reference into this prospectus. The consolidated statements of operations data for the years ended December 31, 2008 and 2007, and the consolidated balance sheet data as of December 31, 2009, 2008 and 2007 are derived from audited consolidated financial statements, which are not incorporated by reference into this prospectus. Riverbed’s consolidated financial statement data set forth below as of and for the nine months ended September 30, 2012 and 2011 are derived from Riverbed’s unaudited financial statements included in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, which is incorporated by reference into this prospectus. Riverbed adopted ASU 2011-05, Comprehensive Income (Topic 220)—Presentation of Comprehensive Income, in its first quarter of fiscal 2012 with no significant impact on its consolidated financial statements. The statement of comprehensive income is included to reflect the impact on its previously issued financial statements for the years ended December 31, 2011, 2010, 2009, 2008 and 2007. You should read this summary selected financial data together with Riverbed’s “Management Discussion and Analysis of Financial Condition and Results of Operations” and Riverbed’s historical consolidated financial statements and notes thereto. The historical results are not necessarily indicative of results to be expected in the future.

	Nine Months Ended September 30,		Year Ended December 31,
	2012	2011	2011	2010	2009	2008	2007
	(in thousands, except per share amounts)
Consolidated Statement of Operations Data:
Revenue:
Product	$391,008	$361,073	$501,376	$380,277	$267,885	$252,929	$196,622
Support and services	208,470	162,568	225,100	171,612	126,261	80,420	39,784
Total revenue	599,478	523,641	726,476	551,889	394,146	333,349	236,406
Cost of revenue:
Cost of product	89,412	74,386	105,150	81,998	61,052	60,439	51,068
Cost of support and services	57,112	49,633	68,925	50,750	37,916	28,175	14,856
Total cost of revenue	146,524	124,019	174,075	132,748	98,968	88,614	65,924
Gross profit	452,954	399,622	552,401	419,141	295,178	244,735	170,482
Operating expenses
Sales and marketing	233,115	195,029	272,635	225,052	177,487	140,653	95,652
Research and development	106,052	89,250	122,964	87,117	69,164	58,658	39,696
General and administrative	44,010	43,949	59,699	47,382	38,080	38,669	24,834
Other charges	—	—	—	—	—	11,000	—
Acquisition-related costs	(12,505)	4,124	5,211	3,343	104	—	—
Total operating expenses	370,672	332,352	460,509	362,894	284,835	248,980	160,182
Operating income (loss)	82,282	67,270	91,892	56,247	10,343	(4,245)	10,300
Total other income (expense), net	(1,241)	688	154	724	1,042	6,514	9,733
Income before income taxes	81,041	67,958	92,046	56,971	11,385	2,269	20,033
Provision (benefit) for income taxes	31,228	24,305	28,239	22,813	4,300	(8,332)	5,235
Net income	$49,813	$43,653	$63,807	$34,158	$7,085	$10,601	$14,798
Net income per share:
Basic	$0.32	$0.28	$0.41	$0.24	$0.05	$0.07	$0.11
Diluted	$0.30	$0.26	$0.38	$0.22	$0.05	$0.07	$0.10
Shares used in computing net income per common share:
Basic	156,313	153,981	154,411	145,012	138,400	141,514	136,040
Diluted	164,880	166,920	166,900	155,999	143,080	146,534	146,488

	As of September 30,		As of December 31,
	2012	2011	2011	2010	2009	2008	2007
	(in thousands)
Consolidated Balance Sheet Data:
Cash and cash equivalents	$279,281	$153,856	$215,476	$165,726	$67,749	$95,378	$162,979
Short and long-term investments	$390,823	$405,404	$377,887	$335,414	$257,938	$172,398	$83,103
Working capital	$434,216	$376,660	$350,856	$374,898	$281,965	$254,079	$243,640
Total assets	$1,115,383	$979,686	$1,031,199	$736,081	$505,279	$398,517	$337,602
Common stock and additional paid-in-capital	$613,889	$633,028	$631,921	$518,052	$367,236	$315,882	$292,200
Stockholders’ equity	$745,387	$692,295	$711,064	$537,420	$352,307	$293,829	$259,718

	Nine Months Ended September 30,		Year Ended December 31,
	2012	2011	2011	2010	2009	2008	2007
	(in thousands)
Statement of Comprehensive Income:
Net income	$49,813	$43,653	$63,807	$34,158	$7,085	$10,601	$14,798
Foreign currency translation adjustments	$2,463	$(3,676)	$(3,990)	$111	$497	$(476)	$84
Change in unrealized gain (loss) on marketable securities, net	$37	$(78)	$(42)	$28	$(458)	$304	$(15)
Derivative instruments gain, net of tax	$42	$—	$—	$—	$—	$—	$—
Comprehensive net income	$52,355	$39,899	$59,775	$34,297	$7,124	$10,429	$14,867

OPNET Summary Selected Historical Consolidated Financial Data

The following table sets forth certain consolidated financial data of OPNET. The selected consolidated statement of operations data for the years ended March 31, 2012, 2011, and 2010, and the selected consolidated balance sheet data as of March 31, 2012 and 2011 were derived from the consolidated financial statements included in OPNET’s Annual Report on Form 10-K for the year ended March 31, 2012, which is incorporated by reference into this prospectus. The selected consolidated statement of operations data for the years ended March 31, 2009 and 2008 and the selected consolidated balance sheet data as of March 31, 2010, 2009 and 2008 are derived from OPNET’s audited consolidated financial statements, which are not incorporated by reference into this prospectus. The consolidated financial statement data as of and for the six months ended September 30, 2012 and 2011 are derived from OPNET’s unaudited financial statements included in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, which is incorporated by reference into this prospectus. OPNET adopted ASU 2011-05, Comprehensive Income (Topic 220)—Presentation of Comprehensive Income, in its first quarter of fiscal 2013 with no significant impact on its consolidated financial statements. The statement of comprehensive income is included to reflect the impact on OPNET’s previously issued financial statements for the years ended March 31, 2012, 2011, 2010, 2009 and 2008. You should read this summary selected financial data together with OPNET’s “Management Discussion and Analysis of Financial Condition and Results of Operations” and OPNET’s historical consolidated financial statements and notes thereto. The historical results are not necessarily indicative of results to be expected in the future.

	Six Months Ended September 30,		Year Ended March 31,
	2012	2011	2012	2011	2010	2009	2008
	(in thousands, except per share amounts)
Consolidated Statement of Operations Data:
Revenue:
Product	$42,115	$40,028	$85,820	$72,392	$52,252	$51,211	$38,838
Product updates, technical support and services	35,004	30,105	62,299	53,392	47,264	43,067	34,787
Professional services	13,972	12,035	24,599	22,202	26,831	28,601	27,721
Total revenue	91,091	82,168	172,718	147,986	126,347	122,879	101,346
Cost of revenue:
Cost of product	6,734	6,399	14,177	9,293	5,983	3,536	1,035
Product updates, technical support and services	3,311	2,827	5,922	5,260	4,859	4,665	4,514
Professional services	9,360	7,617	16,407	16,183	19,328	20,911	19,154
Amortization of acquired technology	1,418	1,076	2,159	2,050	1,835	2,172	1,486
Total cost of revenue	20,823	17,919	38,665	32,786	32,005	31,284	26,189
Gross profit	70,268	64,249	134,053	115,200	94,342	91,595	75,157
Operating expenses
Research and development	21,346	18,330	37,781	34,718	32,043	30,791	27,471
Sales and marketing	29,458	26,070	55,413	48,733	43,181	42,533	39,357
General and administrative	7,179	6,293	12,948	12,947	11,011	11,857	11,747
Total operating expenses	57,983	50,693	106,142	96,398	86,235	85,181	78,575
Operating income (loss )	12,285	13,556	27,911	18,802	8,107	6,414	(3,418)
Total other income (expense), net	44	(59)	(87)	(151)	(70)	1,246	3,579
Income before income taxes	12,329	13,497	27,824	18,651	8,037	7,660	161
Provision (benefit) for income taxes	4,681	4,522	9,491	6,250	2,214	2,928	(372)
Net income	$7,648	$8,975	$18,333	$12,401	$5,823	$4,732	$533
Net income per share:
Basic	$0.33	$0.40	$0.81	$0.57	$0.28	$0.23	$0.03
Diluted	$0.33	$0.39	$0.80	$0.55	$0.28	$0.23	$0.03

	Six Months Ended September 30,		Year Ended March 31,
	2012	2011	2012	2011	2010	2009	2008
	(in thousands)
Shares used in computing net income per common share:
Basic	22,258	22,149	22,220	21,429	20,529	20,296	20,342
Diluted	22,843	22,646	22,675	22,130	20,790	20,533	20,596

	As of September 30,		As of March 31,
	2012	2011	2012	2011	2010	2009	2008
	(in thousands, except per share amounts)
Consolidated Balance Sheet Data:
Cash and cash equivalents and marketable securities	$94,598	$111,358	$111,332	$114,728	$104,681	$91,989	$85,829
Total assets	$204,812	$196,644	$198,265	$191,823	$178,352	$166,064	$153,538
Dividends declared per common share	$0.30	$0.24	$1.33	$1.15	$0.36	—	—
Stockholders’ equity	$127,295	$133,157	$119,994	$124,823	$118,676	$116,505	$110,645

	Six Months Ended September 30,		Year Ended March 31,
	2012	2011	2012	2011	2010	2009	2008
	(in thousands)
Statement of Comprehensive Income:
Net income	$7,648	$8,975	$18,333	$12,401	$5,823	$4,732	$533
Foreign currency translation adjustments	$(256)	$(225)	$(335)	$346	$172	$(1,712)	$147
Change in unrealized gain (loss) on marketable securities, net	$7	$4	$(11)	$4	$—	$381	$(381)
Comprehensive net income	$7,399	$8,754	$17,987	$12,751	$5,995	$3,401	$299

SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL

INFORMATION OF RIVERBED AND OPNET

The following table presents selected unaudited pro forma combined financial information about Riverbed’s consolidated balance sheet and statements of operations, after giving effect to the Offer, the Merger and the debt incurrence. The information under “Summary Unaudited Pro Forma Condensed Combined Statement of Operations Data” in the table below assumes the Offer, the Merger and the debt incurrence had been consummated as of the beginning of the periods presented. The information under “Summary Unaudited Pro Forma Condensed Combined Balance Sheet Data” in the table below assumes the Offer, the Merger and the debt incurrence have been consummated on September 30, 2012. This unaudited pro forma combined financial information was prepared using the acquisition method of accounting with Riverbed considered the acquiror of OPNET. See “Certain Effects of the Offer—Accounting Treatment” on page 86.

The unaudited pro forma combined financial information includes adjustments which are preliminary and may be revised. There can be no assurance that such revisions will not result in material changes. The information presented below should be read in conjunction with the historical consolidated financial statements of Riverbed and OPNET, including the related notes, filed by each of them with the SEC, and with the pro forma condensed combined financial statements of Riverbed and OPNET, including the related notes, appearing elsewhere in this prospectus. See “Unaudited Pro Forma Condensed Combined Financial Statements” beginning on page F-1 of this prospectus. The unaudited pro forma condensed combined financial data are not necessarily indicative of results that actually would have occurred or that may occur in the future had the Offer and the Merger been completed on the dates indicated.

Summary Unaudited Pro Forma Condensed Combined Statement of Operations Data:

	Nine Months Ended September 30, 2012	Year Ended December 31, 2011
	(in thousands, except per share data)
Revenue	$719,090	$877,804
Gross profit	$517,460	$632,660
Operating income	$27,739	$20,981
Net income	$5,882	$7,236
Net income per share:
Basic	$0.04	$0.04
Diluted	$0.03	$0.04

Summary Unaudited Pro Forma Condensed Combined Balance Sheet Data:

September 30, 2012
(in thousands)
Working capital	$155,482
Total assets	$1,924,095
Total long-term liabilities	$733,531

UNAUDITED COMPARATIVE PER COMMON SHARE DATA

Set forth below are the Riverbed and OPNET historical and pro forma amounts per share of common stock for basic and diluted net income and book value. For purposes of the pro forma share amounts, we have calculated the acquisition consideration utilizing the number of shares of OPNET common stock and stock options outstanding at October 26, 2012. For a discussion of the assumptions and adjustments made in preparing the unaudited pro forma condensed combined financial statements, see “Unaudited Pro Forma Condensed Combined Financial Statements,” beginning on page F-1 of this prospectus. The unaudited pro forma comparative per common share data is based on the historical financial statements of Riverbed and OPNET, which are incorporated by reference into this prospectus, and has been prepared to reflect the Offer and the Merger as if they had been completed as of the dates indicated, and the planned incurrence of $500,000,000 of term debt prior to the date of acquisition, which we refer to as the “debt incurrence,” and the assumptions, reclassifications, and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

Riverbed and OPNET have different fiscal year ends. The pro forma amounts per share of common stock for basic and diluted net income for the year ended December 31, 2011 are based on the historical financial statements of Riverbed for the year then ended and OPNET for the year ended March 31, 2012.

The historical results of OPNET for the nine months ended September 30, 2012 were derived by taking the historical results of operations of OPNET for the year ended March 31, 2012, subtracting OPNET’s historical results of operations for the nine months ended December 31, 2011 and adding OPNET’s historical results of operations for the six months ended September 30, 2012. The historical results of operations for OPNET for the three months ended March 31, 2012 have been included in both the results for the year ended March 31, 2012 and the nine months ended September 30, 2012.

The pro forma amounts per share of common stock for basic and diluted net income for the nine months ended September 30, 2012, and for the year ended December 31, 2011 have been prepared as if the Offer, the Merger and the debt incurrence had occurred on January 1, 2012 and January 1, 2011, respectively, and were carried forward through each of the aforementioned periods presented, and taking into account the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

The combined pro forma per share book value as of September 30, 2012 reflects the Offer, the Merger and the debt incurrence as if they had been consummated on September 30, 2012.

The pro forma information below is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the above referenced transactions had been completed as of the beginning of the periods presented or on the dates presented nor is it necessarily indicative of the future operating results or financial position of the combined company. The financial results may have been different had the companies always been combined. The business of Riverbed and OPNET may have performed differently had the Offer, the Merger and the debt incurrence occurred prior to the period presented. In addition, since the unaudited pro forma condensed combined financial data have been prepared based on preliminary estimates of acquisition consideration and fair values of assets acquired and liabilities assumed, the actual amounts recorded may differ materially from the information presented. You should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been combined or of the future results of the combined company. This pro forma information is subject to risks and uncertainties, including those discussed under “Risk Factors” beginning on page 25 of this prospectus.

The historical book value per share is computed by dividing total stockholders’ equity by the number of shares of common stock outstanding at the end of the period. The pro forma net income per common share of the combined company is computed by dividing the pro forma total net income of the combined company by the pro forma weighted-average number of shares of common stock of the combined company outstanding over the period. The pro forma combined book value per share is computed by dividing total pro forma stockholders’ equity of the combined company by the pro forma number of shares of common stock of the combined company outstanding at the end of the period. OPNET equivalent pro forma combined per share amounts are calculated by multiplying the pro forma combined per share amounts by 0.2774, the fraction of a share of Riverbed common stock that will be exchanged for each share of OPNET common stock in the Offer and the Merger. The OPNET equivalent per share amounts do not include the benefits of the cash portion of the offer consideration.

	Historical
	Riverbed Technology, Inc.	OPNET Technologies, Inc.	Unaudited Riverbed Pro forma Combined	Unaudited OPNET Pro forma Equivalents
Year Ended December 31, 2011:
Net Income per common share:
Basic	$0.41	$0.81	$0.04	$0.01
Diluted	$0.38	$0.80	$0.04	$0.01

Nine Months Ended September 30, 2012:
Net Income per common share:
Basic	$0.32	$0.52	$0.04	$0.01
Diluted	$0.30	$0.51	$0.03	$0.01

Book value per share as of September 30, 2012:	$4.84	$5.49	$5.46	$1.51

COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION

Riverbed common stock is traded on the NASDAQ Global Select Market under the symbol “RVBD.” OPNET common stock is traded on the NASDAQ Stock Market under the symbol “OPNT.” The following table sets forth, for the periods indicated, the high and low reported closing sale prices per share of Riverbed common stock and OPNET common stock as quoted on NASDAQ.

Riverbed and OPNET have different fiscal years as discussed above in “Selected Unaudited Pro Forma Condensed Combined Financial Data.” Riverbed’s fiscal year end is December 31 and OPNET’s fiscal year ends on March 31.

Riverbed Technology, Inc. Common Stock

	Price Range of Common Stock
	High	Low
Fiscal Year 2010
First Quarter (ended March 31, 2010)	$14.78	$11.08
Second Quarter (ended June 30, 2010)	$16.36	$12.56
Third Quarter (ended September 30, 2010)	$23.48	$13.21
Fourth Quarter (ended December 31, 2010)	$37.94	$20.67
Fiscal Year 2011
First Quarter (ended March 31, 2011)	$44.70	$31.42
Second Quarter (ended June 30, 2011)	$39.99	$30.69
Third Quarter (ended September 30, 2011)	$41.83	$19.72
Fourth Quarter (ended December 31, 2011)	$30.00	$18.33
Fiscal Year 2012
First Quarter (ended March 31, 2012)	$30.73	$22.93
Second Quarter (ended June 30, 2012)	$29.20	$14.90
Third Quarter (ended September 30, 2012)	$23.89	$13.30
Fourth Quarter (through November 8, 2012)	$24.23	$17.46

OPNET Technologies, Inc. Common Stock

	Price Range of Common Stock		Cash Dividend Per Share	Payment Date
	High	Low
Fiscal Year 2010
First Quarter (ended June 30, 2009)	$10.75	$6.92	$0.09	June 29, 2009
Second Quarter (ended September 30, 2009)	$11.56	$8.24	$0.09	September 29, 2009
Third Quarter (ended December 31, 2009)	$12.70	$10.01	$0.09	December 30, 2009
Fourth Quarter (ended March 31, 2010)	$16.20	$11.70	$0.09	March 30, 2010
Fiscal Year 2011
First Quarter (ended June 30, 2010)	$17.12	$14.46	$0.10	June 30, 2010
Second Quarter (ended September 30, 2010)	$19.60	$13.01	$0.10	September 29, 2010
Third Quarter (ended December 31, 2010)	$27.28	$16.80	$0.75	November 30, 2010
			$0.10	December 21, 2010
Fourth Quarter (ended March 31, 2011)	$39.00	$24.38	$0.10	March 30, 2011
Fiscal Year 2012
First Quarter (ended June 30, 2011)	$41.43	$35.76	$0.12	June 29, 2011
Second Quarter (ended September 30, 2011)	$41.14	$29.55	$0.12	September 29, 2011
Third Quarter (ended December 31, 2011)	$47.74	$33.40	$0.85	December 15, 2011
			$0.12	December 28, 2011
Fourth Quarter (ended March 31, 2012)	$38.22	$28.50	$0.12	March 28, 2012
Fiscal Year 2013
First Quarter (ended June 30, 2012)	$29.62	$22.08	$0.15	June 28, 2012
Second Quarter (ended September 30, 2012)	$34.95	$24.05	$0.15	September 26, 2012
Third Quarter (through November 8, 2012)	$42.70	$31.90	—	—

As of November 8, 2012, there were 45 holders of record of Riverbed common stock and 155 holders of record of OPNET common stock.

The above tables show only historical comparisons. These comparisons may not provide meaningful information to OPNET stockholders in determining whether to tender their shares in the Offer or to adopt the merger agreement. OPNET stockholders are urged to obtain current market quotations for Riverbed and OPNET common stock and to review carefully the other information contained in this prospectus or incorporated by reference into this prospectus in considering whether to tender their shares in the Offer. See the section entitled “Additional Information—Where You Can Find Additional Information” beginning on page 122 of this prospectus.

Riverbed’s Dividend Policy

Riverbed has not paid any dividends in the prior two fiscal years and does not anticipate paying any cash dividends on its common stock in the foreseeable future.

Comparative Market Value of Securities

The following table sets forth the closing price per share of Riverbed common stock and the closing price per share of OPNET common stock on October 26, 2012 (the last trading day preceding the public announcement of the entry into the merger agreement) and November 8, 2012 (the last trading day prior to the printing of this prospectus for which this information was publicly available). The table also presents the equivalent market value per share of OPNET common stock calculated by (i) multiplying the closing price for one share of Riverbed common stock by the exchange ratio of 0.2774 and (ii) adding the cash consideration per share of $36.55.

You are urged to obtain current market quotations for shares of Riverbed common stock and OPNET common stock before making a decision with respect to the Offer and the Merger. No assurance can be given as to the market prices of Riverbed common stock or OPNET common stock at the consummation of the Offer and the closing of the Merger. Because the offer consideration will not be adjusted for changes in the market price of Riverbed common stock, the market value of the shares of Riverbed common stock that holders of OPNET common stock will receive at the acceptance of the Offer and the effective time may vary significantly from the market value of the shares of Riverbed common stock that holders of OPNET common stock would have received if the Offer and the Merger were completed on the date of the merger agreement or on the date of this prospectus.

	Closing Price per Share
	October 26, 2012	November 8, 2012
Riverbed Common Stock	$22.62	$17.50
OPNET Common Stock	$32.10	$41.50
OPNET Common Stock—Equivalent Market Value	$42.82	$41.40

RISK FACTORS

The Offer and the Merger involve a high degree of risk. By participating in the Offer, OPNET stockholders will be choosing to invest in Riverbed common stock. An investment in Riverbed common stock also involves a high degree of risk. In addition to the other information contained in this prospectus, you should carefully consider the risks involved in the Offer and the Merger, including the following risk factors and those incorporated by reference into this prospectus, in deciding whether to tender your shares of OPNET common stock.

Risks Relating to the Offer and the Merger

The stock consideration to be offered in the Offer and the Merger is fixed and will not be adjusted. Because the market price of shares of Riverbed common stock may fluctuate, OPNET stockholders cannot be sure of the market value of the shares of Riverbed common stock that will be issued in connection with the Offer and the Merger.

Each outstanding share of OPNET common stock will be exchanged for the right to receive (i) $36.55 in cash, and (ii) 0.2774 of a share of Riverbed common stock, in each case, subject to adjustment for stock splits, stock dividends and similar events, as described herein, without interest thereon and subject to any required tax withholding, upon consummation of the Offer, and, if not tendered in the Offer, the Merger. The stock consideration is fixed and will not be adjusted for increases or decreases in the price of Riverbed common stock or OPNET common stock, except as a result of stock splits, stock dividends and similar events or otherwise pursuant to the merger agreement. If the price of Riverbed common stock declines (which may occur as the result of a number of reasons, many of which are out of our control, including as a result of the risks described in this section), OPNET stockholders will receive less value for their shares upon exchange of tendered shares in the Offer or consummation of the Merger than the value of the stock consideration calculated on the date the Offer was announced. Because the Offer and the Merger may not be completed until certain conditions have been satisfied or, where permissible, waived, a significant period of time may pass between the commencement of the Offer and the time that Riverbed accepts shares of OPNET common stock for exchange. Therefore, at the time you tender your shares pursuant to the Offer, you will not know the exact market value of the shares of Riverbed common stock that will be issued if Riverbed accepts such shares for exchange.

Please see the section entitled “Comparative Per Share Market Price and Dividend Information” on page 23 for the historical high and low sales prices per share of OPNET common stock, as well as cash dividends per share of OPNET common stock. OPNET stockholders are urged to obtain current market quotations for Riverbed and OPNET common stock when they consider whether to tender their shares of OPNET common stock pursuant to the Offer.

Even if the Offer is completed, full integration of OPNET’s operations with Riverbed may be delayed if Riverbed does not acquire at least 90% of the OPNET common stock outstanding pursuant to the Offer.

The Offer is subject to a condition that, before the expiration date of the Offer, there shall have been validly tendered and not properly withdrawn at least a majority of OPNET’s shares of common stock on a fully-diluted basis (which assumes conversion or exercise of all OPNET derivative securities regardless of the conversion or exercise price, the vesting schedule or other terms and conditions thereof). If Riverbed acquires one share more than 90% of the OPNET common stock outstanding, including pursuant to the exercise of the top-up option, the Merger will be able to be effected as a “short-form” merger under Delaware law. A “short-form” merger would enable Riverbed to complete the acquisition of OPNET without any action on the part of the other holders of OPNET’s common stock. If, on the other hand, after completion of the Offer, we beneficially own more than 50%, but less than 90%, of the outstanding shares of OPNET common stock, a meeting of OPNET stockholders or an action by written consent and the affirmative vote of at least a majority of the shares of OPNET common stock outstanding on the record date for such meeting will be needed to complete the Merger. Although this will not prevent the Merger from occurring, as Riverbed will hold a sufficient number of shares of OPNET common stock to ultimately approve the Merger without any action on the part of the other holders of OPNET’s common stock, it would delay Riverbed from completing the Merger and could delay the realization of some or all of the anticipated benefits from integrating OPNET’s operations with its operations.

If Riverbed is unable to obtain sufficient financing, the acquisition of OPNET by Riverbed will not be completed.

As described elsewhere in this prospectus, the Offer is subject to a funding condition, which means we must receive financing sufficient to permit us to purchase shares of OPNET common stock pursuant to the Offer and the Merger before we are obligated to accept the shares of OPNET common stock tendered pursuant to the Offer. We estimate that the total amount of funds necessary to purchase all of the shares of OPNET common stock in the Offer or the Merger and to complete the related transactions, including the payment of fees and expenses in connection with the Offer and the Merger, will be approximately $854,000,000. We expect that this amount will be funded in part by debt financing to be provided pursuant to the debt commitment letter, under which the financing sources have committed to lend to Riverbed $500,000,000 in senior secured term loans (less the aggregate amount of net proceeds from the issuance of, at Riverbed’s election, alternative term loans or other financing in lieu of the financing to be provided under the debt commitment letter prior to, or concurrently with, the initial acceptance of OPNET common stock in the Offer), subject to certain limitations as described in “Source and Amount of Funds” on page 80. The aggregate proceeds to be disbursed pursuant to the agreements contemplated by the debt financing, together with cash on hand and other funds available to Riverbed, will be sufficient for Acquisition Sub to purchase the shares of OPNET common stock pursuant to the Offer and the Merger. However, Riverbed’s receipt of the proceeds contemplated by the debt financing arrangements is subject to the satisfaction of the conditions set forth in the debt commitment letter pursuant to which the debt financing will be provided (as described in “Source and Amount of Funds” on page 80). We will only be able to complete the Offer if Riverbed receives the financing contemplated by the debt commitment letter (or any alternative financing obtained in accordance with the terms of the merger agreement on comparable terms or terms not materially less favorable). If the merger agreement is terminated because we do not receive sufficient financing to complete the Offer and the Merger prior to the Outside Date, we may be required to pay to OPNET a reverse termination fee of $25,000,000 under certain circumstances.

If the value of OPNET’s business, together with any synergies to be achieved from its combination with Riverbed, is less than the value of the cash and stock to be issued in connection with the Offer and the Merger, the price of Riverbed common stock could decrease.

It is possible that the price of the common stock of the combined company will decrease following consummation of the Offer and/or the Merger. To the extent that the price of the common stock declines as a result of the belief that the value of the cash and stock to be issued in connection with the Offer and the Merger, plus transaction costs, is greater than the value of OPNET’s business, together with any synergies to be achieved from its combination with Riverbed, the Offer and the Merger could have a dilutive effect on the value of the common stock held by Riverbed stockholders.

Uncertainty regarding the Offer and the Merger may cause customers, suppliers and channel partners to delay or defer decisions concerning Riverbed and OPNET and adversely affect each company’s business, financial condition and operating results.

The Offer and the Merger will occur only if stated conditions are met, many of which are outside the control of Riverbed and OPNET. In addition, both parties have rights to terminate the merger agreement under specified circumstances. Accordingly, there may be uncertainty regarding the completion of the Offer and the Merger. This uncertainty may cause customers and suppliers to delay or defer decisions concerning Riverbed or OPNET products, which could negatively affect their respective businesses. Customers and suppliers may also seek to change existing agreements with Riverbed or OPNET as a result of the Offer and the Merger. Any delay or deferral of those decisions or changes in existing agreements could adversely affect the respective businesses of Riverbed and OPNET, regardless of whether the Offer and the Merger are ultimately completed. Moreover, diversion of management focus and resources from the day-to-day operation of the business to matters relating to the Offer and the Merger could adversely affect each company’s business, regardless of whether the Offer and the Merger are completed.

Antitrust authorities may attempt to delay or prevent the consummation of the Offer and the Merger.

Completion of the Offer is conditioned upon the expiration or termination of the applicable waiting period (or any extension thereof) under the HSR Act and any foreign antitrust or competition-related legal requirements and no court or other governmental authority prohibiting the consummation of the Offer or the Merger. Each of Riverbed and OPNET filed a Pre-Merger Notification and Report Form under the HSR Act with the Federal Trade Commission (the “FTC”) and the Antitrust Division of the United States Department of Justice (the “DOJ”) in connection with the purchase of shares of OPNET common stock in the Offer and the Merger on October 31, 2012 and November 2, 2012, respectively. Accordingly, the required waiting period with respect to the Offer and the Merger is scheduled to expire at 11:59 p.m., New York City time, on or about November 30, 2012, unless earlier terminated by the FTC and the DOJ, or Riverbed or OPNET, as applicable, receives a request for additional information or documentary material prior to that time. Until the required governmental approvals pursuant to the HSR Act are obtained, we may not accept any shares of OPNET common stock that are tendered and not properly withdrawn pursuant to the terms of the Offer. OPNET stockholders should be aware that all required governmental approvals may not be timely obtained and could result in a significant delay in the consummation of the Offer or the Merger.

Lawsuits may be filed against OPNET, the members of its board of directors, Riverbed and Acquisition Sub challenging the proposed Offer and the Merger. An adverse ruling in any such lawsuit may delay or prevent the Offer from being consummated or delay or prevent the Merger from becoming effective, and may result in costs to Riverbed and OPNET.

OPNET stockholders, as plaintiffs, may initiate stockholder class action lawsuits seeking, among other things, to enjoin the Offer and the Merger. One of the conditions to the consummation of the Offer is no court or governmental entity has issued a judgment, order, injunction, rule or decree, or taken any other action binding upon or applicable to the parties which would make illegal, restrain, or prohibit the consummation of the transactions contemplated by the merger agreement.

OPNET has obligations under certain circumstances to hold harmless and indemnify each of the defendant directors against judgments, fines, settlements and expenses related to claims against such directors and otherwise to the fullest extent permitted under Delaware law and OPNET’s certificate of incorporation and bylaws. Such obligations may apply to any such stockholder class action lawsuits, if initiated. There can be no assurance that OPNET and the other defendants in these lawsuits will be successful in their defenses. An unfavorable outcome in any of the lawsuits could prevent or delay the consummation of the Offer and the Merger and result in substantial costs to OPNET or Riverbed or both.

Any delay or failure in the completion of the transaction with Riverbed could materially and adversely affect OPNET’s results of operations and OPNET’s stock price.

If the Offer is not consummated or the Merger is not completed for any reason:

•	OPNET will remain liable for significant transaction costs relating to the Offer and the Merger;

•

under specified circumstances, including with respect to OPNET accepting a superior offer, OPNET will be required to pay a termination fee to Riverbed of $37,500,000; see “The Merger Agreement—Termination of the Merger Agreement—Termination Fee” beginning on page 109 of this prospectus;

•

any operational investments that OPNET may delay due to the pending transaction would need to be made, potentially on an accelerated time frame, which could then prove costly and more difficult to implement; and

•	the market price of OPNET’s common stock may decline to the extent that the current market price reflects a market belief that the Offer and the Merger will be completed.

Additionally, the announcement of the pending Offer and Merger may lead to uncertainty for OPNET’s employees and its customers and suppliers. This uncertainty may mean:

•	the attention of OPNET’s management and employees may be diverted from day-to-day operations; and

•	OPNET’s ability to attract new employees and retain existing employees may be harmed by uncertainties associated with the Offer and the Merger.

The occurrence of any of these events individually or in combination could materially and adversely affect OPNET’s results of operations and stock price.

Consummation of the Offer may adversely affect the liquidity of the shares of OPNET common stock not tendered in the Offer.

If the Offer is completed but not all shares of OPNET common stock are tendered in the offer, the number of OPNET stockholders and the number of shares of OPNET common stock publicly held will be greatly reduced. As a result, the closing of the Offer could adversely affect the liquidity and market value of the remaining shares of OPNET common stock held by the public.

The merger agreement limits OPNET’s ability to pursue alternative transactions, and in certain instances requires payment of a termination fee, which could deter a third party from proposing an alternative transaction.

The merger agreement contains provisions that, subject to certain exceptions, limit OPNET’s ability to solicit, initiate or knowingly encourage, assist or facilitate the making, submission or announcement of an alternative transaction. See “The Merger Agreement—Covenants—Limited Solicitation of Acquisition Proposals” beginning on page 97 of this prospectus. In addition, under specified circumstances, OPNET is required to pay a termination fee of $37,500,000 as described above if the merger agreement is terminated. See “The Merger Agreement—Termination of the Merger Agreement—Termination Fee” beginning on page 109 of this prospectus.

It is possible that these or other provisions might discourage a potential competing acquiror that might have an interest in acquiring all or a significant part of OPNET from considering or proposing an acquisition or might result in a potential competing acquiror proposing to pay a lower per share price to acquire OPNET than it might otherwise have proposed to pay.

Executive officers and directors of OPNET have potential conflicts of interest in the transaction.

OPNET stockholders should be aware of potential conflicts of interest and the benefits available to OPNET’s executive officers and directors when considering the recommendation of the OPNET board of directors to participate in the Offer and, if required by applicable law, adopt the Merger. OPNET’s executive officers and directors have arrangements that may provide them with interests in the transaction that are different from, or in addition to, the interests of OPNET stockholders, including the treatment of certain restricted stock and stock option awards previously issued to them, agreements between Riverbed and OPNET’s executive officers regarding their employment by Riverbed after the Merger and the indemnification of directors and officers of OPNET against certain liabilities. These and other potentially conflicting interests are described in further detail in “Interests of Certain Persons in the Offer and the Merger—Interests of OPNET Executive Officers and Directors” beginning on page 88.

OPNET stockholders will have a reduced ownership and voting interest after the Merger.

After completion of the Merger, OPNET stockholders will own a significantly smaller percentage of the combined company and its voting stock than they currently own of OPNET. Following completion of the Merger, OPNET stockholders will own approximately 3.7% of the combined company based on the number of shares of Riverbed common stock and OPNET common outstanding as of October 28, 2012. Consequently, OPNET stockholders will not be able to exercise as much influence over the management and policies of the combined company as they currently exercise over OPNET.

Riverbed and OPNET will incur significant costs associated with the Offer and the Merger.

Riverbed and OPNET expect to incur significant costs associated with transaction fees, professional services and other costs related to the Offer and the Merger. Riverbed estimates that it will incur approximately $13.1 million in transaction costs related to the Offer and the Merger. OPNET estimates that OPNET will incur direct transaction costs of approximately $12.3 million in connection with the transactions, approximately $2.1 million of which is not contingent upon consummation of the transaction. Riverbed believes the combined entity may incur additional charges to operations, which are not currently reasonably estimable, in the quarter in which the Merger is completed or the following quarters, to reflect costs associated with integrating the two companies. There can be no assurance that the combined company will not incur additional material charges in subsequent quarters to reflect additional costs associated with the Merger and the integration of the two companies.

The unaudited pro forma financial information included in this document may not be indicative of what Riverbed’s actual financial position or results of operations would have been.

The unaudited pro forma financial information in this document is presented for illustrative purposes only and is not necessarily indicative of what Riverbed’s actual financial position or results of operations would have been had the Merger been completed on the dates indicated. The unaudited pro forma financial information reflects preliminary adjustments determined by Riverbed management to allocate the purchase price of OPNET’s net assets. Subsequent to the effective date of the Merger, or the “effective date,” Riverbed will retain a valuation professional to assist management with the determination of the fair value of select tangible and intangible assets. Based on this determination and as other information becomes available, there will be further refinements to the purchase price allocation. Accordingly, the final purchase accounting adjustments may differ materially from the pro forma adjustments reflected in this document. See “Unaudited Pro Forma Condensed Combined Financial Statements” beginning on page F-1 for more information.

Risks Relating to Riverbed and the Combined Company

The integration of the businesses and operations of Riverbed and OPNET involves risks, and the failure to integrate successfully the businesses and operations in the expected time frame may adversely affect the future results of the combined company.

The failure of the combined company to meet the challenges involved in integrating the operations of Riverbed and OPNET successfully or to otherwise realize any of the anticipated benefits of the Merger could harm the results of operations of the combined company. The ability of the combined company to realize the benefits of the Merger will depend in part on the timely integration of organizations, operations, procedures, policies and technologies, as well as the harmonization of differences in the business cultures of the two companies and retention of key personnel. The integration of the companies will be a complex, time-consuming and expensive process that, even with proper planning and implementation, could significantly disrupt the businesses of Riverbed and OPNET. The challenges involved in this integration include the following:

•	combining our respective product offerings;

•	preserving customer, supplier and other important relationships of both Riverbed and OPNET and resolving potential conflicts that may arise;

•	minimizing the diversion of management attention from ongoing business concerns;

•	addressing differences in the business cultures of Riverbed and OPNET to maintain employee morale and retain key employees; and

•	coordinating and combining geographically diverse operations, relationships and facilities, which may be subject to additional constraints imposed by distance and local laws and regulations.

The combined company may not successfully integrate the operations of Riverbed and OPNET in a timely manner, or at all. If Riverbed fails to manage the integration of these businesses effectively, its growth strategy and future profitability could be negatively affected, and it may fail to achieve the intended benefits of the Offer and the Merger.

We may not realize the anticipated benefits of the acquisition of OPNET.

We are acquiring OPNET to realize certain anticipated benefits. Our ability to realize these anticipated benefits depends, in part, on our ability to successfully combine the businesses of Riverbed and OPNET. We may not realize the anticipated benefits to the extent, or in the time frame, anticipated. The anticipated benefits are necessarily based on projections and assumptions, and assume, among other things, a successful integration of OPNET’s business with our Cascade Business Unit. If we do not realize the anticipated benefits, our growth strategy and future profitability could be negatively affected.

We expect to take on significant debt to finance the OPNET acquisition, which will decrease our business flexibility and increase our interest expense.

In connection with the acquisition of OPNET, we expect to incur approximately $500,000,000 of debt. This debt, together with certain covenants that may be imposed on us in connection with incurring this debt, will, among other things, reduce our flexibility to respond to changing business and economic conditions and will increase our interest expense.

The completion of the Offer and the Merger may cause customers or suppliers to terminate their relationships with the combined company.

Certain customers or suppliers of Riverbed may be uncertain about the combined company or may have prior experience with OPNET that causes such customers or suppliers to be dissatisfied with OPNET. Likewise, certain customers or suppliers of OPNET may be uncertain about the combined company or may have prior experience with Riverbed that causes such customers or suppliers to be dissatisfied with Riverbed. This uncertainty or dissatisfaction may cause such customers or suppliers to terminate their existing relationships with or seek to change their existing agreements with Riverbed or OPNET. These decisions could have an adverse effect on the business of the combined company.

Failure to retain key employees could diminish the anticipated benefits of the Offer and the Merger.

The success of the acquisition of OPNET will depend in part on the retention of personnel critical to the business and operations of the combined company due to, for example, their technical skills or management expertise. Employees and consultants may experience uncertainty about their future roles with Riverbed and OPNET until clear strategies are announced or executed. Riverbed and OPNET, while similar, do not have the same corporate cultures, and some employees or consultants may not want to work for the combined company. In addition, competitors may recruit employees during Riverbed’s integration of OPNET. If Riverbed and OPNET are unable to retain personnel that are critical to the successful integration and future operation of the companies, the combined company could face disruptions in its operations, loss of existing customers, key information, expertise or know-how, and unanticipated additional recruiting and training costs. In addition, the loss of key personnel could diminish the anticipated benefits of the acquisition of OPNET.

Riverbed’s acquisition of OPNET could trigger certain provisions contained in OPNET’s agreements with third parties that could permit such parties to terminate those agreements.

OPNET may be a party to agreements that permit a counter-party to terminate an agreement or receive payments because the Offer or the Merger would cause a default or violate an anti-assignment, change of control or similar clause in such agreement. If this happens, Riverbed may have to seek to replace that agreement with a new agreement or make additional payments under such agreement. However, Riverbed may be unable to replace a terminated agreement on comparable terms or at all. Depending on the importance of such agreement to OPNET’s business, the failure to replace a terminated agreement on similar terms or at all, and requirements to pay additional amounts, may increase the costs to Riverbed of operating OPNET’s business or prevent Riverbed from operating OPNET’s business.

Risks Relating to Riverbed’s Business

Under this caption “Risks Related to Riverbed’s Business,” use of “our,” “we,” “us” and similar words refers solely to Riverbed as an independent operating company and the risks set forth below may also continue to impact the Riverbed business following completion of the Merger.

Our operating results may fluctuate significantly, which makes our future results difficult to predict and could cause our operating results to fall below expectations or our guidance.

Our quarterly and annual operating results have varied significantly in the past and could vary significantly in the future, which makes it difficult for us to predict our future operating results. Our operating results may fluctuate due to a variety of factors, many of which are outside of our control, including the changing and volatile U.S., European and global economic environment, and any of which may cause our stock price to fluctuate. As a result, comparing our operating results on a period-to-period basis may not be meaningful. You should not rely on our past results as an indication of our future performance. In addition, revenues in any quarter are largely dependent on customer contracts entered into during that quarter. Moreover, a significant portion of our quarterly sales typically occurs during the last month of the quarter, and sometimes within the last few weeks or days of the quarter. As a result, our quarterly operating results are difficult to predict even in the near term and a delay in an anticipated sale past the end of a particular quarter may negatively impact our results of operations for that quarter, or in some cases, that year. A delay in the recognition of revenue, even from just one account, may have a significant negative impact on our results of operations for a given period. If our revenue or operating results fall below the expectations of investors or securities analysts or below any guidance we may provide to the market, as has occurred recently and at other times in the past, or if the guidance we provide to the market falls below the expectations of investors or securities analysts, as has occurred recently and at other times in the past, the price of our common stock could decline substantially. Such a stock price decline could occur, and has occurred recently and at other times in the past, even when we have met our publicly stated revenue and/or earnings guidance.

In addition to other risks listed in this “Risk Factors” section, factors that may affect our operating results include, but are not limited to:

•

fluctuations in demand, including due to seasonality, for our products and services. For example, many companies in our industry experience adverse seasonal fluctuations in customer spending patterns, particularly in the first and third quarters; we have experienced these seasonal fluctuations in the past and expect that this trend will continue in the future;

•	fluctuations in sales cycles and prices for our products and services;

•	reductions in customers’ budgets for information technology purchases and delays in their purchasing cycles;

•	general economic or political conditions in our domestic and international markets, including the recent deficit spending and government debt issues surrounding the U.S. and Eurozone economies;

•

unpredictability in the development of core, new or adjacent markets, or a slowdown or reversal of growth in these markets, including the wide area network, or “WAN,” optimization and public cloud computing markets and including any markets that we enter as a result of acquisitions;

•	limited visibility into customer spending plans;

•	changing market conditions, including current and potential customer consolidation;

•	customer or partner concentration. For example, one value-added distributor represented more than 10% of our revenue for the three months ended September 30, 2012;

•	variation in sales channels, product costs or mix of products sold;

•

the timing of recognizing revenue in any given quarter as a result of revenue recognition accounting rules, including the extent to which sales transactions in a given period are unrecognizable until a future period or, conversely, the satisfaction of revenue recognition rules in a given period resulting in the recognition of revenue from transactions initiated in prior periods;

•	the sale of our products in the timeframes we anticipate, including the number and size of orders, and the product mix within any such orders, in each quarter;

•	our ability to develop, introduce and ship in a timely manner new products and product enhancements that meet customer requirements;

•	the timing and execution of product transitions or new product introductions, including any related or resulting inventory costs;

•

delays in customer purchasing cycles in response to our introduction of new products or product transitions. For example, our recent product transition caused some of our customers to lengthen their purchasing decision in the first quarter of 2012 as they spent time evaluating new models. In addition, we experienced extended sales cycles in the first quarter of 2012 as some of our customers evaluated our new Granite product;

•

customer acceptance of new product introductions. For example, we recently introduced solutions for the public cloud, including a cloud-intelligent WAN optimization solution and a cloud storage accelerator targeting back-up and select archive workloads. We also recently introduced our Granite product, which delivers edge virtual server infrastructure. These new products may not achieve any significant degree of market acceptance or be accepted into our sales channel by our channel partners. Furthermore, many of our target customers have not purchased products similar to these and might not have a specific budget for the purchase of these products;

•

our ability to successfully integrate any businesses that we acquire, especially where those acquisitions result in our entering new markets. For example, in July 2011, we acquired Zeus Technology Ltd., a company that delivers high-performance software-based load balancing and traffic management solutions for virtual and cloud environments, and Aptimize Ltd., a web content optimization company;

•	the timing of product releases or upgrades by us or by our competitors;

•	any significant changes in the competitive dynamics of our markets, including new entrants or substantial discounting of products;

•	our ability to control costs, including our operating expenses and the costs of the components we purchase;

•

any component shortages or price fluctuations in our supply chain. For example, we have been impacted by the limited availability and resulting price increases of disk drive components following the floods in Thailand;

•	our ability to establish and maintain successful relationships with channel partners, and the effectiveness of any changes we make to our distribution model;

•	any decision to increase or decrease operating expenses in response to changes in the marketplace or perceived marketplace opportunities;

•	our ability to derive benefits from our investments in sales, marketing, engineering or other activities;

•

our ability to successfully work with partners on combined solutions. For example, where our product features the Riverbed Services Platform (RSP) or Virtual Services Platform (VSP), we are required to work closely with our partners in product validation, marketing, selling and support;

•	volatility in our stock price, which may lead to higher stock compensation expenses;

•

unpredictable fluctuations in our effective tax rate due to the geographic distribution of our worldwide earnings or losses, disqualifying dispositions of stock from the employee stock purchase plan and stock options, changes in the valuation of our deferred tax assets or liabilities, changes in actual results versus our estimates, or changes in tax laws, regulations, accounting principles, or interpretations thereof; or

•	the effects of natural disasters, including any effects on our supply chain or on the willingness of our customers or prospective customers to make capital commitments.

Adverse economic conditions make it difficult to predict revenues for a particular period and may lead to reduced information technology spending, which would harm our business and operating results. In addition, turmoil in credit markets during economic downturns increases our exposure to our customers’ and partners’ credit risk, which could result in reduced revenue or increased write-offs of accounts receivable.

Our business depends on the overall demand for information technology, and in particular for WAN optimization, and on the economic health and general willingness of our current and prospective customers, both enterprises and government organizations, to make capital commitments. These government organizations include non-U.S. as well as U.S. federal, state and local organizations. In some quarters, sales to government organizations have represented, and may in the future represent, a significant portion of overall sales. If the conditions in the U.S. and global economic environment, including the economies of any international markets that we serve, remain uncertain or continue to be volatile, or if they deteriorate further, our business, operating results, and financial condition would likely be materially adversely affected. For example, U.S. government deficit spending and debt levels, as well as actions taken by the U.S. Congress relating to these matters, could negatively impact the U.S. and global economies and adversely affect our financial results. In addition, our financial results could be negatively impacted by the continuing uncertainty surrounding, or any deterioration relating to, the debt levels or growth prospects for Eurozone economies.

Economic weakness, customer financial difficulties and constrained spending on IT initiatives have resulted, and may in the future result, in challenging and delayed sales cycles and could negatively impact our ability to forecast future periods. In addition, the markets we serve are emerging and the purchase of our products involves material changes to established purchasing patterns and policies. The purchase of our products is often discretionary and may involve a significant commitment of capital and other resources. In addition, our operating expenses are largely based on anticipated revenue trends and a high percentage of our expenses are, and will continue to be, fixed in the short-term. Uncertainty about future economic conditions makes it difficult to forecast operating results and to make decisions about future investments. Weak or volatile economic conditions would likely harm our business and operating results in a number of ways, including information technology spending reductions among customers and prospects, longer sales cycles, lower prices for our products and services and reduced unit sales. A reduction in information technology spending could occur or persist even if economic conditions improve. In addition, any increase in worldwide commodity prices may result in higher component prices and increased shipping costs, both of which may negatively impact our financial results.

Many of our customers and channel partners use third parties to finance their purchases of our products. Any freeze, or reduced liquidity, in the credit markets may result in customers or channel partners either delaying or entirely foregoing planned purchases of our products if they are unable to obtain the required financing. This would result in reduced revenues, and our business, operating results and financial condition would be harmed. In addition, these customers’ and partners’ ability to pay for products already purchased may be adversely affected by any credit market turmoil or an associated downturn in their own business, which in turn could harm our business, operating results and financial condition.

We face intense competition that could reduce our revenue and adversely affect our financial results.

The market for our products is highly competitive and we expect competition to intensify in the future. Other companies may introduce new products in the same markets we serve or intend to enter.

This competition could result, and has resulted in the past, in increased pricing pressure, reduced profit margins, increased sales and marketing expenses and failure to increase, or the loss of, market share, any of which would likely seriously harm our business, operating results and financial condition.

Competitive products may in the future have better performance, more and/or better features, lower prices and broader acceptance than our products. Many of our current or potential competitors have longer operating histories, greater name recognition, larger customer bases and significantly greater financial, technical, sales, marketing and other resources than we do. Potential customers may prefer to purchase from their existing suppliers rather than a new supplier regardless of product performance or features. Currently, in the WAN Optimization market we face competition from a number of established companies, including Cisco Systems, Blue Coat Systems, Citrix Systems and F5 Networks. We also face competition from a large number of smaller private companies and new market entrants. In the Network Performance Management market, our Cascade product line primarily competes with Netscout, Computer Associates (NetQos) and OPNET. As a result of our July 2011 acquisitions of Zeus and Aptimize, we face additional competition from F5 Networks and Citrix Systems.

We expect increased competition from our current competitors as well as other established and emerging companies if our market continues to develop and expand. For example, third parties currently selling our products could market products and services that compete with our products and services. In addition, some of our competitors have made acquisitions or entered into partnerships or other strategic relationships with one another to Offer a more comprehensive solution than they individually had offered. We expect this trend to continue as companies attempt to strengthen or maintain their market positions in an evolving industry and as companies enter into partnerships or are acquired. Many of the companies driving this consolidation trend have significantly greater financial, technical and other resources than we do and are better positioned to acquire and Offer complementary products and technologies. The companies resulting from these possible consolidations may create more compelling product offerings and be able to Offer greater pricing flexibility, making it more difficult for us to compete effectively, including on the basis of price, sales and marketing programs, technology or product functionality. Continued industry consolidation may adversely impact customers’ perceptions of the viability of smaller and even medium-sized technology companies and consequently customers’ willingness to purchase from such companies. These pressures could materially adversely affect our business, operating results and financial condition.

We also face competitive pressures from other sources. For example, Microsoft has improved, and has announced its intention to further improve, the performance of its software for remote office users. Our products are designed to improve the performance of many applications, including applications that are based on Microsoft protocols. Accordingly, improvements to Microsoft application protocols may reduce the need for our products, adversely affecting our business, operating results and financial condition. Improvement in other application protocols or in the Transmission Control Protocol (TCP), the underlying transport protocol for most WAN traffic, could have a similar effect. In addition, we market our products, in significant part, on the anticipated cost savings to be realized by organizations if they are able to avoid the purchase of costly IT infrastructure at remote sites by purchasing our products. To the extent other companies are able to reduce the costs associated with purchasing and maintaining servers, storage or applications to be operated at remote sites, our business, operating results and financial condition could be adversely affected.

We rely heavily on channel partners to sell our products. Disruptions to, or our failure to effectively implement, develop and manage, our distribution channels and the processes and procedures that support them could harm our business.

Our future success is highly dependent upon establishing and maintaining successful relationships with a variety of channel partners, including value-added resellers, value-added distributors, service providers, and systems integrators. A substantial majority of our revenue (95% in each of the three and nine months ended September 30, 2012) is derived from indirect channel sales and we expect indirect channel sales to continue to account for a substantial majority of our total revenue. We employ a two-tier distribution strategy, as part of a larger effort to scale our reach and better serve the needs of our channel. Our revenue depends in large part on the effective performance of these channel partners, and changes to our distribution model, the loss of a channel partner or the reduction in sales to our channel partners could materially reduce our revenues and gross margins. By relying on indirect channels, we may have little or no contact with the ultimate users of our products, thereby making it more difficult for us to establish brand awareness, ensure proper delivery and installation of our products, service ongoing customer requirements and respond to evolving customer needs. In addition, we recognize a large portion of our revenue based on a sell-through model using information regarding the end user customers that is provided by our channel partners. If those channel partners provide us with inaccurate or untimely information, the amount or timing of our revenues could be adversely impacted. For example, we have encountered delays with certain partners where internal processing issues have prevented that partner from providing a purchase order to us in a timely manner.

Recruiting and retaining qualified channel partners and training them in our technology and product offerings requires significant time and resources. These recruitment, retention and training efforts have assumed even greater importance as we have evolved to become a multi-product company. In order to develop and expand our distribution channel, we must continue to scale and improve our processes and procedures that support our distribution channel, including investment in systems and training, and those processes and procedures may become increasingly complex and difficult to manage. In particular, training and educating our channel partners has become more complex as we have introduced products that extend beyond core WAN optimization. We have no minimum purchase commitments with any of our value-added resellers or other indirect distributors, and our contracts with these channel partners do not prohibit them from offering products or services that compete with ours. Our competitors may be effective in providing incentives to existing and potential channel partners to favor their products, to choose not to partner with us, or to prevent or reduce sales of our products. Our channel partners may choose not to Offer our products exclusively or at all. If we fail to maintain successful relationships with our channel partners, fail to develop new relationships with channel partners in new markets or expand the number of channel partners in existing markets, fail to manage, train or motivate existing channel partners effectively or if these channel partners are not successful in their sales efforts, sales of our products would decrease and our business, operating results and financial condition would be materially adversely affected.

We expect our gross margins to vary over time and our recent level of product gross margin may not be sustainable. In addition, our product gross margins may be adversely affected by our introductions of new products.

Our product gross margins vary from quarter to quarter and the recent level of gross margins may not be sustainable and may be adversely affected in the future by numerous factors, including but not limited to product or sales channel mix shifts, increased price competition, increases in material or labor costs, excess product component or obsolescence charges from our contract manufacturers, write-downs for obsolete or excess inventory, increased costs due to changes in component pricing or charges incurred due to component holding periods if our forecasts do not accurately anticipate product demand, warranty-related issues, product discounting, freight charges, or our introduction of new products or new product platforms or entry into new markets with different pricing and cost structures.

Any introduction of, and transition to, a new product line requires us to forecast customer demand for both legacy and new product lines for a period of time, and to maintain adequate inventory levels to support the sales forecasts for both product lines. If new product line sales, or product line sales in general, exceed our sales forecast, we could possibly experience stock shortages, which would negatively affect our revenues. If legacy product line sales, or product lines sales in general, fall short of our sales forecast, we could have excess inventory, as has occurred in prior quarters. Any inventory charges would negatively impact our product gross margins.

Our sales cycles can be long and unpredictable, and our sales efforts require considerable time and expense. As a result, our revenue is difficult to predict and may vary substantially from quarter to quarter.

The timing of our revenue is difficult to predict. Our sales efforts involve educating our customers about the use and benefit of our products, including their technical capabilities and potential cost savings to an organization. Customers typically undertake a significant evaluation process that has in the past resulted in a lengthy sales cycle, in some cases over twelve months. Also, as our channel model distribution strategy evolves, utilizing value-added resellers, value-added distributors, systems integrators and service providers, and as the breadth of our product offerings increases, the level of variability in the length of sales cycle across transactions may increase and make it more difficult to predict the timing of many of our sales transactions. We spend substantial time and money in our sales efforts without any assurance that these endeavors will produce any sales. Even after making the decision to purchase, customers may deploy our products slowly and deliberately. In addition, product purchases are frequently and increasingly subject to budget constraints, multiple approvals, and unplanned administrative, processing and other delays.

Customers may also defer purchases as a result of anticipated or announced releases of new products or enhancements by our competitors or by us. For example, in the first quarter of 2012 and in prior periods we have experienced delays in customer purchasing cycles in response to our introduction of new products or product transitions; we expect that this trend will continue in the future. Product purchases may be, and in the recent past have been, delayed by the volatile U.S. and global economic environment, which introduced additional risk into our ability to accurately forecast sales in a particular quarter. If sales expected from a specific customer for a particular quarter are not realized in that quarter or at all, revenue will be harmed and we may miss our stated guidance for that period.

If we do not successfully anticipate market needs and develop products and product enhancements that meet those needs, or if those products do not gain market acceptance, our business and operating results will be harmed.

We may not be able to anticipate future market needs or be able to develop new products or product enhancements to meet such needs, either on a timely basis or at all. For example, our failure to address additional application-specific protocols, particularly if our competitors are able to provide such functionality, could harm our business. In addition, our inability to diversify beyond our current product offerings could adversely affect our business. Any new products or product enhancements that we introduce, including by way of acquisitions, may not achieve any significant degree of market acceptance or be accepted into our sales channel by our channel partners, which would adversely affect our business and operating results. In addition, the introduction of new products or product enhancements may shorten the life cycle of our existing products, or replace sales of some of our current products, thereby offsetting the benefit of even a successful product introduction, or may cause customers to defer purchasing our existing products in anticipation of the new or enhanced products, any of which could adversely affect our business and operating results.

Acquisitions could disrupt Riverbed’s business and cause dilution to Riverbed’s stockholders.

In February 2009 we acquired Mazu Networks, Inc. In October 2010 and November 2010 we acquired CACE Technologies, Inc. and Global Protocols LLC, respectively. In July 2011 we acquired Zeus Technology Ltd. and Aptimize Ltd. In January 2012 we acquired certain assets of Expand Networks Ltd. In the future we may acquire other businesses, products or technologies. Effective July 2012 we entered into multiple agreements contemporaneously with Juniper Networks, Inc. (Juniper) pursuant to which we acquired certain rights and licenses to Juniper’s WX WAN optimization product line, entered into a technology integration agreement to integrate our Steelhead® Mobile technology into the Juniper Networks® Junos® Pulse client to enable a mobile acceleration solution for mobile phones and tablets, and granted Juniper a source code license for our application delivery controller (ADC) technology and related tools with rights to modify, create and distribute their own ADC product. On October 28, 2012, we entered in the merger agreement to acquire OPNET pursuant to the Offer and the Merger. In the future, we may acquire other businesses, products or technologies. Our ability as an organization to integrate acquisitions is unproven. Any acquisitions that we complete may not ultimately strengthen our competitive position or achieve our goals, or the acquisition may be viewed negatively by customers, financial markets or investors. In addition, we may encounter difficulties in integrating personnel, operations, technologies or products from the acquired businesses and in retaining and motivating key personnel from these businesses. We may also encounter difficulties in maintaining uniform standards, controls, procedures and policies across locations, or in managing geographically or culturally diverse locations. We may experience significant problems or liabilities associated with acquired or integrated product quality or technology. Acquisitions may disrupt our ongoing operations, divert management from day-to-day responsibilities and increase our expenses. Acquisitions may reduce our cash available for operations and other uses and could result in an increase in amortization expense related to identifiable assets acquired, potentially dilutive issuances of equity securities or the incurrence of debt.

We rely on third parties to perform shipping and other logistics functions on our behalf. A failure or disruption at a logistics partner would harm our business.

Currently, we use third-party logistics partners to perform storage, packaging, shipment and handling for us. Although the logistics services required by us may be readily available from a number of providers, it is time-consuming and costly to qualify and implement these relationships. If one or more of our logistics partners suffers an interruption in its business, or experiences delays, disruptions or quality control problems in its operations, or we choose to change or add additional logistics partners, our ability to ship products to our customers would be delayed and our business, operating results and financial condition would be adversely affected.

We are susceptible to shortages or price fluctuations in our supply chain. Any shortages or price fluctuations in components used in our products could delay shipment of our products or increase our costs and harm our operating results.

Our use of Riverbed-designed content in our hardware platforms has increased our susceptibility to scarcity or delivery delays for custom components within our systems. Shortages in components that we use in our products have occurred recently and may occur in the future and our suppliers’ ability to predict the availability of such components may be limited. For example, the recent flooding in Thailand has affected the availability of disk drive components and, consequently, increased our costs in procuring those components. Some components that we use are available only from limited sources of supply. In addition, the lead times associated with certain components are lengthy and preclude rapid changes in quantity requirements and delivery schedules. The unavailability of any component that is necessary to the proper functioning of our appliances would prevent us from shipping products. Any inability to ship our products in a timely manner would delay sales and adversely impact our revenue, business, operating results and financial condition.

Any growth in our business or the economy is likely to create greater pressures on us and our suppliers to project overall component demand accurately and to establish optimal component inventory levels. In addition, increased demand by third parties for the components we use in our products may lead to decreased availability and higher prices for those components. We carry limited inventory of our product components, and we rely on suppliers to deliver components in a timely manner based on forecasts we provide. We rely on both purchase orders and long-term contracts with our suppliers, but we may not be able to secure sufficient components at reasonable prices or of acceptable quality, which would seriously impact our ability to deliver products to our customers and, as a result, adversely impact our revenue.

If we fail to accurately predict our manufacturing requirements, we could incur additional costs or experience manufacturing delays, which would harm our business. We are dependent on contract manufacturers, and changes to those relationships, expected or unexpected, may result in delays or disruptions that could harm our business.

We depend on independent contract manufacturers to manufacture and assemble our products. We rely on purchase orders or long-term contracts with our contract manufacturers. Some of our contract manufacturers are not obligated to supply products to us for any specific period, in any specific quantity or at any specific price. Our orders may represent a relatively small percentage of the overall orders received by our contract manufacturers from their customers. As a result, fulfilling our orders may not be considered a priority by one or more of our contract manufacturers in the event the contract manufacturer is constrained in its ability to fulfill all of its customer obligations in a timely manner. We provide demand forecasts and purchase orders to our contract manufacturers. To the extent that any such demand forecast or purchase order is binding, if we overestimate our requirements, the contract manufacturers may assess charges or we may have liabilities for excess inventory, each of which could negatively affect our gross margins. Conversely, because lead times for required materials and components vary significantly and depend on factors such as the specific supplier, contract terms and the demand for each component at a given time, if we underestimate our requirements, the contract manufacturers may have inadequate materials and components required to produce our products, which could interrupt manufacturing of our products and result in delays in shipments and deferral or loss of revenue.

Although the contract manufacturing services required to manufacture and assemble our products may be readily available from a number of established manufacturers, it is time-consuming and costly to qualify and implement contract manufacturer relationships. Therefore, if one or more of our contract manufacturers suffers an interruption in its business, or experiences delays, disruptions or quality control problems in its manufacturing operations, or we choose to change or add additional contract manufacturers, our ability to ship products to our customers would be delayed and our business, operating results and financial condition would be adversely affected.

In addition, a portion of our manufacturing is performed overseas and is therefore subject to risks associated with doing business in other countries.

We are dependent on various information technology systems and failures of or interruptions to those systems could harm our business.

Many of our business processes depend upon our information technology systems, or “IT,” the systems and processes of third parties, and on interfaces with the systems of third parties. For example, our order entry system provides information to the systems of our contract manufacturers, which enables them to build and ship our products. If those systems fail or are interrupted, or if our ability to connect to or interact with one or more networks is interrupted, our processes may function at a diminished level or not at all. This would harm our ability to ship products, and our financial results would likely be harmed. In addition, reconfiguring our IT systems or other business processes in response to changing business needs may be time-consuming and costly. To the extent this impacted our ability to react timely to specific market or business opportunities, our financial results would likely be harmed.

If we are unable to protect our intellectual property rights, our competitive position could be harmed or we could be required to incur significant expenses to enforce our rights.

We depend on our ability to protect our proprietary technology. We rely on trade secret, patent, copyright and trademark laws and confidentiality agreements with employees and third parties, all of which Offer only limited protection. Despite our efforts, the steps we have taken to protect our proprietary rights may not be adequate to preclude misappropriation of our proprietary information or infringement of our intellectual property rights, and our ability to police such misappropriation or infringement is uncertain, particularly in countries outside of the U.S. Further, with respect to patent rights, we do not know whether any of our pending patent applications will result in the issuance of patents or whether the examination process will require us to narrow our claims, and even if patents are issued, they may be contested, circumvented or invalidated over the course of our business. The invalidation of any of our key patents could benefit our competitors by allowing them to more easily design products similar to ours. Moreover, the rights granted under any issued patents may not provide us with proprietary protection or competitive advantages, and competitors may in any event be able to develop similar or superior technologies to our own now or in the future. Protecting against the unauthorized use of our products, trademarks and other proprietary rights is expensive, difficult and, in some cases, impossible. Litigation has been necessary in the past and may be necessary in the future to enforce or defend our intellectual property rights, to protect our trade secrets or to determine the validity and scope of the proprietary rights of others. For example, we are currently engaged in patent infringement litigation against Silver Peak Systems, in which both we and Silver Peak Systems assert patent infringement by the other party. Intellectual property litigation has resulted, and may in the future result, in substantial costs and diversion of management resources, and may in the future harm our business, operating results and financial condition. Furthermore, many of our current and potential competitors have the ability to dedicate substantially greater resources to enforce their intellectual property rights than we do. Accordingly, despite our efforts, we may not be able to prevent third parties from infringing upon or misappropriating our intellectual property.

Claims by others that we infringe their proprietary technology could harm our business.

Our industry is, and any industry or market that we may enter in the future may be, characterized by the existence of a large number of patents and frequent claims and related litigation regarding patent and other intellectual property rights. In the ordinary course of our business, we are involved in disputes and licensing discussions with others regarding their claimed proprietary rights and we cannot assure you that we will always successfully defend ourselves against such claims. Third parties have claimed and may in the future claim that our products or technology infringe their proprietary rights. For example, in the third quarter of 2011, Silver Peak Systems alleged that we infringe certain of its patents. We expect that infringement claims may increase as the number of products and competitors in any of our markets increases and overlaps occur. In addition, as we have gained greater visibility and market exposure as a public company, we face a higher risk of being the subject of intellectual property infringement claims. Any claim of infringement by a third party, even those without merit, could cause us to incur substantial legal costs defending against the claim, and could distract our management from our business. Furthermore, we could be subject to a judgment or voluntarily enter into a settlement, either of which could require us to pay substantial damages. A judgment or settlement could also include an injunction or other court order that could prevent us from offering our products. In addition, we might elect or be required to seek a license for the use of third-party intellectual property, which may not be available on commercially reasonable terms or at all, or if available, the payments under such license may harm our operating results and financial condition. Alternatively, we may be required to develop non-infringing technology, which could require significant effort and expense and may ultimately not be successful. Any of these events could seriously harm our business, operating results and financial condition. Third parties may also assert infringement claims against our customers and channel partners. Any of these claims would require us to initiate or defend potentially protracted and costly litigation on their behalf, regardless of the merits of these claims, because we generally indemnify our customers and channel partners from claims of infringement of proprietary rights of third parties. If any of these claims succeed, or if we voluntarily enter into a settlement, we may be forced to pay damages on behalf of our customers or channel partners, which could have a material adverse effect on our business, operating results and financial condition.

Our international sales and operations subject us to additional risks that may harm our operating results.

In the year ended December 31, 2011 and in the three and nine months ended September 30, 2012, we derived 45%, 43% and 45%, respectively, of our revenue from customers outside the U.S. We have personnel in numerous countries worldwide. We expect to continue to add personnel in additional countries. Our international sales and operations makes us subject to various U.S. and international laws and regulations, including those relating to antitrust, data protection, and business dealings with both commercial and governmental officials and organizations. Our international sales and operations subject us to a variety of additional risks, including:

•	the difficulty and cost of managing and staffing international offices and the increased travel, infrastructure, legal and other compliance costs associated with multiple international locations;

•	difficulties in enforcing contracts and collecting accounts receivable, and longer payment cycles, especially in emerging markets;

•	tariffs and trade barriers and other regulatory or contractual limitations on our ability to sell or develop our products in certain foreign markets;

•	the effects of any political instability on the general willingness of our current and prospective customers to make capital commitments;

•	unfavorable changes in tax treaties or laws;

•	increased exposure to foreign currency exchange rate risk; and

•	reduced protection for intellectual property rights in some countries.

As we continue to expand our business globally, our success will depend, in large part, on our ability to anticipate and effectively manage these and other risks associated with our international sales and operations. Our failure to manage any of these risks successfully, or to comply with these laws and regulations, could harm our operations, reduce our sales and harm our business, operating results and financial condition. For example, in certain foreign countries, particularly those with developing economies, certain business practices that are prohibited by laws and regulations applicable to us, such as the Foreign Corrupt Practices Act, may be more commonplace. Although we implement policies and procedures with the intention of ensuring compliance with these laws and regulations, our employees, contractors and agents, as well as channel partners involved in our international sales, may take actions in violation of our policies. Any such violation could have an adverse effect on our business and reputation.

Some of our business partners also have international operations and are subject to the risks described above. Even if we are able to successfully manage the risks of international operations, our business may be adversely affected if our business partners are not able to successfully manage these risks.

Foreign currencies periodically experience rapid fluctuations in value against the U.S. dollar. Any foreign currency devaluation against the U.S. dollar increases the real cost of our products to our customers and partners in foreign markets where we sell in U.S. dollars, which has resulted in the past and may result in the future in delayed or cancelled purchases of our products and, as a result, lower revenues. In addition, this increase in cost increases the risk to us that we will be unable to collect amounts owed to us by such customers or partners, which in turn would impact our revenues and could materially adversely impact our business and financial results. Any devaluation may also lead us to more aggressively discount our prices in foreign markets in order to maintain competitive pricing, which would negatively impact our revenues and gross margins. Conversely, a weakened U.S. dollar could increase the cost of local operating expenses and procurement of raw materials to the extent we purchase components in foreign currencies.

Starting in the first quarter of fiscal 2012, we entered into forward contracts designated as cash flow hedges to protect against foreign currency exchange rate risks. The effectiveness of our hedges depends on our ability to accurately forecast expenses denominated in non-US dollar currencies. As a result, we could incur significant losses from our hedging activities if our forecasts are incorrect. In addition, our hedging activities may be ineffective or may not offset any or more than a portion of the adverse financial impact resulting from currency variations. Gains or losses associated with hedging activities also may impact our profitability.

International customers may also require that we localize our products. The product development costs for localizing the user interface of our products, both graphical and textual, could be a material expense to us if the software requires extensive modifications. To date, such changes have not been extensive, and the costs have not been material.

We are investing in engineering, sales, marketing, services and infrastructure, and these investments may achieve delayed or lower than expected benefits, which could harm our operating results.

We intend to continue to add personnel and other resources to our engineering, sales, marketing, services and infrastructure functions as we focus on developing new technologies, growing our market segment, capitalizing on existing or new market opportunities, increasing our market share, and enabling our business operations to meet anticipated demand. We are likely to recognize the costs associated with these investments earlier than some of the anticipated benefits, and the return on these investments may be lower, or may develop more slowly, than we expect. If we do not achieve the benefits anticipated from these investments, or if the achievement of these benefits is delayed, our operating results may be adversely affected.

If we lose key personnel or are unable to attract and retain personnel on a cost-effective basis, our business would be harmed.

Our success is substantially dependent upon the performance of our senior management and key technical and sales personnel, which dependence will increase as a result of the greater scale of the combined company following the Merger. Our management and employees can terminate their employment at any time, and the loss of the services of one or more of our executive officers or other key employees could harm our business. Our success also is substantially dependent upon our ability to attract additional personnel for all areas of our organization, particularly in our sales, research and development and customer service departments. Competition for qualified personnel is intense, and we may not be successful in attracting and retaining such personnel on a timely basis, on competitive terms, or at all. Additionally, fluctuations or a sustained decrease in the price of our stock could affect our ability to attract and retain key personnel. When our stock price declines, our equity incentive awards may lose retention value, which may negatively affect our ability to attract and retain such key personnel. If we are unable to attract and retain the necessary technical, sales and other personnel on a cost-effective basis, our business, operating results and financial condition would be adversely affected.

We may not generate positive returns on our research and development investments.

Developing our products is expensive, and the investment in product development may involve a long payback cycle or may not generate additional revenue at all. In the third quarter of 2012, our research and development expenses were $36.1 million, or approximately 17% of our total revenue. Our future plans include significant investments in research and development and related product opportunities. We believe that we must continue to dedicate a significant amount of resources to our research and development efforts to maintain our competitive position. These investments may take several years to generate positive returns, if ever.

Our ability to sell our products is highly dependent on the quality of our support and services offerings, and our failure to Offer high quality support and services would harm our operating results and reputation.

Once our products are deployed within our customers’ networks, our customers depend on our support organization to resolve any issues relating to our products. A high level of support is critical for the successful marketing and sale of our products. If we or our channel partners do not effectively assist our customers in deploying our products, succeed in helping our customers quickly resolve post-deployment issues, and provide effective ongoing support, it would adversely affect our ability to sell our products to existing customers and would harm our reputation with potential customers. In addition, as we expand our operations internationally, our support organization will face additional challenges, including those associated with delivering support, training and documentation in languages other than English. Any failure to maintain high quality support and services would harm our operating results and reputation.

If we fail to manage future growth effectively, our business would be harmed.

We have expanded our operations significantly since inception and anticipate that further significant expansion will be required. This future growth, if it occurs, will place significant demands on our management, infrastructure and other resources. To manage any future growth, we will need to hire, integrate and retain highly skilled and motivated employees. We will also need to continue to improve our financial and management controls, reporting systems and procedures. We have an enterprise resource planning software system that supports our finance, sales and inventory management processes. If we were to encounter delays or difficulties as a result of this system, including loss of data and decreases in productivity, our ability to properly run our business could be adversely impacted. If we do not effectively manage our growth, our business would be harmed.

Organizations are increasingly concerned with the security of their data, and to the extent they elect to encrypt data being transmitted from the point of the end user in a format that we’re not able to decrypt, rather than only across the WAN, our WAN optimization products will become less effective.

Our WAN optimization products are designed to remove the redundancy associated with repeated data requests over a WAN, either through a private network or a virtual private network, or “VPN.” The ability of our WAN optimization products to reduce such redundancy depends on our products’ ability to recognize the data being requested. Our WAN optimization products currently detect and decrypt some forms of encrypted data. Since most organizations currently encrypt most of their data transmissions only between sites and not on the LAN, the data is not encrypted when it passes through our WAN optimization products. For those organizations that elect to encrypt their data transmissions from the end-user to the server in a format that we are not able to decrypt, our WAN optimization products will Offer limited performance improvement unless we are successful in incorporating additional functionality into our products that address those encrypted transmissions. Our failure to provide such additional functionality could limit the growth of our business and harm our operating results.

If our products do not interoperate with our customers’ infrastructure, installations could be delayed or cancelled, which would harm our business.

Our products must interoperate with our customers’ existing infrastructure, which often have different specifications, utilize multiple protocol standards, deploy products from multiple vendors, and contain multiple generations of products that have been added over time. If we find errors in the existing software or defects in the hardware used in our customers’ infrastructure or problematic network configurations or settings, as we have in the past, we may have to modify our software or hardware so that our products will interoperate with our customers’ infrastructure. In such cases, and others, our products may be unable to provide significant performance improvements for applications deployed in our customers’ infrastructure. These issues could cause longer installation times for our products and could cause order cancellations, either of which would adversely affect our business, operating results and financial condition. In addition, government and other customers may require our products to comply with certain security or other certifications and standards. If our products are late in achieving or fail to achieve compliance with these certifications and standards, or our competitors achieve compliance with these certifications and standards, we may be disqualified from selling our products to such customers, or at a competitive disadvantage, which would harm our business, operating results and financial condition.

If functionality similar to that offered by our products is incorporated into existing network infrastructure products, organizations may decide against adding our products to their network, which would harm our business.

Other providers of network infrastructure products, including our partners, are offering or announcing functionality aimed at addressing the problems addressed by our products. For example, Cisco Systems incorporates WAN optimization functionality into certain of its router blades. The inclusion of, or the announcement of intent to include, functionality perceived to be similar to that offered by our products in products that are already generally accepted as necessary components of network architecture or in products that are sold by more established vendors may have an adverse effect on our ability to market and sell our products. Furthermore, even if the functionality offered by other network infrastructure providers is more limited than our products, a significant number of customers may elect to accept such limited functionality in lieu of adding appliances from an additional vendor. Many organizations have invested substantial personnel and financial resources to design and operate their networks and have established deep relationships with other providers of network infrastructure products, which may make them reluctant to add new components to their networks, particularly from new vendors. In addition, an organization’s existing vendors or new vendors with a broader product offering than ours may be able to Offer concessions that we are not able to match because we currently Offer a relatively focused line of products and have fewer resources than many of our competitors. If organizations are reluctant to add network infrastructure products from new vendors or otherwise decide to work with their existing vendors, our business, operating results and financial condition will be adversely affected.

Our products are highly technical and may contain undetected software or hardware errors. These errors, and any related claims against our products, could cause harm to our reputation and our business.

Our products, including software product upgrades and releases, are highly technical and complex and, when deployed, are critical to the operation of many networks. Our products have contained and may contain undetected errors, defects or security vulnerabilities. In particular, new products and product platforms may be subject to increased risk of hardware issues. Some errors in our products may be discovered only after a product has been installed and used by customers. Some of these errors may be attributable to third-party technologies incorporated into our products, which makes us dependent upon the cooperation and expertise of such third parties for the diagnosis and correction of such errors. The diagnosis and correction of third-party technology errors is particularly difficult where our product features the RSP or VSP, because it is not always immediately clear whether a particular error is attributable to a technology incorporated into our product or to third-party software deployed by our customers on our product. In addition, where we have incorporated technology from a third-party, the solutions may be more complex and may lead to new technical errors that may prove difficult to diagnose and support. Any delay or mistake in the initial diagnosis of an error will result in a delay in the formulation of an effective action plan to correct such error. Any errors, defects or security vulnerabilities discovered in our products after commercial release could result in loss of revenue or delay in revenue recognition, loss of customers and increased service and warranty cost, any of which could harm our reputation, business, operating results and financial condition. Any such errors, defects or security vulnerabilities could also adversely affect the market’s perception of our products and business. In addition, we could face claims for product liability, tort or breach of warranty, including claims relating to changes to our products made by our channel partners. Our contracts with customers contain provisions relating to warranty disclaimers and liability limitations, which may not be upheld. Defending a lawsuit, regardless of its merit, is costly and may divert management’s attention and harm the market’s perception of us and our products. In addition, if our business liability insurance coverage proves inadequate or future coverage is unavailable on acceptable terms or at all, our business, operating results and financial condition could be adversely impacted.

Our use of open source and third-party software could impose limitations on our ability to commercialize our products.

We incorporate open source software into our products. Although we monitor our use of open source closely, the terms of many open source licenses have not been interpreted by U.S. courts, and there is a risk that such licenses could be construed in a manner that could impose unanticipated conditions or restrictions on our ability to commercialize our products. We could also be subject to similar conditions or restrictions should there be any changes in the licensing terms of the open source software incorporated into our products. In either event, we could be required to seek licenses from third parties in order to continue offering our products, to re-engineer our products or to discontinue the sale of our products in the event re-engineering cannot be accomplished on a timely or successful basis, any of which could adversely affect our business, operating results and financial condition.

We also incorporate certain third-party technologies, including software programs, into our products and may need to utilize additional third-party technologies in the future. However, licenses to relevant third-party technology may not continue to be available to us on commercially reasonable terms, or at all. Therefore, we could face delays in product releases until equivalent technology can be identified, licensed or developed, and integrated into our current products. These delays, if they occur, could materially adversely affect our business, operating results and financial condition. We currently use third-party software programs in our appliance and software products, some of which are currently available from only one vendor. Any disruption in our access to these or other software programs or third-party technologies could result in significant delays in our product releases and could require substantial effort to locate or develop a replacement program. If we decide in the future to incorporate into our products any other software program licensed from a third party, and the use of such software program is necessary for the proper operation of our products, then our loss of any such license would similarly adversely affect our ability to release our products in a timely fashion.

We are subject to various regulations that could subject us to liability or impair our ability to sell our products.

Our products are subject to a variety of government regulations, including export controls, import controls, environmental laws and required certifications. For example, our products are subject to export controls of the U.S. and other countries and may be exported outside the U.S. and other countries only with the required level of export license or through an export license exception, because we incorporate encryption technology into our products. In addition, various countries regulate the import of certain encryption technology and have enacted laws that could limit our ability to distribute our products or could limit our customers’ ability to implement our products in those countries. Changes in our products or changes in regulations may increase the cost of building and selling our products, create delays in the introduction of our products in international markets, prevent our customers with international operations from deploying our products throughout their global systems or, in some cases, prevent the export or import of our products to certain countries altogether. Any change in regulations, shift in approach to the enforcement or scope of existing regulations, or change in the countries, persons or technologies targeted by such regulations, could result in decreased use of our products by, or in our decreased ability to export or sell our products to, existing or potential customers with international operations. We must comply with various and increasing environmental regulations, both domestic and international, regarding the manufacturing and disposal of our products. For example, we must comply with Waste Electrical and Electronic Equipment Directive laws, which are being adopted by certain European Economic Area countries on a country-by-country basis. Failure to comply with these and similar laws on a timely basis, or at all, could have a material adverse effect on our business, operating results and financial condition. This would also be true if we fail to comply, either on a timely basis or at all, with any U.S. environmental laws regarding the manufacturing or disposal of our products. Any decreased use of our products or limitation on our ability to export or sell our products would harm our business, operating results and financial condition.

We compete in rapidly evolving markets and have a limited operating history, which makes it difficult to predict our future operating results.

We were incorporated in May 2002 and shipped our first Steelhead appliance in May 2004. We have a limited operating history and Offer a focused line of products in an industry characterized by rapid technological change. It is very difficult to forecast our future operating results. You should consider and evaluate our prospects in light of the risks and uncertainty frequently encountered by companies in rapidly evolving markets characterized by rapid technological change, changing customer needs, increasing competition, evolving industry standards and frequent introductions of new products and services. As we encounter rapidly changing customer requirements and increasing competitive pressures, we likely will be required to reposition our product and service offerings and introduce new products and services. We may not be successful in doing so in a timely and appropriately responsive manner, or at all. Furthermore, many of our target customers have not purchased products similar to ours and might not have a specific budget for the purchase of our products and services. All of these factors make it difficult to predict our future operating results.

We incur significant costs as a result of operating as a public company, and our management devotes substantial time to new compliance initiatives.

We incur significant legal, accounting and other expenses as a public company, including costs resulting from regulations regarding corporate governance practices and costs relating to compliance with Section 404 of the Sarbanes-Oxley Act or “Section 404.” For example, the listing requirements of the NASDAQ Stock Market’s Global Select Market require that we satisfy certain corporate governance requirements relating to independent directors, audit committees, distribution of annual and interim reports, stockholder meetings, stockholder approvals, solicitation of proxies, conflicts of interest, stockholder voting rights and codes of conduct. In addition, the recently passed Dodd-Frank Wall Street Reform and Consumer Protection Act contains various provisions applicable to the corporate governance functions of public companies. Our management and other personnel devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations have increased our legal and financial compliance costs and will make some activities more time-consuming and costly. For example, these rules and regulations could make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as executive officers.

While we believe that we currently have adequate internal controls over financial reporting, we are exposed to risks from legislation requiring companies to evaluate those internal controls.

The Sarbanes-Oxley Act requires that we test our internal controls over financial reporting and disclosure controls and procedures. In particular, for the year ended December 31, 2011, we performed system and process evaluation and testing of our internal controls over financial reporting to allow management and our independent registered public accounting firm to report on the effectiveness of our internal controls over financial reporting, as required by Section 404. Our compliance with Section 404 requires that we incur substantial expense and expend significant management time on compliance-related issues. Moreover, if we are not able to comply with the requirements of Section 404 in the future, or if we or our independent registered public accounting firm identify deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses, the market price of our stock may decline and we could be subject to sanctions or investigations by the NASDAQ Stock Market’s Global Select Market, the SEC or other regulatory authorities, which would require significant additional financial and management resources.

Changes in financial accounting standards may cause adverse unexpected revenue fluctuations and affect our reported results of operations.

A change in accounting policies can have a significant effect on our reported results and may even affect our reporting of transactions completed before the change is effective. New pronouncements and varying interpretations of existing pronouncements have occurred with frequency and may occur in the future. Changes to existing rules, or changes to the interpretations of existing rules, could lead to changes in our accounting practices, and such changes could adversely affect our reported financial results or the way we conduct our business.

We are required to expense equity compensation given to our employees, which has reduced our reported earnings, will harm our operating results in future periods and may reduce our stock price and our ability to effectively utilize equity compensation to attract and retain employees.

We historically have used stock options, restricted stock units or “RSU,” and an employee stock purchase plan as significant components of our employee compensation program in order to align employees’ interests with the interests of our stockholders, encourage employee retention, and provide competitive compensation packages. The compensation charges that we are required to record related to these equity awards have reduced, and will continue to reduce, our reported earnings, will harm our operating results in future periods, and may require us to reduce the availability and amount of equity incentives provided to employees, which could make it more difficult for us to attract, retain and motivate key personnel. Moreover, if securities analysts, institutional investors and other investors adopt financial models that include stock option expense in their primary analysis of our financial results, our stock price could decline as a result of reliance on these models with higher expense calculations.

We may have exposure to greater than anticipated tax liabilities.

Our provision for income taxes is subject to volatility and could be adversely affected by nondeductible stock-based compensation, changes in the research and development tax credit laws, earnings being lower than anticipated in jurisdictions where we have lower statutory rates and being higher than anticipated in jurisdictions where we have higher statutory rates, transfer pricing adjustments, not meeting the terms and conditions of tax holidays or incentives, changes in the valuation of our deferred tax assets and liabilities, changes in actual results versus our estimates, or changes in tax laws, regulations, accounting principles or interpretations thereof. In addition, like other companies, we may be subject to examination of our income tax returns by the U.S. Internal Revenue Service and other tax authorities. While we regularly assess the likelihood of adverse outcomes from such examinations and the adequacy of our provision for income taxes, there can be no assurance that such provision is sufficient and that a determination by a tax authority will not have an adverse effect on our results of operations.

If we fail to successfully manage our exposure to the volatility and economic uncertainty in the global financial marketplace, our operating results could be adversely impacted.

We are exposed to financial risk associated with the global financial markets, including volatility in interest rates and uncertainty in the credit markets. Our exposure to market rate risk for changes in interest rates relates primarily to our investment portfolio. The primary objective of our investment activities is to preserve principal, maintain adequate liquidity and portfolio diversification while at the same time maximizing yields without significantly increasing risk. However, the valuation of our investment portfolio is subject to uncertainties that are difficult to predict. Factors that may impact its valuation include changes to credit ratings of the securities that we hold, interest rate changes, the ongoing strength and quality, and recent instability, of the global credit market, and liquidity. If the carrying value of our investments exceeds the fair value, and the decline in fair value is deemed to be other-than-temporary, we will be required to write down the value of our investments. Additionally, instability and uncertainty in the financial markets, as has been recently experienced, could result in the incurrence of significant realized or impairment losses associated with certain of our investments, which would reduce our net income.

If we need additional capital in the future, it may not be available to us on favorable terms, or at all.

We have historically relied on outside financing and cash flow from operations to fund our operations, capital expenditures and expansion. We may require additional capital from equity or debt financing in the future to fund our operations or respond to competitive pressures or strategic opportunities. We may not be able to secure timely additional financing on favorable terms, or at all. The terms of any additional financing may place limits on our financial and operating flexibility. If we raise additional funds through further issuances of equity, convertible debt securities or other securities convertible into equity, our existing stockholders could suffer significant dilution in their percentage ownership of our company, and any new securities we issue could have rights, preferences and privileges senior to those of holders of our common stock. If we are unable to obtain adequate financing or financing on terms satisfactory to us, if and when we require it, our ability to grow or support our business and to respond to business challenges could be significantly limited.

Our business is subject to the risks of earthquakes, fire, floods, pandemics and other natural catastrophic events, and to interruption by manmade problems such as computer viruses, break-ins or terrorism.

Our main operations, including our primary data center, are located in the San Francisco Bay Area, a region known for seismic activity. A significant natural disaster, such as an earthquake, fire or a flood, could disrupt our operations and therefore harm our business, operating results and financial condition. A natural disaster could also impact our ability to manufacture and deliver our products to customers, or provide support to our customers, any of which would harm our business, operating results and financial condition. In addition, our servers are vulnerable to computer viruses, break-ins and similar disruptions from unauthorized tampering with our computer systems, which could result in the theft of intellectual property, customer information or other sensitive data. Any of these incidents could result in both legal and reputational costs. Natural disasters, acts of unrest or terrorism or war could also cause disruptions in our or our customers’ business, our domestic and international markets, or the economy as a whole. To the extent that such disruptions result in delays or cancellations of customer orders or the deployment of our products, our business, operating results and financial condition would be adversely affected.

The trading price of our common stock has been volatile and is likely to be volatile in the future.

The trading prices of the securities of technology companies, including our own, have been highly volatile. Further, our common stock has a limited trading history. Since our initial public offering in September 2006 through September 30, 2012, our stock price, after adjusting for our 2:1 stock split in the form of a stock dividend effected in November 2010, has fluctuated from a low of $3.55 to a high of $44.70. The market price of our common stock has at times reflected a higher multiple of expected future earnings than many other companies. As a result, even small changes in investor expectations regarding our future growth and earnings, whether as a result of actual or rumored financial or operating results, changes in the mix of products and services sold, acquisitions, industry changes, or other factors, could result in, and have recently resulted in, significant fluctuations in the market price of our common stock.

Factors that could affect the trading price of our common stock include, but are not limited to:

•	variations in our operating results;

•	announcements of technological innovations, new services or service enhancements, strategic alliances or significant agreements by us or the gain or loss of significant customers;

•	recruitment or departure of key personnel;

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providing estimates of our future operating results, or changes of these estimates, either by us or by any securities analysts who follow our common stock, or changes in recommendations by any securities analysts who follow our common stock;

•	significant sales or purchases, or announcement of significant sales or purchases, of our common stock by us or our stockholders, including our directors and executive officers;

•	announcements by or about us regarding events or news adverse to our business;

•	market conditions in our industry, the industries of our customers and the economy as a whole;

•	adoption or modification of regulations, policies, procedures or programs applicable to our business;

•	an announced acquisition of or by a competitor; and

•	an announced acquisition of or by us.

If the market for technology stocks or the stock market in general experiences loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business, operating results or financial condition. The trading price of our common stock might also decline in reaction to announcements by, or events that affect, other companies in our industry, or the trading price might decline in reaction to events that affect the stock market generally even if these announcements or events do not directly affect us. Each of these factors, among others, could cause our stock price to decline. Some companies that have had volatile market prices for their securities have had securities class actions filed against them. If such a suit were filed against us, regardless of its merits or outcome, it could result in substantial costs and divert management’s attention and resources.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our common stock will continue to depend in part on the research and reports that securities or industry analysts publish about us or our business. If we do not continue to maintain adequate research coverage or if one or more of the analysts who covers us downgrades our stock or publishes inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts ceases coverage of our company or fails to publish reports on us regularly, demand for our stock could decrease, which could cause our stock price and trading volume to decline.

Anti-takeover provisions in our charter documents and Delaware law could discourage, delay or prevent a change in control of our company and may affect the trading price of our common stock.

We are a Delaware corporation and the anti-takeover provisions of the Delaware General Corporation Law may discourage, delay or prevent a change in control by prohibiting us from engaging in a business combination with an interested stockholder for a period of three years after the person becomes an interested stockholder, even if a change in control would be beneficial to our existing stockholders. In addition, our restated certificate of incorporation and amended and restated bylaws contain provisions that may discourage, delay or prevent a change in our management or control over us that stockholders may consider favorable.

Risks Relating to OPNET’s Business

Under this caption “Risks Related to OPNET’s Business,” use of “our,” “we,” “us” and similar words refers solely to OPNET as an independent operating company and the risks set forth below may also continue to impact the OPNET business following completion of the Merger.

Our reliance on a limited number of vendors for the hardware used to deliver our AppResponse Xpert software product could harm our business by adversely affecting product availability, delivery, reliability and cost.

We maintain a limited number of suppliers for the hardware we sell together with our AppResponse Xpert software product. This hardware is used at the customer site to deliver the software and is a critical component of our customers’ ability to deploy the software. If the supply of these hardware components is delayed or curtailed, we may not be able to sell the AppResponse Xpert product in desired quantities and in a timely manner.

In October 2011, several regions of Thailand experienced severe flooding causing damage to factories that supply hard disk drives, and the damage to these factories has significantly affected the general availability of hard disk drives. AppResponse Xpert utilizes hard disk drives. Shortages of hard disk drives have caused prices on the disk drives to significantly increase and it is possible that continued shortages could have a material negative impact on our cost of revenue and gross margins related to AppResponse Xpert, and our overall cost of revenue, gross margin, and profitability. Shortages may also compromise our ability to meet customer demand for our AppResponse Xpert products, which could hurt our revenue and profitability.

General instability in the economy, including concerns regarding the after-effects of the global recession, or unfavorable economic conditions in a particular region, business or industry sector, may cause our customers to postpone or forego technology investments and could have other impacts, any of which could hurt our business, financial results and cash flow.

Our products are designed to enhance our customers’ ability to manage their applications and networks. However, general instability in the economy, including concerns regarding the after-effects of the global recession, or a general slowdown in the global economy, or in a particular region, or business or industry sector, such as the financial services sector, or tightening of credit markets, could cause our customers to:

•	have difficulty accessing credit sources;

•	delay contractual payments; or

•	postpone or forego decisions to purchase our products and services, or maintain them at originally purchased levels.

The global economy appears to be recovering from a severe recession, which hurt our product and services revenue in fiscal 2011, fiscal 2010, and fiscal 2009. Despite what appears to be a trend toward recovery, we cannot provide any assurance that instability in the global economy will end or not become more severe. The longer this global economic instability persists, the greater the probability that these factors could hurt our business, financial results and cash flow.

Our operating results may fluctuate significantly as a result of factors outside of our control, including current economic conditions, which could cause the market price of our stock to decline.

Our operating results have fluctuated in the past, and are likely to fluctuate significantly in the future. Our financial results may as a consequence fall short of our expectations and the expectations of public market analysts or investors, which could cause the price of our common stock to decline. Our revenue and operating results may vary significantly from quarter to quarter due to a number of factors, many of which are beyond our control. Factors that could affect our operating results include:

•	general economic conditions, which can affect our customers’ purchasing decisions, the length of our sales cycle, and our customers’ ability to pay us on time, if at all;

•	the timing of large orders;

•	changes in the proportion of software arrangements requiring contract accounting;

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changes in the mix of our sales, including the mix between higher margin software products and maintenance and lower margin professional services, and the proportion of our product sales requiring us to make royalty payments;

•	the timing and amount of our marketing, sales, and product development expenses;

•	the cost and time required to develop new software products;

•	the introduction, timing, and market acceptance of new products introduced by us or our competitors;

•	changes in network technology or in applications, which could require us to modify our products or develop new products;

•	changes in our pricing policies or those of our competitors; and

•	the timing and size of potential acquisitions by us.

We expect to make significant expenditures in all areas of our business, particularly sales and marketing and research and development operations, in order to promote future growth. Because the expenses associated with these activities are relatively fixed in the short term, we may be unable to adjust spending quickly enough to offset any unexpected shortfall in revenue growth or any decrease in revenue levels. In addition, our revenue in any quarter depends substantially on orders we receive and ship in that quarter. We typically receive a significant portion of orders in any quarter during the last month of the quarter, and we cannot predict whether those orders will be placed and shipped in that period. If we have lower revenue than we expect, we may not be able to respond quickly enough to reduce our operating expenses. Therefore, any significant shortfall in revenue or delay of customer orders could have an immediate adverse impact on our operating results in that quarter.

For all of these reasons, quarterly comparisons of our financial results are not necessarily meaningful, and you should not rely on them as an indication of our future performance.

If we do not successfully expand our sales force, we may be unable to increase our sales.

We sell our products primarily through our direct sales force, and we must expand the size of our direct sales force to increase revenue. If we are unable to hire or retain qualified sales personnel, if newly hired personnel fail to develop the necessary skills to be productive, or if they reach productivity more slowly than anticipated, our ability to increase our revenue and grow our business could be compromised. Our sales people require a long period of time to become productive, typically three to nine months. The time required to reach productivity, as well as the challenge of attracting, training, and retaining qualified candidates, may make it difficult to expand our direct sales force. Further, we may not generate sufficient sales to offset the increased expense resulting from growing our direct sales force, or we may be unable to manage a larger direct sales force.

The market for intelligent application and network performance management software is evolving, and if this market does not develop as anticipated, our revenue could decline.

We derive all of our revenue from the sale of products and services that are designed to allow our customers to manage the performance of applications and networks. Accordingly, if the market for intelligent application and network performance management software does not continue to grow, we could face declining revenue, which could ultimately lead to our becoming unprofitable. The market for intelligent application and network performance management software products is evolving. Therefore, we cannot accurately assess the size of the market and may be unable to identify an effective distribution strategy, the competitive environment that will develop, and the appropriate features and prices for products to address the market. If we are to be successful, our current and potential customers must recognize the value of intelligent application and network performance management software products, decide to invest in the management of their applications and networks, and, in particular, adopt and continue to use our software products.

Our customers are primarily in four target groups and our operating results may be adversely affected by changes in one or more of these groups.

Our software products and related services are designed to meet the needs of enterprises, United States government agencies, service providers, and network equipment manufacturers, and we market our software products and related services to those four customer groups. Consequently, our financial results depend, in significant part, upon the economic conditions of enterprises, United States government agencies, service providers, and network equipment manufacturers. An economic downturn or adverse change in the regulatory environment or business prospects for one or more of these customer groups may decrease our revenue or lower our growth rate.

A decline in information technology spending may result in a decrease in our revenue or lower our growth rate.

A decline in the demand for information technology among our current and prospective customers may result in decreased revenue or a lower growth rate for us because our sales depend, in part, on our customers’ budgets for new or additional information technology systems and services. A continued economic downturn may cause our customers to reduce or eliminate information technology spending and force us to lower prices of our software products and related services, which would substantially reduce the number of software products we sell and the average sales price for these products. Accordingly, we cannot be certain that we will be able to increase or maintain our revenue.

Our sales to United States government agencies subject us to special risks that could adversely affect our business.

We derive a substantial portion of our revenue from sales directly or indirectly to United States government agencies. Transactions with United States government agencies accounted for approximately 29.5%, 32.5%, and 39.9% of our total revenue for fiscal 2012, 2011, and 2010, respectively. Government sales entail a variety of risks including:

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Government contracts are subject to the approval of appropriations by the United States Congress to fund the expenditures by the agencies under these contracts. Congress often appropriates funds for government agencies on a yearly basis, even though their contracts may call for performance over a number of years.

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A significant decline in government expenditures generally, or a shift in budget priorities away from agencies or programs that we support, could cause a material decline in our government business. In particular, a decline in government spending on information technology or related services could hurt our government business.

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A portion of our products and services are included on a General Services Administration, or “GSA schedule.” We believe that the GSA schedule facilitates our sales to United States government agencies. The loss of the GSA schedule covering our products and services could adversely affect our results of operations.

•	We must comply with complex federal procurement laws and regulations in connection with government contracts, which may impose added costs on our business.

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Some of our government business requires that we maintain facility security clearances, and requires some of our employees to maintain individual security clearances. If we were to lose these clearances, our government business might decline.

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The federal government audits and reviews the performance of federal contractors on contracts, pricing practices, cost structure, and compliance with applicable laws, regulations, and standards. An audit of our work could result in a finding that we overcharged the government, which could result in an adjustment to our previously reported operating results. If a government audit uncovers improper or illegal activities, we may be subject to civil and criminal penalties and administrative sanctions, including termination of contracts, forfeiture of profits, suspension of payments, fines, and suspension or debarment from doing business with United States federal government agencies.

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Many of our government contracts are firm fixed-price contracts. To the extent that the assumptions we have used in pricing these contracts prove inaccurate, we could incur and accrue losses on contracts, which would adversely affect our operating results.

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A portion of our sales to the United States government are made indirectly as a subcontractor to another government contractor, referred to as the prime contractor, who has the direct relationship with the government. We also team with prime contractors to bid on competitive government opportunities for which we hope to serve as a subcontractor. If prime contractors lose existing business on which we serve as a subcontractor, or fail to win the competitive bids on which we team with them, our government business would be hurt.

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We could face expense and delay if any of our competitors, or competitors of the prime contractors to which we serve as a subcontractor, protest or challenge contract awards made to us or to our prime contractors pursuant to competitive bidding.

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Federal government contracts contain provisions and are subject to laws and regulations that provide government clients with rights and remedies not typically found in commercial contracts. These rights and remedies allow government clients, among other things, to terminate existing contracts, with short notice, for convenience without cause; reduce or modify contracts or subcontracts; and claim rights in products, systems, and technology produced by us.

Our lengthy and variable sales cycle makes it difficult to predict operating results.

It is difficult for us to forecast the timing and recognition of revenue from sales of our products because prospective customers often take significant time evaluating our products before purchasing them. The period between initial customer contact and a purchase by a customer may vary from one month to more than a year. During the sales process, the customer may decide not to purchase or may reduce proposed orders of our products for various reasons, including changes in budgets and purchasing priorities. Our prospective customers routinely require education regarding the use and benefit of our products. This may also lead to delays in receiving customers’ orders.

Our ability to increase our sales may be impaired if we do not expand and manage our indirect sales channels.

To increase our sales, we must, among other things, further expand and manage our indirect sales channels, which consist of alliances with third parties called the SYNERGY program, third-party distributors, and value-added resellers, or “VARs.” If we are unable to expand and manage our relationships with our indirect distributors, our indirect distributors are unable or unwilling to market and sell our products effectively, or we lose existing indirect distributor relationships, we might not be able to increase our revenue. Our indirect distributors have no obligation to market or purchase our products. In addition, they could partner with our competitors, bundle or resell competitors’ products, or internally develop products that compete with our products.

We may not be able to successfully manage our expanding operations, which could impair our ability to operate profitably.

We may be unable to operate our business profitably if we fail to manage our growth. Our growth has sometimes strained, and may in the future continue to strain, our managerial, administrative, operational, and financial resources and controls. We plan to continue to expand our operations and increase the number of our full-time employees. Our ability to manage growth may depend in part on our ability to continue to enhance our operating, financial, and management information systems. Our personnel, systems, and controls may not be adequate to support our growth. In addition, our revenue may not continue to grow at a sufficient rate to absorb the costs associated with a larger overall employee base.

If we are unable to introduce new and enhanced products on a timely basis that respond effectively to changing technology, our revenue may decline.

Our market is characterized by rapid technological change, changes in customer requirements, frequent new product and service introductions and enhancements, and evolving industry standards. If we fail to develop and introduce new and enhanced products on a timely basis that respond to these changes, our products could become obsolete, demand for our products could decline and our revenue could fall. Advances in application or network performance management technology, software engineering, and simulation technology, or the emergence of new industry standards, could lead to new competitive products that have better performance, more features, or lower prices than our products and could render our products unmarketable.

Our future revenue is substantially dependent upon our existing customers continuing to license additional products, renew maintenance agreements, and purchase additional services.

Our existing customers have traditionally generated additional revenue from consulting services, renewed maintenance agreements, and the purchase of additional software products, which represent the majority of our annual revenue. The maintenance agreements are generally renewable at the option of the customers and there are no mandatory payment obligations or obligations to license additional software. In addition, customers may decide not to purchase additional products or services. If our existing customers fail to renew their maintenance agreements or fail to purchase additional products or services, our revenue could decrease.

Increases in professional services revenue as a percentage of total revenue could decrease overall margin.

We realize significantly lower margin on professional service revenue than we do on other types of revenue. As a result, if professional services revenue increases as a proportion of total revenue, our gross margin will be lower. Although professional services revenue has been declining as a percentage of revenue, accounting for 14.2%, 15.0%, and 21.2% of our total revenue for fiscal 2012, 2011, and 2010, respectively, this trend may not continue.

If we fail to retain our key personnel and attract and retain additional qualified personnel, we might not be able to maintain our current level of revenue.

Our future success and our ability to maintain our current level of revenue depend upon the continued service of our executive officers and other key sales and research and development personnel. The loss of any of our key employees, in particular Marc A. Cohen, our Chairman of the Board and Chief Executive Officer, who is also our principal sales executive, and Alain J. Cohen, our President and Chief Technology Officer, could also compromise our ability to pursue our growth strategy. We do not have employment agreements or any other agreements that obligate any of our officers or key employees to remain with us.

We must also continue to hire highly qualified individuals, particularly software engineers and sales and marketing personnel. Our failure to attract and retain technical personnel for our product development, consulting services, and technical support teams may limit our ability to develop new products or product enhancements. Competition for these individuals is intense, and we may not be able to attract and retain additional highly qualified personnel in the future. In addition, limitations imposed by federal immigration laws and the availability of visas could impair our ability to recruit and employ skilled technical professionals from other countries to work in the United States.

Our international operations subject our business to additional risks, which could cause our sales or profitability to decline.

In fiscal 2012, 2011, and 2010, we generated 23.8%, 25.9%, and 22.5% of our revenue from customers outside the United States. We plan to increase our international sales activities, but these plans are subject to a number of risks that could cause our sales to decline or could otherwise cause a decline in profitability. These risks include:

•	difficulty in attracting distributors that will market and support our software products effectively;

•	greater difficulty in accounts receivable collection and longer collection periods;

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the need to comply with varying employment policies and regulations that could make it more difficult and expensive to manage our employees if we need to establish more direct sales or support staff outside the United States;

•	potentially adverse tax consequences;

•	the effects of currency fluctuations; and

•	political and economic instability.

We expect to face increased competition, which could cause us to lose sales, resulting in lower profitability.

Increasing competition in our market could cause us to lose sales and become unprofitable. We believe that the market for intelligent application and network performance management software is likely to become more competitive as it evolves and the demand for intelligent application and network performance management software products continues to increase. At least one of our current competitors and many of our potential competitors are larger and have substantially greater financial and technical resources than we do. In addition, it is possible that other vendors as well as some of our customers or distributors may develop and market software products that compete with our software products in the future.

If our products contain errors and we are unable to correct those errors, our reputation could be harmed and our customers could demand refunds from us or assert claims for damages against us.

Our software products could contain significant errors or bugs that may result in:

•	the loss of or delay in market acceptance and sales of our products;

•	the delay in introduction of new products or updates to existing products;

•	diversion of our resources;

•	injury to our reputation; and

•	increased support costs.

Bugs may be discovered at any point in a product’s life cycle. We expect that errors in our products may be found in the future, particularly in new product offerings and new releases of our current products.

Because our customers use our products to manage networks that are critical to their business operations, any failure of our products could expose us to product liability claims. In addition, errors in our products could cause our customers’ networks and systems to fail or compromise their data, which could also result in liability to us. Product liability claims brought against us could divert the attention of management and key personnel, could be expensive to defend, and may result in adverse settlements and judgments.

Our software products rely on our intellectual property, and any failure to protect our intellectual property could enable our competitors to market products with similar features that may reduce our revenue and could allow the use of our products by users who have not paid the required license fee.

If we are unable to protect our intellectual property, our competitors could use our intellectual property to market products similar to our products, which could reduce our revenue. In addition, we may be unable to prevent the use of our products by persons who have not paid the required license fee, which could reduce our revenue. Our success and ability to compete depends substantially upon the internally-developed technology that is incorporated in our products. Policing unauthorized use of our products is difficult, and we may not be able to prevent misappropriation of our technology, particularly in foreign countries where the laws may not protect our proprietary rights as fully as those in the United States. Others may circumvent the patents, copyrights, and trade secrets we own. In the ordinary course of business, we enter into a combination of confidentiality, non-competition, and non-disclosure agreements with our employees.

These measures afford only limited protection and may be inadequate, especially because our employees are highly sought after and may leave our employ with significant knowledge of our proprietary information. In addition, any confidentiality, non-competition and non-disclosure agreements we enter into may be found to be unenforceable, or our copy protection mechanisms embedded in our software products could fail or could be circumvented.

Our products employ technology that may infringe on the proprietary rights of others, and, as a result, we could become liable for significant damages.

We expect that our software products may be increasingly subject to third-party infringement claims as the number of competitors in our industry segment grows and the functionalities of products in different industry segments overlap.

Regardless of whether these claims have any merit, they could:

•	be time-consuming to defend;

•	result in costly litigation;

•	divert our management’s attention and resources;

•	cause us to delay or cease product shipments; or

•	require us to enter into royalty or licensing agreements.

These royalty or licensing agreements may not be available on terms acceptable to us, or at all. A successful claim of product infringement against us or our failure or inability to license the infringed or similar technology could adversely affect our business because we would not be able to sell the affected product without redeveloping it or incurring significant additional expense.

As with other software vendors, we may be required to delay revenue recognition into future periods, which could adversely affect our operating results.

We have in the past had to, and in the future may have to, defer recognition of product revenue due to several factors, including whether:

•	product arrangements include undelivered elements for which we do not have vendor specific evidence of fair value;

•	we must deliver services for significant customization, enhancements and modifications of our products;

•	the transaction involves material acceptance criteria or there are other identified product-related issues;

•	the transaction involves contingent payment terms or fees; or

•	we are required to accept extended payment terms.

Because of the factors listed above and other specific requirements under accounting principles generally accepted in the United States of America for software revenue recognition, we must have very precise terms in our product arrangements in order to recognize revenue when we initially deliver products or perform services. Negotiation of mutually acceptable terms and conditions can extend the sales cycle, and sometimes we do not obtain terms and conditions that permit revenue recognition at the time of delivery.

If we undertake acquisitions, they may be expensive and disruptive to our business and could cause the market price of our common stock to decline.

We have historically pursued acquisitions as a key part of our business strategy. We may continue to acquire or make investments in companies, products or technologies if opportunities arise. Any acquisition could be expensive, disrupt our ongoing business, distract our management and employees, and adversely affect our financial results and the market price of our common stock. We may not be able to identify suitable acquisition or investment candidates, and if we do identify suitable candidates, we may not be able to make these acquisitions or investments on commercially acceptable terms or at all. If we make an acquisition, we could have difficulty integrating the acquired technology, employees, or operations. In addition, the key personnel of the acquired company may decide not to work for us.

We also expect that we would incur substantial expenses if we acquire other businesses or technologies. We might use cash on hand, incur debt, or issue equity securities to pay for any future acquisitions. If we issue additional equity securities, our stockholders could experience dilution and the market price of our stock may decline.

Our products are subject to changing computing environments, including operating system software and hardware platforms, which could render our products obsolete.

The evolution of existing computing environments and the introduction of new popular computing environments may require us to redesign our products or develop new products. Computing environments, including operating system software and hardware platforms, are complex and change rapidly. Our products are designed to operate in currently popular computing environments. Due to the long development and testing periods required to adapt our products to new or modified computing environments, our research and development efforts could be distracted and we could experience significant delays in product releases or shipments, which could result in lost revenue and significant additional expense.

The impairment of a significant amount of goodwill on our balance sheet could result in a decrease in earnings and, as a result, our stock price could decline.

In the course of our operating history, we have acquired assets and businesses. Some of our acquisitions have resulted in the recording of a significant amount of goodwill on our financial statements. We had approximately $22,416,000 of goodwill recorded on our balance sheet as of September 30, 2012. The goodwill reflects the fact that the fair value of the net tangible assets acquired in past acquisitions was less than the purchase price. We may not realize the full value of the goodwill. We evaluate goodwill for impairment on an annual basis or more frequently if events and circumstances suggest that the asset may be impaired. If goodwill is determined to be impaired, we will write off the unrecoverable portion as a charge to our earnings. If we acquire new assets and businesses in the future, we may record additional goodwill. The possible write-off of the associated goodwill could negatively impact our future earnings and, as a result, the market price of our common stock could decline.

BACKGROUND AND REASONS FOR THE OFFER AND THE MERGER

Background of the Offer and the Merger

Riverbed regularly reviews and evaluates potential strategic initiatives, including potential acquisitions of companies and their assets. Over the past year, the Riverbed board of directors, or the “Riverbed board,” has discussed OPNET as a potential strategic acquisition target in furtherance of Riverbed’s strategic plan, in particular, with respect to growth in the application performance management market. Although representatives of Riverbed and OPNET have had historical intermittent contacts relating to the possibility of a potential strategic transaction over the past several years, the chronology below covers only the key events leading up to the merger agreement, and does not purport to catalog every conversation between representatives of Riverbed and OPNET.

In early 2012, Lazard Freres & Co. LLC (“Lazard”), financial advisor to OPNET, contacted Riverbed to inquire as to Riverbed’s interest in considering a possible combination with OPNET. On January 11, 2012, Riverbed and OPNET entered into a confidentiality agreement.

In January 2012, representatives of Riverbed and representatives of OPNET had several discussions concerning a possible combination of the two companies. Those discussions did not result in any serious negotiations.

In May 2012, Riverbed contacted Goldman Sachs & Co, Inc. (“Goldman”) and requested that Goldman assist Riverbed in identifying potential acquisition targets. Goldman identified a number of potential acquisition targets for Riverbed, including OPNET.

Over the summer of 2012, Riverbed’s corporate development team, together with representatives of Goldman, evaluated the potential acquisition targets identified by Goldman. Following those discussions, Riverbed’s management determined that OPNET could be a potentially attractive acquisition target which satisfied certain of Riverbed’s growth strategy objectives.

On July 30, 2012, Paul Brady, Senior Vice President and General Manager—Cascade Business Unit, and Paul O’Farrell, Vice President—Corporate Development and Strategy, contacted Marc Cohen, Chief Executive Officer of OPNET, and Alain Cohen, President and Chief Technology Officer of OPNET, and requested that a telephone conference for August 2, 2012 be held with them and representatives from Riverbed. During that conference call on August 2, 2012, Messrs. Brady and O’Farrell expressed Riverbed’s interest in a potential strategic transaction with OPNET, and requested that OPNET enter into a diligence process with Riverbed with a view to a possible strategic transaction.

On August 9, 2012, Marc Cohen, Alain Cohen and Mel Wesley, Chief Financial Officer of OPNET, presented a preliminary business and financial overview of OPNET to Messrs. Brady and O’Farrell.

On August 16, 2012, Mr. O’Farrell contacted representatives of Lazard by telephone and reiterated Riverbed’s interest in a potential strategic transaction with OPNET, and that Riverbed was prepared to move expeditiously.

On August 24, 2012, Riverbed verbally engaged Goldman as Riverbed’s financial advisor in connection with a potential strategic transaction with OPNET. Representatives from Goldman met with Riverbed management to discuss the background and the framework for assessing such potential strategic transaction.

On August 25, 2012, representatives of Goldman contacted representatives of Lazard and reiterated Riverbed’s interest in a potential strategic transaction with OPNET. Riverbed and Goldman entered into a formal engagement agreement on August 26, 2012.

On August 29, 2012, a meeting took place telephonically between Marc Cohen, Mel Wesley, Paul O’Farrell and other representatives.

On September 4-5, 2012, representatives of Riverbed met with representatives of OPNET in Bethesda, Maryland and conducted preliminary on-site due diligence.

At a special meeting of the Riverbed board on September 11, 2012, the Riverbed board discussed the possibility of a potential strategic transaction with OPNET. Riverbed’s management provided the Riverbed board with an overview of OPNET and its revenue mix, financial information and certain market information, as well as preliminary due diligence findings and a preliminary assessment of potential synergies that might result from a combination of Riverbed’s and OPNET’s businesses. Following discussion of these matters, the Riverbed board determined appropriate to initially explore OPNET’s interest in a potential acquisition, and approved the submission of a preliminary non-binding indication of interest letter with respect to the acquisition of all outstanding equity of OPNET at an initial price of $40.00 per share, payable in a combination of 50% cash and 50% Riverbed common stock.

On September 12, 2012, Riverbed submitted a preliminary non-binding indication of interest letter, or the “initial indication of interest,” which set forth Riverbed’s proposal to acquire all of the outstanding equity of OPNET at a price of $40.00 per share, payable in a combination of 50% cash and 50% Riverbed common stock, which Riverbed indicated could be completed by year end. The indication of interest was subject to the satisfactory completion of customary due diligence and the negotiation of a definitive transaction agreement, which Riverbed indicated could be completed promptly. Riverbed further indicated that it was willing to move forward upon OPNET entering into exclusive negotiations with Riverbed, and attached a proposed exclusivity agreement providing for an initial 30-day period for exclusive negotiations between Riverbed and OPNET.

Later that day, representatives of Lazard contacted representatives of Goldman by telephone and discussed the initial indication of interest provided by Riverbed. During that telephone conference, Lazard indicated to Goldman that OPNET had been in discussions with another party who was anticipated to submit a proposal to acquire all of the outstanding shares of OPNET.

On September 17, 2012, representatives of Lazard advised Goldman by telephone that OPNET had received a proposal to acquire all of the outstanding shares of OPNET and that a purchase price of $45.00 per share, and no greater than 15% stock consideration, would position Riverbed favorably. Later that day, Messrs. Brady and O’Farrell contacted Marc Cohen and Alain Cohen regarding Riverbed’s continuing interest in pursuing a potential strategic transaction. Discussions between representatives of Lazard and representatives of Goldman continued throughout the day of September 18, 2012, during which time, representatives of Lazard indicated to the Goldman representatives that in order to be competitive Riverbed should submit as high a bid as possible in the form of all cash and that time was running short given that a board meeting had been scheduled that evening to discuss Riverbed’s existing offer and the alternative offer.

On September 18, 2012, Riverbed submitted a second preliminary non-binding indication of interest letter to the OPNET board which set forth Riverbed’s revised proposal to acquire all of the outstanding equity of OPNET at $43.00 per share, payable in a combination of 85% cash and 15% Riverbed stock calculated on a fixed exchange ratio, which Riverbed indicated could be completed by year end. The second indication of interest also was subject to the satisfactory completion of customary due diligence and the negotiation of a definitive transaction agreement, which Riverbed indicated could be completed promptly. Riverbed further submitted a highly confidential financing letter from Goldman, and indicated it was willing to move forward upon OPNET entering into exclusive negotiations with Riverbed for a 30-day period. The second indication of interest letter also attached a proposed exclusivity agreement to be entered into between Riverbed and OPNET.

Later that day, Cooley LLP (“Cooley”), outside counsel to OPNET, provided comments to Weil, Gotshal & Manges LLP (“Weil”), Riverbed’s outside M&A counsel, with respect to the draft exclusivity agreement, and engaged in negotiations with Weil concerning the terms thereof. Later that evening, Riverbed and OPNET entered into an exclusivity agreement that provided for an initial 30-day period for exclusive negotiations between Riverbed and OPNET with respect to a strategic transaction.

On September 18, 2012, Goldman, on behalf of Riverbed, sent a due diligence request list to Lazard and OPNET senior management with respect to certain business, finance, accounting, tax and legal information required in connection with Riverbed’s review of the potential strategic transaction.

On September 19, 2012, OPNET provided access through an online data room to certain due diligence materials to the Riverbed due diligence team, Weil, Wilson, Sonsini, Goodrich and Rosati, P.C., corporate counsel to Riverbed (“WSGR”), and Goldman.

Beginning on September 19, 2012 through the execution of the merger agreement, representatives of OPNET provided additional business, product and engineering, sales, finance, accounting, tax and legal due diligence information to representatives of Riverbed, Weil, WSGR and Goldman through the online data room and responded to additional due diligence inquiries from representatives of Riverbed, Weil, WSGR and Goldman with respect to such information.

On September 19, 2012, Mr. Kennelly met with Marc Cohen and Alain Cohen to discuss the proposed transaction and their respective future roles with respect to the combined businesses.

On September 26, 2012, on behalf of Riverbed, representatives of Weil distributed an initial draft of the merger agreement to Cooley.

On October 6, 2012, on behalf of OPNET, representatives of Cooley distributed OPNET’s initial comments on the draft merger agreement to Weil.

On October 10, 2012, representatives of Weil and Cooley met in Weil’s offices in Redwood Shores, California, to discuss and negotiate the terms of the merger agreement. The key open points in the merger agreement negotiated by the respective parties included Riverbed’s inclusion of a condition to the Offer and the Merger that Riverbed receive financing (the “funding condition”), the requirement that Riverbed extend the Offer in certain circumstances, the request by Cooley for a termination right in favor of OPNET to accept a superior proposal prior to the acceptance by Riverbed of the shares in the Offer, termination fee amounts and the circumstances in which such fees should be paid, the scope of the representations and warranties, the scope of the conduct of business covenants of OPNET, and the outside termination date of the merger agreement.

On October 11, 2012, representatives from Riverbed, together with representatives from Goldman and Lazard, discussed with Marc Cohen and Mel Wesley OPNET’s third quarter sales pipeline.

On October 13, 2012, on behalf of Riverbed, representatives of Weil distributed a revised draft of the merger agreement to Cooley.

On October 14, 2012, on behalf of OPNET, Cooley distributed an issues list which set forth the material open points in the draft merger agreement, which included, among others, the continued inclusion of the funding condition, the lack of a termination right in favor of OPNET to accept a superior proposal prior to the acceptance of the shares in the Offer by Riverbed, the size of the termination fee and a proposed outside termination date of the merger agreement.

On October 15, 2012, representatives of Goldman contacted representatives of Lazard to request that OPNET extend exclusive negotiations through October 29, 2012 in order to complete diligence and negotiations of the merger agreement.

On October 17, 2012, during a special meeting of the Riverbed board, Riverbed management, Weil, Goldman and WSGR reviewed with the Riverbed board in detail the status of the discussions with OPNET regarding a potential strategic transaction, including the results of diligence to date, valuation, financing alternatives and the draft merger agreement.

On October 18, 2012, representatives of Weil and representatives of Cooley held a telephone conference and continued negotiating the material issues identified in Cooley’s issues list. That evening, Weil forwarded to Cooley an amendment to the exclusivity agreement extending the period for exclusive negotiations with Riverbed to October 29, 2012.

On October 19, 2012, representatives of Weil advised Cooley that Riverbed would agree to include in the merger agreement a fiduciary termination right in favor of OPNET, permitting OPNET, in certain circumstances, to terminate the agreement and accept a superior proposal prior to the acceptance by Riverbed of the shares in the Offer. Later that day, OPNET and Riverbed executed the amendment to the exclusivity agreement, extending the period for exclusive negotiations to October 29, 2012.

On October 20, 2012, representatives of Weil provided to Cooley a draft of the financing commitment letter under which Riverbed intended to obtain financing from Morgan Stanley Senior Funding, Inc. and an affiliate of Goldman for the Offer and the Merger.

On October 23, 2012, representatives of Weil and representatives of Cooley discussed by telephone the terms of the commitment letter. Later that day, on behalf of Riverbed, representatives of Weil distributed a revised draft of the merger agreement to Cooley.

From October 23rd until the execution of the merger agreement on October 28, 2012, representatives of Weil and representatives of Cooley negotiated the terms of the merger agreement, as well as the tender and support agreements and the non-competition agreements.

On October 26, 2012, the Riverbed board convened to discuss the proposed final form of merger agreement and the proposed financing terms. The Riverbed board reviewed the transaction materials and process with Riverbed management, Weil, Goldman and WSGR, including the terms of the merger agreement, the transaction structure, the commitment letter, due diligence, valuation, potential synergies of the combined businesses, due diligence findings and other financial and legal aspects of the proposed transaction. After this detailed review, the Riverbed board unanimously approved the merger agreement, the tender and support agreements, the commitment letter, the Offer, the Merger and the related transactions.

On October 28, 2012, representatives of Cooley advised Weil that the OPNET board unanimously approved the merger agreement, the tender and support agreements, the Offer, the Merger and the related transactions. Later that evening following such approval, Riverbed and Acquisition Sub entered into tender and support agreements with Marc Cohen and Alain Cohen, Riverbed entered into the non-competition agreements with certain representatives of OPNET, and then Riverbed, Acquisition Sub and OPNET entered into the merger agreement.

The transaction was announced pursuant to a joint press release issued by Riverbed and OPNET at 7:30am Eastern Time on October 29, 2012.

On November 14, 2012, Riverbed and Acquisition Sub commenced the Offer.

Riverbed’s Reasons for Making the Offer and for the Merger

The Riverbed board believes that the Merger with OPNET represents an opportunity to enhance value for Riverbed stockholders. The decision of the Riverbed board to enter into the merger agreement was the result of careful consideration by the Riverbed board of numerous factors. In reaching its conclusion to approve the merger agreement, the Offer and the Merger and the other transactions contemplated by the merger agreement, the Riverbed board considered the following factors as generally supporting its decision to enter into the merger agreement:

•	that the acquisition of OPNET would facilitate Riverbed’s expansion of its network performance management business into the application performance management, or APM, market;

•

that the combination of Riverbed’s leadership in accelerating business technology combined with OPNET’s industry-leading suite of APM products would provide customers with a single solution for monitoring, troubleshooting and addressing the application and network performance problems challenging them today;

•	that the acquisition of OPNET would enable Riverbed to provide customers with an integrated solution that not only monitors network and application performance, but also accelerates it; and

•	that the combination of Riverbed and OPNET provides the potential for the combined enterprise to realize revenue and operating synergies in 2014.

In addition to considering the factors outlined above, the Riverbed board of directors considered the following additional factors, all of which it viewed as generally supporting its decision to enter into the merger agreement:

•	the results of the due diligence review of OPNET’s businesses and operations;

•	the likelihood that the Offer and the Merger will be completed on a timely basis; and

•	the financing commitments from Riverbed’s financing sources necessary to finance the Offer and the Merger.

The Riverbed board of directors also evaluated the risks inherent in transactions similar to the Merger, including the following:

•

that, despite the commitments of the financing sources pursuant to the commitment letter, Riverbed might not obtain the financing necessary to finance the Offer and the Merger on a timely basis, and that it would be required to pay a fee of $25,000,000 to OPNET in the event the merger agreement was terminated due to Riverbed’s inability to obtain such financing;

•	that currently unanticipated difficulties could arise in integrating the employees and/or the operations of the two companies;

•	that anticipated cost savings may not be achieved;

•	that management’s attention may be diverted from other strategic priorities to implement merger integration efforts; and

•	that the synergies expected from combining the operations of Riverbed and OPNET may not be realized or, if realized, may not be realized within the period expected.

The Riverbed board believed that the foregoing risks were outweighed by the potential benefits to be realized from the Merger.

The foregoing discussion of factors considered by the Riverbed board is not meant to be exhaustive, but includes the material factors considered by the Riverbed board in approving the merger agreement and the transactions contemplated by the merger agreement, including the Offer and the Merger. The Riverbed board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. Rather, the members of the Riverbed board made their respective determinations based on the totality of the information presented to them, including the recommendation by Riverbed management and input from Riverbed’s advisors, and the judgments of individual members of the Riverbed board may have been influenced to a greater or lesser degree by different factors.

Other Factors You Should Consider

In deciding whether or not to tender your shares of Riverbed common stock you should consider the factors described above under “Background and Reasons for the Offer and the Merger” beginning on page 57 as well as the factors set forth under “Risk Factors” beginning on page 25 and the other factors set forth in this prospectus.

RECOMMENDATION OF OPNET’S BOARD OF DIRECTORS

At a meeting held on October 28, 2012, the OPNET board of directors unanimously: (i) determined that the merger agreement and the transactions contemplated by the merger agreement, including the Offer and the Merger, are fair to, and in the best interests of, OPNET and OPNET’s stockholders; (ii) approved and adopted the merger agreement and the transactions contemplated by the merger agreement, including the Offer and the Merger, which approval constituted approval under Section 203 of the DGCL as a result of which the merger agreement and the transactions contemplated by the merger agreement are not and will not be subject to any restrictions under Section 203 of the DGCL; (iii) declared the advisability of the merger agreement; and (iv) recommends that OPNET’s stockholders accept the Offer and tender their shares of OPNET common stock to Acquisition Sub pursuant to the Offer and, to the extent required to consummate the Merger, approve the merger agreement and thereby approve the Merger and the transactions contemplated by the merger agreement.

Accordingly, and for the reasons described in more detail below, the OPNET board of directors unanimously recommends that OPNET’s stockholders accept the Offer and tender their shares of OPNET common stock pursuant to the Offer, and, if required by applicable law, adopt the merger agreement and thereby approve the Merger and the transactions contemplated by the merger agreement.

OPNET’s Reasons for the Recommendation of the Offer

In evaluating the merger agreement and the other transactions contemplated thereby, including the Offer and the Merger, the OPNET board of directors consulted with OPNET’s senior management, outside legal counsel and outside financial advisor. In recommending that OPNET’s stockholders accept the Offer and tender their shares of OPNET common stock to Acquisition Sub pursuant to the Offer and, to the extent required to consummate the Merger, adopt the merger agreement, the OPNET board of directors also considered a number of factors, including the following:

•

the OPNET board of directors’ knowledge of OPNET’s business, financial condition, results of operations, prospects and competitive position and its belief that the Offer and the Merger are more favorable to OPNET’s stockholders than any other strategic alternative reasonably available to OPNET, including remaining as a stand-alone entity;

•	the OPNET board of directors’ belief that, among other things:

•	OPNET’s channel is still nascent, and building a channel of scale will require additional years of investment;

•

OPNET has not been able to rapidly scale its international operations and does not have an international marketing presence that efficiently competes against larger vendors, both of which take years of investment;

•

there is consolidation in the space and customers are increasingly looking to purchase from larger vendors who can provide more comprehensive solutions and services, a trend which could put OPNET at a competitive disadvantage; and

•	the competitive environment, combined with global economic macro uncertainty, puts significant pressure on continuing to achieve margin expansion and top line growth rates;

•

the fact that the offer consideration represents a 34% premium to the closing price of OPNET’s common stock on October 26, 2012, the last trading day prior to the announcement of the execution of the merger agreement, a 32% premium to the average closing price of OPNET common stock over the one month period prior to the announcement of the execution of the merger agreement and a 34% premium to the average closing price of OPNET common stock over the three month period prior to the announcement of the execution of the merger agreement;

•	the OPNET board of directors’ belief that the offer consideration compares very favorably with that of similar acquisition transactions;

•	the fact that OPNET and Lazard had engaged in an lengthy and fulsome process to identify potential acquirors;

•

the fact that the Offer provides for an offer consideration of 85% in cash, which allows OPNET’s stockholders to quickly realize a fair value, substantially in cash, for their investment and provides such stockholders certainty of value and liquidity for their shares;

•

the fact that the acquisition has substantial benefits to Riverbed and as a result, the stock portion of the offer consideration could reasonably be expected not to decline substantially between execution of the merger agreement and the time that the OPNET stockholders are able to obtain liquidity of that stock component;

•

the written opinion of Lazard, dated October 28, 2012, to the OPNET board of directors to the effect that, as of October 28, 2012 and based upon and subject to the assumptions, procedures, factors, qualifications and limitations set forth therein, the per share consideration to be paid to OPNET stockholders pursuant to the merger agreement is fair, from a financial point of view, to such holders. The full text of Lazard’s written opinion is attached as Annex II to the Schedule 14D-9 of OPNET;

•

the OPNET board of directors’ belief that the terms of the merger agreement, including the parties’ representations, warranties and covenants, and the conditions to their respective obligations to consummate the Offer and the Merger, are reasonable and were the product of arms’ length negotiations between OPNET and its advisors, on the one hand, and Riverbed and its advisors, on the other hand;

•	the fact that Riverbed has obtained a firm commitment for financing the Offer and the Merger;

•

the reasonable likelihood of the consummation of the transactions contemplated by the merger agreement and that Riverbed’s obligations to purchase shares of OPNET common stock in the Offer and to close the Merger are subject to customary conditions;

•

the fact that, subject to compliance with the terms and conditions of the merger agreement (including provisions regarding notification to Riverbed of certain matters, provisions regarding further negotiations with Riverbed and provisions regarding payment of a $37,500,000 cash termination fee), in certain circumstances, OPNET may terminate the merger agreement in connection with a determination by the OPNET board of directors to enter into a superior transaction with a third party (as described in the merger agreement);

•

the fact that the OPNET board of directors would be permitted, in accordance with the terms and conditions of the merger agreement, to authorize OPNET and its subsidiaries to provide information to and engage in negotiations with a third party following the receipt of a bona fide alternative acquisition proposal that the OPNET board of directors determines in good faith constitutes or would reasonably be expected to lead to a superior proposal (as described in the merger agreement); and

•	the availability of appraisal rights of holders of OPNET common stock who comply with all of the required procedures under the DGCL.

The OPNET board of directors also considered a number of uncertainties and risks in its deliberations concerning the transactions contemplated by the merger agreement, including the Offer and the Merger, including the following:

•

the possibility that the transactions contemplated by the merger agreement, including the Offer and the Merger, might not be consummated, that the financing might not be obtained, and the effect of public announcement of the merger agreement on the operating results of OPNET and its ability to attract and retain key management, marketing and technical personnel;

•	the fact that the transaction will be taxable to OPNET stockholders for U.S. federal income tax purposes;

•	the fact that OPNET’s stockholders will have only limited participation in future earnings or growth of OPNET (through the stock component of the offer consideration);

•	the fact that the merger agreement contains certain contractual restrictions on the conduct of OPNET’s business prior to the completion of the transaction contemplated by the merger agreement;

•	the possibility of any disruptive effect on OPNET’s ordinary course business operations and work force that could result from the announcement of the Offer and the Merger; and

•

the fact that, subject to the limitations set forth in the merger agreement, OPNET could be required to pay a cash termination fee of $37,500,000 in connection with the termination of the merger agreement under specified circumstances involving competing transactions, a change in the OPNET board of directors’ recommendation of the transaction to OPNET’s stockholders or other circumstances specified in the merger agreement.

The OPNET board of directors believes that, overall, the potential benefits of the Offer and the Merger to the OPNET stockholders outweigh the risks concerning the Offer and the Merger.

In light of the variety of factors considered in connection with its evaluation of the Offer and the Merger, the OPNET board of directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determinations and recommendations. Moreover, each member of the OPNET board of directors applied his own personal business judgment to the process and may have given different weight to different factors. In arriving at their respective recommendations, the members of the OPNET board of directors were aware of the interests of executive officers and directors of OPNET as described under “Interests of Certain Persons in the Offer and the Merger—Interests of OPNET Executive Officers and Directors” on page 88 of this prospectus.

THE OFFER

Exchange of Shares of OPNET Common Stock

We are proposing to acquire all of the outstanding shares of OPNET common stock in exchange for (i) $36.55 in cash, and (ii) 0.2774 of a share of Riverbed common stock, in each case, subject to adjustment for stock splits, stock dividends and similar events, as described herein, without interest thereon and subject to any required tax withholding, for each validly tendered share of OPNET common stock on the terms and conditions contained in this prospectus and in the related letter of transmittal. We refer to this as the “Offer.” We refer to this consideration, or any different consideration per share of OPNET common stock that may be paid pursuant to the Offer, as the “offer consideration.”

We will not issue any fractional shares of Riverbed common stock pursuant to the Offer or the Merger. Instead, each OPNET stockholder who would otherwise be entitled to a fractional share of Riverbed common stock (after aggregating all fractional shares of Riverbed common stock that otherwise would be received by such stockholder) will receive (i) for shares of OPNET common stock validly tendered and not properly withdrawn pursuant to the Offer, cash equal to such fraction multiplied by the closing price of a share of Riverbed common stock on NASDAQ on the date that Acquisition Sub accepts for exchange at least a majority of the outstanding shares of OPNET common stock, calculated on a fully-diluted basis or (ii) for all other shares of OPNET common stock that convert into the right to receive the offer consideration at the effective time, cash equal to such fraction multiplied by the closing price of a share of Riverbed common stock on NASDAQ on the date the Merger becomes effective.

The expiration of the Offer shall refer to the end of the day on December 17, 2012, at 12:00 midnight, New York City time, unless we extend the period of time for which the Offer is open, in which case the term expiration of the Offer means the latest time and date on which the Offer, as so extended, expires.

We will not acquire any shares of OPNET common stock in the Offer unless OPNET stockholders have validly tendered and not withdrawn (not including shares of OPNET common stock subject to a notice of guaranteed delivery unless such shares have actually been delivered), a number of shares of OPNET common stock that, together with any shares of OPNET common stock owned by Riverbed or Acquisition Sub, represents at least a majority of the outstanding shares of OPNET common stock, on a fully-diluted basis (which assumes conversion or exercise of all OPNET derivative securities regardless of the conversion or exercise price, the vesting schedule or other terms and conditions thereof), which we refer to in this prospectus as the “minimum tender condition.”

After completion of the Offer, we will cause Acquisition Sub to complete a merger with and into OPNET, with OPNET continuing as the surviving corporation, in which each outstanding share of OPNET common stock (except for: (i) shares of OPNET common stock held by OPNET (or in OPNET’s treasury), Riverbed, Acquisition Sub or any other wholly-owned subsidiary of Riverbed, which will be cancelled and retired and cease to exist; (ii) shares of OPNET common stock held by any wholly-owned subsidiary of OPNET, which will remain issued and outstanding; and (iii) shares of OPNET common stock held by OPNET stockholders who have properly preserved their appraisal rights, if any, under Delaware law) will be converted into the right to receive the same consideration paid in exchange for each share of OPNET common stock in the Offer, subject to appraisal rights to the extent applicable under Delaware law. We refer to this merger throughout this prospectus as the “Merger.”

If, after the completion of the Offer, we beneficially own at least 90% of the shares of OPNET common stock outstanding or if we exercise the top-up option (as defined below) to reach such threshold, we may effect the Merger without the approval of the OPNET stockholders, as permitted under Delaware law, subject to appraisal rights to the extent applicable under Delaware law. If, on the other hand, we beneficially own more than 50%, but less than 90%, of the outstanding shares of OPNET common stock, a meeting of OPNET stockholders or an action by written consent and the affirmative vote of at least a majority of the shares of OPNET common stock outstanding on the record date for such meeting will be needed to complete the Merger. Since we will own a majority of shares of OPNET common stock outstanding on the record date, approval of the Merger by OPNET stockholders will be assured. See “—Approval of the Merger” on page 78.

Under the merger agreement, if the minimum tender condition (as described in “—Conditions to the Offer—Minimum Tender Condition” on page 69) is satisfied and we consummate the Offer, we have the option, which we refer to as the “top-up option,” to purchase from OPNET additional shares of OPNET common stock, subject to the limitations described herein, equal to the lesser of: (a) the number of shares that, when added to the number of shares already owned by Riverbed or Acquisition Sub at the time of exercise of the top-up option constitutes at least one share more than 90% of the shares of OPNET common stock outstanding on a fully-diluted basis (which assumes conversion or exercise of all OPNET derivative securities regardless of the conversion or exercise price, the vesting schedule or other terms and conditions thereof) after the shares subject to the top-up option are issued; or (b) the aggregate number of shares of OPNET common stock that OPNET is authorized to issue under its certificate of incorporation but that are not issued and outstanding (and are not subscribed for or otherwise committed to be issued or reserved for issuance) at the time of exercise of the top-up option. The aggregate purchase price payable for the shares of OPNET common stock being purchased pursuant to the top-up option shall be determined by multiplying the number of such shares by the offer consideration (which shall be equal to: (a) the cash consideration payable in the Offer; plus (b) the dollar amount determined by multiplying the stock consideration payable in the Offer by the average of the closing sale prices of a share of Riverbed common stock as reported on the NASDAQ Global Select Market for each of the ten (10) consecutive trading days prior to the date on which the top-up option is exercised).

We are required to exercise the top-up option if: (i) the number of shares of OPNET common stock owned by Riverbed or Acquisition Sub immediately following the consummation of the Offer do not constitute at least one share more than 90% of the shares of OPNET common stock then-outstanding on a fully-diluted basis; (ii) the exercise of the top-up option would result in Riverbed or Acquisition Sub owning at least one share more than 90% of shares of OPNET common stock that are then outstanding on a fully-diluted basis; and (iii) the exercise of the top-up option in accordance with the merger agreement will not violate any applicable legal requirements.

If we exercise the top-up option, we will either: (a) pay in cash an amount equal to the number of shares purchased pursuant to the top-up option by the cash consideration payable in the Offer plus the dollar amount determined by multiplying the stock consideration payable in the Offer by the average of the closing sale prices of a share of Riverbed common stock as reported on the NASDAQ Global Select Market for each of the 10 consecutive trading days prior to the date on which the top-up option is exercised, or the “purchase price;” or (b)(i) pay in cash an amount equal to not less than the aggregate par value of the shares to be purchased pursuant to the top-up option; and (ii) execute and deliver a full recourse promissory note for the remainder of the purchase price, to mature on the first anniversary date of its delivery and bearing interest at a rate of 3% per annum, payable in arrears at maturity. In no event will the top-up option be exercisable for a number of shares of OPNET common stock in excess of OPNET’s then authorized and unissued shares of common stock.

The number of shares of Riverbed common stock issued to OPNET stockholders in the Offer and the Merger will constitute approximately 3.7% of the outstanding common stock of the combined company after the Merger based upon the number of outstanding shares of Riverbed common stock and OPNET common stock on October 28, 2012, disregarding stock options and shares of common stock that may be issued by Riverbed or OPNET pursuant to an employee stock plan.

The cash portion and the stock portion of the offer consideration will be adjusted appropriately to reflect the effect of any stock split, reverse stock split, stock or cash dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to the shares of Riverbed or OPNET common stock that occurs on or after the date of the merger agreement and prior to the consummation of the Offer.

If you are the record owner of your shares and you tender your shares directly to the exchange agent, you will not be obligated to pay any charges or expenses of the exchange agent or any brokerage commissions. If you own your shares through a broker or other nominee, and your broker or nominee tenders the shares on your behalf, your broker or nominee may charge you a fee for doing so. You should consult your broker or nominee to determine whether any charges will apply.

Timing of the Offer

We commenced the Offer on November 14, 2012, the date of distribution of this prospectus. The Offer is scheduled to expire on December 17, 2012, at 12:00 midnight, New York City time, unless we extend the period of the Offer. All references to the expiration of the Offer mean the time of expiration, as extended. For more information, see the discussion under “—Extension, Termination and Amendment” below.

Extension, Termination and Amendment

We are required to extend the Offer from time to time for any period that is required by any legal requirement, any interpretation or position of the SEC, its staff or the NASDAQ Stock Market that is related to the Offer. We are also required to extend the Offer for successive periods of up to twenty (20) business days per extension until any waiting period (and any extension thereof) applicable to the completion of the Offer under the HSR Act and any foreign antitrust or competition-related legal requirements have expired or been terminated. We are also required to extend the Offer for any period of up to five (5) business days per extension until the marketing period with respect to Riverbed’s financing has been completed, and must extend the Offer for any period of up to five (5) business days per extension if we, acting reasonably and in good faith, have determined that we will not receive the financing necessary to complete the Offer by the anticipated expiration date of the Offer. If any condition to the Offer has not been satisfied or waived by the scheduled expiration date of the Offer and OPNET requests that we extend the Offer, we must do so for successive periods of up to twenty (20) business days per extension until that condition has been satisfied or waived. If we determine that exercising the top-up option would violate any legal requirements, we are required to provide for a “subsequent offering period” of three (3) business days in accordance with Rule 14d-11 of the Exchange Act and we may elect to provide one or more extensions thereof. You will not have the right to withdraw any shares of OPNET common stock that you tender in the subsequent offering period. We are not required to extend the Offer beyond March 1, 2013, the first business day following the Outside Date.

We may elect to extend the Offer for successive periods of up to twenty (20) business days per extension if any condition to the Offer has not been satisfied or waived by the scheduled expiration date of the Offer. We may not extend the Offer beyond March 1, 2013, the first business day after the Outside Date, without OPNET’s consent.

If, at the expiration of the Offer, all of the conditions to the Offer have been satisfied or, where permissible, waived, we will accept for payment and promptly pay for shares of OPNET common stock tendered and not properly withdrawn in the Offer. During any extension, all shares of OPNET common stock previously tendered and not validly withdrawn will remain deposited with the exchange agent, subject to your right to withdraw your shares of OPNET common stock. If we provide a subsequent offering period, we will first consummate the exchange with respect to the shares validly tendered and not properly withdrawn in the initial Offer period. For more information, see the discussion under “—Subsequent Offering Period” below.

If, on the sixth (6th) business day immediately prior to the expiration date of the Offer, we reasonably determine in good faith that the financing is reasonably expected to be obtained on the expiration date of the Offer, we must waive the funding condition to the Offer prior to 11:59 p.m., Eastern Time, on such sixth (6th) business day.

In addition, we expressly reserve the right, but shall not be obligated to, waive any other conditions to the Offer and to make any changes to the terms of or conditions to the Offer, provided that, without the prior written consent of OPNET, we cannot:

•	amend, modify or waive the minimum tender condition;

•	change the form of consideration payable in the Offer;

•	decrease the offer consideration or number of OPNET shares to be purchased pursuant to the Offer;

•	amend or modify any condition to the Offer in a manner adverse to OPNET stockholders;

•	impose any conditions to the Offer in addition to the conditions set forth in “—Conditions to the Offer” below;

•	except as otherwise provided in the merger agreement, extend or otherwise change the expiration date of the Offer except as permitted by the merger agreement; or

•	amend the Offer in any manner adverse (other than in an immaterial respect) to OPNET’s stockholders.

In the event the merger agreement is terminated in accordance with its terms prior to the acceptance of any shares of OPNET common stock for exchange pursuant to the Offer, we will promptly terminate the Offer without accepting any shares that were previously tendered.

We will follow any extension, termination, waiver or amendment, as promptly as practicable, with a public announcement. Subject to the requirements of the Exchange Act and other applicable law, and without limiting the manner in which we may choose to make any public announcement, we assume no obligation to publish, advertise or otherwise communicate any public announcement.

Subsequent Offering Period

We are required to provide a subsequent offering period of three (3) business days (and we may elect to provide one or more extensions thereof) after the acceptance of shares of OPNET common stock in accordance with Rule 14d-11 under the Exchange Act if we determine not to exercise the top-up option because such exercise would violate any legal requirements. If we provide a subsequent offering period, we will first consummate the exchange with respect to the shares validly tendered and not properly withdrawn in the initial offering period. You will not have the right to withdraw any shares of OPNET common stock that you tender in the subsequent offering period. If we provide a subsequent offering period, we will make a public announcement to that effect no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration.

Conditions to the Offer

The Offer is subject to a number of conditions which we describe below. Notwithstanding any other provisions of the Offer or the merger agreement to the contrary, Acquisition Sub is not required to accept for payment or (subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act) pay for, and may delay the acceptance for payment of, or (subject to any such rules and regulations) the payment for, any tendered shares of OPNET common stock, and, to the extent permitted by the merger agreement, may terminate the Offer at any scheduled expiration date of the Offer, subject to any extensions of the Offer pursuant to the merger agreement or amend the Offer as otherwise permitted by the merger agreement if: (a) the minimum tender condition is not satisfied by 12:00 midnight, Eastern Time, on the expiration date of the Offer; or (b) any of these conditions are not satisfied or waived in writing by Riverbed.

Minimum Tender Condition

There must have been validly tendered and not properly withdrawn prior to the expiration of the Offer that number of shares of OPNET common stock that, together with shares of OPNET common stock owned by Riverbed, represents at least a majority of the outstanding shares of OPNET common stock (excluding shares of OPNET common stock tendered pursuant to guaranteed delivery procedures that have not yet been delivered in settlement or satisfaction of such guarantee), on a fully-diluted basis (which assumes conversion or exercise of all OPNET derivative securities regardless of the conversion or exercise price, the vesting schedule or other terms and conditions thereof). We refer to this throughout this prospectus as the “minimum tender condition.”

Financing

Riverbed or Acquisition Sub (either directly or through any of its subsidiaries) must have received the proceeds of the financing. If, on the sixth (6th) business day immediately prior to the date of the expiration of the Offer, we reasonably determine in good faith that the financing is reasonably expected to be obtained on the date of the expiration of the Offer, we must waive the funding condition to the Offer prior to 11:59 p.m., Eastern Time, on such sixth (6th) business day.

Regulatory Clearance

Any applicable waiting period (or extension thereof) applicable to the Offer or the Merger under the HSR Act must have expired or been terminated.

Registration Condition

The registration statement on Form S-4, of which this prospectus is a part, must be effective and no “stop order” proceedings have been threatened or initiated against Riverbed with respect to the Offer.

Termination Condition

The merger agreement must not have been validly terminated. In certain instances, we may extend the expiration date of the Offer to the first business day following the Outside Date. In addition, both Riverbed and OPNET are permitted, in certain circumstances, to terminate the merger agreement on the Outside Date. See “The Merger Agreement—Termination of the Merger Agreement” beginning on page 107 of this prospectus.

Additional Conditions

In addition, notwithstanding any other provisions of the Offer or the merger agreement to the contrary, Acquisition Sub is not required to accept for payment or (subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act) pay for, and may delay the acceptance for payment of, or (subject to any such rules and regulations) the payment for, any tendered shares of OPNET common stock, and, to the extent permitted by the merger agreement, may terminate the Offer: (a) upon termination of the merger agreement; and (b) at any scheduled expiration date of the Offer (subject to any extensions of the Offer pursuant to the merger agreement) or amend the Offer as otherwise permitted by the merger agreement, if: (i) the minimum tender condition has not been satisfied by 12:00 midnight, Eastern Time on the date of expiration of the Offer; or (ii) any of the following conditions have not been satisfied or waived in writing by Riverbed:

•

OPNET shall have complied with or performed in all material respects all of its covenants and agreements in the merger agreement that it is required to comply with or perform at or prior to the time for acceptance and payment of the shares of OPNET common stock;

•

each of the representations and warranties of OPNET contained in the merger agreement shall be true and correct as of the time for acceptance and payment of the shares of OPNET common stock (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), subject to applicable materiality qualifications;

•

since October 29, 2012, there shall not have been a material adverse effect on OPNET and no event shall have occurred or circumstances exist that, in combination with any other events or circumstances would reasonably be expected to have or result in a material adverse effect on OPNET;

•

any waiting period applicable to the Offer or the Merger under any applicable foreign antitrust or competition-related legal requirement shall have expired or been terminated, and any consent required under any applicable foreign antitrust or competition-related legal requirement in connection with the Offer or the Merger shall have been obtained or shall be in full force and effect;

•	Riverbed and OPNET shall have received a certificate executed by OPNET’s Chief Executive Officer and Chief Financial Officer confirming that certain conditions to the Offer have been satisfied;

•

there shall not be a temporary restraining order, preliminary or permanent injunction or other order preventing the acquisition of or payment for shares of OPNET common stock pursuant to the Offer or preventing the consummation of the Merger or any of the other transactions contemplated by the merger agreement, issued by any court of competent jurisdiction or other governmental body and in effect, or there shall not be a legal requirement enacted or applicable to the Offer or the Merger or any of the other transactions contemplated by the merger agreement that makes the acquisition of or payment for shares of OPNET common stock pursuant to the Offer, or the consummation of the Merger or any of the other transactions contemplated by the merger agreement, illegal;

•

a legal proceeding shall not be pending or overtly threatened in which any governmental body is or has overtly threatened to become a party: (a) challenging or seeking to restrain or prohibit the acquisition of or payment for shares of OPNET common stock pursuant to the Offer or the consummation of the Merger or any of the transactions contemplated by the merger agreement or the tender and support agreements; (b) seeking to prohibit or limit in any material respect Riverbed’s ability to vote, transfer, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of OPNET or any of its subsidiaries; or (c) seeking to compel OPNET or any of its subsidiaries to dispose of or hold separate any shares of OPNET common stock or any material assets as a result of the Offer, the Merger or any of the other transactions contemplated by the merger agreement; and

•	the marketing period with respect to the financing shall have been completed.

General Conditions

All of the foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition, in whole or in part at any time and from time to time, in our sole discretion, and all conditions, other than the minimum tender condition, may be waived by us, in our sole discretion, in whole or in part at any time and from time to time. Under the circumstances described above, we are not required to waive the funding condition.

The failure by us at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

We cannot assure you that all of the conditions to completing the Offer will be satisfied or, where permissible, waived.

Important Definitions

Material Adverse Effect

The merger agreement provides that a material adverse effect means, when used in connection with OPNET, any effect, change, development, event or circumstance that, considered together with all other effects, changes, developments, events or circumstances, constitutes a material adverse effect on: (a) the business, financial condition or results of operations of OPNET and its subsidiaries, taken as a whole; or (b) the ability of OPNET to consummate the Offer, the Merger or any of the other transactions contemplated by the merger agreement or to perform any of its obligations under the merger agreement; provided, however, that with respect to clause “(a)” above, none of the following, either alone or in combination, shall be deemed to constitute a material adverse effect (and shall not be taken into account in determining whether a material adverse effect has occurred or is reasonably expected to occur):

•

adverse economic, business, financial, technological or regulatory conditions in the United States or in other locations in which OPNET or its subsidiaries have material operations (including changes in the securities markets and credit markets) that do not disproportionately affect OPNET and its subsidiaries, taken as a whole relative to the other companies in the application and network performance management industry;

•

adverse economic, business, financial, technological or regulatory conditions that generally affect the application and network performance management industry and that do not disproportionately affect OPNET and its subsidiaries, taken as a whole relative to the other companies in the application and network performance management industry;

•

changes in the stock price or trading volume of OPNET’s common stock (it being understood, however, that, unless otherwise prohibited by the bullet points of this proviso, the facts or circumstances giving rise to any such change in stock price or trading volume may be taken into account in determining whether there has been a material adverse effect);

•

the failure of OPNET to meet internal or securities analysts’ expectations or projections (it being understood, however, that, unless otherwise prohibited by the bullet points of this proviso, the facts or circumstances giving rise to any such failure may be taken into account in determining whether there has been a material adverse effect);

•

any adverse effect, including loss of employees, customers or suppliers by OPNET, arising from or otherwise predominately relating to the announcement, pendency or anticipated consummation of any of the transactions contemplated by the merger agreement;

•

any adverse effect arising from or otherwise related to changes in legal requirements or applicable accounting regulations or principles or interpretations thereof that do not disproportionately affect OPNET and its subsidiaries, taken as a whole relative to the other companies in the application and network performance management industry;

•

any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism or any natural disaster, in each case, after the date of the merger agreement, that do not disproportionately affect OPNET and its subsidiaries, taken as a whole relative to the other companies in the application and network performance management industry;

•

any shareholder class action or derivative litigation commenced against OPNET since the date of the merger agreement and arising from allegations of breach of fiduciary duty of the OPNET’s directors relating to their approval of the merger agreement or from allegations of false or misleading public disclosure by OPNET with respect to the merger agreement; or

•

any specific action taken by OPNET: (a) at the express written direction of Riverbed or Acquisition Sub as long as such action was taken in a manner consistent with such direction; or (b) that is required to be so taken by the terms of the merger agreement as long as such action was taken in a manner consistent with such requirement (excluding any action or inaction by OPNET or any of its subsidiaries that is pursuant to any of the interim operating covenants and obligations contained in merger agreement or that is conducted in the ordinary course of business).

Marketing Period

The merger agreement provides that the marketing period means the first period of 15 consecutive calendar days after the later of:

•	November 30, 2012; and

•

the date on which Riverbed shall have provided (or cause to have been provided), and the arrangers party to the commitment letter shall have received, certain information required to be delivered pursuant to the commitment letter for purposes of the syndication provided therein; provided that:

•	the marketing period shall end on any earlier date that is the date on which all of the proceeds of the debt financing have been obtained; and

•	the marketing period shall end on or prior to December 21, 2012 or, if the marketing period has not ended on or prior to December 21, 2012, then such period shall begin on or after January 2, 2013.

Procedure for Tendering Shares

For you to validly tender shares of OPNET common stock pursuant to the Offer:

•

the enclosed letter of transmittal, properly completed and duly executed, along with any required signature guarantees, or an agent’s message (as defined below) in connection with a book-entry transfer, and any other required documents, must be transmitted to and received by the exchange agent at one of its addresses set forth on the back cover of this prospectus, and certificates for tendered shares of OPNET common stock must be received by the exchange agent at one of its addresses or those shares of OPNET common stock must be tendered pursuant to the procedures for book-entry transfer set forth below, and a confirmation of receipt of the tender received, which confirmation we refer to below as a “book-entry confirmation,” in each case before the expiration of the Offer; or

•	you must comply with the guaranteed delivery procedures set forth below.

The term “agent’s message” means a message, transmitted by The Depositary Trust Company, or “DTC,” to, and received by, the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the participant in DTC tendering the shares of OPNET common stock that are the subject of the book-entry confirmation, that the participant has received and agrees to be bound by the terms of the letter of transmittal and that we may enforce that agreement against the participant.

The exchange agent will establish accounts at DTC with respect to the shares of OPNET common stock for purposes of the Offer within two (2) business days after the date of this prospectus, and any financial institution that is a participant in DTC may make book-entry delivery of the shares of OPNET common stock by causing DTC to transfer tendered shares of OPNET common stock into the exchange agent’s account in accordance with DTC’s procedure for the transfer. However, although delivery of shares of OPNET common stock may be effected through book-entry at DTC, the letter of transmittal, with any required signature guarantees, or an agent’s message in connection with a book-entry transfer, and any other required documents, must, in any case, be transmitted to and received by the exchange agent at one of its addresses set forth on the back cover of this prospectus prior to the expiration of the Offer, or the guaranteed delivery procedures described below must be followed.

Signatures on all letters of transmittal must be guaranteed by an eligible institution, except in cases in which shares of OPNET common stock are tendered either by a registered holder of shares of OPNET common stock who has not completed the box entitled “Special Payment Instructions” or “Special Delivery Instructions” on the letter of transmittal or for the account of an eligible institution.

If the certificates for shares of OPNET common stock are registered in the name of a person other than the person who signs the letter of transmittal, or if payment is to be made, or certificates for shares of OPNET common stock not tendered or not accepted for payment are returned, to a person other than the registered holder(s), the certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name or names of the registered holder(s) appear(s) on the certificates, with the signature(s) on the certificates or stock powers guaranteed in the manner we have described above.

Guaranteed Delivery

If you wish to tender shares of OPNET common stock pursuant to the Offer and your certificates are not immediately available or you cannot deliver the certificates and all other required documents to the exchange agent prior to the expiration of the Offer or cannot complete the procedure for book-entry transfer on a timely basis, your shares of OPNET common stock may nevertheless be tendered, if all of the following conditions are satisfied:

•	you make your tender by or through an eligible institution;

•

the enclosed notice of guaranteed delivery, properly completed and duly executed, substantially in the form enclosed with this prospectus, is received by the exchange agent as provided below on or prior to the expiration of the Offer; and

•

the certificates for all tendered shares of OPNET common stock, or a confirmation of a book-entry transfer of tendered shares into the exchange agent’s account at DTC as described above, in proper form for transfer, together with a properly completed and duly executed letter of transmittal, with any required signature guarantees, or, in the case of a book-entry transfer, an agent’s message, and all other documents required by the letter of transmittal are received by the exchange agent within three (3) NASDAQ Stock Market trading days after the date of execution of the notice of guaranteed delivery.

You may deliver the notice of guaranteed delivery by facsimile transmission or mail to the exchange agent and you must include a signature guarantee by an eligible institution in the form set forth in that notice.

Withdrawal Rights

Shares of OPNET common stock that you tender pursuant to the Offer may be withdrawn according to the procedures set forth below at any time prior to the expiration of the Offer and, unless previously accepted for exchange in the Offer, may also be withdrawn at any time after January 13, 2013, unless accepted for exchange on or before that date as provided in this prospectus. In the event that we provide for a subsequent offering period following the acceptance of shares of OPNET common stock for exchange pursuant to the Offer, (i) no withdrawal rights will apply to shares tendered during such subsequent offering period and (ii) no withdrawal rights will apply to shares that were previously tendered in the Offer and accepted for exchange.

For your withdrawal to be effective, the exchange agent must timely receive from you a written or facsimile transmission notice of withdrawal at one of its addresses set forth on the back cover of this prospectus, and your notice must include your name, address, social security number, the certificate number(s) and the number of shares of OPNET common stock to be withdrawn, as well as the name of the registered holder, if it is different from that of the person who tendered those shares of OPNET common stock. If shares of OPNET common stock have been tendered pursuant to the procedures for book-entry transfer discussed above under “—Procedure for Tendering Shares,” any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn shares of OPNET common stock and must otherwise comply with DTC’s procedures. If certificates have been delivered or otherwise identified to the exchange agent, the name of the registered holder and the serial numbers of the particular certificates evidencing the shares of OPNET common stock withdrawn must also be furnished to the exchange agent, as stated above, prior to the physical release of the certificates.

An eligible institution must guarantee all signatures on the notice of withdrawal unless the shares of OPNET common stock have been tendered for the account of an eligible institution.

We will decide all questions as to the form and validity (including time of receipt) of any notice of withdrawal, in our sole discretion, and our decision will be final and binding. None of Riverbed, the exchange agent, the information agent or any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or will incur any liability for failure to give any notification. Any shares of OPNET common stock that you properly withdraw will be deemed not to have been validly tendered for purposes of the Offer. However, you may retender withdrawn shares of OPNET common stock by following one of the procedures discussed above under “—Procedure for Tendering Shares” or “—Guaranteed Delivery” at any time before the expiration of the Offer.

Effect of a Tender of Shares

In all cases, we will exchange shares of OPNET common stock tendered and accepted for exchange pursuant to the Offer only after timely receipt by the exchange agent of certificates for shares of OPNET common stock, or timely confirmation of a book-entry transfer of tendered shares into the exchange agent’s account at DTC as described above, properly completed and duly executed letter(s) of transmittal, or an agent’s message in connection with a book-entry transfer, and any other required documents.

By executing a letter of transmittal, you irrevocably appoint our designees as your attorneys-in-fact and proxies, each with full power of substitution, to vote at any special meeting in connection with the Merger, if any, and to the extent permitted by applicable law and under OPNET’s certificate of incorporation and bylaws, any other annual, special or adjourned meeting of OPNET’s stockholders or otherwise to execute any written consent concerning any matter, and to otherwise act as our designees, in their sole discretion, deem proper with respect to such tendered shares of OPNET common stock (and any and all non-cash dividends, distributions, rights, other shares of OPNET common stock or other securities issued or issuable in respect thereof on or after the date of this prospectus) that have been accepted for payment before the time any such action is taken and with respect to which you are entitled to vote. That appointment is effective if and when, and only to the extent that, we accept the shares of OPNET common stock for exchange pursuant to the Offer. All of these proxies shall be considered coupled with an interest in the tendered shares of OPNET common stock and therefore shall not be revocable. Upon the effectiveness of the appointment, all prior proxies that you have given will be revoked, and you may not give any subsequent proxies, and, if given, they will not be deemed effective.

We will determine questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of shares of OPNET common stock, in our sole discretion, and our determination shall be final and binding. We reserve the absolute right to reject any and all tenders of shares of OPNET common stock that we determine are not in proper form or the acceptance of or exchange for which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any defect or irregularity in the tender of any shares of OPNET common stock. No tender of those shares of OPNET common stock will be deemed to have been validly made until all defects and irregularities in tenders of those shares of OPNET common stock have been cured or waived. Neither Riverbed, the exchange agent, the information agent nor any other person will be under any duty to give notification of any defects or irregularities in the tender of any shares of OPNET common stock or will incur any liability for failure to give notification. Our interpretation of the terms and conditions to the Offer, including the letter of transmittal and instructions thereto, will be final and binding.

The tender of shares of OPNET common stock pursuant to any of the procedures described above will constitute a binding agreement between you and us upon the terms and subject to the conditions to the Offer.

Delivery of Shares of Riverbed Common Stock and Cash

Subject to the satisfaction or, where permissible, waiver of the conditions to the Offer as of the expiration of the Offer, we will accept for exchange shares of OPNET common stock validly tendered and not properly withdrawn promptly after the expiration of the Offer and will exchange such shares of OPNET common stock for (i) $36.55 in cash, and (ii) 0.2774 of a share of Riverbed common stock, in each case, subject to adjustment for stock splits, stock dividends and similar events, as described herein, without interest thereon and subject to any required tax withholding, and cash in lieu of fractional shares for the tendered shares of OPNET common stock.

In all cases, the exchange of shares of OPNET common stock tendered and accepted for exchange pursuant to the Offer will be made only if the exchange agent timely receives:

•

certificates for those shares of OPNET common stock, or a timely confirmation of a book-entry transfer of those shares of OPNET common stock in the exchange agent’s account at DTC, and a properly completed and duly executed letter of transmittal or a duly executed copy thereof, and any other required documents; or

•	a timely confirmation of a book-entry transfer of those shares of OPNET common stock in the exchange agent’s account at DTC, together with an agent’s message.

For purposes of the Offer, we will be deemed to have accepted for exchange shares of OPNET common stock validly tendered and not properly withdrawn when, as and if we notify the exchange agent of our acceptance of the tender of those shares of OPNET common stock pursuant to the Offer. The exchange agent will deliver the shares of Riverbed common stock and the cash portion of the offer consideration, in each case, subject to adjustment for stock splits, stock dividends and similar events, and cash in lieu of a fraction of a share of Riverbed common stock promptly after receipt of our notice. The exchange agent will act as agent for tendering OPNET stockholders for the purpose of receiving the cash portion of the offer consideration, the shares of Riverbed common stock and cash instead of a fraction of a share of Riverbed common stock and transmitting the shares and cash to you. You will not receive any interest on any cash that you are entitled to receive, even if there is a delay in making the exchange. If we do not accept shares of OPNET common stock for exchange pursuant to the Offer or if certificates are submitted for more shares of OPNET common stock than are tendered in the Offer, we will return certificates for these unexchanged shares of OPNET common stock without expense to the tendering stockholder. If we do not accept shares of OPNET common stock for exchange pursuant to the Offer, shares of OPNET common stock tendered by book-entry transfer into the exchange agent’s account at DTC pursuant to the procedures set forth on page 72 under “—Procedure for Tendering Shares” will be credited to the account maintained with DTC from which those shares were originally transferred, promptly following expiration or termination of the Offer.

Cash Instead of Fractional Shares of Riverbed Common Stock

We will not issue any fractional shares of Riverbed common stock pursuant to the Offer or the Merger. Instead, each OPNET stockholder who would otherwise be entitled to a fractional share (after aggregating all fractional shares of Riverbed common stock that otherwise would be received by such stockholder) will receive (i) for shares of OPNET common stock validly tendered and not properly withdrawn pursuant to the Offer, cash equal to such fraction multiplied by the closing price of a share of Riverbed common stock on NASDAQ on the date that Acquisition Sub accepts for exchange at least a majority of the outstanding shares of OPNET common stock, calculated on a fully-diluted basis or (ii) for all other shares of OPNET common stock that convert into the right to receive the offer consideration at the effective time, cash equal to such fraction multiplied by the closing price of a share of Riverbed common stock on NASDAQ on the date the Merger becomes effective.

Material U.S. Federal Income Tax Consequences

The following is a discussion of the material U.S. federal income tax consequences of the Offer and the Merger to holders of OPNET common stock upon an exchange of their OPNET common stock for Riverbed common stock and cash or the exercise of their appraisal rights. The following summary is based upon the Code, existing and proposed Treasury regulations and published administrative rulings and court decisions, all as currently in effect as of the date hereof, and all of which are subject to change, possibly with retroactive effect. The following discussion does not address the following: (i) the tax consequences of the Offer and the Merger under the 3.8% Medicare tax on certain investment income, U.S. federal non-income tax laws or state, local or non-U.S. tax laws; or (ii) the tax consequences of the ownership or disposition of Riverbed common stock acquired in the Offer or the Merger.

Except as specifically set forth below, this discussion addresses only those OPNET stockholders that are U.S. persons for U.S. federal income tax purposes. You are a U.S. person for purposes of this discussion if you are:

•	a citizen or resident of the United States;

•	a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States or of any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust (i) a court within the United States is able to exercise primary supervision over the trust, and (ii) one or more U.S. persons have authority to control all substantial decisions of the trust, or (b) the trust has made an election under applicable Treasury regulations to be treated as a U.S. person.

This discussion addresses only those OPNET stockholders that hold their OPNET common stock as a capital asset within the meaning of Section 1221 of the Code and does not address all the U.S. federal income tax consequences that may be relevant to particular OPNET stockholders in light of their individual circumstances or to OPNET stockholders that are subject to special rules, such as:

•	financial institutions;

•	investors in, partnerships and other pass-through entities;

•	insurance companies;

•	tax-exempt organizations;

•	dealers in securities or currencies;

•	traders in securities;

•	persons that hold OPNET common stock as part of a straddle, hedge, constructive sale, conversion transaction or other risk-reduction transaction;

•	regulated investment companies;

•	real estate investment trusts;

•	certain U.S. expatriates;

•	persons whose “functional currency” is not the U.S. dollar; and

•	stockholders who acquired their OPNET common stock through the exercise of an employee stock option or otherwise as compensation.

In addition, this discussion does not address:

•	the tax consequences to holders of options issued by OPNET that are assumed, replaced, exercised or converted, as the case may be, in connection with the Offer or the Merger; or

•	the tax consequences of the receipt of shares of Riverbed common stock other than in exchange for shares of OPNET common stock pursuant to the Offer or the Merger.

If a partnership (or other entity taxed as a partnership for U.S. federal income tax purposes) holds OPNET common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Partnerships and partners in such a partnership should consult their tax advisers about the tax consequences of the Offer and the Merger to them. Tax matters are very complicated, and the tax consequences of the Offer and the Merger to OPNET stockholders will depend on each such stockholder’s particular tax situation.

TAX MATTERS ARE VERY COMPLICATED, AND THE TAX CONSEQUENCES OF THE OFFER AND THE MERGER TO OPNET STOCKHOLDERS WILL DEPEND ON EACH SUCH STOCKHOLDER’S PARTICULAR TAX SITUATION. OPNET STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO SPECIFIC TAX CONSEQUENCES TO THEM OF THE OFFER AND THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS AND OF CHANGES IN APPLICABLE TAX LAWS.

The exchange of OPNET common stock for cash and Riverbed common stock in the Offer and the conversion of the OPNET common stock in the Merger or upon the exercise of appraisal rights will be taxable to OPNET stockholders for U.S. federal income tax purposes and may also be taxable for state, local and non-U.S. income tax purposes. In general, each OPNET stockholder exchanging OPNET common stock for Riverbed common stock and cash will recognize capital gain or loss in an amount equal to the difference between (i) the sum of the amount of cash received (including any cash received with respect to a fractional share of Riverbed common stock or upon exercise of appraisal rights) and the fair market value of Riverbed common stock received, and (ii) the stockholder’s adjusted tax basis in its OPNET common stock surrendered. The capital gain or loss will be long-term capital gain or loss if the stockholder had held the OPNET common stock surrendered for more than one year before the completion of the Offer or the effective time of the Merger, as applicable. In the case of an OPNET stockholder who is an individual, long-term capital gains are generally taxed at preferential rates (currently at a maximum tax rate of 15% for taxable years beginning before January 1, 2013 and generally subject to a maximum tax rate of 20% thereafter). The Code limits a stockholder’s ability to utilize capital losses. A stockholder’s initial tax basis in the Riverbed common stock received in the Offer or the Merger, as applicable, will be equal to its fair market value and the holding period for such Riverbed common stock will begin the day after the completion of the Offer or the effective time, as applicable.

If an OPNET stockholder acquired different blocks of OPNET common stock at different times or at different prices, any gain or loss will be determined separately with respect to each block of OPNET common stock, and any cash and shares of Riverbed common stock received in the Offer or the Merger (or upon exercise of their appraisal rights) will be allocated on a pro rata basis to each such block of OPNET common stock.

Certain OPNET stockholders may be subject to backup withholding of U.S. federal income tax, currently at a rate of 28%, with respect to the consideration received pursuant to the Offer or the Merger, as applicable. Backup withholding will not apply, however, to an OPNET stockholder that (i) is a U.S. person and furnishes a correct taxpayer identification number and certifies that it is not subject to backup withholding on IRS Form W-9 or a substantially similar form, (ii) provides a certification of its status as a non-U.S. stockholder on an appropriate IRS Form W-8 or successor form or (iii) is otherwise exempt from backup withholding, such as a corporation, and provides appropriate proof of the applicable exemption. Any amounts withheld from payments to an OPNET stockholder under the backup withholding rules are not an additional tax and will be allowed as a refund or credit against the OPNET stockholder’s U.S. federal income tax liability, if any, provided that the OPNET stockholder timely furnishes the required information to the IRS.

THE FOREGOING DISCUSSION IS INTENDED ONLY AS A SUMMARY. HOLDERS OF OPNET COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE OFFER AND THE MERGER IN LIGHT OF THEIR PERSONAL CIRCUMSTANCES AND THE CONSEQUENCES OF THE OFFER AND THE MERGER UNDER U.S. FEDERAL NON-INCOME TAX LAWS AND STATE, LOCAL AND NON-U.S. TAX LAWS.

Transferability of Shares of Riverbed Common Stock

The shares of Riverbed common stock offered hereby will be registered under the Securities Act of 1933, as amended (or the “Securities Act”) and quoted on NASDAQ. Accordingly, such shares may be traded freely subject to restrictions under the Securities Act applicable to subsequent transfers of our shares by our “affiliates”

(as defined in the Securities Act), which, in general, provide that our affiliates may not transfer our shares except pursuant to further registration of those shares under the Securities Act or in compliance with Rule 145 (or if applicable, Rule 144) under the Securities Act or another available exemption from registration under the Securities Act.

Approval of the Merger

Under the DGCL, the approval of the board of directors of a company and the affirmative vote of the holders of a majority of the outstanding shares entitled to vote are required to approve a Merger and adopt a merger agreement.

OPNET’s board of directors has previously unanimously approved the merger agreement and declared its advisability. If, after the completion of the Offer, we beneficially own at least 90% of the shares of OPNET common stock outstanding or, if we exercise the top-up option to reach such threshold, we may effect the Merger without the approval of the OPNET stockholders, as permitted under Delaware law, subject to appraisal rights to the extent applicable under Delaware law. Completion of the transaction in this manner is referred to in this prospectus as a “short-form” merger. If, on the other hand, we beneficially own more than 50%, but less than 90%, of the outstanding shares of OPNET common stock, a meeting of OPNET stockholders or an action by written consent and the affirmative vote of at least a majority of the shares of OPNET common stock outstanding on the record date for such meeting will be needed to complete the Merger. Completion of the transaction in this manner is referred to in this prospectus as a “long-form” merger. If the conditions to the Offer are satisfied or, where permissible, waived, we will have sufficient votes to adopt the merger agreement without the need for any other OPNET stockholders to vote in favor of such adoption and will have sufficient board representation to propose an amendment to OPNET’s certificate of incorporation to permit stockholder action by written consent, as well as sufficient votes to approve such amendment and take action by written consent to adopt the merger agreement.

Appraisal Rights

No appraisal rights are available to OPNET stockholders in connection with the Offer. However, if the Merger is consummated, an OPNET stockholder who has not tendered his or her shares of OPNET common stock in the Offer or voted in favor of the Merger or consented thereto in writing will have rights under Section 262 of the DGCL to dissent from the Merger and demand appraisal of, and obtain payment in cash for the “fair value” of, that stockholder’s shares of OPNET common stock. Those rights, if the statutory procedures are complied with, could lead to a judicial determination of the fair value (immediately prior to the effective time) required to be paid in cash to dissenting stockholders of OPNET for their shares of OPNET common stock. Any such judicial determination of the fair value of the shares of OPNET common stock would not necessarily include any element of value arising from the accomplishment or expectation of the Merger and could be based upon considerations other than, or in addition to, the offer consideration and the market value of the shares of OPNET common stock, including asset values and the investment value of the shares of OPNET common stock.

The value so determined could be more or less than, or the same as, the offer consideration or the Merger consideration. If any OPNET stockholder who demands appraisal under Section 262 of the DGCL fails to perfect or effectively withdraws or loses his, her or its right to appraisal and payment under the DGCL, such holder’s shares of OPNET common stock will thereupon be deemed to have been converted as of the effective time into the right to receive the offer consideration, without any interest thereon, in accordance with the merger agreement. An OPNET stockholder may withdraw his, her or its demand for appraisal by delivery to OPNET of a written withdrawal of his or her demand for appraisal within 60 days after the effective time or subsequently with the written approval of the surviving corporation. Failure to follow the steps required by Section 262 of the DGCL for perfecting appraisal rights may result in the loss of such rights.

THE PRESERVATION AND EXERCISE OF APPRAISAL RIGHTS REQUIRES STRICT ADHERENCE TO THE APPLICABLE PROVISIONS OF THE DGCL. FAILURE TO FULLY AND PRECISELY FOLLOW THE STEPS REQUIRED BY SECTION 262 OF THE DGCL FOR THE PERFECTION OF APPRAISAL RIGHTS WILL RESULT IN THE LOSS OF THOSE RIGHTS. THE FOREGOING SUMMARY OF THE RIGHTS OF DISSENTING STOCKHOLDERS UNDER THE DGCL IS NOT A COMPLETE STATEMENT OF THE PROCEDURES TO BE FOLLOWED BY STOCKHOLDERS DESIRING TO EXERCISE ANY APPRAISAL RIGHTS AVAILABLE UNDER THE DGCL AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SECTION 262 OF THE DGCL, WHICH IS SET FORTH IN ANNEX C TO THIS PROSPECTUS.

APPRAISAL RIGHTS CANNOT BE EXERCISED AT THIS TIME. THE INFORMATION SET FORTH ABOVE IS FOR INFORMATIONAL PURPOSES ONLY WITH RESPECT TO ALTERNATIVES AVAILABLE TO STOCKHOLDERS IF THE MERGER IS CONSUMMATED. STOCKHOLDERS WHO WILL BE ENTITLED TO APPRAISAL RIGHTS IN CONNECTION WITH THE MERGER WILL RECEIVE ADDITIONAL INFORMATION CONCERNING APPRAISAL RIGHTS AND THE PROCEDURES TO BE FOLLOWED IN CONNECTION THEREWITH BEFORE SUCH STOCKHOLDERS HAVE TO TAKE ANY ACTION RELATING THERETO.

SOURCE AND AMOUNT OF FUNDS

As described in this prospectus, the Offer is subject to a funding condition. We estimate that the total amount of funds necessary to purchase all of the shares of OPNET common stock in the Offer or the Merger and to complete the related transactions, including the payment of fees and expenses in connection with the Offer and the Merger, will be approximately $854,000,000.

We expect to fund these payments with cash on hand and other funds available, including loan commitments from Morgan Stanley, Goldman Sachs and Bank of America in an aggregate principal amount of $500,000,000 (less the aggregate amount of net proceeds from the issuance of, at our election, alternative term loans or other financing in lieu of the financing to be provided under the debt commitment letter prior to, or concurrently with, the initial acceptance of OPNET common stock in the Offer).

Debt Financing

We have received a debt commitment letter, pursuant to which, subject to the terms and conditions set forth therein, in connection with the Offer, the financing sources have committed to provide a three-year senior secured term loan of $500 million (the “secured term loan”). Under the debt commitment letter, the financing sources have the right to syndicate all or a portion of their commitments to one or more financial institutions or other lenders (along with the financing sources, such institutions and lenders are collectively referred to as the “lenders”) which are reasonably acceptable to us. Any such syndication will be arranged by certain of the financing sources, as joint lead arrangers and joint book-runners.

The documentation governing the secured term loan has not been finalized and, accordingly, the actual terms of the secured term loan may differ from those described in this Offer.

A copy of the debt commitment letter has been filed as Exhibit 99.11 to this prospectus. The debt commitment letter amended and restated the commitment letter, dated October 28, 2012, that has been filed as Exhibit 99.7 to this prospectus. Reference is made to Exhibit 99.11 for a more complete description of the terms and conditions of the secured term loan, and such exhibit is incorporated herein by reference.

Conditions Precedent to the Debt Financing

The availability of the secured term loan, which constitutes part of the proceeds we will use to satisfy their obligations pursuant to the Offer, is subject to the satisfaction of the following conditions:

•

substantially concurrently with the funding of the secured term loan, the initial acceptance of shares of OPNET common stock pursuant to the Offer shall be consummated in accordance with the terms of the merger agreement, but without giving effect to any amendments, waivers or consents (or certain directions) by us that are materially adverse to the interests of the lenders or the lead arrangers for the secured term loan (the “lead arrangers”) without the consent of the lead arrangers (which will not be unreasonably withheld, delayed or conditioned), provided that any decrease in the acquisition consideration and certain increases of the cash portion of the acquisition consideration are not considered materially adverse to the lenders or the lead arrangers;

•	the payment of all fees and expenses required to be paid to the lenders and the financing sources;

•	execution and delivery of definitive financing documentation by each of the loan parties;

•	there not having occurred a company material adverse effect (which is defined in a manner consistent with the merger agreement) since June 30, 2012;

•	the accuracy of certain representations and warranties in the merger agreement and specified representations and warranties in the definitive financing documentation;

•	receipt of a notice of borrowing by the administrative agent for the secured term loan;

•	the lead arrangers having received the required financial statements detailed in Exhibit B to the debt commitment letter;

•	the provision of applicable documentation under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (or the Patriot Act);

•	subject to certain limitations, the execution and delivery of all documents and instruments required to create and perfect the collateral agent’s security interest in the collateral;

•	the lenders having received customary opinions of counsel, corporate resolutions, and customary closing documentation and certificates (including a solvency certificate); and

•

the lead arrangers having been afforded a period to consummate the syndication of the secured term loan of at least 15 consecutive calendar days following the later of (i) November 30, 2012 and (ii) receipt of (1) the business description for each of Riverbed and OPNET to be included in the confidential information memoranda, (2) customary pro forma consolidated financial statements of Riverbed and its subsidiaries and (3) customary 5-year financial projections, provided that such period shall end on or prior to December 21, 2012 or, if it has not ended on or prior to December 21, 2012, then it must begin on or after January 2, 2013, which we refer to as the “marketing period.”

Interest Rate

The applicable interest rate on the secured term loan is anticipated to be 3-month adjusted LIBOR (with a floor of 1.00%) plus 3.00% per annum. Interest based on LIBOR will be payable quarterly in arrears. The definitive financing documentation will also include a base rate option. All overdue amounts will be payable at a rate of 2.00% per annum above the otherwise applicable rate.

Maturity and Amortization

It is anticipated that the secured term loan will mature on the third anniversary following its funding and will amortize in equal quarterly installments in annual amounts equal to 1.0% of its original principal amount.

Mandatory Prepayments

It is anticipated that the secured term loan will be required to be prepaid in amounts equal to:

•

100% of the net cash proceeds of all non-ordinary course asset sales or other dispositions of property by Riverbed and its restricted subsidiaries (subject to exceptions to be agreed upon and reinvestment rights);

•

100% of the net cash proceeds received by Riverbed or any of its restricted subsidiaries from the issuance of any long-term debt or equity securities (other than certain indebtedness permitted under the definitive financing documentation, any equity issuance pursuant to director, employee or incentive stock or option plans and similar arrangements and other exceptions to be agreed); and

•	50% of annual excess cash flow of Riverbed and its restricted subsidiaries, subject to stepdowns to 25% and 0% based on leverage ratios to be agreed.

Voluntary Prepayments

It is anticipated that voluntary prepayments under the secured term loan will be permitted at any time without premium or penalty, subject to reimbursement of the lenders’ redeployment costs.

Guarantee and Security

Subject to certain exceptions, all of our obligations under the secured term loan will be guaranteed by each existing and each subsequently acquired wholly-owned subsidiary, and such loans will be secured on a first priority basis by (a) a perfected pledge of the equity interests of Riverbed’s and the guarantors’ direct subsidiaries, and (b) perfected security interests in substantially all tangible and intangible assets of Riverbed and each of the guarantors.

Other Terms

The secured term loan will contain customary representations and warranties, affirmative and negative covenants and events of default.

CERTAIN LEGAL MATTERS

Regulatory Approvals

We and OPNET have agreed pursuant to the merger agreement to use commercially reasonable efforts to take, or cause to be taken, whatever actions are required to obtain necessary regulatory approvals with respect to the Offer, the Merger and the transactions contemplated by the merger agreement. Other than clearance under the U.S. antitrust laws applicable to the Offer and the Merger that are described below, the SEC declaring the effectiveness of the registration statement (of which this prospectus is a part) and the filing of certificates of merger under the DGCL with respect to the Merger, we do not believe that any additional governmental filings are required with respect to the Offer and the Merger.

Under the HSR Act, and the related rules and regulations that have been issued by the Federal Trade Commission (the “FTC”), certain acquisition transactions may not be consummated until certain information and documentary material has been furnished for review by the FTC and the United States Antitrust Division of the Department of Justice (the “DOJ”) and certain waiting period requirements have been satisfied. These requirements apply to our acquisition of the shares of OPNET common stock in the Offer and the Merger.

Under the HSR Act, the purchase of shares of OPNET common stock in the Offer may not be completed until the expiration of a 30-calendar day waiting period following the filing of certain required information and documentary material concerning the Offer with the FTC and the DOJ, unless the waiting period is earlier terminated by the FTC and the DOJ. Each of Riverbed and OPNET filed a Pre-Merger Notification and Report Form under the HSR Act with the FTC and the DOJ in connection with the purchase of shares of OPNET common stock in the Offer and the Merger on October 31, 2012 and November 2, 2012, respectively. Accordingly, the required waiting period with respect to the Offer and the Merger is scheduled to expire at 11:59 p.m., New York City time, on or about November 30, 2012, unless earlier terminated by the FTC and the DOJ, or Riverbed or OPNET, as applicable, receives a request for additional information or documentary material prior to that time. If within the 30-calendar day waiting period either the FTC or the DOJ requests additional information or documentary material from Riverbed or OPNET, as applicable, the waiting period with respect to the Offer and the Merger would be extended for an additional period of ten calendar days following the date of Riverbed’s or OPNET’s, as applicable, substantial compliance with that request. Only one extension of the waiting period pursuant to a request for additional information is authorized by the HSR Act rules. After that time, the waiting period may be extended only by court order. The FTC or the DOJ may terminate the additional 10-calendar day waiting period before its expiration. In practice, complying with a request for additional information and documentary material can take a significant period of time.

The FTC and the DOJ may scrutinize the legality under the antitrust laws of proposed transactions such as our acquisition of the shares of OPNET common stock in the Offer and the Merger. At any time before or after the purchase of the shares of OPNET common stock by us, the FTC or the DOJ could take any action under the antitrust laws that it considers either necessary or desirable in the public interest, including seeking to enjoin the purchase of the shares of OPNET common stock in the Offer and the Merger, the divestiture of shares of OPNET common stock purchased in the Offer or the divestiture of substantial assets of Riverbed, OPNET or any of their respective subsidiaries or affiliates. Private parties as well as state attorneys general also may bring legal actions under the antitrust laws under certain circumstances.

State Takeover Laws

A number of states (including Delaware where OPNET is incorporated) have adopted laws that purport, to varying degrees, to apply to attempts to acquire corporations that are incorporated in, or that have substantial assets, stockholders, principal executive offices or principal places of business or whose business operations otherwise have substantial economic effects in, such states. OPNET, directly or through subsidiaries, conducts business in a number of states throughout the United States, some of which have enacted such laws. Except as described in this prospectus, it is not known whether any of these laws will, by their terms, apply to the Offer or the Merger and we have not complied with any such laws. To the extent that certain provisions of these laws (other than Section 203 of the DGCL as described below) purport to apply to the Offer or the Merger, we believe that there are reasonable bases for contesting such laws. We reserve the right to challenge the validity or applicability of any state law allegedly applicable to the offer, and nothing in this prospectus or any action taken in connection herewith is intended as a waiver of that right. If one or more takeover statutes apply to the offer and are not found to be invalid, we may be required to file documents with, or receive approvals from, relevant state authorities and we may also be unable to accept for exchange shares of OPNET common stock tendered into the Offer or may delay the Offer. See “The Offer—Conditions to the Offer” beginning on page 68.

Section 203 of the DGCL prevents certain “business combinations” with an “interested stockholder” (generally, any person who owns or has the right to acquire 15% or more of a corporation’s outstanding voting stock) for a period of three years following the time such person became an interested stockholder, unless, among other things, prior to the time the interested stockholder became such, the board of directors of the corporation approved either the business combination or the transaction in which the interested stockholder became such. OPNET’s board of directors has taken all action necessary to exempt the merger agreement and the transactions contemplated thereby, including the Offer and the Merger, from the provisions of Section 203 of the DGCL, and such action is effective as of October 28, 2012.

CERTAIN EFFECTS OF THE OFFER

Effects on the Market; Exchange Act Registration

The tender and the acceptance of shares of OPNET common stock in the Offer will reduce the number of shares of OPNET common stock that might otherwise trade publicly and also the number of holders of shares of OPNET common stock. This could adversely affect the liquidity and market value of the remaining shares of OPNET common stock held by the public following completion of the Offer. Depending upon the number of shares of OPNET common stock tendered to and accepted by us in the Offer, the shares of OPNET common stock may no longer meet the requirements for continued inclusion on NASDAQ.

If NASDAQ were to cease publishing quotations for the shares of OPNET common stock, it is possible that the shares of OPNET common stock would continue to trade in the over-the-counter market and that price or other quotations would be reported by other sources. The extent of the public market for such shares of OPNET common stock and the availability of such quotations would depend, however, upon such factors as the number of stockholders and/or the aggregate market value of such securities remaining at such time, the interest in maintaining a market in the shares of OPNET common stock on the part of securities firms, the possible termination of registration under the Exchange Act as described below and other factors. We cannot predict whether the reduction in the number of shares of OPNET common stock that might otherwise trade publicly would have an adverse or beneficial effect on the market price for, or marketability of, the shares of OPNET common stock.

Shares of OPNET common stock are currently registered under the Exchange Act. OPNET can terminate that registration upon application to the SEC if the outstanding shares of OPNET common stock are not listed on a national securities exchange and if there are fewer than 300 holders of record of shares of OPNET common stock. Termination of registration of the shares of OPNET common stock under the Exchange Act would reduce the information that OPNET must furnish to its stockholders and to the SEC and would make certain provisions of the Exchange Act, such as the short-swing profit recovery provisions of Section 16(b) and the requirement of furnishing a proxy statement in connection with stockholders meetings pursuant to Section 14(a) and the related requirement of furnishing an annual report to stockholders, no longer applicable with respect to the shares of OPNET common stock. In addition, if the shares of OPNET common stock are no longer registered under the Exchange Act, the requirements of Rule 13e-3 under the Exchange Act with respect to “going-private” transactions would no longer be applicable to OPNET. Furthermore, the ability of “affiliates” of OPNET and persons holding “restricted securities” of OPNET to dispose of such securities pursuant to Rule 144 under the Securities Act may be impaired or eliminated. If registration of the shares of OPNET common stock under the Exchange Act were terminated, they would no longer be eligible for NASDAQ listing or for continued inclusion on the Federal Reserve Board’s list of “margin securities.” We may seek to cause OPNET to apply for termination of registration of the shares of OPNET common stock under the Exchange Act as soon after the expiration of the Offer as the requirements for such termination are met. If the NASDAQ listing and the Exchange Act registration of the shares of OPNET common stock are not terminated prior to the Merger, then the shares of OPNET common stock will be delisted from the NASDAQ and the registration of the shares of OPNET common stock under the Exchange Act will be terminated following the consummation of the Merger.

The shares of OPNET common stock are presently “margin securities” under the regulations of the Federal Reserve Board, which has the effect, among other things, of allowing brokers to extend credit on the collateral of shares of OPNET common stock. Depending on the factors similar to those described above with respect to listing and market quotations, following consummation of the Offer, the shares of OPNET common stock may no longer constitute “margin securities” for the purposes of the Federal Reserve Board’s margin regulations, in which event the shares of OPNET common stock would be ineligible to be treated as collateral for margin loans made by brokers.

Conduct of OPNET if the Offer is not Completed

If the Offer is not completed because the minimum tender condition or another condition is not satisfied or, if permissible, waived, we expect that OPNET will continue to operate its business as presently operated, subject to market and industry conditions.

Operation of OPNET after the Completion of the Offer and the Merger

We intend to retain the shares of OPNET common stock acquired pursuant to the Offer and the Merger, and OPNET will be operated as our direct wholly-owned subsidiary. After completion of the Offer and the Merger, we expect to work with OPNET’s management to evaluate and review OPNET and its business, assets, corporate structure, operations, properties and strategic alternatives, and determine how we and OPNET can best realize expected synergies from the Merger. As a result of this review, it is possible that we could implement other changes to OPNET’s business and operations that could involve reorganizing and streamlining certain operations. We reserve the right to change our plans and intentions at any time, as we deem appropriate.

Accounting Treatment

In accordance with Accounting Standards Codification, or “ASC,” Topic 805, Business Combinations, or “ASC 805,” we will account for the acquisition of OPNET common stock under the acquisition method of accounting for business combinations. Upon consummation of the Offer and the Merger, we will allocate the purchase price to the fair value of acquired tangible and intangible assets and liabilities at the acquisition date, with the excess purchase price being recorded as goodwill. Under the acquisition method of accounting, goodwill is not amortized but is tested for impairment at least annually.

Fees and Expenses

We have retained Goldman Sachs & Co., or “Goldman,” to provide certain financial advisory services in connection with the Offer and the Merger. In connection with Goldman’s services as our financial advisor in connection with the Offer and the Merger, we have agreed to pay Goldman reasonable and customary fees for such services. In addition, we have agreed to indemnify Goldman and related persons against certain liabilities and expenses they may incur in connection with providing financial advisory services for the Offer, including certain liabilities and expenses under the federal securities laws. Goldman and its affiliates are engaged in commercial and investment banking and financial advisory services, market making and trading, research and investment management (both public and private investing), principal investment, financial planning, benefits counseling, risk management, hedging, financing, brokerage activities and other financial and non-financial activities and services for various persons and entities. Goldman and its affiliates, and funds or other entities in which they invest or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of us, OPNET and any of our respective affiliates and third parties or any currency or commodity that may be involved in the Offer or the Merger for the accounts of Goldman and its affiliates and their customers. Goldman is currently engaged by us and has in the past provided to us, and may in the future provide to us (including in connection with our acquisition of OPNET), OPNET and our respective affiliates investment banking services for which its Investment Banking Division may receive compensation.

We have retained MacKenzie Partners, Inc. as information agent in connection with the Offer. The information agent may contact OPNET stockholders by mail, telephone, telex, telegraph and personal interview and may request brokers, dealers and other nominee stockholders to forward material relating to the Offer to beneficial owners of shares of OPNET common stock. We will pay the information agent reasonable and customary fees for these services, in addition to reimbursing the information agent for its reasonable out-of-pocket expenses. We have agreed to indemnify the information agent against certain liabilities and expenses in connection with the Offer, including certain liabilities under the United States federal securities laws.

In addition, we have retained Computershare Trust Company, N.A. as the exchange agent in connection with the Offer and the Merger. We will pay the exchange agent reasonable and customary fees for its services in connection with the Offer and the Merger; reimburse the exchange agent for its reasonable out-of-pocket expenses; and indemnify the exchange agent against certain liabilities and expenses.

Except as set forth above, we will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of shares of OPNET common stock pursuant to the Offer. We will reimburse brokers, dealers, commercial banks and trust companies and other nominees, upon request, for customary clerical and mailing expenses incurred by them in forwarding offering materials to their customers.

INTERESTS OF CERTAIN PERSONS IN THE OFFER AND THE MERGER

Interests of Riverbed Directors and Officers

Except as set forth in this prospectus, neither Riverbed nor Acquisition Sub, nor, after due inquiry and to the best of Riverbed’s and Acquisition Sub’s knowledge and belief, any of their directors, executive officers or other affiliates has any contract, arrangement, understanding or relationship with any other person with respect to any securities of OPNET.

Interests of OPNET Executive Officers and Directors

In considering the recommendation of the OPNET board of directors regarding the Offer and the Merger, OPNET stockholders should be aware that the executive officers and directors of OPNET may be deemed to have interests in the Offer and the Merger that are different from or in addition to the interests of OPNET stockholders generally. In particular, each OPNET executive officer and director holds restricted stock awards that will become fully vested and all restrictions on such restricted stock awards will lapse as of the completion of the Offer. In addition, one of the executive officers holds stock options that will become fully vested as of the completion of the offer and all of the executive officers have agreements with Riverbed regarding their employment by Riverbed after the Merger.

In addition, on October 28, 2012, Marc A. Cohen, OPNET’s Chairman and Chief Executive Officer, and Alain J. Cohen, OPNET’s President and Chief Technology Officer, each entered into a tender and support agreement with us, pursuant to which each of them is required to tender into the Offer and not withdraw shares of OPNET common stock owned by them, and not take actions to oppose the Offer, the Merger or related transactions. See “Other Agreements Related to the Transaction–Tender and Support Agreements” on page 111 of this prospectus. In addition, we will continue in effect certain indemnification and insurance rights of OPNET directors and officers as described below in “The Merger Agreement—Covenants—Indemnification and Insurance” on page 106.

As a result of these interests, OPNET’s executive officers and directors may have reasons for tendering their shares of OPNET common stock and, if necessary, voting to approve the Merger that are not the same as your interests. OPNET stockholders should consider whether these interests may have influenced these executive officers and directors to support or recommend the Offer and the Merger. The OPNET board of directors was aware of these interests and considered them, among other matters, in approving the merger agreement, the Offer and the Merger and recommending that the OPNET stockholders: (i) accept the Offer by tendering their shares of OPNET common stock into the Offer; and (ii) if required by applicable law, adopt the merger agreement and the Merger.

Information on the interests of the executive officers and directors of OPNET in the Offer and the Merger is more fully described in OPNET’s Solicitation/Recommendation Statement on Schedule 14D-9, which is being mailed to OPNET stockholders together with this prospectus and is incorporated herein by reference.

Certain Relationships with OPNET and Interests of Riverbed and Acquisition Sub in the Offer

Except as described in this prospectus or Annex D hereto, (i) none of Riverbed, Acquisition Sub, or, to the best knowledge of Riverbed or Acquisition Sub, any of the persons listed in Annex D to this prospectus or any associate or majority-owned subsidiary of Riverbed, Acquisition Sub or any of the persons so listed beneficially owns or has any right to acquire, directly or indirectly, any shares of OPNET common stock and (ii) none of Riverbed, Acquisition Sub, or, to the best knowledge of Riverbed and Acquisition Sub, or any of the persons or entities referred to in Annex D hereto nor any director, executive officer or subsidiary of any of the foregoing has effected any transaction in OPNET common stock during the past 60 days.

Except as described in this prospectus, none of Riverbed, Acquisition Sub, or, to the best knowledge of Riverbed and Acquisition Sub, any of the persons listed in Annex D to the prospectus, has any contract, arrangement, understanding or relationship with any other person with respect to any securities of OPNET, including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or voting of such securities, finder’s fees, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss, guarantees of profits, division of profits or loss or the giving or withholding of proxies.

Except as set forth in this prospectus, none of Riverbed, Acquisition Sub, or, to the best knowledge of Riverbed and Acquisition Sub, any of the persons listed on Annex D hereto, has had any business relationship or transaction with OPNET or any of its executive officers, directors or affiliates that is required to be reported under the rules and regulations of the SEC applicable to the Offer. Except as set forth in this prospectus, there have been no contacts, negotiations or transactions between Riverbed or any of its subsidiaries or, to the best knowledge of Riverbed and Acquisition Sub, any of the persons listed in Annex D to this prospectus, on the one hand, and OPNET or its affiliates, on the other hand, concerning a merger, consolidation or acquisition, tender offer or other acquisition of securities, an election of directors or a sale or other transfer of a material amount of assets during the past two years.

THE MERGER AGREEMENT

The following summary describes the material provisions of the merger agreement. This summary may not contain all of the information about the merger agreement that is important to you. The merger agreement is attached to this prospectus as Annex A and is incorporated by reference into this prospectus, and Riverbed encourages you to read it carefully in its entirety for a more complete understanding of the merger agreement. The merger agreement is not intended to provide any other factual information about either Riverbed or OPNET. The legal rights and obligations of the parties are governed by the specific language of the merger agreement and not in this summary.

The merger agreement has been included to provide OPNET stockholders with information regarding its terms. It is not intended to provide any other factual information about Riverbed or OPNET. Such information can be found elsewhere in this prospectus and in the other public filings each of Riverbed and OPNET makes with the SEC, which is available without charge at www.sec.gov.

This prospectus contains a description of representations, warranties and covenants made in the merger agreement. These representations, warranties and covenants were made only for the purpose of the merger agreement and solely for the benefit of the parties to the merger agreement as of specific dates, and may be subject to important limitations and qualifications (including exceptions set forth in the disclosure schedules of Riverbed’s or OPNET’s filings with the SEC) agreed to by the contracting parties and may not be complete. Furthermore, these representations, warranties and covenants may have been made for the purposes of allocating contractual risk between the parties to the merger agreement instead of establishing these matters as facts, and may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this prospectus. Accordingly, OPNET stockholders should not rely upon the descriptions of representations, warranties and covenants contained in this prospectus or the actual representations, warranties and covenants contained in the merger agreement as statements of factual information.

Terms of the Offer

The merger agreement provides for the commencement by Acquisition Sub, a direct wholly-owned subsidiary of Riverbed, of an offer to exchange all outstanding shares of OPNET common stock for consideration consisting of shares of Riverbed common stock and cash. For each share of OPNET common stock that is validly tendered and not properly withdrawn, Acquisition Sub is offering: (i) $36.55 in cash, and (ii) 0.2774 of a share of Riverbed common stock, in each case, subject to adjustment for stock splits, stock dividends and similar events, as described herein, without interest thereon and subject to any required tax withholding. Riverbed will not issue any fractional shares of common stock in connection with the Offer or the Merger. OPNET stockholders will instead receive cash in exchange for any fractional shares otherwise issuable to them.

The merger agreement provides that the initial expiration of the Offer will occur on the later to occur of: (i) the 20th business day following the commencement of the Offer; or (ii) December 17, 2012, and that the Offer is subject to a number of conditions, including the minimum tender condition and the funding condition. For a description of those matters, refer to the discussion under “The Offer” beginning on page 65 of this prospectus.

The merger agreement prohibits Acquisition Sub from, without the prior written consent of OPNET:

•	amending, waiving or modifying the minimum tender condition;

•	changing the form of the consideration payable in the Offer (other than adding consideration);

•	reducing the offer consideration;

•	reducing the number of OPNET shares to be purchased by Acquisition Sub in the Offer;

•	amending or modifying any condition to the Offer (other than the minimum tender condition) in any manner adverse to the OPNET stockholders;

•	imposing any conditions to the Offer in addition to the offer conditions contained in the merger agreement;

•	extending the expiration of the Offer except as provided in the merger agreement; or

•	otherwise amending the offer in any manner adverse (other than in an immaterial respect) to the OPNET stockholders.

Mandatory and Optional Extensions of the Offer

We are required to extend the Offer from time to time for any period that is required by any legal requirement, any interpretation or position of the SEC, its staff or the NASDAQ Stock Market that is related to the Offer.

We are also required to extend the Offer for successive periods of up to twenty (20) business days per extension until any waiting period (and any extension thereof) applicable to the completion of the Offer under the HSR Act and any foreign antitrust or competition-related legal requirements have expired or been terminated. We are also required to extend the Offer for any period of up to five (5) business days per extension until the marketing period with respect to Riverbed’s financing has been completed, and must extend the Offer for any period of up to five (5) business days per extension if we, acting reasonably and in good faith, have determined that we will not receive the financing necessary to complete the Offer by the anticipated expiration date of the Offer. If any condition to the Offer has not been satisfied or waived by the scheduled expiration date of the Offer and OPNET requests that we extend the Offer, we must do so for successive periods of up to twenty (20) business days per extension until that condition has been satisfied or waived.

If we determine that exercising the option to purchase additional shares of OPNET common stock directly from OPNET in accordance with the top-up option would violate any legal requirements, we are required to provide for a “subsequent offering period” of three (3) business days in accordance with Rule 14d-11 of the Exchange Act and we may elect to provide one or more extensions thereof. You will not have the right to withdraw any shares of OPNET common stock that you tender in the subsequent offering period. We are not required to extend the Offer beyond March 1, 2013, the first business day following the Outside Date.

We may elect to extend the Offer for successive periods of up to twenty (20) business days per extension if any condition to the Offer has not been satisfied or waived by the scheduled expiration date of the Offer. We may not extend the Offer beyond March 1, 2012, the first business day following the Outside Date, without OPNET’s consent.

If, at the expiration of the Offer, all of the conditions to the Offer have been satisfied or, where permissible, waived, we will accept for payment and promptly pay for shares of OPNET common stock tendered and not properly withdrawn in the Offer. During any extension, all shares of OPNET common stock previously tendered and not validly withdrawn will remain deposited with the exchange agent, subject to your right to withdraw your shares of OPNET common stock. If we provide a subsequent offering period, we will first consummate the exchange with respect to the shares validly tendered and not properly withdrawn in the initial Offer period. For more information, see the discussion under “The Offer—Subsequent Offering Period” on page 68.

Top-Up Option

Under the merger agreement, if the minimum tender condition is satisfied and we consummate the Offer, we have the option, which we refer to as the “top-up option,” to purchase from OPNET additional shares of OPNET common stock, subject to the limitations described herein, equal to the lesser of: (a) the number of shares that, when added to the number of shares already owned by Riverbed or Acquisition Sub at the time of exercise of the top-up option constitutes at least one share more than 90% of the shares of OPNET common stock outstanding on a fully-diluted basis (which assumes conversion or exercise of all OPNET derivative securities regardless of the conversion or exercise price, the vesting schedule or other terms and conditions thereof) after the shares subject to the top-up option are issued; or (b) the aggregate number of shares of OPNET common stock that OPNET is authorized to issue under its certificate of incorporation but that are not issued and outstanding (and are not subscribed for or otherwise committed to be issued or reserved for issuance) at the time of exercised of the top-up option. The aggregate purchase price payable for the shares of OPNET common stock being purchased pursuant to the top-up option shall be determined by multiplying the number of such shares by the offer price (which shall be equal to: (a) the cash consideration payable in the offer; plus (b) the dollar amount determined by multiplying the stock consideration payable in the offer by the average of the closing sale prices of a share of Riverbed common stock as reported on the NASDAQ Global Select Market for each of the 10 consecutive trading days prior to the date on which the top-up option is exercised).

We are required to exercise the top-up option, if: (i) the number of shares of OPNET common stock owned by Riverbed or Acquisition Sub immediately following the consummation of the Offer do not constitute at least one share more than 90% of the shares of OPNET common stock then-outstanding on a fully-diluted basis; (ii) the exercise of the top-up option would result in Riverbed or Acquisition Sub owning at least one share more than 90% of shares of OPNET common stock that are then outstanding on a fully-diluted basis; and (iii) the exercise of the top-up option in accordance with the merger agreement will not violate any applicable legal requirements.

If we exercise the top-up option, we will either: (a) pay in cash an amount equal to the number of shares purchased pursuant to the top-up option by the cash consideration payable in the Offer plus the dollar amount determined by multiplying the stock consideration payable in the Offer by the average of the closing sale prices of a share of Riverbed common stock as reported on the NASDAQ Global Select Market for each of the 10 consecutive trading days prior to the date on which the top-up option is exercised; or (b)(i) pay in cash an amount equal to not less than the aggregate par value of the shares to be purchased pursuant to the top-up option; and (ii) execute and deliver a full recourse promissory note for the remainder of the purchase price, to mature on the first anniversary date of its delivery and bearing interest at a rate of 3% per annum, payable in arrears at maturity. In no event will the top-up option be exercisable for a number of shares of OPNET common stock in excess of OPNET’s then authorized and unissued shares of common stock.

Prompt Payment for OPNET Common Stock after the Closing of the Offer

Subject to the satisfaction of the minimum tender condition and the satisfaction, or waiver by Riverbed or Acquisition Sub, of the other conditions to the Offer, Acquisition Sub will accept for exchange and exchange, as soon as practicable after the expiration of the Offer, which is initially December 17, 2012, at 12:00 midnight, New York City time, all shares of OPNET common stock validly tendered and not properly withdrawn pursuant to the Offer (provided, however, that Acquisition Sub will not have to pay for shares of OPNET common stock that are subject to guaranteed delivery procedures that have not yet been delivered in settlement or satisfaction of such guarantee). We will not issue fractional shares of Riverbed common stock in the Offer. Instead, each tendering OPNET stockholder who would otherwise be entitled to a fractional share (after aggregating all fractional shares of Riverbed common stock that otherwise would be received by such stockholder) will receive cash (rounded to the nearest whole cent) equal to such fraction multiplied by the closing price of a share of Riverbed common stock on the NASDAQ Global Select Market on the date that the Offer is completed.

OPNET Board of Directors

Upon the acceptance for exchange of shares of OPNET common stock pursuant to the Offer and from time to time thereafter, Riverbed will be entitled to designate to serve on OPNET’s board of directors a number of directors of OPNET, rounded up to the next whole number, that equals the product of:

•	the total number of directors on OPNET’s board of directors (determined after giving effect to the election of additional directors by Riverbed in accordance with the merger agreement); and

•

a fraction having the numerator equal to the aggregate number of shares of OPNET common stock then beneficially owned by Riverbed and its wholly-owned subsidiaries, including Acquisition Sub, at such time (including shares accepted for payment pursuant to the Offer), and having a denominator equal to the total number of shares of OPNET common stock then outstanding.

Notwithstanding anything to the contrary contained in the immediately preceding paragraph, in no event will Riverbed’s director designees constitute less than a majority of the entire OPNET board of directors.

OPNET will take all action necessary to cause Riverbed’s designees to be elected or appointed to OPNET’s board of directors, including seeking and accepting resignations of incumbent directors and, if such resignations are not obtained, increasing the size of OPNET’s board of directors.

From and after the consummation of the Offer, if requested by Riverbed, OPNET must also: (a) use its reasonable best efforts to obtain and deliver to Riverbed the resignation of each individual who is an officer of OPNET or any of its subsidiaries; and (b) cause individuals designated by Riverbed to constitute the number of members, rounded up to the next whole number, on: (i) each committee of OPNET’s board of directors; and (ii) each board of directors of each subsidiary of OPNET (and each committee thereof).

Notwithstanding the foregoing and subject to certain conditions, OPNET must use reasonable efforts to ensure that, at all times after the consummation of the Offer and prior to the effective time, at least two of the members of OPNET’s board of directors are individuals who were directors of OPNET on October 28, 2012 (the date of the execution of the merger agreement), or the “continuing directors.”

The merger agreement provides that, prior to the effective time, the affirmative vote of a majority of the continuing directors will be required for OPNET to authorize any of the following actions, to the extent the action in question could reasonably be expected to adversely affect the holders of shares of OPNET common stock:

•

any action by OPNET with respect to any amendment or waiver of any term or condition of the Merger, the merger agreement, any promissory note acting as payment for the OPNET shares issuable upon exercise of the top-up option, or the certificate of incorporation or bylaws of OPNET;

•	any termination of the merger agreement by OPNET;

•	any extension by OPNET of the time for the performance of any of the obligations or other acts of Riverbed or Acquisition Sub; or

•	any waiver or assertion of any of OPNET’s rights under the merger agreement.

The Merger

The merger agreement provides that following completion of the Offer, Acquisition Sub will be merged with and into OPNET, with OPNET continuing as the “surviving corporation.”

Effective Time

The Merger will become effective upon the filing of a certificate of merger with the Secretary of State of Delaware or such later time as specified in the certificate of merger with Riverbed’s consent. We refer to this as the “effective time” throughout this prospectus. The filing of the certificate of Merger will take place as soon as practicable on or after the closing date of the Merger.

Treatment of OPNET Common Stock

Under the terms of the merger agreement, at the effective time, each share of OPNET common stock (except for: (i) shares of OPNET common stock held by OPNET (or in OPNET’s treasury), Riverbed, Acquisition Sub or any other wholly-owned subsidiary of Riverbed, which will be cancelled and retired and cease to exist; (ii) shares of OPNET common stock held by any wholly-owned subsidiary of OPNET, which will remain issued and outstanding; and (iii) shares of OPNET common stock held by OPNET stockholders who have properly preserved their appraisal rights, if any, under Delaware law) will be converted into the right to receive from Acquisition Sub the same consideration paid in exchange for each share of OPNET common stock in the Offer. Shares of OPNET common stock for which appraisal rights have been perfected in accordance with Section 262 of the DGCL shall be converted into the right to receive the consideration as may be determined to be due with respect to such shares pursuant to the DGCL. No payment will be made in exchange for OPNET common stock held by Riverbed, Acquisition Sub or any other wholly-owned subsidiary of Riverbed, in treasury by OPNET or by any wholly-owned subsidiary of OPNET.

Treatment of OPNET Options and Other Equity Based Awards

Immediately prior to the effective time, each outstanding and unexercised option, whether or not vested, to acquire shares of OPNET common stock, including options granted to OPNET executive officers and directors, will be converted into an option to acquire a number of shares of Riverbed common stock equal to the number of shares of OPNET common stock for which such option was exercisable at the effective time multiplied by the conversion ratio, rounded down to the nearest whole share. The exercise price per share of each such assumed option will be equal to the exercise price per share set forth in the option agreement for such option at the effective time, divided by the conversion ratio (rounded up to the nearest whole cent). The “conversion ratio” will be calculated as a fraction, the numerator of which is equal to: (a) the cash consideration paid in the Offer; plus (b) the dollar amount determined by multiplying the stock consideration paid in the Offer by the average of the closing sales prices of a share of Riverbed common stock as reported on the NASDAQ Global Select Market for each of the ten (10) consecutive trading days immediately prior to the closing date of the Merger and the denominator of which is equal to the average of the closing sales prices of a share of Riverbed common stock as reported on the NASDAQ Global Select Market for each of the ten (10) consecutive trading days immediately prior to the closing date of the Merger, subject to adjustment for stock splits, stock dividends and similar events.

At the effective time, each share of OPNET common stock that is subject to restrictions on transfer and/or forfeiture (such as vesting), which we refer to as a “restricted stock award,” or “RSA,” that is outstanding immediately prior to the effective time (and does not vest as a result of the consummation of the transactions contemplated by the merger agreement) will be assumed by Riverbed and converted automatically into the right to receive the offer consideration per share of OPNET Common Stock subject to such assumed outstanding unvested RSA immediately prior to the effective time. From and after the effective time, each assumed outstanding unvested RSA will be subject to substantially the same terms, including the same repurchase option, risk of forfeiture or other conditions as applied to the related award of RSA immediately prior to the effective time.

At the effective time, each restricted stock unit of OPNET, or “RSU,” that is outstanding immediately prior to the effective time (and does not vest as a result of the consummation of the transactions contemplated by the merger agreement) will be assumed by Riverbed and converted into the right to receive the offer consideration per share of OPNET common stock subject to such assumed outstanding unvested RSU immediately prior to the effective time. From and after the effective time, each assumed unvested RSU will be subject to substantially the same terms, including the same repurchase option, risk of forfeiture or other conditions as applied to the related award of RSU immediately prior to the effective time.

Representations and Warranties

Riverbed, Acquisition Sub and OPNET each made a number of representations and warranties in the merger agreement regarding aspects of their respective businesses, financial condition, structure and other facts pertinent to the Merger.

Riverbed, Acquisition Sub and OPNET each made representations and warranties as to:

•	corporate organization, standing and power;

•	charter documents;

•	capitalization;

•	filings and reports with the SEC and financial statements;

•	internal controls over financial report and the maintenance of disclosure controls and procedures;

•	absence of certain changes or events;

•	compliance with applicable laws and regulatory approvals required to complete the Merger;

•	absence of undisclosed material litigation;

•	authorization of the merger agreement and the transactions contemplated thereby, including the Offer and the Merger, by the respective companies;

•	the lack of conflicts and required filings and consents;

•	absence of untrue statements of material fact or omissions of material fact in the registration statement, offer documents, Schedule TO and Schedule 14D-9 to be filed with the SEC; and

•	the use of brokers.

In addition, OPNET made representations and warranties as to:

•	subsidiaries;

•	title to property and assets;

•	loans, accounts receivable and material customers;

•	real property and leaseholds;

•	intellectual property;

•	contracts and indebtedness;

•	sales of products and performance of services;

•	absence of undisclosed liabilities;

•	export control laws;

•	permits and licenses required to conduct business and general compliance with applicable laws;

•	no corrupt business practices;

•	governmental authorizations;

•	tax matters;

•	employee and labor matters and benefit plans;

•	environmental matters;

•	insurance;

•	affiliate transactions;

•	no anti-takeover statutes;

•	litigation;

•	the opinion of OPNET’s financial advisor; and

•	required vote needed to approve the Merger, adopt the merger agreement and consummate the transactions contemplated by the merger agreement.

In addition, Riverbed and Acquisition Sub made representations and warranties as to:

•	Riverbed’s ownership of Acquisition Sub’s common stock;

•	the financing;

•	no ownership of shares of OPNET; and

•	no prior activities of Acquisition Sub.

The representations and warranties asserted in the merger agreement will not survive the completion of the Merger.

Covenants

Conduct of Business Pending the Merger

Conduct of OPNET and its Subsidiaries. The merger agreement provides that, subject to limited exceptions, until the effective time, OPNET will, and will cause its subsidiaries to conduct business only in the ordinary course of business consistent with past practice, use commercially reasonable efforts to keep available the services of the current officers and employees at the level of vice president or above, to preserve its goodwill and relationships with customers, suppliers and other persons with which it and its subsidiaries have material business relationships and to preserve intact its business organization. The merger agreement also expressly restricts the ability of each of OPNET and its subsidiaries to take the following actions, subject to limited exceptions, without the prior written consent of Riverbed (which consent may be withheld in Riverbed’s sole discretion, except in certain limited circumstances):

•

declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, or repurchase, redeem or reacquire any shares of capital stock or other securities or rights to acquire any such shares or securities;

•

sell, issue, grant or authorize the issuance or grant of, or materially amend the terms of: (a) any capital stock or other security; (b) any option, RSU, RSA or other equity-based compensation award, call, warrant or right to acquire any capital stock or other security; or (c) any instrument convertible into or exchangeable for any capital stock or other security;

•	split, divide, combine, consolidate or reclassify any of its capital stock or issue or authorize the issuance of any securities in substitution for shares of capital stock;

•

amend or waive any rights under, or accelerate the vesting under, any of OPNET’s plans or agreements with respect to its options, RSUs and restricted stock or otherwise modify any of the terms of any equity-based compensation award or other security or related contract;

•

adopt, approve or implement any “poison pill” or similar rights plan that could adversely affect the timely consummation of the offer, the Merger or any of the other transactions contemplated by the merger agreement;

•

amend the certificate of incorporation or bylaws or any similar governing instruments of OPNET or any of its subsidiaries or become a party to any merger, consolidation, recapitalization or similar transaction;

•	form any subsidiary or acquire any equity interest in any entity;

•	make any capital expenditures (other than those that do not exceed $2,500,000 in the aggregate between signing and closing);

•

except in the ordinary course of business consistent with past practices, enter into any contract with a term greater than six months or involving obligations in excess of $250,000 or amend, terminate or waive any material right or remedy under any material contract (other than those that automatically renew or terminate by their express terms);

•	acquire, lease or license any material right or asset, sell or dispose of, or lease or license any material right or asset or waive or relinquish any material right;

•

enter into a contract to purchase any interest in real property, grant any security interest in real or personal property, enter into any lease, license or other occupancy agreement with respect to real property or amend, modify or violate any terms of an OPNET lease;

•

incur any indebtedness, issue or sell any debt securities or rights to acquire debt securities, guarantee any such indebtedness or any debt securities or enter into any “keep well” or other agreement to maintain any financial statement condition of another person;

•

establish, adopt, terminate or amend any OPNET employee plan, or any plan, practice, agreement, arrangement or similar policy, pay any bonus or make any profit-sharing or similar payment to or for the benefit of, or increase the amount of wages, salary, commissions, fringe benefits or other compensation payable to any current or former director, officer or employee;

•	hire any employee at the level of vice president or above, hire any employee with a base salary in excess of $150,000 or promote any employee to the level of vice president or above;

•

change in any material respect any of its pricing policies, product return policies, product maintenance policies, service policies, product modification or upgrade policies, personnel policies or other business policies, or any of its methods of accounting or accounting practices in any material respect;

•

make, change or revoke any material tax election, settle or compromise any material tax claim or liability, change (or request a governmental body to change) any material aspect of its method of accounting for tax purposes, file any amended material tax return, surrender any claim for a refund of a material amount of taxes, or consent to any extension or waiver of the limitation period applicable to any material tax claim or assessment;

•	commence or settle any legal proceeding not permitted pursuant to the merger agreement;

•	enter into any material affiliate transaction;

•

agree or commit to: (a) pay any fee, “profit sharing” payment or other consideration, in connection with obtaining any consent form any person relating to any contract; or (b) provide additional security with respect to any contract; or

•	agree to commit or take any of the actions described above.

Limited Solicitation of Acquisition Proposals

The merger agreement provides that OPNET may not and must ensure that each of its subsidiaries and their representatives do not and must not authorize or permit its’ or any subsidiaries’ employees to, directly or indirectly:

•

solicit, initiate or knowingly encourage, assist or facilitate the making, submission or announcement of any acquisition proposal or acquisition inquiry (including by approving any transaction, or approving any third party becoming an “interested stockholder,” for purposes of Section 203 of the DGCL);

•

furnish or otherwise provide access to any non-public information regarding OPNET or any of its subsidiaries to any third party in connection with or in response to an acquisition proposal or acquisition inquiry; or

•

engage in discussions or negotiations with any third party with respect to any acquisition proposal or acquisition inquiry (except to disclose the existence of these provisions in the merger agreement).

An “acquisition inquiry” is any inquiry or request for information (other than an inquiry or request for information made or submitted by Riverbed or any of its affiliates) that would reasonably be expected to lead to an acquisition proposal.

An “acquisition proposal” is any offer, proposal or indication of interest (other than an offer, proposal or indication of interest made or submitted by Riverbed or any of its affiliates) contemplating or otherwise relating to any acquisition transaction.

An “acquisition transaction” is any transaction or series of transactions (other than the transactions contemplated by the merger agreement) involving:

•

any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, recapitalization, tender offer, exchange offer or other similar transaction that, if consummated, would result in: (a) any person or persons beneficially owning 15% or more of the outstanding securities of any class of voting securities (or instruments convertible into or exercisable or exchangeable for 15% or more of any such class) of OPNET or any of its subsidiaries or the surviving entity in a merger or the resulting direct or indirect parent of such entity or surviving entity; or (b) OPNET or any subsidiary issuing securities representing 15% or more of the outstanding securities of any class of voting securities of OPNET or any of its subsidiaries (or instruments convertible into or exercisable or exchangeable for 15% or more of any such class);

•

any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets that constitute or account for 15% or more of the consolidated net revenues, net income or assets of OPNET and its subsidiaries; or

•	any liquidation or dissolution of OPNET or any of its subsidiaries.

Despite the limitation on solicitation set forth above, OPNET may furnish non-public information regarding it and its subsidiaries to, and enter into discussions or negotiations with, a third party in response to (and in connection with) an unsolicited, bona fide, written acquisition proposal or acquisition inquiry that is submitted to OPNET by such person or entity (and not withdrawn) and could reasonably be expected to lead to a superior offer if:

•

none of OPNET or any of its subsidiaries have breached the non-solicitation provisions and change of board recommendation provisions in the merger agreement and none of their representatives have taken any similar actions;

•

OPNET’s board of directors determines in good faith, after having taken into account the advice of OPNET’s independent financial advisor and OPNET’s outside legal counsel, that such acquisition proposal or acquisition inquiry constitutes or would reasonably be expected to result in a superior offer; and

•

concurrently or prior to furnishing any such non-public information to, or entering into discussions or negotiations with, such third party, OPNET: (a) gives Riverbed written notice of the identity of such third party and of OPNET’s intention to furnish non-public information to, or enter into discussions or negotiations with, such third party; and (b) receives from such third party, and delivers to Riverbed a copy of, an executed confidentiality agreement containing customary limitations on the use and disclosure of all non-public written and oral information furnished to such third party by or on behalf of OPNET and its subsidiaries and customary “standstill” provisions and containing other provisions no less favorable to OPNET than the provisions of the confidentiality agreement between OPNET and Riverbed (see “Other Agreements Related To The Transaction—Confidentiality Agreement” on page 113) and prior to or concurrently with furnishing any such non-public information to such third party, OPNET furnishes such non-public information to Riverbed (to the extent such non-public information has not been previously furnished by OPNET to Riverbed).

If OPNET, any of its subsidiaries or any of their representatives receives an acquisition proposal or acquisition inquiry at any time prior to the earlier of the effective time or the termination of the merger agreement, OPNET must promptly (and in no event later than 24 hours after receipt of such acquisition proposal or written acquisition inquiry; or 48 hours after receipt of such acquisition inquiry that is not in writing) advise

Riverbed orally and in writing of such acquisition proposal or acquisition inquiry (including the identity of the third party making or submitting such acquisition proposal or acquisition inquiry, the material terms and conditions thereof, and, if available, any written documentation received by OPNET or any of its subsidiaries setting forth such terms and conditions).

OPNET and its subsidiaries do not have to abide by the provisions set forth in the immediately preceding paragraph if doing so would violate any written agreement between OPNET and a third party that was entered into prior to September 18, 2012. However, if OPNET and its subsidiaries do not abide by such provisions they may not engage in any discussions or negotiations with such third party (other than to inform such third party that no discussions or negotiations may take place unless such third party consents to such disclosure) or provide any non-public information to such third party until they do so.

OPNET must keep Riverbed reasonably informed with respect to the status of any such acquisition proposal or acquisition inquiry and any modification or proposed modification to it.

Additionally, on the date of the merger agreement, OPNET was required to, and was required to ensure that each of its subsidiaries and their representatives and employees immediately cease and cause to be terminated any existing solicitation, encouragement, discussions or negotiations with any third party that relate to any acquisition proposal or acquisition inquiry.

In the merger agreement, OPNET agreed:

•

not to and to ensure that its subsidiaries do not release or permit the release of any third person from, or amend or waive or permit the amendment or waiver of any provision of, any confidentiality, non-solicitation, no-hire, “standstill” or similar agreement or provision to which OPNET or any of its subsidiaries is or becomes a party or under which OPNET or any of its subsidiaries has or acquires any rights (including the “standstill” provision required to be included in any confidentiality agreement entered into by OPNET under the non-solicitation provisions of the merger agreement); and

•	to use its best efforts to enforce or cause to be enforced each such agreement at the request of Riverbed. OPNET also must promptly:

•

request each third party that has executed a confidentiality agreement or similar agreement in connection with its consideration of a possible acquisition proposal or investment in OPNET or any of its subsidiaries to return or destroy all confidential information heretofore furnished to such third party by or on behalf of OPNET or any of its subsidiaries; and

•	prohibit any third party from having access to any physical or electronic data rooms relating to a possible acquisition proposal.

Financing

The merger agreement provides that Riverbed will use reasonable best efforts to consummate and obtain the debt financing for the purposes of financing the Offer, including using reasonable best efforts to:

•

maintain in effect the debt commitment letter and negotiate and enter into definitive financing agreements on the terms and conditions contained in a commitment letter and deliver to OPNET a copy of any definitive financing agreements promptly after execution thereof;

•	satisfy on a timely basis (or obtain a waiver of) all conditions under the debt commitment letter and, if applicable, definitive financing agreements applicable to Riverbed;

•

as soon as reasonably practicable, consummate, or cause the consummation of, the debt financing, including, in the event of a breach by the other parties to the debt financing that impedes or delays the consummation of the Offer or the effective time, by making written demands and reasonable requests of such parties to cure such breach or provide reasonable assurances with respect to such party’s obligations under the debt financing;

•

if all conditions to the lenders’ obligations under the debt commitment letter or definitive financing agreements have been satisfied, as applicable, cause the lenders providing such debt financing to fund the debt financing at the time of consummation of the Offer; and

•

arrange and obtain from the same and/or alternative financing sources alternative financing upon terms and conditions not materially less favorable than the original commitment letter if such original financing becomes unavailable.

Riverbed may amend, supplement or replace its commitment letter, provided that it may not:

•	reduce the aggregate amount of the debt financing;

•

impose new or additional conditions precedent or contingencies to the debt financing as set forth in the commitment letter (unless such conditions precedent or contingencies to the financing would not be materially adverse to Riverbed and Acquisition Sub or OPNET and would not be reasonably expected to prevent or impede or delay the acceptance time or the effective time); or

•	prevent or impede or delay the acceptance time or the effective time.

Riverbed must also keep OPNET reasonably informed of the debt financing, although it is not obligated to provide to OPNET materials that are subject to contractual confidentiality provisions or privilege or are requested for purposes of litigation, but may be required to inform OPNET of the fact it has withheld such information for that purpose.

Riverbed must notify OPNET when the following occurs:

•	any portion of the debt financing becomes unavailable or likely to become unavailable;

•	any breach or potential breach has been threatened in writing by any party to the debt commitment letter;

•	any condition which may not be satisfied under the debt commitment letter;

•	any termination of the debt commitment letter or definitive financing agreement that occurs prior to the funding thereunder;

•

the receipt of any written notice or other written communication from any other party thereto with respect to any breach, default, termination or repudiation by any party to any of the debt commitment letter or a definitive financing agreement related to the financing of any provisions of the debt commitment letter or any definitive financing agreement; or

•

any time for any reason Riverbed believes in good faith that it will not be able to obtain all or any portion of the debt financing on the terms and conditions contemplated by the debt commitment letter or any definitive financing agreements, if applicable.

The merger agreement further provides that, prior to the effective time, OPNET will, and will cause each of its subsidiaries and representatives to provide, at Riverbed’s expense, cooperation in connection with the arrangement of any financing as may be reasonably requested by Riverbed, including:

•

causing OPNET’s senior management, finance department and using commercially reasonable efforts to cause its other representatives to participate in a reasonable number of meetings, presentations (including marketing, lender and other investor presentations), road shows, sessions with rating agencies and due diligence sessions (including accounting due diligence) in connection with any financing;

•	assisting in the preparation of customary bank information memoranda and bank syndication materials, rating agency presentations, offering documents, private placement memoranda, prospectuses and similar documents as may be requested in connection with any financing, including the syndication thereof, but only with respect to the information relating to OPNET and its subsidiaries;

•

providing Riverbed reasonable access to all other documentation and information, including all financial and other information relating to OPNET and its subsidiaries, and other items contemplated by the debt commitment letter or definitive financing agreements or as otherwise reasonably requested by Riverbed in connection with any financing;

•

providing reasonable access to properties, books and records of the OPNET and its subsidiaries as reasonably requested by Riverbed or the sources of any financing, including permitting such persons to perform customary “due diligence” in connection with any financing;

•

using commercially reasonable efforts to cause OPNET’s independent public accountants to cooperate with Riverbed’s commercially reasonable efforts to obtain any financing, including by participating in drafting sessions and accounting due diligence sessions and by promptly providing, upon request consent to the incorporation of such auditors’ reports in SEC filings and offering memoranda which include any of OPNET’s or its subsidiaries’ financial information; and customary comfort letters upon completion of customary procedures;

•

furnishing such information and arranging for delivery of any collateral that may be physically pledged, in each case, to the extent reasonably necessary to facilitate the pledging of collateral and perfection of liens and the providing of guarantees at the effective time; and

•

furnishing all documentation and other information required by any governmental body in connection with any financing under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

Such assistance on the part of OPNET may not:

•	unreasonably interfere with OPNET’s ongoing operations;

•	require OPNET to pay any fees or incur any other liability or expense in connection with the financing;

•	require OPNET to incur any indebtedness prior to the consummation of the offer or make any issuances in its own name with relation to the debt financing;

•	require OPNET to disclose privileged information;

•

require OPNET to take any action that will violate or conflict with any organizational document, law, or contract or issue any bank information memoranda, high-yield offering prospectuses or memoranda required in relation to any financing; and

•	require OPNET to enter into or approve any financing or purchase agreement prior to the effective time.

OPNET Board of Directors’ Recommendation and Actions

The merger agreement provides that OPNET will file a Solicitation/Recommendation Statement on Schedule 14D-9 that includes a statement that the OPNET board of directors: (i) has unanimously determined that the transactions contemplated by the merger agreement, including the Offer and the Merger, are fair to and in the best interests of OPNET and its stockholders; (ii) has unanimously approved and declared the advisable the merger agreement and the transactions contemplated thereby, including the Offer and the Merger; and (iii) unanimously recommends to OPNET stockholders that they accept the Offer, tender their shares in the Offer and, to the extent applicable, approve and adopt the merger agreement and the Merger.

Except as permitted by the terms of the merger agreement, OPNET has agreed that neither its board of directors nor any committee of the board of directors will:

•	withdraw or modify, permit the withdrawal or modification of, or publicly propose to withdraw or modify, in a manner adverse to Riverbed or Acquisition Sub, its unanimous approval or recommendation of the transactions contemplated by the merger agreement, including the Offer and the Merger (any of the above actions being referred to as an “adverse recommendation change”); or

•

approve, endorse, accept or recommend, or publicly propose to approve, endorse, accept or recommend, any acquisition proposal, or cause or permit OPNET or any of its subsidiaries to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar document or contract constituting or relating to, or that is intended to, contemplates or is reasonably likely to result in, an acquisition transaction (as such term is described in “The Merger Agreement—Covenants—Limited Solicitation of Acquisition Proposals” beginning on page 97), (other than a confidentiality agreement that is required pursuant to the non-solicitation provisions of the merger agreement), or resolve, agree or propose to take any of the foregoing actions.

Despite the limitations set forth in the immediately preceding paragraph, OPNET’s board of directors may, at any time prior to completion of the Offer, make an adverse recommendation change and thereafter may cause OPNET to terminate the merger agreement in accordance with its termination right related to a superior offer (as described below) and, concurrently with such termination, cause OPNET to enter into a specified definitive acquisition agreement (as such term is described in “The Merger Agreement—Covenants—Limited Solicitation of Acquisition Proposals” beginning on page 97) in accordance and subject to compliance with its termination right related to a superior offer contained in the merger agreement if:

•	an unsolicited, bona fide, written acquisition proposal that did not otherwise result from a breach of the non-solicitation provisions of the merger agreement is made to OPNET and is not withdrawn;

•

OPNET’s board of directors determines in good faith, after having taken into account the advice of OPNET’s independent financial advisor and the advice of OPNET’s outside legal counsel, that such acquisition proposal constitutes a superior offer;

•

OPNET’s board of directors determines in good faith, after having taken into account the advice of OPNET’s outside legal counsel, that, in light of such superior offer, failure to make an adverse recommendation change or failure to take action pursuant to its termination right related to a superior offer contained in the merger agreement would be inconsistent with the fiduciary duties of OPNET’s board of directors under applicable Delaware law;

•

prior to effecting such adverse recommendation change or taking action pursuant to its termination right related to a superior offer contained in the merger agreement, OPNET’s board of directors shall have given Riverbed at least five (5) business days’ prior written notice:

•

that it has received a superior offer that did not result from a breach of any of the provisions of the non-solicitation provisions of the merger agreement or any “standstill” or similar agreement or provision under which OPNET or any of its subsidiaries has any rights;

•

that it intends to make an adverse recommendation change or take action pursuant to its termination right related to a superior offer contained in the merger agreement as a result of such superior offer; and

•

specifying the material terms and conditions of such superior offer, including the identity of the third party making such offer (and attaching the most current and complete version of any written agreement or other document relating thereto) (and any change to the consideration payable in connection with such superior offer or any other material modification thereto shall require a new five (5) business days’ advance written notice by OPNET (except that the five (5) business day period referred to above shall be reduced to three (3) business days));

•

during any such notice period(s), OPNET engages (to the extent requested by Riverbed) in good faith negotiations with Riverbed to amend the merger agreement in such a manner that such superior offer would no longer constitute a superior offer;

•

at the time of any adverse recommendation change and the taking of action pursuant to its termination right related to a superior offer contained in the merger agreement, OPNET’s board of directors determines in good faith, after taking into account the advice of OPNET’s independent financial advisor and the advice of OPNET’s outside legal counsel, that the failure to make an adverse recommendation change and the failure to take action pursuant to its termination right related to a superior offer contained in the merger agreement would still be inconsistent with the fiduciary duties of OPNET’s board of directors under applicable Delaware law in light of such superior offer (taking into account any changes to the terms of the merger agreement proposed by Riverbed as a result of the negotiations required by the merger agreement or otherwise); and

•	OPNET pays a termination fee to Riverbed of $37,500,000, as described beginning on page 109 under “—Termination of the Merger Agreement—Termination Fee.”

A “superior offer” is an unsolicited, bona fide written acquisition proposal that, if consummated, would result in a person or persons owning, directly or indirectly: (a) 50% or more of the outstanding securities of any class of voting securities (or instruments convertible into or exercisable or exchangeable for 50% or more of such class) of OPNET or of the surviving entity in a merger or the resulting direct or indirect parent of OPNET or such surviving entity; or (b) 50% or more of the assets of OPNET and its subsidiaries, taken as a whole, which the OPNET board of directors determines in good faith, after taking into account the advice of an independent financial advisor and OPNET’s outside legal counsel, is more favorable to OPNET’s stockholders from a financial point of view than the terms of the Offer or the Merger, taking into account all financial, legal, regulatory and other aspects (including the likelihood of consummation on the terms proposed) of such proposal and the person making the proposal (including any changes to the terms of the merger agreement proposed by Riverbed to OPNET in response to such proposal or otherwise, and any fees payable by OPNET under the merger agreement).

Despite the limitations set forth above, OPNET’s board of directors may, at any time prior to completion of the Offer, make an adverse recommendation change if:

•

after the date of the merger agreement a material event, material development or material change in circumstances occurs that does not relate to any acquisition proposal and that was unknown by OPNET’s board of directors on the date of the merger agreement (or if known, the consequences of which were not known to or reasonably foreseeable by OPNET’s board of directors on the date of the merger agreement), which event, development or change in circumstance, or any material consequences thereof, becomes known to OPNET’s board of directors prior to the consummation of the Offer (any such material event, material development or material change in circumstances unrelated to an acquisition proposal being referred to as an “intervening event”);

•	no director had knowledge, as of the date of the merger agreement, that such intervening event was reasonably likely to occur or arise after the date of the merger agreement;

•

OPNET provides Riverbed, at least two days prior to any meeting of OPNET’s board of directors at which such board of directors will consider and determine whether such intervening event may require OPNET to make an adverse recommendation change, with a written notice specifying the date and time of such meeting, the reasons for holding such meeting and a reasonably detailed description of such intervening event;

•

OPNET’s board of directors determines in good faith, after having taken into account the advice of OPNET’s independent financial advisor and the advice of OPNET’s outside legal counsel, that, in light of such intervening event, failure to make an adverse recommendation change would be inconsistent with the fiduciary duties of OPNET’s board of directors under applicable Delaware law;

•	no adverse recommendation change has been made for five (5) business days after receipt by Riverbed of a written notice from OPNET confirming that OPNET’s board of directors has determined that the failure to make such an adverse recommendation change in light of such intervening event would be inconsistent with its fiduciary duties under applicable Delaware law;

•

during such five (5) business day notice period, OPNET engages (to the extent requested by Riverbed) in good faith negotiations with Riverbed to amend the merger agreement in such a manner that failure to make an adverse recommendation change as a result of such intervening event would no longer be inconsistent with the fiduciary duties of OPNET’s board of directors; and

•

at the time of any adverse recommendation change, OPNET’s board of directors determines in good faith, after taking into account the advice of OPNET’s independent financial advisor and the advice of OPNET’s outside legal counsel, that the failure to make an adverse recommendation change would still be inconsistent with the fiduciary duties of OPNET’s board of directors under applicable Delaware law in light of such intervening event (taking into account any changes to the terms of the merger agreement proposed by Riverbed as a result of the negotiations required by the merger agreement or otherwise).

Preparation of the Registration Statement and Schedule TO

Riverbed is obligated to prepare and file the Form S-4 registration statement, of which this prospectus is a part, and the Schedule TO, and all exhibits, amendments and supplements thereto, which we refer to as the “offer documents,” with the SEC. Riverbed will use reasonable efforts to cause the offer documents to comply in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the Securities Act of 1933, as amended, as applicable, and the rules and regulations thereunder and with all applicable legal requirements.

Riverbed has agreed to give OPNET and its legal counsel reasonable opportunity to review and comment on the offer documents prior to filing them with the SEC and also to give reasonable consideration to such comments. Riverbed must also promptly notify OPNET and its legal counsel upon the receipt of any comments from the SEC or its staff with respect to the offer documents and provide copies of all written correspondence between Riverbed and its representatives, on one hand, and the SEC on the other hand, or, if not in writing, a description of the communication. Riverbed has also agreed to give OPNET and its legal counsel a reasonable opportunity to participate in preparing the proposed response of Riverbed to comments received by the SEC or its staff and to provide comments on any proposed response thereto, and Riverbed shall give reasonable consideration to any such comments.

Riverbed and OPNET have agreed to: (i) use reasonable efforts to respond promptly to any comments of the SEC or its staff with respect to the offer documents or the Offer; and (ii) if required by law, rule or regulation, to use reasonable efforts to promptly correct any information provided by it for use in the Offer Documents to the extent such information shall have become false or misleading in any material respect. Riverbed is required to take all steps necessary to cause the offer documents, as supplemented or amended to correct such information, to be filed with the SEC and, to the extent required by law, rule or regulation, to be disseminated to OPNET’s stockholders. OPNET must promptly furnish to Riverbed all information concerning it and its subsidiaries that may be required or reasonably requested in connection with any action related to the offer documents.

Antitrust Laws

Each of Riverbed and OPNET filed a Pre-Merger Notification and Report Form under the HSR Act with the FTC and the DOJ in connection with the purchase of shares of OPNET common stock in the Offer and the Merger on October 31, 2012 and November 2, 2012, respectively. Accordingly, the required waiting period with respect to the Offer and the Merger is scheduled to expire at 11:59 p.m., New York City time, on or about November 30, 2012, unless earlier terminated by the FTC and the DOJ, or Riverbed or OPNET, as applicable, receives a request for additional information or documentary material prior to that time. Riverbed and OPNET will also prepare and file any notification or other document required to be filed under any applicable foreign antitrust or competition-related legal requirement in connection with the consummation of the Offer, the Merger, the other transactions contemplated by the merger agreement and the tender and support agreements. In fulfilling these obligations, Riverbed and OPNET will respond as promptly as practicable to any inquiries or requests received from the FTC or the DOJ for additional information or documentation and any inquiries or requests received from any state attorney general, foreign antitrust or competition authority or other governmental body in connection with antitrust or related matters. If Riverbed so requests, OPNET must divest, sell, dispose of, hold separate or take any other action with respect to its business, products or assets, so long as such action is conditioned on the consummation of the Offer or the Merger.

Riverbed and OPNET will, subject to the provisions of the confidentiality agreement entered into between OPNET and Riverbed, promptly supply the other with any information which may be required in order to effectuate any filings in connection with the foregoing paragraph, including:

•	consulting with the other prior to taking a position with respect to any such filing;

•

permitting the other to review and discuss in advance, and consider in good faith the views of the other in connection with, any submissions to any governmental body by or on behalf of any party hereto in connection with any legal proceeding related solely to the merger agreement or the transactions contemplated thereby;

•	coordinating with the other in preparing and exchanging such information;

•

promptly providing the other with copies of all filings, notices, analyses, presentations, memoranda, briefs, white papers, opinions, proposals and other submissions, including summaries of any oral presentations) made or submitted by such party with or to any governmental body related solely to the merger agreement or the transactions contemplated thereby.

Riverbed and OPNET are also required to notify the other promptly upon receipt of: (i) any communication from any governmental body in connection with any filing made pursuant to the merger agreement; (ii) knowledge of the commencement or threat of any legal proceeding by or before any governmental body with respect to the transactions contemplated by the merger agreement (and will keep the other party informed as to the status of any such legal proceeding or threat); and (iii) any request by any official of any governmental body with respect to the transactions contemplated by the merger agreement or any information required to comply with legal requirements applicable to the transactions contemplated by the merger agreement. Riverbed and OPNET have agreed to inform the other of the occurrence of any event that would be required to be set forth in an amendment or supplement to any regulatory filing made pursuant to the merger agreement and to cooperate in filing such amendment or supplement with the applicable governmental body.

Riverbed and OPNET will also use reasonable efforts to consummate the Merger and the transactions contemplated thereby, including making all filings and giving all notices required to be made, using commercially reasonable efforts to obtain each consent required under a contract or by law, including the HSR Act consent, and using commercially reasonable efforts to lift any restraint, injunction or other legal bar to the offer or the Merger.

Employee Benefits

OPNET will terminate any OPNET employee plans that contain a cash or deferred arrangement intended to qualify under Section 401(k) of the Internal Revenue Code of 1986, as amended, effective as of the day immediately prior to the consummation of the Offer. OPNET must also take all actions reasonably determined by Riverbed to terminate any other OPNET employee plan prior to the closing of the Merger if Riverbed gives OPNET written directions to such effect at least five (5) business days prior to the effective time. OPNET must also take (or cause to be taken) all actions reasonably determined by Riverbed to be necessary or appropriate to terminate the FY 2013 Annual Incentive Bonus Program, with such termination to be effective at the time of the consummation of the Offer.

In addition, OPNET has scheduled a special purchase date under the current offering of its 2000 Employee Stock Purchase Plan for November 30, 2012, and following such date the 2000 Employee Stock Purchase Plan will terminate effective at the time of the consummation of the Offer.

Subject to certain limitations and qualifications contained in the merger agreement, Riverbed agreed that: (i) all employees of OPNET and its subsidiaries who are United States citizens or are otherwise legally employed in the United States and who continue their employment with Riverbed, the surviving corporation or any of its subsidiaries after the effective time, who we refer to as “continuing employees,” shall be eligible to participate in Riverbed’s employee benefit plans, including, but not limited to its bonus, severance, health, welfare, vacation and retirement plans, which we refer to as the “Riverbed employee plans,” to substantially the same extent as similarly situated employees of Riverbed; (ii) for purposes of determining a continuing employee’s eligibility to participate in the Riverbed employee plans, such continuing employee shall receive credit under such plans for his or her years of continuous service with OPNET and its subsidiaries prior to the effective time to the same extent as such service was recognized under any analogous OPNET employee plan; and (iii) for purposes of each Riverbed employee plan providing medical, dental, pharmaceutical, life insurance and/or vision benefits to any continuing employee, Riverbed will or will cause the surviving company to cause all pre-existing condition exclusions and actively-at-work requirements of such Riverbed employee plan to be waived for such employee and his or her covered dependents.

OPNET’s employees are not third party beneficiaries under the merger agreement, except with respect to the indemnification and insurance rights of certain OPNET employees who are current or former officers or directors, described under the subheading “—Indemnification and Insurance” below.

Indemnification and Insurance

All existing rights of past and current directors and officers of OPNET to indemnification as provided in the certificate of incorporation or bylaws of OPNET or any of its subsidiaries or in any indemnification agreements that have been disclosed to Riverbed for acts and omissions at or prior to the effective time in connection with such person serving as a director or officer will continue for six years after the effective time.

In addition, Riverbed has agreed that, for six years from and after the effective time, OPNET as the surviving corporation in the Merger will maintain for the benefit of its directors and officers, as of the effective time, an insurance and indemnification policy that provides coverage for events occurring prior to the effective time that is comparable to, and in any event not less favorable than, OPNET’s existing policy. If such a policy is not available, OPNET, as the surviving corporation, is required to provide the greatest coverage available. However OPNET as the surviving corporation will not be required to pay annual premiums in excess of a specified dollar amount to obtain such insurance; provided, that the foregoing obligation to maintain such insurance policy may be satisfied by OPNET purchasing a pre-paid, non-cancellable “tail” policy prior to the effective time of the Merger providing directors and officers with comparable coverage for the six year period.

Conditions to the Offer

For a description of the conditions to the Offer, see “The Offer—Conditions to the Offer” beginning on page 68.

Conditions of the Merger

The obligations of Riverbed, Acquisition Sub and OPNET to consummate the Merger are subject to the satisfaction, at or prior to the closing of the Merger, of each of the following conditions:

•	Acquisition Sub shall have accepted for payment and paid for shares of OPNET common stock validly tendered and not withdrawn in the Offer;

•	if required be Delaware law, the merger agreement shall have been approved by the requisite vote of OPNET stockholders; and

•

no temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court or other governmental body and remain in effect, and there shall not be any legal requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

Termination of the Merger Agreement

Termination by Mutual Agreement

The merger agreement may be terminated at any time prior to the effective time by mutual written agreement of Riverbed and OPNET.

Termination by Either Riverbed or OPNET

The merger agreement may be terminated at any time prior to the effective time by either Riverbed or OPNET by giving notice to the non-terminating party, subject to certain conditions:

•	if any court or governmental body of competent jurisdiction has issued a final and non-appealable order, decree or ruling or has taken any other action, having the effect of:

•	permanently restraining, enjoining or otherwise prohibiting: (a) the acquisition or acceptance for payment of, or payment for, shares of OPNET common stock pursuant to the Offer; or (b) the Merger; or

•	making the acquisition of or payment for shares of OPNET common stock pursuant to the Offer, or the consummation of the Merger, illegal,

and the issuance of such order, decree or ruling or the taking of such action is not attributable to the terminating party’s failure to perform any of its pre-closing covenants in the merger agreement;

•

if the Offer has expired or been terminated in accordance with the terms of the merger agreement without the minimum tender condition having been satisfied and the other conditions to the Offer having been satisfied or waived in writing by Riverbed; or

•	if the consummation of the Offer has not occurred on or prior to the Outside Date.

Termination by Riverbed

Riverbed may terminate the merger agreement at any time prior to the consummation of the Offer, subject to certain conditions:

•

if OPNET’s representations and, warranties set forth in the merger agreement have become inaccurate as of a date subsequent to October 28, 2012 (as if made on such subsequent date) or OPNET fails to comply with or perform its, covenants or agreements set forth in the merger agreement such that either of the conditions to the Offer relating to OPNET’s representations and warranties or covenants and agreements, as applicable, would not be satisfied and either:

•	such breach is not capable of cure by the earlier of 30 days or the Outside Date;

•	such breach is curable within the specified time-period, but OPNET does not continuously exercise commercially reasonable efforts to cure such breach; or

•	such breach is curable within the specified time-period, but the specified time-period has expired,

and, at such time, Riverbed is not in material breach of any of its representations, warranties, covenants or agreements under the merger agreement; or

•	within 15 business days after (but in any event prior to the consummation of the Offer) the occurrence of a “triggering event” (as described immediately below).

Any of the following constitutes a “triggering event” under the merger agreement:

•	OPNET’s board of directors, or any of its committees makes an adverse recommendation change (as defined in the merger agreement);

•	OPNET fails to include its unanimous recommendation for the Offer and the Merger in the Schedule 14D-9 to be filed by OPNET;

•

OPNET’s board of directors fails to reaffirm unanimously and publicly its recommendation for the Offer and the Merger within five (5) business days after Riverbed requests such reaffirmation and following the disclosure, announcement, commencement, submission or receipt of an acquisition proposal;

•

a tender or exchange offer for 15% or more of OPNET’s common stock has been commenced and, within 10 business days of such commencement, OPNET has not filed a Schedule 14D-9 disclosing that OPNET recommends rejection of such tender or exchange offer and reaffirming its recommendation of the merger agreement, the Offer and the Merger;

•

OPNET or any of its representatives have breached any of the provisions of the merger agreement that relate to OPNET’s restrictions on soliciting acquisition inquiries or acquisition proposals or making adverse recommendation changes in any material respect and such breach results in an acquisition proposal being announced, submitted or made; or

•	either Alain J. Cohen or Marc A. Cohen materially breaches the tender and support agreement applicable to him;

provided, that Riverbed must exercise its termination right with respect to this paragraph within 15 business days after such event shall have occurred.

Termination by OPNET

OPNET may terminate the merger agreement at any time prior to the consummation of the Offer, subject to certain conditions, if:

•

OPNET is in compliance with the non-solicitation provisions of the merger agreement and, in order to accept a superior offer and enter into a binding, written, definitive agreement providing for the consummation of the transactions contemplated by such superior offer, which we refer to as a “specified definitive acquisition agreement:”

•	OPNET’s board of directors authorizes OPNET, subject to complying with the terms of the merger agreement to enter into a specified definitive acquisition agreement;

•	immediately prior to or substantially concurrently with the termination of the merger agreement, OPNET enters into a specified definitive acquisition agreement with respect to such superior offer; and

•	OPNET immediately prior to or concurrently with such termination, pays a termination fee to Riverbed of $37,500,000; or

•

Riverbed’s representations and warranties set forth in the merger agreement have become inaccurate as of a date subsequent to October 28, 2012 (as if made on such subsequent date) or Riverbed fails to comply with or perform its covenants or agreements set forth in the merger agreement, and, in each case, such breach or failure materially impairs or delays Riverbed’s or Acquisition Sub’s ability to purchase validly tendered (and not properly withdrawn) shares of OPNET common stock and either:

•	such breach is not capable of cure by the earlier of 30 days or the Outside Date;

•	such breach is curable within the specified time-period, but Riverbed does not continuously exercise commercially reasonable efforts to cure such breach; or

•	such breach is curable within the specified time-period, but the specified time-period has expired,

and, at such time, OPNET is not in material breach of any of its representations, warranties, covenants or agreements under the merger agreement.

Termination Fee

OPNET has agreed to pay Riverbed a termination fee of $37,500,000 if the merger agreement is terminated because:

•	the Offer has expired without the minimum tender condition and other conditions to the Offer having been satisfied or waived; or

•	the Offer has not been consummated on or prior to the Outside Date;

and, in each case, prior to the termination of the merger agreement, an acquisition proposal has been announced, commenced, submitted or made; and within 12 months after the date of any such termination:

•

an acquisition transaction (whether or not relating to such acquisition proposal) is consummated or a definitive agreement contemplating an acquisition transaction (whether or not relating to such acquisition proposal) is executed; provided, however, that all references to “15%” in the definition of acquisition transaction set forth on page 98 shall be deemed to be references to “35%.”

OPNET has also agreed to pay Riverbed a termination fee of $37,500,000 if the merger agreement is terminated by Riverbed because a triggering event has occurred or by either Riverbed or OPNET pursuant to any other provision under the merger agreement, in each case, during the 15 business day period immediately following the occurrence of a triggering event.

Any of the following constitutes a “triggering event” under the merger agreement:

•	OPNET’s board of directors, or any of its committees makes an adverse recommendation change;

•	OPNET fails to include its unanimous recommendation for the Offer and the Merger in the Schedule 14D-9 to be filed by OPNET;

•

OPNET’s board of directors fails to reaffirm unanimously and publicly its recommendation for the Offer and the Merger within five (5) business days after Riverbed requests such reaffirmation and following the disclosure, announcement, commencement, submission or receipt of an acquisition proposal;

•

a tender or exchange offer for 15% or more of OPNET’s common stock has been commenced and, within 10 business days of such commencement, OPNET has not filed a Schedule 14D-9 disclosing that OPNET recommends rejection of such tender or exchange offer and reaffirming its recommendation of the merger agreement, the Offer and the Merger;

•

OPNET or any of its representatives have breached any of the provisions of the merger agreement that relate to OPNET’s restrictions on soliciting acquisition inquiries or acquisition proposals or making adverse recommendation changes in any material respect and such breach results in an acquisition proposal being announced, submitted or made; or

•	either Alain J. Cohen or Marc A. Cohen has materially breached the tender and support agreement applicable to him.

Reverse Termination Fee

Riverbed has agreed to pay OPNET a termination fee of $25,000,000, which we refer to as the “reverse termination fee” if the merger agreement is terminated because the Offer has not been consummated on or prior to the Outside Date and:

•

each of the conditions to the Offer have been satisfied or waived (other than the funding condition, the condition related to the expiration of the marketing period relating to the financing, the condition related to the merger agreement not having been terminated and the minimum tender condition (except in certain circumstances));

•	at the time of termination neither Riverbed nor Acquisition Sub has received the financing; and

•

the failure to obtain the financing by Riverbed and Acquisition Sub is not attributable to a breach of: (a) OPNET’s covenants with respect to cooperating with Parent, Acquisition Sub, the financing sources and certain other third parties in connection with the financing; or (b) any covenant or obligation of OPNET in the merger agreement or any other action or failure to act by OPNET, in each case, that caused any of the conditions to the Offer not to have been satisfied.

If OPNET is the party that terminates the merger agreement, in order to receive the reverse termination fee, it must also give Riverbed at least two (2) business days prior written notice prior to termination stating that it intends to terminate the merger agreement (and the basis for such termination).

If paid to OPNET, the reverse termination fee will be OPNET’s sole and exclusive remedy under the merger agreement, and Riverbed, Acquisition Sub and certain other parties identified in the merger agreement will have no further liability towards OPNET (and certain other parties identified in the merger agreement) in connection with the merger agreement and the transactions contemplated by the merger agreement, unless Riverbed commits a willful breach (as defined in the merger agreement).

Extensions, Waivers and Amendments

At any time prior to the effective time and subject to the terms of the merger agreement, Riverbed and Acquisition Sub, on one hand, and OPNET, on the other hand, may, by action taken by or no behalf of their respective boards of directors, to the extent permitted by applicable law: (i) extend the time for the performance of any of the obligations or other acts of the other parties; (ii) waive any inaccuracies in the representations and warranties of the other parties set forth in the merger agreement; or (iii) subject to applicable law and certain specified provisions of the merger agreement, waive compliance with any of the agreements or conditions of the other parties contained in the merger agreement.

OTHER AGREEMENTS RELATED TO THE TRANSACTION

Commitment Letter

As described above, the Offer is subject to a funding condition. We estimate that the total amount of funds necessary to purchase all of the shares of OPNET common stock in the Offer or the Merger and to complete the related transactions, including the payment of fees and expenses in connection with the Offer and the Merger, will be approximately $854,000,000. We expect that this amount will be funded in part by debt financing provided pursuant to the amended and restated debt commitment letter (“debt commitment letter”), dated November 9, 2012, among Riverbed, Morgan Stanley Senior Funding, Inc. (“Morgan Stanley”), Goldman Sachs Bank USA (“Goldman Sachs”), Merrill Lynch, Pierce, Fenner & Smith Incorporated and Bank of America, N.A. (“Bank of America” and, together with Morgan Stanley and Goldman Sachs, the “financing sources”) pursuant to which the financing sources have committed to lend to Riverbed $500,000,000 in senior secured term loans (less the aggregate amount of net proceeds from the issuance of, at Riverbed’s election, alternative term loans or other financing in lieu of the financing to be provided under the debt commitment letter prior to, or concurrently with, the initial acceptance of OPNET common stock in the Offer), subject to certain limitations as described in “Source and Amount of Funds” on page 80. The debt commitment letter amended and restated that certain commitment letter, dated October 28, 2012, among Riverbed, Morgan Stanley and Goldman Sachs. The aggregate proceeds to be disbursed pursuant to the agreements contemplated by the debt financing, together with cash on hand and other funds available to Riverbed, will be sufficient for Acquisition Sub to purchase the shares of OPNET common stock pursuant to the Offer and the Merger. However, Riverbed’s receipt of the proceeds contemplated by the debt financing arrangements is subject to the satisfaction of the conditions set forth in the debt commitment letter pursuant to which the debt financing will be provided (as described in “Source and Amount of Funds” on page 80). We will only be able to complete the Offer if Riverbed receives the financing contemplated by the debt commitment letter (or any alternative financing obtained in accordance with the terms of the merger agreement on comparable terms or terms not materially less favorable).

The above summary does not purport to be a complete description of all terms and conditions of the debt commitment letter and is qualified in its entirety by reference to the full text of the debt commitment letter, filed as Exhibit 99.11 to the registration statement of which this prospectus forms a part and incorporated herein by reference. The debt commitment letter amended and restated the commitment letter, dated October 28, 2012, filed as Exhibit 99.7 to the registration statement of which this prospectus forms a part.

Tender and Support Agreements

As an inducement to Riverbed to enter into the merger agreement, on October 28 2012, Marc A. Cohen, OPNET’s Chairman and Chief Executive Officer, and Alain J. Cohen, OPNET’s President and Chief Technology Officer, have each entered into a tender and support agreement, which we refer to as the “tender and support agreements,” covering all of the shares of OPNET common stock owned by such individuals as of the date of the merger agreement, as well as any additional shares they may own after such date.

The tender and support agreements provide that the signatories thereof, among other things will:

•	tender all of their shares of OPNET common stock in the Offer;

•	vote their shares of OPNET common stock for approval of the Merger;

•	vote their shares of OPNET common stock against any alternative transaction with respect to OPNET, on the terms and subject to the conditions set forth therein; and

•

vote their shares of OPNET common stock against any other action that is intended, or would reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Offer, the Merger or other transactions contemplated thereby.

The tender and support agreements automatically terminate upon the earliest to occur of:

•	the termination of the merger agreement;

•	the effective time of the Merger;

•	the written consent of all of the parties to the tender and support agreement;

•	the termination or withdrawal of the Offer by Riverbed or Acquisition Sub; and

•	the termination of the tender and support agreement by written notice from Riverbed to the signatories.

As of October 28, 2012, the signatories to the tender and support agreement owned in the aggregate 7,437,772 shares of OPNET common stock that are currently outstanding (not including shares issuable upon the exercise of options, restricted stock and restricted stock units), representing approximately 32.05% of the shares of OPNET common stock outstanding as of October 28, 2012.

The above summary does not purport to be a complete description of all terms and conditions of the tender and support agreements and is qualified in its entirety by reference to the full text of the tender and support agreements, which are included herein as Annex B.1 and Annex B.2 to this prospectus, and incorporated herein by reference.

Non-Competition and Non-Solicitation Agreements

As an inducement to Riverbed to enter into the merger agreement, on October 28, 2012, each of Alain J. Cohen, Marc A. Cohen, Pradeep Singh, Yevghy Gurevich, Patrick Malloy and Russell Elsner, have each entered into a non-competition and non-solicitation agreement for the benefit of Riverbed, which we refer to as the “noncompetition agreements,” which will become effective upon Acquisition Sub accepting any shares of common stock for payment pursuant to the Offer. The noncompetition agreements provide that for a period of, in the case of Messrs. Cohen and Cohen, three (3) years, or, in the case of Messrs. Singh, Gurevich, Malloy and Elsner, two (2) years, from the time such agreements become effective, each such person will not (and will not permit any of his affiliates to), anywhere in the fifty states of the United States and each other jurisdiction where OPNET or any of its subsidiaries engaged in any business or activity or sold any products or services prior to the initial acceptance of OPNET common stock in the Offer: (a) engage in directly or indirectly: (i) the design, development, implementation, marketing, sale, licensing, distribution or provision of any software, hardware, system or technology used in or developed for application performance management, network performance management or network engineering, operations and planning; or (ii) the provision of services relating to any one or more of the foregoing; or (b) directly or indirectly be or become: (i) an officer, director, securityholder, owner, co-owner, affiliate, partner, promoter, employee, agent, representative, designer, developer, coder, consultant, advisor or manager of, for or to: (A) any specified competitor of OPNET set forth in such agreement; or (B) the division, department or unit of any other person or entity, where such division, department or unit engages directly in competition with OPNET in the fifty states of the United States and each other jurisdiction where OPNET or any of its subsidiaries engaged in any business or activity or sold any products or services prior to the initial acceptance of OPNET common stock in the Offer; or (ii) a securityholder, owner or co-owner of any person or entity that engages directly in competition with OPNET in any part of the fifty states of the United States and each other jurisdiction where OPNET or any of its subsidiaries engaged in any business or activity or sold any products or services prior to the initial acceptance of OPNET common stock in the Offer.

The above summary does not purport to be a complete description of all terms and conditions of the noncompetition agreements and is qualified in its entirety by reference to the full text of the form of the noncompetition agreements, filed as Exhibit 99.8 to the registration statement of which this prospectus forms a part and incorporated herein by reference.

Confidentiality Agreement

On January 11, 2012, Riverbed and OPNET entered into a confidentiality agreement, or the “confidentiality agreement.” Under the terms of the confidentiality agreement, the parties agreed that, subject to certain exceptions, any non-public information regarding either Riverbed or OPNET, or either of their subsidiaries or affiliates, which we refer to as the “disclosing party,” furnished to the other party or its representatives, which we refer to as the “recipient,” in connection with a possible transaction involving Riverbed and OPNET, together with any notes, analyses, compilations, studies or other documents prepared by the recipient or its representatives to the extent they contain or reflect such information, would, for a period of 36 months from the date of the confidentiality agreement, be used by the recipient and its representatives solely for the purpose of considering, evaluating and negotiating a possible transaction between Riverbed and OPNET and be kept confidential except as provided in the confidentiality agreement.

On November 13, 2012, Riverbed and OPNET entered into an addendum to the confidentiality agreement. Pursuant to such addendum, from November 13, 2012 until the termination of the confidentiality agreement, Riverbed and OPNET have agreed only to disclose confidential information to designated individuals and only for purposes of integration planning.

The above summary does not purport to be a complete description of all terms and conditions of the confidentiality agreement and is qualified in its entirety by reference to the full text of the confidentiality agreement, filed as Exhibit 99.9 to the registration statement of which this prospectus forms a part and incorporated herein by reference.

Exclusivity Agreement

On September 18, 2012, Riverbed and OPNET entered into an exclusivity agreement, or the “exclusivity agreement.” Under the terms of the exclusivity agreement, OPNET agreed to negotiate exclusively with Riverbed with respect to a possible negotiated transaction until the earliest to occur of: (i) the date on which Riverbed advises OPNET that Riverbed is terminating all discussions regarding a possible negotiated transaction; (ii) the date on which Riverbed proposes either of: (A) a price per share in the possible negotiated transaction of less than $43.00; or (B) the consideration in the possible negotiated transaction consisting of less than 85% cash; or (iii) October 18, 2012, a period referred to as the “initial exclusivity period.” Pursuant to an amendment to the exclusivity agreement entered into on October 18, 2012, the initial exclusivity period was extended to the earliest to occur of: (i) the date on which Riverbed advises OPNET that Riverbed is terminating all discussions regarding a possible negotiated transaction; (ii) the date on which Riverbed proposes either of: (A) a price per share in the possible negotiated transaction of less than $43.00; or (B) the consideration in the possible negotiated transaction consisting of less than 85% cash; or (iii) 5:00 p.m., Pacific time, on October 29, 2012, a period referred to as the “extended exclusivity period.” During the extended exclusivity period, OPNET agreed that it would not, directly or indirectly:

•

solicit or knowingly encourage or facilitate the initiation or submission of, any expression of interest, inquiry, proposal or offer from any person or entity (other than Riverbed) relating to a possible acquisition transaction;

•

participate in any discussions or negotiations or enter into any agreement, or provide any nonpublic information to, any person or entity (other than Riverbed) relating to or in connection with a possible acquisition transaction; or

•	approve or accept any proposal or offer from any person or entity (other than Riverbed) relating to a possible acquisition transaction.

The above summary does not purport to be a complete description of all terms and conditions of the exclusivity agreement, as amended, and is qualified in its entirety be reference to the full text of the exclusivity agreement, as amended, filed as Exhibit 99.10 to the registration statement of which this prospectus forms a part and incorporated herein by reference.

THE COMPANIES

Riverbed Technology, Inc.

We develop and market innovative and comprehensive solutions to the fundamental problems associated with Information Technology, or “IT,” performance across the global enterprise. Our flagship product is focused on addressing performance across wide area networks or “WANs.” Historically, computing across WANs has been plagued by poor performance, IT complexity and high cost. Our IT performance products allow organizations ranging from globally connected enterprises, government agencies and regional companies to understand the total performance picture; to optimize the yield from their WAN, storage infrastructure and applications; and to consolidate their IT infrastructure in the private cloud, public cloud and at the branch office. Our complete family of performance products includes solutions for branch offices, mobile workers, private data centers, private clouds and cloud computing. We were incorporated in Delaware in May 2002. Riverbed’s common stock is currently quoted on NASDAQ (symbol: “RVBD”) since its initial public offering on September 20, 2006, first on the NASDAQ Global Market and, since January 1, 2008, on the NASDAQ Global Select Market.

Riverbed’s principal executive offices are located at 199 Fremont Street, San Francisco, California, 94105. The telephone number at that location is (415) 247-8800. Riverbed’s internet address is www.riverbed.com.

Octagon Acquisition Corp.

Acquisition Sub is a wholly-owned subsidiary of Riverbed and was incorporated in Delaware on October 24, 2012. To date, Acquisition Sub has not engaged in any operations and exists solely to make the Offer and otherwise facilitate the transaction. Therefore, although Acquisition Sub is technically making the Offer and will be a party to the Merger, when the transaction is discussed in this prospectus, it generally refers only to Riverbed.

Acquisition Sub’s principal executive offices are located at c/o Riverbed Technology, Inc., 199 Fremont Street, San Francisco, California, 94105. The telephone number at this location is (415) 247-8800.

OPNET Technologies, Inc.

OPNET is a provider of application and network performance management solutions. OPNET’s software products address application performance management, or “APM”; network performance management; network engineering, operations, and planning; and network research and development. OPNET’s customers include corporate enterprises, government and defense agencies, network service providers, and network equipment manufacturers. OPNET’s software products and related services are designed to help its customers make better use of resources, reduce operational problems and improve competitiveness. OPNET was incorporated in Delaware in November 1988. OPNET’s common stock is currently quoted on NASDAQ Stock Market (symbol: “OPNT”).

OPNET’s principal executive offices are located at 7255 Woodmont Avenue, Bethesda, Maryland 20814. The telephone number at that location is (240) 497-3000. OPNET’s internet address is www.opnet.com.

COMPARISON OF RIGHTS OF HOLDERS OF RIVERBED COMMON STOCK

AND OPNET COMMON STOCK

The rights of Riverbed stockholders and OPNET stockholders are generally governed by the corporation statutes of Delaware, where each company is incorporated, and by each company’s respective certificate of incorporation and bylaws. Upon completion of the Merger, stockholders of OPNET will become stockholders of Riverbed, and the Riverbed certificate of incorporation and bylaws will govern the rights of such former OPNET stockholders. No changes to the Riverbed certificate of incorporation or bylaws will be adopted in connection with the Merger.

The following is only a summary comparison of the material rights of Riverbed stockholders and OPNET stockholders arising from the governing organizational instruments of each company and the governing law applicable to each company. The following summary is not intended to be a complete discussion of the respective certificate of incorporation and bylaws of Riverbed and OPNET or the corporation statutes of Delaware. Riverbed encourages you to read carefully the certificate of incorporation and bylaws of Riverbed and OPNET. The identification of specific differences is not meant to indicate that other equally or more significant differences do not exist. For information on how to obtain these documents, see the section entitled “Additional Information—Where You Can Find Additional Information.” beginning on page 122 of this prospectus. You are encouraged to obtain and read these documents along with this entire prospectus, as this summary may not contain all of the information important to you.

	Riverbed Technology, Inc.	OPNET Technologies, Inc.
Authorized Capital Stock	The authorized capital stock of Riverbed consists of: (i) 600,000,000 shares of Common Stock, par value $0.0001 per share (ii) 30,000,000 shares of Preferred Stock, par value $0.0001 per share.	The authorized capital stock of OPNET consists of: (i) 100,000,000 shares of Common Stock, par value $0.001 per share (ii) 5,000,000 shares of Preferred Stock, par value $0.001 per share.

Preferred Stock	The board of directors is authorized to designate the preferences, special rights, limitations or restrictions of the shares of preferred stock without stockholder approval.	The board of directors is authorized to designate, in one or more series, the preferences, special rights, limitations or restrictions of the shares of preferred stock without stockholder approval.

Dividends	Riverbed has no legal requirement to pay dividends.	OPNET has no legal requirement to pay dividends.

Voting, Generally	Each outstanding share of common stock shall entitle the holder to one vote on each matter properly submitted to a vote of stockholders. There is no cumulative voting.	The holders of Common Stock are entitled to one vote for each share held at all meetings of stockholders. There is no cumulative voting.

Number of Directors and Size of Board	The number of directors shall be fixed from time to time by the board of directors pursuant to a resolution adopted by the majority of the “Whole Board.” The “Whole Board” means the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships.	The number of directors shall not be more than 13 or less than three.

Term of Directors	The board of directors is divided into three classes: Class I, Class II and Class III. Each director shall serve for a term ending on the third annual stockholders meeting following the annual stockholders meeting at which such director was elected.	The board of directors is divided into three classes: Class I, Class II and Class III. Each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which such director was elected.

	Riverbed Technology, Inc.	OPNET Technologies, Inc.
Removal of Directors	Subject to the rights of any Preferred Stock then outstanding, any director, or the entire board of directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least two-thirds of the voting power of all of the then-outstanding shares of capital stock of Riverbed entitled to vote in the election of directors, voting together as a single class.	Directors may be removed by stockholders only for cause by the affirmative vote of at least 75% of the votes which all the stockholders would be entitled to cast in any annual election of directors or class of directors.

Vacancies on the Board	Subject to the rights of any Preferred Stock then outstanding, vacancies in the board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause, shall, unless otherwise required by law or by resolution of the board of directors, be filled only by a majority vote of the directors then in office.	Any vacancy shall be filled only by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

Board Quorum and Vote Requirements

A whole number of directors equal to at least a majority of the Whole Board shall constitute a quorum.

The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

A majority of the directors at any time in office shall constitute a quorum for the transaction of business. In the event one or more directors are disqualified to vote at any meeting, then the required quorum shall be reduced by one for each director so qualified, provided that in no case shall less than one-third of the number of directors then in office constitute a quorum.

The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

Annual Stockholders Meetings	The annual meeting of stockholders shall be held on such date, at such time and at such place as may be fixed by resolution of the board of directors.	The annual meeting of stockholders shall be held on such a date and at a time designated by the board of directors, Chairman of the Board or the President (which date shall not be a legal holiday in the place where the meeting is to be held). If no annual meeting is held, a special meeting may be held in lieu thereof.

	Riverbed Technology, Inc.	OPNET Technologies, Inc.
Special Stockholders Meetings	Special meetings of the stockholders may be called by the Chairman of the Board or the Chief Executive Officer or by the board of directors acting pursuant to a resolution adopted by a majority of the Whole Board.	Special meetings of the stockholders may be called by the Chairman of the Board, the President or the board of directors.

Notice for Stockholders Meetings	Except as otherwise required by law, Riverbed’s bylaws provide that written, printed or electronic notice of any meeting of the stockholders must be given to each stockholder entitled to vote at the meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.	Except as otherwise required by law, written notice shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting.

Quorum for Stockholders Meetings	Except as required by law or the certificate of incorporation, the holders of a majority of the voting power of the outstanding shares of Riverbed entitled to vote generally in the election of directors represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series voting separately as a class or series, the holders of a majority of the voting power of the shares of such class or series shall constitute a quorum for such business.	The holders of a majority of the shares of the capital stock of OPNET issued and outstanding and entitled to vote at the meeting, present in person, present by means of remote communication in a manner, if any, authorized by the board of directors, in its sole discretion or represented by a proxy, shall constitute a quorum.

Delivery and Notice Requirements of Stockholder Nominees and Proposals	Any stockholder proposal or nomination for the election of a director by a stockholder must be delivered or mailed not later than the 45th day nor earlier than the 75th day before the one-year anniversary of the date on which the corporation first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting.	Any stockholder proposal or nomination for the election of a director by a stockholder must be received not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting.

	Riverbed Technology, Inc.	OPNET Technologies, Inc.
Stockholder Action by Written Consent	Any action required or permitted to be taken by the stockholders of Riverbed must be taken at a duly called annual or special meeting and may not be effected by any consent in writing.	Stockholders of OPNET cannot take any action by written consent in lieu of a meeting. The affirmative vote of at least 75% of the votes which all the stockholders would be entitled to cast in an annual election of directors or class of directors shall be required to amend or repeal the provision prohibiting action by written consent in the certificate of incorporation.

Amendment of Governing Documents

Riverbed’s certificate of incorporation may be amended or repealed in the manner prescribed by Delaware law. In addition to any vote of the holders of any class or series of stock of Riverbed required by law or by the certificate of incorporation, the affirmative vote of the holders of a majority of the voting power of all of the then outstanding share of capital stock of Riverbed entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal provisions of the certificate of incorporation. Any amendment or repeal of Sections C or D or Articles V, VI, VII, VIII or IX shall require the affirmative vote of the holders of at least two-thirds of the voting power of all of the then outstanding shares of capital stock of Riverbed entitled to vote generally in the election of directors, voting together as a single class.

The board of directors is expressly authorized to adopt, amend or repeal any or all of Riverbed’s bylaws; provided that such adoption, amendment or repeal requires the approval of a majority of the “Whole Board.” Riverbed’s stockholders also have the power to adopt, amend or repeal the bylaws of Riverbed; provided, however, that, in addition to any

OPNET’s certificate of incorporation may be amended or repealed with the affirmative vote of at least 75% of the votes which all stockholders would be entitled to cast in any annual meeting of directors or class of directors.

OPNET’s bylaws may be altered, amended or repealed by the board of directors or by the affirmative vote of at least 75% of the votes which all stockholders would be entitled to cast in an annual election of directors or class of directors.

	Riverbed Technology, Inc.	OPNET Technologies, Inc.
vote of the vote of the holders of any class or series of stock required by law or the certificate of incorporation, the affirmative vote of the holders of at least two-thirds of the voting power of all of the then-outstanding shares of the capital stock of Riverbed entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the bylaws.

Limitation on Director Liability (Exculpation of Directors)	A director shall not be personally liable to Riverbed or its stockholders for monetary damages for breach of fiduciary duty as a director, except for (i) any breach of the director’s duty of loyalty to Riverbed or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived any improper personal benefit. If Delaware law is amended after approval by the stockholders of Article VII of the certificate of incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by Delaware law, as amended.	Except to the extent prohibited by Delaware law, no director of the Corporation shall be personally liable to OPNET or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability.

Indemnification of Directors, Executive Officers and Employees	Riverbed is authorized to provide indemnification to its directors, officers and other persons to the fullest extent permitted by applicable law.	OPNET’s certificate of incorporation provides for indemnification of directors and officers of OPNET in connection with proceedings to which they are made parties by reason of the fact that they were directors, officers, employees or agents of OPNET if such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best

	Riverbed Technology, Inc.	OPNET Technologies, Inc.
interests of OPNET, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

Anti-Takeover Provisions: Business Combination Act	Riverbed has not opted out from the requirements of Section 203 of the DGCL.	OPNET has not opted out from the requirements of Section 203 of the DGCL.

ADDITIONAL INFORMATION

Legal Matters

Weil, Gotshal & Manges LLP, Redwood Shores, California, counsel to Riverbed, will pass upon the validity of the Riverbed common stock offered by this prospectus.

Experts

The consolidated financial statements of Riverbed, appearing in Riverbed’s Annual Report on Form 10-K for the year ended December 31, 2011 (including schedules appearing therein), and the effectiveness of Riverbed’s internal control over financial reporting as of December 31, 2011 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of OPNET incorporated in this Prospectus by reference from OPNET’s Annual Report on Form 10-K for the year ended March 31, 2012, and the effectiveness of OPNET’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Where You Can Find Additional Information

The SEC allows Riverbed to “incorporate by reference” information into this prospectus, which means that we can disclose important information to OPNET’s stockholders by referring them to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. The information that Riverbed or OPNET files with the SEC later will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below that Riverbed and OPNET have previously filed with the SEC. These documents contain important information about Riverbed and OPNET and their respective businesses, financial conditions and results of operations.

You should rely only on the information contained in or incorporated by reference into this prospectus together with the Schedule 14D-9 of OPNET that has been mailed to you together with this prospectus, in deciding whether to tender your shares of OPNET common stock in the offer. No one has been authorized to provide you with information that is different from or in addition to the information contained in or incorporated by reference into this prospectus or the Schedule 14D-9. You should not assume that the information contained in or incorporated by reference into this prospectus is accurate as of any other date than the date of this prospectus.

The following documents filed by Riverbed with the SEC are incorporated by reference into this prospectus. You should carefully read and consider all of these documents before making an investment decision.

•	Annual Report on Form 10-K for the year ended December 31, 2011, filed on February 10, 2012;

•	Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 2012, June 30, 2012 and September 30, 2012, filed on April 30, 2012, July 27, 2012 and October 25, 2012, respectively;

•	Current Reports on Form 8-K, filed on April 19, 2012, May 21, 2012, June 1, 2012, July 24, 2012, October 18, 2012 and October 29, 2012;

•	Proxy Statement for 2012 Annual Meeting of Stockholders, filed on April 19, 2012; and

•

Description of Riverbed common stock set forth in its Registration Statement on Form 8-A, filed on September 15, 2006, including any amendment or report filed for purposes of updating such description.

The following documents filed by OPNET with the SEC are incorporated by reference into this prospectus. You should carefully read and consider all of these documents before making an investment decision.

•	Annual Report on Form 10-K for the year ended March 31, 2012, filed on June 8, 2012;

•	Quarterly Report on Form 10-Q for the fiscal quarters ended June 30, 3012 and September 30, 2012, filed on August 8, 2012 and November 7, 2012, respectively;

•	Current Reports on Form 8-K, filed on August 7, 2012, September 13, 2012 and October 29, 2012; and

•	Proxy Statement for 2012 Annual Meeting of Stockholders, filed on July 27, 2012.

All documents filed by Riverbed and OPNET with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the filing of this document, including documents filed on and after the date of this document and prior to the effectiveness of the Form S-4 to which this document relates, and prior to the date the Offer is terminated, are incorporated by reference into this prospectus and are part of this document from the date of filing. You should carefully read and consider all of the documents to be filed with the SEC by Riverbed and OPNET after the filing of this document and to be incorporated by reference into this prospectus before making an investment decision.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Nothing in this prospectus shall be deemed to incorporate herein any information furnished but not filed with the SEC.

Riverbed has supplied all information contained in this prospectus about Riverbed, and OPNET has supplied all information contained or incorporated by reference in this prospectus about OPNET.

The documents incorporated by reference into this prospectus are available upon request. Riverbed will provide a copy of any and all of the information that is incorporated by reference in this prospectus (not including exhibits to the information unless those exhibits are specifically incorporated by reference into this prospectus) to any person, without charge, upon written or oral request.

Any questions about the Offer or the Merger, requests for assistance or requests for a copy of information incorporated by reference into this prospectus should be directed to:

MacKenzie Partners, Inc.

105 Madison Avenue

New York, New York 10016

(212) 929-5500 (Call Collect)

1 (800) 322-2885 (Call Toll-Free)

Email: tenderoffer@mackenziepartners.com

Riverbed and OPNET file annual, quarterly and other reports, proxy statements and other information with the SEC under the Exchange Act. Such reports, proxy statements and other information may be read and copied at the public reference facilities of the SEC at 100 F Street, N.E., Washington, D.C. 20549, and at the regional offices of the SEC located at 3 World Financial Center, Suite 400, New York, NY 10281 and 175 W. Jackson Boulevard, Suite 900, Chicago, IL 60604. Copies of such information should be obtainable by mail, upon payment of the SEC’s customary charges, by writing to the SEC’s principal office at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain information by calling the SEC at 1-800-732-0330. The SEC also maintains a website at www.sec.gov that contains public filings reports, proxy statements and other information relating to Riverbed and OPNET that have been filed via the EDGAR System. Such material should also be available for inspection at the offices of the NASDAQ Stock Market, Inc. located at 1735 K Street, NW, Washington, D.C. 20006. Riverbed’s and OPNET’s filings with the SEC are also available on the investor relations section of their websites at www.riverbed.com and www.opnet.com, respectively. The contents of those websites are not incorporated by reference into this prospectus.

On November 14, 2012, Riverbed filed with the SEC a registration statement on Form S-4 (“Form S-4”) under the Securities Act to register the shares of Riverbed common stock to be issued in the Offer and the Merger, and Riverbed may also file amendments to that registration statement. This prospectus is a part of that registration statement. As allowed by SEC rules, this prospectus does not contain all of the information found in the registration statement or the exhibits to the registration statement. For further information relating to Riverbed and the shares of Riverbed common stock, you should consult the registration statement and the exhibits. In addition, on November 14, 2012, Riverbed filed with the SEC a Tender Offer Statement on Schedule TO (“Schedule TO”) under the Exchange Act, together with exhibits, to furnish certain information about the Offer. Riverbed may file amendments to the Schedule TO. You may obtain copies of the Form S-4 and Schedule TO (and any amendments to those documents) by contacting Riverbed at the following address:

Riverbed Technology, Inc.

199 Fremont Street

San Francisco, CA 94105

Attention: Corporate Secretary

(415) 247-8800

Riverbed has engaged MacKenzie Partners, Inc. to act as its information agent in connection with the Offer. You can obtain copies of the Form S-4 and Schedule TO (and any amendments to those documents) along with the related letter of transmittal by contacting Bob Marese at the following address:

MacKenzie Partners, Inc.

105 Madison Avenue

New York, New York 10016

(212) 929-5500 (Call Collect)

1 (800) 322-2885 (Call Toll-Free)

Email: tenderoffer@mackenziepartners.com

On November 14, 2012, OPNET filed with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 under the Exchange Act (“Schedule 14D-9”) regarding the Offer and the Merger, together with exhibits containing the OPNET board of director’s recommendation with respect to the Offer and certain additional information about the Offer, which includes an information statement pursuant to Section 14(f) of the Exchange Act and Rule 14F-1. OPNET may file amendments to the Schedule 14D-9. You may obtain copies of the Schedule 14D-9 (and any amendments thereto) by contacting OPNET at the following address:

OPNET Technologies, Inc.

7255 Woodmont Avenue

Bethesda, MD 20814

Attention: Investor Relations

(240) 497-3000

In order to receive timely delivery of any SEC filing or documents incorporated by reference, you must make your request no later than December 10, 2012.

Miscellaneous

The Offer is being made solely by this prospectus and the related letter of transmittal and is being made to holders of all outstanding shares of OPNET common stock. We are not aware of any jurisdiction where the making of the Offer is prohibited by any administrative or judicial action or pursuant to any valid state statute. If we become aware of any valid state statute prohibiting the making of the Offer or the acceptance of shares pursuant thereto, we will make a good faith effort to comply with any such state statute. If, after making a good faith effort, we cannot comply with that state statute, the Offer will not be made to the holders of shares in that state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on our behalf by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

No person has been authorized to give any information or make any representation on behalf of Riverbed not contained in this prospectus or in the letter of transmittal, and if given or made, such information or representation must not be relied upon as having been authorized.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements are based on the historical financial statements of Riverbed and OPNET and have been prepared to reflect the Offer and the Merger as if it had been completed as of the dates indicated, and the planned incurrence of $500,000,000 of term debt prior to the date of acquisition, which is referred to as the “debt incurrence,” and the assumptions, reclassifications, and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

Riverbed and OPNET have different fiscal year ends. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2011, is based on the historical financial statements of Riverbed Technology, Inc. for the year then ended and OPNET Technologies, Inc. for the year ended March 31, 2012.

The historical results of OPNET for the nine months ended September 30, 2012 were derived by taking the historical results of operations of OPNET for the year ended March 31, 2012, subtracting OPNET’s historical results of operations for the nine months ended December 31, 2011 and adding OPNET’s historical results of operations for the six months ended September 30, 2012. The historical results of operations for OPNET for the three months ended March 31, 2012 have been included in both the results for the year ended March 31, 2012 and the nine months ended September 30, 2012.

The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2012, and for the year ended December 31, 2011 have been prepared as if the Offer, the Merger and the debt incurrence had occurred on January 1, 2012 and January 1, 2011 and were carried forward through each of the subsequent periods presented, and taking into account the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

The preliminary allocation of the purchase price used in the unaudited pro forma condensed combined financial statements is based upon preliminary estimates. These preliminary estimates and assumptions, some of which cannot be made before the completion of the acquisition, are subject to change upon the acquisition date and the finalization of the valuations of the assets and liabilities acquired.

The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of our consolidated results of operations or financial position that we would have reported had the Offer, the Merger and the debt incurrence been completed as of the dates presented, and should not be taken as a representation of our future consolidated results of operations or financial position. The unaudited pro forma condensed combined financial statements do not reflect any operating efficiencies and/or cost savings that we may achieve with respect to the combined companies.

RIVERBED TECHNOLOGY, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of September 30, 2012

(in thousands, except par value)

	Historical
	September 30, 2012		Proforma		Proforma
	Riverbed Technology, Inc.	OPNET Technologies, Inc.	Adjustments		Combined
ASSETS
Current assets:
Cash and cash equivalents	$279,281	$54,736	$(213,122	) J	$120,895
Short-term investments	253,770	39,862	(148,079	) J	145,553
Trade receivables, net of allowances	86,413	41,073	(6,941	) A	120,545
Unbilled accounts receivable		2,710			2,710
Inventory	18,840	1,286	4,553	B	24,679
Deferred tax assets	16,856	1,224	(10,859	) O	7,221
Prepaid expenses and other current assets	36,385	12,347			48,732

Total current assets	691,545	153,238	(374,448)		470,335

Long-term investments	137,053				137,053
Fixed assets, net	35,842	16,227	(1,746	) C	50,323
Goodwill	117,626	22,416	572,680	D	712,722
Intangibles, net	57,895	7,001	444,099	E	508,995
Deferred tax assets, non-current	52,159	5,536	(49,806	) O	7,889
Other assets	23,263	394	13,121	H	36,778

Total assets	$1,115,383	$204,812	$603,900		$1,924,095

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$38,816	$1,533	$—		$40,349
Accrued compensation and benefits	37,853	9,206	—		47,059
Other accrued liabilities	27,704	9,168	19,645	I	56,517
Deferred revenue	152,956	46,301	(28,329	) F	170,928

Total current liabilities	257,329	66,208	(8,684)		314,853

Deferred revenue, non-current	87,641	6,799	(3,141	) F	91,299
Long-term debt			500,000	G	500,000
Deferred tax liability, non-current			112,696	O	112,696
Other long-term liabilities	25,026	4,510			29,536

Total long-term liabilities	112,667	11,309	609,555		733,531

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value—30,000 shares authorized, no shares outstanding	—	—	—		—
Common stock and additional paid-in-capital;	613,889	136,424	4,080	K	754,393
Retained earnings	132,929	14,478	(24,658	) L	122,749
Accumulated other comprehensive income (loss)	(1,431)	(1,245)	1,245	M	(1,431)
Treasury Stock		(22,362)	22,362	N	—

Total stockholders’ equity	745,387	127,295	3,029		875,711

Total liabilities and stockholders’ equity	$1,115,383	$204,812	$603,900		$1,924,095

See notes to unaudited pro forma condensed combined financial statements

RIVERBED TECHNOLOGY, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For The Nine Months Ended September 30, 2012

(in thousands, except per share amounts)

	Historical
	Nine months ended September 30, 2012		Proforma		Proforma
	Riverbed Technology, Inc.	OPNET Technologies, Inc.	Adjustments		Combined
Revenue:
Product	$391,008	$63,481	$(554	) C	$453,935
Support and services	208,470	72,173	(15,488	) C	265,155

Total revenue	599,478	135,654	(16,042)		719,090

Cost of revenue:
Cost of product	89,412	10,193	25,922	A	125,527
Cost of support and services	57,112	18,991			76,103
Amortization of acquired technology and customer relationships		1,966	(1,966	) B	—

Total cost of revenue	146,524	31,150	23,956		201,630

Gross profit	452,954	104,504	(39,998)		517,460

Operating expenses:
Sales and marketing	233,115	43,878	33,804	A	310,797
Research and development	106,052	31,522	(75	) B	137,499
General and administrative	44,010	10,756			54,766
Acquisition-related costs	(12,505)		(836	) E	(13,341)

Total operating expenses	370,672	86,156	32,893		489,721

Operating income	82,282	18,348	(72,891)		27,739

Other income
Interest income	1,243				1,243
Interest expense			(18,281	) D	(18,281)
Other expense, net	(2,484)	21			(2,463)

Total other income	(1,241)	21	(18,281)		(19,501)

Income before provision for income taxes	81,041	18,369	(91,172)		8,238
Provision for income taxes	31,228	6,685	(35,557	) F	2,356

Net income	$49,813	$11,684	$(55,615)		$5,882

Net income per common share:
Basic	$0.32	$0.52			$0.04

Diluted	$0.30	$0.51			$0.03

Shares used in computing net income per common share (see Note 5):
Basic	156,313	22,475	(16,038)		162,750

Diluted	164,880	22,815	(15,702)		171,993

See notes to unaudited pro forma condensed combined financial statements

RIVERBED TECHNOLOGY, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For The Year Ended December 31, 2011

(in thousands, except per share amounts)

	Historical
	Year ended
	December 31, 2011	March 31, 2012	Proforma		Proforma
	Riverbed Technology, Inc.	OPNET Technologies, Inc.	Adjustments		Combined
Revenue:
Product	$501,376	$85,820	$(739	) C	$586,457
Support and services	225,100	86,898	(20,651	) C	291,347

Total revenue	726,476	172,718	(21,390)		877,804

Cost of revenue:
Cost of product	105,150	14,177	34,563	A	153,890
Cost of support and services	68,925	22,329			91,254
Amortization of acquired technology and customer relationships		2,159	(2,159	) B	0

Total cost of revenue	174,075	38,665	32,404		245,144

Gross profit	552,401	134,053	(53,794)		632,660

Operating expenses:
Sales and marketing	272,635	55,413	45,128	A	373,176
Research and development	122,964	37,781	(100	) B	160,645
General and administrative	59,699	12,948			72,647
Acquisition-related costs	5,211				5,211

Total operating expenses	460,509	106,142	45,028		611,679

Operating income	91,892	27,911	(98,822)		20,981

Other income
Interest income	1,564				1,564
Interest expense			(24,374	) D	(24,374)
Other expense, net	(1,410)	(87)			(1,497)

Total other income	154	(87)	(24,374)		(24,307)

Income before provision for income taxes	92,046	27,824	(123,196)		(3,326)
Provision for income taxes	28,239	9,491	(48,292	) F	(10,562)

Net income	$63,807	$18,333	$(74,904)		$7,236

Net income per common share:
Basic	$0.41	$0.81			$0.04

Diluted	$0.38	$0.80			$0.04

Shares used in computing net income per common share (see Note 5):
Basic	154,411	22,220	(15,783)		160,848

Diluted	166,900	22,675	(15,562)		174,013

See notes to unaudited pro forma condensed combined financial statements

RIVERBED TECHNOLOGY, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(dollars in thousands, except per share amounts, or unless otherwise stated)

1. BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed combined balance sheet as of September 30, 2012 is based on the historical financial statements of Riverbed Technology, Inc. and OPNET Technologies, Inc. and has been prepared to reflect the Offer, the Merger and the debt incurrence as if they had been completed on September 30, 2012.

We account for business combinations pursuant to Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 805, Business Combinations. In accordance with ASC 805, we recognize separately from goodwill, the identifiable assets acquired, and the liabilities assumed, generally at the acquisition date fair value as defined by ASC 820, Fair Value Measurements and Disclosures. Goodwill as of the acquisition date is measured as the excess of consideration transferred, which is also generally measured at fair value, and the net of the acquisition date amounts of the identifiable assets acquired and the liabilities assumed.

We have made significant assumptions and estimates in determining the preliminary estimated purchase price and the preliminary allocation of the estimated purchase price in the unaudited pro forma condensed combined financial statements. These preliminary estimates and assumptions, some of which cannot be made before the completion of the acquisition, are subject to change upon the acquisition date and the finalization of the valuations of the assets and liabilities. These changes could result in material variances between our future financial results and the amounts presented in these unaudited pro forma condensed combined financial statements, including variances in fair values recorded, as well as expenses and cash flows associated with these items.

The unaudited pro forma condensed combined financial statements do not include the effects of any future restructuring activities, as management of Riverbed and OPNET are in the process of making these assessments, and estimates of these costs are not currently known. In accordance with the requirements of ASC 805, acquired company restructuring activities initiated by us must be accounted for separately from the business combination in accordance with ASC 420, Exit or Disposal Cost Obligations. Any future restructuring expenses may be material and may include costs for severance, costs of vacating facilities and costs to exit or terminate other duplicative activities. Future restructuring expenses are expected to be incurred during fiscal 2013 and will be recorded to our operating expenses in the period that these expenses are incurred.

The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of our consolidated results of operations or financial position that would have been reported had the Offer, the Merger and the debt incurrence been completed as of the dates presented, and should not be taken as a representation of our future consolidated results of operations or financial position. The unaudited pro forma condensed combined financial statements do not reflect any activities related to restructuring or integration, or operating efficiencies and associated cost savings that we may achieve with respect to the combined companies.

The unaudited pro forma condensed combined financial statements should be read in conjunction with Riverbed’s and OPNET’s historical consolidated financial statements and accompanying notes included in each company’s respective Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

Reclassifications

The following reclassifications have been made to the presentation of OPNET’s historical financial statements in order to conform to Riverbed’s presentation:

•

OPNET’s Professional services revenue of $20,724 and $24,599 for the nine months ended September 30, 2012 and the year ended March 31, 2012, respectively, were reclassified as Support and services revenue.

•

OPNET’s Cost of professional services revenue of $14,073 and $16,407 for the nine months ended September 30, 2012 and the year ended March 31, 2012, respectively, were reclassified as Cost of support and services revenue.

•	OPNET’s Accrued compensation and benefits of $9,206 has been reclassified from Other accrued liabilities as of September 30, 2012.

•	OPNET’s Current deferred tax assets of $1,224 have been reclassified from Prepaid expenses and other current assets as of September 30, 2012.

•	OPNET’s Non-current deferred tax assets of $5,536 have been reclassified from Other assets as of September 30, 2012.

2. ACQUISITION OF OPNET TECHNOLOGIES, INC.

The estimated purchase price and the allocation of the estimated purchase price discussed below are preliminary as the proposed Offer and Merger have not yet been completed. The actual purchase price will be based on the number of OPNET common shares outstanding, the options to purchase OPNET common stock assumed by Riverbed, and the restricted common stock exchanged on the completion date of the Merger. The final allocation of the purchase price will be based on OPNET’s assets and liabilities on the date the Merger is completed.

Preliminary Estimated Fair Value of Consideration To Be Transferred

The total acquisition date fair value of the consideration expected to be transferred is estimated at $988,583 which includes estimated payments totaling $848,079 in cash, issuance of common stock valued at $122,166 and $18,338 in estimated fair value of vested equity awards assumed or exchanged.

The preliminary estimate of the consideration to be transferred is as follows:

(in thousands, except per share amounts)	Conversion Calculations	Estimated Fair Value
Cash Consideration:
Opnet common stock outstanding at October 26, 2012	23,203
Cash Consideration per share	$36.55

Estimated cash tendered for shares	$848,079	$848,079

Stock Consideration:
Opnet common stock outstanding at October 26, 2012	23,203
Riverbed common stock to be issued per OPNET share	0.2774

Estimated number of shares of common stock to be issued	6,437
Per share price of Riverbed common stock on November 6, 2012	$18.98

Estimated fair value of Riverbed common shares to be issued	$122,166	$122,166

Estimated fair value of vested Riverbed equivalent stock options and restricted shares		$18,338

Total preliminary estimated consideration to be transferred		$988,583

The estimated consideration expected to be transferred reflected in these unaudited pro forma condensed combined financial statements does not purport to represent what the actual consideration transferred will be when the Merger is completed. In accordance with ASC Topic 805, the fair value of equity securities issued as part of the consideration transferred will be measured on the date of the completion of the Merger at the then-current market price. This requirement will likely result in a per share stock consideration component different from the $18.98 closing price of Riverbed common stock on November 6, 2012 that is assumed in these unaudited pro forma condensed combined financial statements, and that difference may be material. Riverbed believes that an increase or decrease by as much as 10% in the Riverbed common stock price on the closing date of the Merger from the common stock price assumed in these unaudited pro forma condensed combined financial statements is reasonably possible based upon the recent history of fluctuations in Riverbed’s common stock price. A change in the estimated fair value of Riverbed’s share price of 10% would increase or decrease the consideration paid as follows, with a corresponding increase or decrease in the goodwill recorded in connection with the Offer and the Merger.

Sensitivity of common stock price:
% change in common stock price	-10%	+10%
Stock price per share	$17.08	$20.88
Change in Stock Consideration transferred	$(12,217)	$12,217

Preliminary Fair Value Estimate of Stock Options and Restricted Stock-Based Awards Assumed

As of October 26, 2012, OPNET had approximately 549,000 stock options, all of which are expected to be vested as of the completion of the Merger. In accordance with the Agreement and Plan of Merger, among Riverbed, OPNET and Octagon Acquisition Corp., dated October 28, 2012, the conversion ratio of the number of shares to be issued for each OPNET stock option assumed will be the sum of the cash consideration plus the dollar amount determined by multiplying the stock consideration by the average Riverbed stock price for the ten trading days prior to the divided by the average Riverbed stock price for ten trading days prior to the consummation of the Merger. The conversion ratio is currently estimated at 2.3 using the Riverbed stock price of $18.98 as of November 6, 2012.

The preliminary estimated fair values of stock options assumed were determined using a Black-Scholes-Merton valuation model with the following assumptions: weighted average expected life of 4.2 years, weighted average risk-free interest rate of 0.6%, weighted average expected volatility of 64% and a weighted average dividend yield of 0.0%. The preliminary fair values of vested stock options and restricted stock-based awards are included in the total purchase price.

As of October 26, 2012, OPNET had approximately 463,200 restricted stock-based awards outstanding, of which 428,500 are subject to vesting upon the change of control and have been treated as OPNET common shares outstanding for the preliminary estimate of the consideration to be transferred. The remaining 34,800 of unvested restricted stock-based awards will be assumed by Riverbed and converted to approximately 80,000 restricted stock-based awards using the estimated conversion ratio of 2.3. The preliminary fair value of these unvested restricted stock-based awards will be recorded as operating expenses on a straight-line basis over the remaining service periods.

Preliminary Estimated Allocation of Consideration Transferred

Under the acquisition method of accounting, the identifiable assets acquired and liabilities assumed will be recognized and measured as of the acquisition date based on their estimated fair values as of the acquisition date, when completed. The excess of the acquisition date fair value of consideration transferred over estimated fair value of the net tangible assets and intangible assets will be recorded as goodwill.

The total preliminary estimated purchase price as shown in the table above is allocated to OPNET’s net tangible and intangible assets based on their estimated fair values as of the date of the completion of the Merger. The preliminary estimated purchase price has been allocated based on preliminary estimates that are described in the introduction to these unaudited pro forma condensed combined financial statements.

(in thousands)
Cash and cash equivalents, and short-term investments	$94,598
Accounts receivable	36,842
Inventory	5,839
Deferred tax assets	(53,905)
Fixed assets	14,481
Other tangible assets	12,741
Intangible assets	451,100

Total identifiable assets acquired	561,696

Accounts payable and other liabilities	33,883
Deferred revenue	21,630
Deferred tax liabilities, non-current	112,696

Total liabilities assumed	168,209

Net identifiable assets acquired	393,487
Goodwill	595,096

Net assets acquired	$988,583

A preliminary estimate of $57,613 has been allocated to net liabilities acquired and approximately $451,100 has been allocated to amortizable intangible assets acquired other than goodwill. The amortization related to the amortizable intangible assets is reflected as pro forma adjustments to the unaudited pro forma condensed combined statements of operations.

The allocation of the preliminary purchase price, estimated useful lives and first year amortization associated with certain assets are as follows:

(in thousands)	Estimated Useful life	Preliminary Fair Value	First Year Amortization
Existing technology	4-6 years	$170,700	(31,233)
Maintenance agreements	6-8 years	208,200	(27,329)
Customer relationships	7 years	47,200	(6,743)
Trademarks	3 years	19,700	(6,567)
Order Backlog	1 year	5,300	(5,300)

		$451,100	$(77,172)

Existing technology is comprised of products that have reached technological feasibility and are part of OPNET’s product line. Customer relationships and maintenance agreements represent the underlying relationships and agreements with OPNET’s installed customer base. Trademarks represent the fair value of the brand and name recognition associated with the marketing of OPNET’s products and services. Order backlog represents orders received for which the sales process has culminated but a contractual obligation to fulfill the ordered goods or services remains. Amortization of existing technology, patents and maintenance agreements is included in cost of revenue, and amortization expense for customer relationships and trademarks is included in operating expenses.

3. TERM LOANS

Riverbed believes that it could fund the Offer and the Merger with its internally available cash, and through borrowing. For purposes of the unaudited pro forma financial statements, Riverbed has assumed that prior to our acquisition of OPNET, we will borrow approximately $500,000 in 3 year term loans. The term loans are expected to bear interest at the Libor rate plus 300 basis points with a minimum Libor rate of 1.0%. The interest rate is currently estimated at approximately 4.0%. An increase in the interest rate of 0.13% would result in an increase in annual interest expense of $650. Debt incurrence costs are expected to be approximately $13,121.

4. PRO FORMA ADJUSTMENTS

Pro forma adjustments are necessary to reflect the estimated purchase price, to reflect amounts related to OPNET’s net tangible and intangible assets at an amount equal to the preliminary estimate of their fair values, to reflect the amortization expense related to the estimated amortizable intangible assets and stock-based compensation, to reflect changes in depreciation and amortization expense resulting from the estimated fair value adjustments to net tangible assets, and to reflect the income tax effect related to the pro forma adjustments.

There were no significant intercompany balances and transactions between Riverbed and OPNET as of the dates and for the periods of these pro forma condensed combined financial statements.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had Riverbed and OPNET filed consolidated income tax returns during the periods presented.

Riverbed has not identified any pre-merger contingencies where the related asset, liability or impairment is probable and the amount of the asset, liability or impairment can be reasonably estimated. Prior to the end of the purchase price allocation period, if information becomes available which would indicate it is probable that such events have occurred and the amounts can be reasonably estimated, such items will be included in the purchase price allocation.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations:

(A)	Adjustment to conform OPNET accounting policy to those of Riverbed to reflect the period of estimated loss of utility of evaluation inventory from 5 years to 1.5 years, and reclassifying the expense related to the writedown from Sales and marketing expense to Cost of product and adjustment to record amortization of purchased intangible assets (see adjustment B);

	Nine months ended	Year ended
(in thousands)	9/30/2012	3/31/2012
Cost of product revenue:
Estimated write down from loss of utility of evaluation inventory using a 1.5 year life	$2,497	$3,330
Pro forma amortization of purchased intangible assets (see adjustment B)	23,425	31,233

Pro forma adjustment to cost of product revenue	$25,922	$34,563

Sales and marketing expense:
Eliminate OPNET historical loss of utility of evaluation inventory using a 5 year life	$(650)	$(811)
Pro forma amortization of purchased intangible assets (see adjustment B)	34,454	45,939

Pro forma adjustment to sales and marketing	$33,804	$45,128

(B)	Intangibles Amortization—To eliminate OPNET’s historical amortization of purchased intangible assets and to reflect the amortization of intangibles based on the preliminary estimated fair values and useful lives of intangibles expected to be recorded as a result of the Offer and the Merger. For the estimated intangible asset values and the estimated useful lives, see Note 2, Preliminary Estimated Allocation of Consideration Transferred;

(In thousands)	Nine months ended	Year ended
	9/30/2012	3/31/2012
Eliminate OPNET historical amortization:
Cost of revenue	$(1,966)	$(2,159)
Research and development	(75)	(100)

	$(2,041)	$(2,259)

New intangible asset amortization:
Cost of product revenue	$23,425	$31,233
Sales and marketing	34,454	45,939

	$57,879	$77,172

Pro forma amortization adjustment:
Cost of product revenue	$23,425	$31,233
Cost of revenue	(1,966)	(2,159)
Sales and marketing	34,454	45,939
Research and development	(75)	(100)

	$55,838	$74,913

(C)	To recognize the fair value adjustment to deferred revenue in revenue;

(In thousands)	Nine months ended	Year ended
	9/30/2012	3/31/2012
Product revenue	$(554)	$(739)
Support and services revenue	(15,488)	(20,651)

	$(16,042)	$(21,390)

(D)	To record interest expense including amortization of direct costs for new Riverbed debt to be incurred in connection with the Offer and the Merger; adjustments for new debt are calculated assuming a fully drawn facility of $500,000 and an estimated interest rate of 4.0%; direct costs are amortized over a 3-year period;

(E)	To eliminate the acquisition related transaction costs of $836 incurred in the nine months ended September 30, 2012 which are directly attributable to the pending Offer and the Merger but which are not expected to have a continuing impact on the combined entity’s results;

(F)	To record the impact of pro forma adjustment to the tax provision. We applied the combined statutory tax rates of 39.2% and 39.0% for the year ended December 31, 2011 and the nine months ended September 30, 2012, respectively, to the total pro forma adjustments to income before provision for income taxes. However, the effective tax rate of the combined company could be significantly different (either higher or lower) depending on post-acquisition activities.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet:

(A)	Trade Receivables—Adjustment to conform OPNET’s accounting policy to those of Riverbed by eliminating deferred revenues included in the trade receivables of OPNET for $6,941, after giving affect for the fair value adjustment as discussed in Note (F);

(B)	Inventory—Adjustment to conform OPNET’s accounting policy to those of Riverbed for evaluation inventory by reclassifying the asset value of $3,319 from fixed assets to inventory, and to record the difference of $1,234 between the historical book value and preliminary estimated fair values of OPNET inventory acquired in the transaction. No corresponding adjustments have been recorded in the unaudited pro forma condensed combined statement of operations as the step-up in inventory value is not expected to be recurring as we expect the inventory to be sold within the first quarter subsequent to the acquisition;

(in thousands)
To reclassify evaluation inventory from fixed assets	$3,319
To record estimated fair value of OPNET’s inventory	1,234

Pro forma adjustment to inventory	$4,553

(C)	Fixed Assets—To record the difference of $1,573 between the historical book value and preliminary estimated fair value of OPNET’s fixed assets acquired in the transaction and to make adjustment to conform OPNET accounting policy to those of Riverbed for evaluation inventory by reclassifying the asset value of $3,319 from fixed assets to inventory;

(in thousands)
To record estimated fair value of OPNET’s fixed assets	$1,573
To reclassify evaluation inventory from fixed assets to inventory (see adjustment B)	(3,319)

Pro forma adjustment to fixed assets	$(1,746)

(D)	Goodwill—To eliminate OPNET’s historical goodwill and record the preliminary estimate of goodwill for the acquisition of OPNET. Reflects adjustments to the following:

(in thousands)
Estimated transaction goodwill	$595,096
Eliminate OPNET historical goodwill as of September 30, 2012	(22,416)

Pro forma adjustment to goodwill	$572,680

(E)	Intangible Assets—To record the difference between the historical amounts of OPNET intangible assets, net and preliminary fair values of the intangible assets acquired in connection with our acquisition of OPNET. These estimated fair values and useful lives are considered preliminary and are subject to change at the closing date of the transaction. Accordingly, the estimates related to deferred taxes are also subject to change. Changes in fair value or useful lives of the acquired intangible assets may be material. Determination of the estimated remaining useful lives of the individual categories of intangible assets was based on the nature of the applicable intangible asset and the expected future cash flows to be derived from the intangible asset. The acquired finite-lived intangible assets are being amortized over the estimated useful life in proportion to the economic benefits consumed using the straight-line method. Reflects adjustments to the following:

(in thousands)
Estimated transaction intangible assets	$451,100
Eliminate OPNET historical intangible assets as of September 30, 2012	(7,001)

Pro forma adjustment to intangible assets	$444,099

(F)	Deferred Revenue—To record the difference between the historical amounts of OPNET deferred revenue and the preliminary fair value of the legal performance obligations under OPNET’s existing contracts. The preliminary fair values represent amounts equivalent to the estimated costs plus an appropriate profit margin to fulfill the obligations assumed. The estimated amounts presented for purposes of the unaudited pro forma condensed combined balance sheet are based upon the deferred revenue balances of OPNET as of September 30, 2012. The actual fair value adjustments to be recorded as of the close of the Merger may be materially different;

(in thousands)
Estimated fair value of OPNET deferred revenue at September 30, 2012	$28,571
Historical book value of OPNET deferred revenue at September 30, 2012	53,100

Pro forma adjustment for deferred revenue	$(24,529)

Recorded as:
Deferred revenue—current	$(21,388)
Deferred revenue—non-current	$(3,141)

Pro forma adjustment for deferred revenue	$(24,529)

Deferred revenue—current
Estimated fair value adjustment for deferred revenue—current	$(21,388)
Entry to conform Opnet accounting policies by eliminating deferred revenues included in trade receivables (see adjustment A)	(6,941)

Pro forma adjustment to deferred revenue—current	$(28,329)

(G)	Long-Term Debt—To record the planned new Riverbed debt to be incurred in connection with the Offer and the Merger, assuming a fully drawn facility of $500,000 and an estimated interest rate of 4.0%;

(H)	Debt Incurrence Costs—To record the estimated fees of $13,121 associated with the incurrence of the new debt;

(I)	Transaction Costs—To record estimated costs remaining to be incurred related directly to the transaction of approximately $24,553, net of tax of $4,908. Transaction costs include estimated investment banking, legal and accounting fees and other external costs directly related to the Offer and the Merger. Estimated remaining transaction costs of $12,388 and $12,165 are expected to be incurred by Riverbed and OPNET, respectively. Additionally, transaction costs of $717 and $119 were incurred by Riverbed and OPNET, respectively, during the nine months ended September 30, 2012. Transaction costs expensed in the historical statements of operations of the respective companies have been eliminated for pro forma statement of operations purposes as they are not expected to have a continuing impact beyond the next twelve months;

(in thousands)
Estimated transaction costs	$24,553
Estimated tax benefit of transaction costs	(4,908)

Pro forma adjustment to other accrued liabilities	$19,645

(J)	Cash and cash equivalents and Short term investments—To record the cash tendered for the purchase consideration of OPNET’s shares of $848,079, the estimated cash proceeds from the issuance of long-term debt, and the estimated cash paid for debt incurrence costs;

(in thousands)
Estimated cash proceeds from issuance of long-term debt (See adjustment G above)	$500,000
Estimated cash paid for debt incurrence costs (See adjustment H above)	(13,122)
Estimated cash tendered for purchase consideration	(848,079)

Pro forma adjustment to cash and cash equivalents and short term investments	$(361,201)

Reported as:
Pro forma adjustment to cash and cash equivalents	$(213,122)
Pro forma adjustment to short term investments	$(148,079)

Total pro forma adjustment to cash and cash equivalents and short term investments	$(361,201)

(K)	Common Stock and Additional Paid In Capital—To eliminate OPNET common stock and additional paid in capital and reflect shares of Riverbed common stock expected to be issued upon completion of the Offer and the Merger:

(in thousands)
Estimated fair market value of Riverbed common stock tendered for the purchase consideration	$122,166
Estimated fair value of options assumed and restricted shares exchanged for the purchase consideration	18,338
Eliminate book value of OPNET historical common stock and additional paid in capital as of September 30, 2012	(136,424)

Pro forma adjustment to common stock and additional paid in capital	$4,080

(L)	Retained Earnings—To eliminate OPNET’s historical retained earnings and reflects the immediate impact to Riverbed’s retained earnings had the merger occurred on September 30, 2012;

(in thousands)
Eliminate OPNET historical retained earnings	$(14,478)
To record estimated non-recurring costs for remaining Riverbed’s acquisition related transaction costs	(12,388)
Tax effect of transaction costs	2,208

Pro forma adjustment to retained earnings	$(24,658)

(M)	Accumulated Other Comprehensive Loss—To eliminate OPNET’s historical accumulated other comprehensive loss;

(N)	Treasury Stock—To eliminate OPNET’s historical treasury stock.

(O)	Deferred Tax Assets and Liabilities—To record adjustments to deferred tax balances related to the change in fair values in connection with acquisition accounting and the recording of purchased intangible assets as well as the assumed equity awards:

(in thousands)
Change in temporary differences
Increase in deferred tax assets for assumption of certain stock based awards	$3,206
Establish deferred tax liability for the increase in the basis of identified acquired intangible assets	(165,906)
Establish deferred tax liability for the increase in the basis of acquired inventory	(482)
Establish deferred tax liability for the increase in the basis of acquired property and equipment	(613)
Reduction in deferred tax asset for decrease in deferred revenue	(9,566)

$(173,361)

Pro forma adjustments to the historical audited balance sheet as of September 30, 2012:

	Reclass *
Pro forma adjustment to current portion of deferred tax assets	$(10,859)		$(10,859)
Pro forma adjustment to deferred tax assets, non-current	3,972	$(53,778)	(49,806)
Pro forma adjustment to deferred tax liabilties, non-current	(166,474)	$53,778	(112,696)

Total pro forma adjustments to deferred taxes	$(173,361)		$(173,361)

*	In accordance with ASC 740, certain non-current deferred tax assets have been reclassified against non-current deferred tax liabilities.

5. PRO FORMA EARNINGS PER SHARE

The pro forma basic and diluted earnings per share amounts presented in our unaudited pro forma condensed combined statements of operations are based upon the weighted average number of our common shares outstanding and are adjusted for additional Riverbed common shares tendered for the purchase consideration, and the estimated dilution under the treasury stock method for the estimated number of stock options assumed and restricted stock-based awards exchanged:

(in thousands)	Nine months ended September 30, 2012	Year ended December 31, 2011
Basic weighted average common shares outstanding, as reported	156,313	154,411
Estimated number of shares of Riverbed common stock tendered for OPNET shares	6,437	6,437

Basic weighted average common shares outstanding, pro forma	162,750	160,848

(in thousands)	Nine months ended September 30, 2012	Year ended December 31, 2011
Diluted weighted average common shares outstanding, as reported	164,880	166,900
Estimated number of shares of Riverbed common stock tendered for OPNET shares	6,437	6,437
Estimated dilutive effect of stock options assumed and restricted stock-based awards exchanged from OPNET	676	676

Diluted weighted average common shares outstanding, pro forma	171,993	174,013

ANNEX A

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

among:

RIVERBED TECHNOLOGY, INC.,

a Delaware corporation;

OCTAGON ACQUISITION CORP.,

a Delaware corporation; and

OPNET TECHNOLOGIES, INC.,

a Delaware corporation

Dated as of October 28, 2012

A-i

A-ii

EXHIBITS

Exhibit A	-	Certain Definitions

Exhibit B	-	Conditions to the Offer

A-iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (“Agreement”) is made and entered into as of October 28, 2012, by and among: RIVERBED TECHNOLOGY, INC., a Delaware corporation (“Parent”); OCTAGON ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of Parent (“Acquisition Sub”); and OPNET TECHNOLOGIES, INC., a Delaware corporation (the “Company”). Certain capitalized terms used in this Agreement are defined in Exhibit A.

RECITALS

A. Parent, Acquisition Sub and the Company have determined that it is in the best interests of their respective stockholders for Parent to acquire the Company upon the terms and subject to the conditions set forth in this Agreement.

B. In furtherance of the contemplated acquisition of the Company by Parent, it is proposed that Acquisition Sub make an exchange offer (the “Offer”) to acquire all of the issued and outstanding shares of Company Common Stock, in exchange for consideration, per share of Company Common Stock, comprised of: (i) $36.55, net to the seller in cash (the “Cash Consideration”); plus (ii) 0.2774 of a share of Parent Common Stock (the “Stock Consideration”) (the Cash Consideration and the Stock Consideration or any different consideration per share of Company Common Stock that may be paid pursuant to the Offer in accordance with this Agreement, the “Offer Price”), without interest thereon and subject to any required Tax withholding.

C. It is further proposed that, after acquiring shares of Company Common Stock pursuant to the Offer, Acquisition Sub shall merge with and into the Company upon the terms and subject to the conditions set forth in this Agreement (the merger of Acquisition Sub with and into the Company being referred to in this Agreement as the “Merger”).

D. In order to induce Parent and Acquisition Sub to enter into this Agreement and to consummate the Contemplated Transactions, concurrently with the execution and delivery of this Agreement, certain stockholders of the Company are executing and delivering tender and support agreements in favor of Parent and Acquisition Sub (the “Stockholder Agreements”).

E. In order to induce Parent and Acquisition Sub to enter into this Agreement and to consummate the Contemplated Transactions, concurrently with the execution and delivery of this Agreement, each of Alain J. Cohen, Marc A. Cohen, Pradeep Singh, Yevgeny Gurevich, Patrick Malloy and Russell Elsner are executing and delivering noncompetition agreements to be effective as of Closing.

AGREEMENT

The parties to this Agreement, intending to be legally bound, agree as follows:

Section 1. THE OFFER

1.1	Conduct of the Offer.

(a) Provided that this Agreement shall not have been terminated in accordance with Section 8, Acquisition Sub shall commence (within the meaning of Rule 14d-2 under the Exchange Act) the Offer as promptly as reasonably practicable after the date of this Agreement, but in no event later than the 10th business day after the date of this Agreement (unless another date shall be agreed to in writing by Parent and the Company); provided, however, that Acquisition Sub shall not be required to commence the Offer, and the 10 business day period (or such other period as shall be agreed to in writing by Parent and the Company) referred to in this sentence shall be accordingly extended, if the Company shall not: (i) have: (A) provided to Parent on a timely basis all information reasonably requested by Parent in connection with the preparation of the Offer Documents; or (B) reviewed and provided comments to Parent on the Offer Documents on a timely basis; (ii) have given: (A) Parent and its legal counsel reasonable opportunity to review and comment on the Schedule 14D-9 prior to the filing thereof with the SEC; or (B) reasonable consideration to any such comments provided by Parent or its legal counsel; and (iii) be prepared to file with the SEC immediately following commencement of the Offer, and to disseminate to holders of shares of Company Common Stock, the Schedule 14D-9. (The date on which Acquisition Sub commences the Offer, within the meaning of Rule 14d-2 under the Exchange Act, is referred to in this Agreement as the “Offer Commencement Date.”)

(b) The obligation of Acquisition Sub to accept for payment, and pay for, shares of Company Common Stock validly tendered (and not withdrawn) pursuant to the Offer shall be subject only to the satisfaction or (if permitted) waiver of (and shall not be subject to any other conditions): (i) the condition (the “Minimum Condition”) that there shall be validly tendered (and not withdrawn) a number of shares of Company Common Stock (excluding shares of Company Common Stock tendered pursuant to guaranteed delivery procedures that have not yet been delivered in settlement or satisfaction of such guarantee) that, together with any shares of Company Common Stock owned by Parent or Acquisition Sub immediately prior to the Acceptance Time, represents a majority of the Adjusted Outstanding Share Number; and (ii) the other conditions set forth in Exhibit B (the Minimum Condition and the other conditions set forth in Exhibit B are referred to collectively as the “Offer Conditions”). For purposes of this Agreement, the “Adjusted Outstanding Share Number” shall be the sum of: (A) the aggregate number of shares of Company Common Stock issued and outstanding immediately prior to the Acceptance Time; plus (B) an additional number of shares up to (but not exceeding) the aggregate number of shares of Company Common Stock issuable upon the conversion, exchange or exercise, as applicable, of all options, warrants and other rights to acquire, or securities convertible into or exchangeable for, Company Common Stock that are outstanding immediately prior to the Acceptance Time (other than the Top-Up Option).

(c) Parent and Acquisition Sub each expressly reserves the right, in its sole discretion to: (i) increase the Offer Price; and (ii) waive any Offer Condition or make any other changes to the terms and conditions of the Offer; provided, however, that without the prior written consent of the Company, neither Parent nor Acquisition Sub shall: (A) amend, modify or waive the Minimum Condition; or (B) make any change to the Offer that: (1) changes the form of consideration to be delivered by Acquisition Sub pursuant to the Offer; (2) decreases the Offer Price or the number of shares of Company Common Stock sought to be purchased by Acquisition Sub in the Offer; (3) amends or modifies any condition set forth in Exhibit B in any manner adverse to the holders of Company Common Stock; (4) imposes any conditions to the Offer in addition to the Offer Conditions; (5) except as provided in Section 1.1(d), extends or otherwise changes the expiration date of the Offer; or (6) otherwise amends the Offer in any manner adverse (other than in an immaterial respect) to the holders of Company Common Stock. Subject to the prior satisfaction of the Minimum Condition and the satisfaction, or waiver by Parent or Acquisition Sub, of the other Offer Conditions, as soon as practicable after the Expiration Date, Acquisition Sub shall: (x) consummate the Offer in accordance with its terms; (y) accept for payment all shares of Company Common Stock validly tendered (and not withdrawn) pursuant to the Offer (provided, however, that with regard to shares of Company Common Stock tendered pursuant to guaranteed delivery procedures that have not yet been delivered in settlement or satisfaction of such guarantee, Acquisition Sub shall be under no obligation to make any payment for such shares unless and until such shares are delivered in settlement or satisfaction of such guarantee); and (z) pay and issue the Offer Price in exchange for each share of Company Common Stock validly tendered (and not withdrawn) pursuant to the Offer. No fractional shares of Parent Common Stock shall be issued by virtue of the Offer, no dividends or other distributions with respect to Parent Common Stock shall be payable on or with respect to any such fractional share interest, and such fractional share interest will not entitle the owner thereof to vote or to any other rights of a stockholder of Parent. Each holder of shares of Company Common Stock who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock issuable to such holder) shall, in lieu of such fractional share, be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the closing price of a share of Parent Common Stock on the Nasdaq Stock Market on the date the Acceptance Time occurs.

(d) The Offer shall initially be scheduled to expire on the later of: (x) 20 business days following the Offer Commencement Date (calculated as set forth in Rule 14d-1(g)(3) and Rule 14e-1(a) under the Exchange Act); and (y) December 17, 2012 (unless otherwise agreed to in writing by Parent and the Company)(the “Initial Expiration Date,” such date or such subsequent date to which the expiration of the Offer is extended in accordance with the terms of this Agreement, the “Expiration Date”). Notwithstanding anything to the contrary contained in this Agreement, but subject to the parties’ respective termination rights under Section 8.1: (i) if, as of the scheduled Expiration Date, any Offer Condition is not satisfied and has not been waived, Acquisition Sub may, in its discretion (and without the consent of the Company or any other Person), extend the Offer on one or more occasions, for an additional period of up to 20 business days per extension, to permit such Offer Condition to be satisfied; (ii) Acquisition Sub shall extend the Offer from time to time for: (A) any period required by any Legal Requirement, any interpretation or position of the SEC, the staff thereof or the Nasdaq Stock Market applicable to the Offer; (B) periods of up to 20 business days per extension, until any waiting period (and any extension thereof) applicable to the consummation of the Offer under the HSR Act and any foreign antitrust or competition-related Legal Requirement shall have expired or been terminated; and (C) any period of up to five business days per extension until the Marketing Period shall have been completed; (iii) if on any scheduled Expiration Date, Parent and Acquisition Sub shall not have received the Financing and Parent, acting reasonably and in good faith, shall have determined that the Financing contemplated by Section 6.12(a) will not be received by Parent or Acquisition Sub at the anticipated Acceptance Time, Acquisition Sub shall extend the Offer, on one or more occasions, for an additional period of up to five business days per extension to permit Parent or Acquisition Sub to receive the Financing contemplated by Section 6.12(a); and (iv) if, as of the scheduled Expiration Date, any Offer Condition is not satisfied and has not been waived, at the request of the Company, Acquisition Sub shall extend the Offer on one or more occasions for an additional period of up to 20 business days per extension, to permit such Offer Condition to be satisfied; provided, however, that in no event shall Acquisition Sub: (1) be required to accept for payment, and pay for, shares of Company Common Stock validly tendered (and not withdrawn) pursuant to the Offer until the Marketing Period shall have been completed; (2) be required to extend the Offer beyond the first business day immediately following the Outside Date; or (3) be permitted to extend the Offer beyond the first business day immediately following the Outside Date without the prior written consent of the Company. If Parent determines not to exercise the Top-Up Option because the exercise of the Top-Up Option in accordance with the terms and conditions set forth in Section 1.4 would violate applicable Legal Requirements, then Acquisition Sub shall elect to provide for a “subsequent offering period” of three business days in accordance with Rule 14d-11 under the Exchange Act (provided that Acquisition Sub shall be entitled, in its discretion and without the consent of the Company or any other Person, to provide for one or more extensions thereof). Acquisition Sub shall not terminate the Offer prior to any scheduled Expiration Date without the prior written consent of the Company except in the event that this Agreement is terminated pursuant to Section 8.

(e) On the Offer Commencement Date, Parent and Acquisition Sub shall: (i) cause to be filed with the SEC, a Tender Offer Statement on Schedule TO with respect to the Offer (together with all amendments and supplements thereto, the “Schedule TO”), which will contain or incorporate by reference: (A) Acquisition Sub’s offer to exchange shares of Company Common Stock pursuant to the Offer (the “Offer to Exchange”); (B) a preliminary prospectus containing the information required under Rule 14d-4(b) promulgated under the Exchange Act (the “Preliminary Prospectus”); and (C) forms of the related letter of transmittal and summary advertisement; (ii) file with the SEC a registration statement on Form S-4 (or similar successor form) to register the offer and sale of Parent Common Stock pursuant to the Offer (including amendments or supplements thereto, the “Registration Statement”), which Registration Statement shall include the Preliminary Prospectus; and (iii) cause the

Offer to Exchange, the Preliminary Prospectus and related documents to be disseminated to holders of shares of Company Common Stock as and to the extent required by the United States securities laws and the rules and regulations of the SEC promulgated thereunder. Parent and Acquisition Sub shall use reasonable efforts to cause such Schedule TO and Registration Statement, and all exhibits, amendments and supplements thereto (collectively, the “Offer Documents”) and the filing and dissemination thereof to comply in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as applicable, and the rules and regulations thereunder and with all other applicable Legal Requirements. The Company and its legal counsel shall be given reasonable opportunity to review and comment on the Offer Documents (including all amendments and supplements thereto) prior to the filing thereof with the SEC and Parent and Acquisition Sub shall give reasonable consideration to any such comments. Parent and Acquisition Sub shall promptly notify the Company and its legal counsel upon the receipt of any comments received by Parent, Acquisition Sub or their legal counsel from the SEC or its staff with respect to the Offer Documents, or any request from the SEC for amendments or supplements to the Offer Documents, and shall promptly provide the Company and its legal counsel with copies of all written correspondence between them and their Representatives, on the one hand, and the SEC, on the other hand, or, if not in writing, a description of such communication. Parent and Acquisition Sub shall give the Company and its legal counsel a reasonable opportunity to participate in preparing the proposed response of Parent and Acquisition Sub to comments received from the SEC or its staff and to provide comments on any proposed response thereto, and Parent and Acquisition Sub shall give reasonable consideration to any such comments. Each of Parent, Acquisition Sub and the Company: (1) shall use reasonable efforts to respond promptly to any comments of the SEC or its staff with respect to the Offer Documents or the Offer; and (2) to the extent required by the applicable requirements of United States securities laws and the rules and regulations of the SEC promulgated thereunder, shall use reasonable efforts to promptly correct any information provided by it for use in the Offer Documents to the extent such information shall be or shall have become false or misleading in any material respect, and Parent and Acquisition Sub shall take all steps necessary to cause the Offer Documents, as supplemented or amended to correct such information, to be filed with the SEC and, to the extent required by the United States securities laws and the rules and regulations of the SEC promulgated thereunder, to be disseminated to holders of shares of Company Common Stock. The Company shall promptly furnish to Parent and Acquisition Sub all information concerning the Acquired Corporations and the Company’s stockholders that may be required or reasonably requested in connection with any action contemplated by this Section 1.1(e).

(f) If, between the date of this Agreement and the date on which any particular share of Company Common Stock is accepted for payment pursuant to the Offer, the outstanding shares of Company Common Stock or shares of Parent Common Stock, as the case may be, are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, or if a record date with respect to any such event shall occur during such period, then each of the Cash Consideration and the Stock Consideration shall be appropriately adjusted.

(g) Without limiting the generality of Section 9.13, Parent shall cause to be provided to Acquisition Sub all of the funds necessary to purchase any shares of Company Common Stock that Acquisition Sub becomes obligated to purchase pursuant to the Offer, and shall cause Acquisition Sub to comply with, on a timely basis, all of Acquisition Sub’s obligations under this Agreement.

1.2 Company Actions.

(a) The Company hereby approves of and consents to the Offer and represents and warrants to Parent and Acquisition Sub that the Company’s board of directors, at a meeting duly called and held, has by the unanimous vote of all directors of the Company: (i) determined that this Agreement and the Contemplated Transactions, including the Offer and the Merger, are fair to and in the best interests of the Company’s stockholders; (ii) approved and adopted this Agreement and approved the Contemplated Transactions, including the Offer and the Merger, in accordance with the requirements of the General Corporation Law of the State of Delaware (the “DGCL”); (iii) declared the advisability of this Agreement; (iv) resolved to recommend that the stockholders of the Company accept the Offer and tender their shares of Company Common Stock to Acquisition Sub pursuant to the Offer and, to the extent required to consummate the Merger, approve this Agreement (the unanimous recommendation of the Company’s board of directors that the stockholders of the Company accept the Offer and tender their shares of Company Common Stock pursuant to the Offer and approve this Agreement being referred to as the “Company Board Recommendation”); (v) to the extent necessary, adopted a resolution having the effect of causing the Company not to be subject to any “fair price,” “moratorium,” “control share acquisition,” “interested stockholder,” “business combination” or similar restriction set forth in any state takeover law or other Legal Requirement that might otherwise apply to the Stockholder Agreements, the Offer, the Merger or any of the other Contemplated Transactions; and (vi) directed that the approval of this Agreement be submitted to the stockholders of the Company, as promptly as practicable after the Acceptance Time, if required to consummate the Merger under the DGCL. Subject to Section 5.3, the Company consents to the inclusion of the Company Board Recommendation in the Offer Documents.

(b) Contemporaneously with the filing by Parent and Acquisition Sub of the Schedule TO and the Registration Statement, or as promptly as practicable thereafter on the Offer Commencement Date, the Company shall file with the SEC and (contemporaneously with the dissemination of the Offer to Exchange, the Preliminary Prospectus and related documents) disseminate to holders of shares of Company Common Stock a Solicitation/Recommendation Statement on Schedule 14D-9 (together with any amendments or supplements thereto, the “Schedule 14D-9”) that shall reflect the terms and conditions of this Agreement and the information required by Section 1.3(b) and, subject only to Section 5.3, shall reflect the Company Board Recommendation. The Company shall use reasonable efforts to cause the Schedule 14D-9 and the filing and dissemination thereof to comply in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder and with all other applicable Legal Requirements, and shall ensure that the Schedule 14D-9 and, if required by applicable Legal Requirements, the Registration Statement, include: (i) the opinion of the financial advisor referred to in Section 3.26; and (ii) a fair summary of the financial analysis conducted by such financial advisor in accordance with all applicable Legal Requirements. Parent and its legal counsel shall be given reasonable opportunity to review and comment on the Schedule 14D-9 (including any amendment or supplement thereto) prior to the filing thereof with the SEC and the Company shall give reasonable consideration to any such comments. The Company shall promptly notify Parent and its legal counsel upon the receipt of any comments from the SEC, or any request from the SEC for amendments or supplements, to the Schedule 14D-9, and shall promptly provide Parent and its legal counsel with copies of all written correspondence between them and their Representatives, on the one hand, and the SEC, on the other hand, or, if not in writing, a description of such communication. The Company shall give Parent and its counsel a reasonable opportunity to participate in preparing the proposed response of the Company to comments received from the SEC or its staff and to provide comments on any proposed response thereto, and the Company shall give reasonable consideration to any such comments. Each of Parent, Acquisition Sub and the Company: (1) shall use reasonable efforts to respond promptly to any comments of the SEC or its staff with respect to the Schedule 14D-9; and (2) to the extent required by the applicable requirements of the Exchange Act and the rules and regulations thereunder or by other applicable Legal Requirements, shall use reasonable efforts to promptly correct any information provided by it for use in the Schedule 14D-9 to the extent that such information shall be or shall have become false or misleading in any material respect and the Company shall take all steps necessary to cause the Schedule 14D-9, as supplemented or amended to correct such information, to be filed with the SEC and, to the extent required by applicable Legal Requirements, to be disseminated to holders of shares of Company Common Stock. Parent and Acquisition Sub shall promptly furnish to the Company all information concerning Parent, Acquisition Sub and the Offer that may be required or reasonably requested in connection with any action contemplated by this Section 1.2(b).

(c) The Company shall promptly provide to Parent: (i) a list of the Company’s stockholders, non-objecting beneficial owners, mailing labels and any available listing or computer file containing the names and addresses of all record holders of shares of Company Common Stock and lists of securities positions of shares of Company Common Stock held in stock depositories, in each case accurate and complete as of the most recent practicable date; and (ii) such additional information (including updated lists of stockholders, non-objecting beneficial owners, mailing labels and lists of securities positions) and such other assistance as Parent may reasonably request in connection with the Offer or the Merger.

1.3 Directors.

(a) Effective upon the Acceptance Time and from time to time thereafter, Parent shall be entitled to designate, to serve on the Company’s board of directors, the number of directors, rounded up to the next whole number, determined by multiplying: (i) the total number of directors on the Company’s board of directors (giving effect to any increase in the size of the Company’s board of directors effected pursuant to this Section 1.3(a)); by (ii) a fraction having a numerator equal to the aggregate number of shares of Company Common Stock then beneficially owned by Parent or Acquisition Sub (including all shares of Company Common Stock accepted for payment pursuant to the Offer), and having a denominator equal to the total number of shares of Company Common Stock then issued and outstanding (provided that, in no event shall Parent’s director designees constitute less than a majority of the entire board of directors of the Company). The Company shall take all action necessary to cause Parent’s designees to be elected or appointed to the Company’s board of directors, including seeking and accepting resignations of incumbent directors and, if such resignations are not obtained, increasing the size of the Company’s board of directors. From and after the Acceptance Time, to the extent requested by Parent, the Company shall also: (A) use its reasonable best efforts to obtain and deliver to Parent the resignation of each individual who is an officer of any of the Acquired Corporations; and (B) cause individuals designated by Parent to constitute the number of members, rounded up to the next whole number, on: (1) each committee of the Company’s board of directors; and (2) the board of directors of each Subsidiary of the Company (and each committee thereof) that represents at least the same percentage as individuals designated by Parent represent on the board of directors of the Company. Notwithstanding the provisions of this Section 1.3, the Company shall use reasonable efforts to ensure that, at all times after the Acceptance Time and prior to the Effective Time, at least two of the members of the Company’s board of directors are individuals who were directors of the Company on the date of this Agreement (“Continuing Directors”); provided, however, that: (x) if at any time after the Acceptance Time and prior to the Effective Time there shall be only one Continuing Director serving as a director of the Company for any reason, then the Company’s board of directors shall cause an individual selected by the remaining Continuing Director to be appointed to serve on the Company’s board of directors (and such individual shall be deemed to be a Continuing Director for all purposes under this Agreement); and (y) if at any time after the Acceptance Time and prior to the Effective Time no Continuing Directors remain on the Company’s board of directors, then the Company’s board of directors shall appoint two individuals who are not officers, employees or Affiliates of the Company, Parent or Acquisition Sub to serve on the Company’s board of directors (and such individuals shall be deemed to be Continuing Directors for all purposes under this Agreement).

(b) The Company’s obligations to appoint Parent’s designees to the Company’s board of directors shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. In connection with the performance of its obligations to cause Parent’s designees to be elected or appointed to the Company’s board of directors, the Company shall promptly take all actions, and shall include in the Schedule 14D-9 such information with respect to the Company and its officers and directors, as Section 14(f) of the Exchange Act and Rule 14f-1 thereunder require; provided, that the Company’s obligations under Section 1.3(a) shall be subject to the Company’s timely receipt of the information with respect to Parent and its nominees, officers, directors and Affiliates required by Section 14(f) of the Exchange Act and Rule 14f-1 thereunder. The provisions of this Section 1.3 are in addition to, and shall not limit, any right that Acquisition Sub, Parent or any Affiliate of Acquisition Sub or Parent may have (with respect to the election of directors or otherwise) under applicable Legal Requirements as a holder or beneficial owner of shares of Company Common Stock.

(c) Following the election or appointment of Parent’s designees to the Company’s board of directors pursuant to Section 1.3(a) and until the Effective Time, the approval of a majority of the Continuing Directors shall be required to authorize any of the following actions of the Company (each, an “Adverse Action”), to the extent the action in question could reasonably be expected to affect adversely the holders of shares of Company Common Stock (other than Parent or Acquisition Sub): (i) any action by the Company with respect to any amendment or waiver of any term or condition of this Agreement, the Merger, the Promissory Note or the certificate of incorporation or bylaws of the Company; (ii) any termination of this Agreement by the Company; or (iii) any extension by the Company of the time for the performance of any of the obligations or other acts of Parent or Acquisition Sub, or any waiver or assertion of any of the Company’s rights under this Agreement. The approval of any Adverse Action by a majority of the Continuing Directors shall constitute the valid authorization of the Company’s board of directors with respect to such Adverse Action, and no other action on the part of the Company or by any other director of the Company shall be required to authorize such Adverse Action.

1.4 Top-Up Option.

(a) The Company hereby grants to Parent and Acquisition Sub an irrevocable option (the “Top-Up Option”), exercisable only on the terms and conditions set forth in this Section 1.4, to purchase from the Company the number of newly-issued, fully paid and non-assessable shares of Company Common Stock (the “Top-Up Shares”) equal to the lesser of: (i) the number of shares of Company Common Stock that, when added to the number of shares of Company Common Stock owned by Parent or Acquisition Sub at the time of exercise of the Top-Up Option, constitutes at least one share more than 90% of the number of shares of Company Common Stock that would be outstanding on a fully-diluted basis (which assumes conversion or exercise of all derivative securities regardless of the conversion or exercise price, the vesting schedule or other terms and conditions thereof) immediately after the issuance of all shares of Company Common Stock subject to the Top-Up Option; or (ii) the aggregate number of shares of Company Common Stock that the Company is authorized to issue under its certificate of incorporation but that are not issued and outstanding (and are not subscribed for or otherwise committed to be issued or reserved for issuance) at the time of exercise of the Top-Up Option.

(b) The Top-Up Option may be exercised by Parent or Acquisition Sub, in whole or in part, at any time at or after the Acceptance Time. If: (i) the number of shares of Company Common Stock owned by Parent or Acquisition Sub immediately following the Acceptance Time does not constitute at least one share more than 90% of the number of shares of Company Common Stock that are then outstanding on a fully-diluted basis; (ii) the exercise of the Top-Up Option would result in Parent or Acquisition Sub owning at least one share more than 90% of the number of shares of Company Common Stock that are then outstanding on a fully-diluted basis; and (iii) the exercise of the Top-Up Option in accordance with this Section 1.4 would not violate any applicable legal requirements, then the Top-Up Option shall be exercised by Parent or Acquisition Sub. The aggregate purchase price payable for the shares of Company Common Stock being purchased by Parent or Acquisition Sub pursuant to the Top-Up Option shall be determined by multiplying the number of such shares by the Offer Price (it being understood that, if Parent elects to exercise the Top-Up Option, the Offer Price for purposes of this Section 1.4(b) shall be equal to: (A) the Cash Consideration; plus (B) the dollar amount determined by multiplying the Stock Consideration by the average of the closing sale prices of a share of Parent Common Stock as reported on the Nasdaq Global Select Market for each of the 10 consecutive trading days prior to the date on which the Top-Up Option is exercised). Such purchase price may be paid by Parent or Acquisition Sub, at its election either: (1) in cash, by wire transfer of immediately available funds; or (2) by: (x) paying in cash, by wire transfer of immediately available funds, an amount equal to not less than the aggregate par value of the Top-Up Shares; and (y) executing and delivering to the Company a full recourse promissory note having a principal amount equal to the aggregate purchase price pursuant to the Top-Up Option less the amount paid in cash pursuant to the preceding clause “(x)” (the “Promissory Note”). The Promissory Note: (I) shall be due on the first anniversary of the date of execution and delivery thereof; (II) shall bear simple interest at the rate of 3% per annum, payable in arrears at maturity; (III) shall be full recourse against Parent and Acquisition Sub; (IV) may be prepaid, in whole or in part, at any time without premium or penalty; and (V) shall have no other material terms. Parent, Acquisition Sub and the Company acknowledge and agree that, in any appraisal proceeding related to this Agreement, the fair value of the shares of Company Common Stock subject to the appraisal proceeding shall be determined in accordance with the DGCL without regard to the exercise by Parent or Acquisition Sub of the Top-Up Option, any shares of Company Common Stock issued upon exercise of the Top-Up Option or the Promissory Note.

(c) In the event Parent or Acquisition Sub wishes to exercise the Top-Up Option, Parent or Acquisition Sub shall deliver to the Company a notice setting forth: (i) the number of shares of Company Common Stock that Parent or Acquisition Sub intends to purchase pursuant to the Top-Up Option; (ii) the manner in which Parent or Acquisition Sub intends to pay the applicable exercise price; and (iii) the place and time at which the closing of the purchase of such shares of Company Common Stock by Parent or Acquisition Sub is to take place. The Company shall, as soon as practicable following receipt of such notice, notify Acquisition Sub of the number of shares of Company Common Stock then outstanding, the number of shares of Company Common Stock then outstanding on a fully-diluted basis and the number of Top-Up Shares. At the closing of the purchase of such shares of Company Common Stock, Parent or Acquisition Sub shall cause to be delivered to the Company the consideration required to be delivered in exchange for such shares, and the Company shall cause to be issued to Parent or Acquisition Sub (as the case may be) a certificate representing such shares. Parent and Acquisition Sub acknowledge that any Top-Up Shares issued upon exercise of the Top-Up Option will not be registered under the Securities Act and that all such Top-Up Shares will be issued in reliance upon an applicable exemption from registration under the Securities Act. Each of Parent and Acquisition Sub hereby represents and warrants to the Company that Parent and Acquisition Sub are, and will be, upon the purchase of the Top-Up Shares, “accredited investors,” as defined in Rule 501 of Regulation D under the Securities Act. Acquisition Sub agrees that the Top-Up Option and the Top-Up Shares to be acquired upon exercise of the Top-Up Option are being and will be acquired by Parent or Acquisition Sub for the purpose of investment and not with a view to, or for resale in connection with, any distribution thereof (within the meaning of the Securities Act).

(d) Without the prior written consent of the Company, the right to exercise the Top-Up Option granted pursuant to this Agreement may be exercised only once and shall not be assigned by Parent or Acquisition Sub. Any attempted assignment in violation of this Section 1.4(d) shall be null and void.

Section 2. THE MERGER

2.1 Merger of Acquisition Sub into the Company. At the Effective Time, upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, Acquisition Sub shall be merged with and into the Company. Following the Merger, the Company shall continue as the surviving corporation (the “Surviving Corporation”), and the separate corporate existence of Acquisition Sub shall cease.

2.2 Effect of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL.

2.3 Closing; Effective Time. The consummation of the Merger (the “Closing”) shall take place at the offices of Weil, Gotshal & Manges LLP, 201 Redwood Shores Parkway, Redwood Shores, California, at 10:00 a.m. on a date (the “Closing Date”), which shall be no later than the second business day after the satisfaction or (to the extent permitted by applicable Legal Requirements) waiver of the last to be satisfied or waived of the conditions set forth in Section 7 (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or (to the extent permitted by applicable Legal Requirements) waiver of those conditions) or at such other place, time and date as shall be agreed in writing by the parties. Subject to the provisions of this Agreement, a certificate of merger satisfying the applicable requirements of the DGCL shall be duly executed by the Company in connection with the Closing and, concurrently with or as soon as practicable following the Closing, filed with the Secretary of State of the State of Delaware. The Merger shall become effective upon the date and time of the filing of such certificate of merger with the Secretary of State of the State of Delaware, or at such later time as may be specified in such certificate of merger with the consent of Parent (the time as of which the Merger becomes effective being referred to as the “Effective Time”).

2.4 Certificate of In corporation and Bylaws; Directors and Officers. Unless otherwise determined by Parent prior to the Effective Time:

(a) the certificate of incorporation of the Surviving Corporation shall be amended in its entirety pursuant to the Merger at the Effective Time or immediately thereafter to conform to the certificate of incorporation of Acquisition Sub as in effect immediately prior to the Effective Time, except that the name of the Surviving Corporation shall be “OPNET Technologies, Inc.” and, as so amended, shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Legal Requirements;

(b) the bylaws of the Surviving Corporation shall be amended and restated at the Effective Time or immediately thereafter to conform to the bylaws of Acquisition Sub as in effect immediately prior to the Effective Time, and, as so amended, shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Legal Requirements; and

(c) the directors and officers of the Surviving Corporation immediately after the Effective Time shall be the respective individuals who are directors and officers of Acquisition Sub immediately prior to the Effective Time, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

2.5 Conversion of Shares.

(a) At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Acquisition Sub, the Company or any stockholder of the Company:

(i) any shares of Company Common Stock then held by the Company (or held in the Company’s treasury) shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;

(ii) any shares of Company Common Stock then held by any wholly owned Subsidiary of the Company shall remain issued and outstanding and no consideration shall be delivered in exchange therefor;

(iii) any shares of Company Common Stock then held by Parent, Acquisition Sub or any other wholly owned Subsidiary of Parent shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;

(iv) except as provided in clauses “(i),” “(ii)” and “(iii)” above and subject to Section 2.5(b), Section 2.5(c), Section 2.6(e) and Section 2.7, each share of Company Common Stock then outstanding shall be converted into the right to receive the Cash Consideration and the Stock Consideration (the “Merger Price”), without interest thereon; and

(v) each share of the common stock, $0.01 par value per share, of Acquisition Sub then outstanding shall be converted into and become one validly issued, fully paid and non-assessable share of common stock, par value $0.0001 per share, of the Surviving Corporation.

(b) If, during the Pre-Closing Period, the outstanding shares of Company Common Stock or Parent Common Stock, as the case may be, are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, or if a record date with respect to any such event shall occur during such period, then the Cash Consideration and the Stock Consideration shall be appropriately adjusted.

(c) No fractional shares of Parent Common Stock shall be issued by virtue of the Merger, no dividends or other distributions with respect to Parent Common Stock shall be payable on or with respect to any such fractional share interest, and such fractional share interest will not entitle the owner thereof to vote or to any other rights of a stockholder of Parent. Each holder of shares of Company Common Stock who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock issuable to such holder) shall, in lieu of such fractional share, be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the closing price of a share of Parent Common Stock on the Nasdaq Stock Market on the Closing Date.

(d) At the Effective Time, shares of Company Restricted Stock that vest as a result of the consummation of the Contemplated Transactions, will be treated as outstanding shares of Company Common Stock and converted automatically into the right to receive the Merger Price pursuant to Section 2.5(a)(iv).

2.6 Surrender of Certificates; Stock Transfer Books.

(a) Prior to the Effective Time, Parent shall designate a bank or trust company (the “Exchange Agent”) to receive the funds and shares of Parent Common Stock for purposes of effecting the payment and distribution of the Merger Price contemplated by Section 2.5(a)(iv). Promptly after the Effective Time, Parent shall: (i) issue and deliver or cause to be delivered, to the Exchange Agent evidence of shares in book-entry form representing the aggregate number of shares of Parent Common Stock issuable pursuant to Section 2.5(a)(iv) in exchange for outstanding shares of Company Common Stock; and (ii) deposit, or cause to be deposited, with the Exchange Agent: (A) cash in an amount representing the aggregate Cash Consideration payable pursuant to Section 2.5(a)(iv) in exchange for outstanding shares of Company Common Stock; and (B) from time to time as needed, cash in amounts that are sufficient to pay cash in lieu of fractional shares pursuant to Section 2.5(c), in each case, to be paid in respect of Stock Certificates and Book-Entry Shares by the Exchange Agent in accordance with this Agreement. Such funds and evidence of Parent Common Stock deposited with the Exchange Agent are referred to herein as the “Payment Fund.” Such funds, to the extent cash, shall be invested by the Exchange Agent as directed by Parent, in its sole discretion, pending payment thereof by the Exchange Agent to the holders of the shares of Company Common Stock. Earnings from such investments shall be the sole and exclusive property of Parent, and no part of such earnings shall accrue to the benefit of holders of shares of Company Common Stock.

(b) As soon as reasonably practicable after the Effective Time, Parent will cause the Exchange Agent to mail to the Persons who, immediately prior to the Effective Time, were record holders of certificates representing shares of Company Common Stock (“Stock Certificates”) or non-certificated shares of Company Common Stock represented by book-entry (“Book-Entry Shares”): (i) a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify (including a provision confirming that delivery of Stock Certificates shall be effected, and risk of loss and title to Stock Certificates shall pass, only upon delivery of such Stock Certificates to the Exchange Agent); and (ii) instructions for use in effecting the surrender of Stock Certificates or Book-Entry Shares. Upon surrender of a Stock Certificate or a Book-Entry Share to the Exchange Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent or Parent: (A) the holder of such Stock Certificate or Book-Entry Share shall be entitled to receive in exchange therefor the Merger Price payable to such holder pursuant to Section 2.5(a)(iv) in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Stock Certificate or Book-Entry Share; and (B) the Stock Certificate or Book-Entry Share so surrendered shall be canceled. In the event of a transfer of ownership of any shares of Company Common Stock which are not registered in the transfer records of the Company, payment of the Merger Price may be made to a Person other than the holder in whose name the Stock Certificate so surrendered is registered, if any such Stock Certificate shall be properly endorsed or otherwise be in proper form for transfer, and such holder shall pay any transfer or other similar Taxes or establish to the reasonable satisfaction of Parent that such Tax has been paid or is not applicable. Payment of the Merger Price with respect to Book-Entry Shares shall only be made to a Person in whose name such Book-Entry Shares are registered. Until surrendered as contemplated by this Section 2.6(b), each Stock Certificate or Book-Entry Share shall be deemed, from and after the Effective Time, to represent solely the right to receive the Merger Price for each share of Company Common Stock formerly evidenced by such Stock Certificate or Book-Entry Share. If any Stock Certificate shall have been lost, stolen or destroyed,

Parent may, in its discretion and as a condition to the payment of any cash amount pursuant to Section 2.5(a)(iv), require the owner of such lost, stolen or destroyed Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Parent may reasonably direct) as indemnity against any claim that may be made against the Exchange Agent, Parent or the Surviving Corporation with respect to such Stock Certificate. No interest shall be paid or will accrue on any cash payable to holders of Stock Certificates pursuant to the provisions of this Section 2.

(c) Any portion of the Payment Fund that remains undistributed to holders of Stock Certificates or Book-Entry Shares as of the date 180 days after the date on which the Merger becomes effective shall be delivered to Parent upon demand, and any holders of Stock Certificates or Book-Entry Shares who have not theretofore surrendered their Stock Certificates or Book-Entry Shares in accordance with this Section 2.6 shall thereafter look only to Parent for satisfaction of their claims for payment pursuant to Section 2.5(a)(iv). None of Parent, Acquisition Sub, the Company, the Surviving Corporation and the Exchange Agent shall be liable to any holder or former holder of Company Common Stock or to any other Person with respect to any cash amounts delivered to any public official pursuant to any applicable abandoned property law, escheat law or similar Legal Requirement.

(d) At the Effective Time, holders of Stock Certificates or Book-Entry Shares that were outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of the Company, and the stock transfer books of the Company shall be closed with respect to all shares of Company Common Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of Company Common Stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid Stock Certificate is presented to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in this Section 2.6.

(e) The Exchange Agent, Parent, Acquisition Sub and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any holder or former holder of Company Common Stock pursuant to this Agreement such amounts as the Exchange Agent, Parent, Acquisition Sub or the Surviving Corporation determines in good faith is required to be deducted or withheld therefrom under the Code or any provision of state, local or foreign Tax law or under any other Legal Requirement. To the extent any such amounts are so deducted or withheld and remitted to the appropriate Governmental Body, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

(f) If any Stock Certificate has not been surrendered by the earlier of: (i) the fifth anniversary of the date on which the Merger becomes effective; or (ii) the date immediately prior to the date on which the consideration that such Stock Certificate represents the right to receive would otherwise escheat to or become the property of any Governmental Body, then such consideration shall, to the extent permitted by applicable Legal Requirements, become the property of the Surviving Corporation, free and clear of any claim or interest of any Person previously entitled thereto.

2.7 Dissenting Shares.

(a) Notwithstanding anything to the contrary in this Agreement, shares of Company Common Stock held by a holder who has made a proper demand for appraisal of such shares of Company Common Stock in accordance with Section 262 of the DGCL and who has otherwise complied with all applicable provisions of Section 262 of the DGCL (any such shares being referred to as “Dissenting Shares” until such time as such holder fails to perfect or otherwise loses such holder’s appraisal rights under Section 262 of the DGCL with respect to such shares) shall not be converted into or represent the right to receive the Merger Price in accordance with Section 2.5(a)(iv), but shall be entitled only to such rights as are granted by the DGCL to a holder of Dissenting Shares.

(b) If any Dissenting Shares shall lose their status as such (through failure to perfect or otherwise), then such shares shall be deemed automatically to have been converted into, as of the Effective Time, and to represent only, the right to receive the Merger Price in accordance with Section 2.5(a)(iv), without interest thereon, upon surrender of a Stock Certificate or Book-Entry Share representing such shares in accordance with Section 2.6.

(c) During the Pre-Closing Period, the Company shall give Parent: (i) prompt notice of any demand for appraisal received by the Company prior to the Effective Time pursuant to the DGCL, any withdrawal of any such demand and any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the DGCL; and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demand, notice or instrument. The Company shall not make any payment or settlement offer prior to the Effective Time with respect to any such demand, notice or instrument unless Parent shall have given its prior written consent to such payment or settlement offer.

2.8 Further Action. If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Acquisition Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Acquisition Sub, in the name of the Company and otherwise) to take such action.

Section 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as disclosed in any Company SEC Document filed with the SEC on or after March 31, 2012 and prior to the date of this Agreement and publicly available on EDGAR (excluding any disclosures set forth in any section of any Company SEC Document entitled “Risk Factors” or “Forward-Looking Statements” or any other disclosures included in such document that are general cautionary, predictive or forward-looking in nature but, for the purpose of clarification, including and giving effect to any factual or historical statements included in any such statements) or as set forth in the Disclosure Schedule, the Company represents and warrants to Parent and Acquisition Sub as follows:

3.1 Subsidiaries; Due Organization, Etc.

(a) The Company has no Subsidiaries except for the Company Subsidiaries, and neither the Company nor any of the Company Subsidiaries owns any capital stock of, or any equity interest of any nature in, any other Entity, other than the Entities identified in Part 3.1(a) of the Disclosure Schedule. None of the Acquired Corporations has agreed or is bound by any Contract under which it is or may become obligated to make any future investment in or capital contribution to any other Entity. None of the Acquired Corporations has, at any time, been a general partner of, or has otherwise been liable for any of the debts or other obligations of, any general partnership, limited partnership or other Entity.

(b) Each of the Acquired Corporations is a corporation duly organized, validly existing and in good standing (where such concept is recognized under the laws of the jurisdiction in which it is incorporated) under the laws of the jurisdiction of its incorporation and has all necessary corporate power and authority to: (i) conduct its business in the manner in which its business is currently being conducted; (ii) own and use its assets in the manner in which its assets are currently owned and used; and (iii) perform its obligations under all Contracts by which it is bound.

(c) Each of the Acquired Corporations is qualified to do business as a foreign corporation and is in good standing (where such concept is recognized under the laws of the jurisdiction in which it is qualified to do business) under the laws of all jurisdictions where the nature of its business requires such qualification, except where the failure to be so qualified would not reasonably be expected to result in a Company Material Adverse Effect.

3.2 Certificate of Incorporation and Bylaws. The Company has Made Available to Parent accurate and complete copies of the currently effective certificate of incorporation, bylaws and other charter and organizational documents of the respective Acquired Corporations, including all amendments thereto. The Company is not in violation of its certificate of incorporation.

3.3 Capitalization, Etc.

(a) The authorized capital stock of the Company consists of: (i) 100,000,000 shares of Company Common Stock, of which 23,205,154 shares (including 462,949 shares of Company Restricted Stock) are issued and outstanding as of the date of this Agreement; and (ii) 5,000,000 shares of Company Preferred Stock, par value $0.001 per share, of which no shares are issued or outstanding. The Company holds 7,690,651 shares of Company Common Stock in its treasury, and none of the Company Subsidiaries holds or has held any shares of the Company’s capital stock. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and non-assessable. None of the outstanding shares of Company Common Stock is entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right. None of the outstanding shares of Company Common Stock is subject to any right of first refusal in favor of the Company. There is no Company Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Company Common Stock. None of the Acquired Corporations is bound by any Contract under which it is or may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Company Common Stock. Part 3.3(a)(ii) of the Disclosure Schedule describes all repurchase rights held by the Company with respect to shares of Company Common Stock (whether such shares were issued pursuant to the exercise of Company Options or otherwise).

(b) As of the date of this Agreement: (i) 549,017 shares of Company Common Stock are subject to issuance pursuant to Company Options (whether granted and outstanding under the Company Option Plans or otherwise); and (ii) 602,819 shares of Company Common Stock are reserved for future issuance pursuant to the Company’s 2000 Employee Stock Purchase Plan (the “ESPP”). Part 3.3(b)(i) of the Disclosure Schedule sets forth the following information with respect to each Company Option outstanding as of the date of this Agreement: (A) the particular Company Option Plan or non-plan arrangement pursuant to which such Company Option was granted, if applicable; (B) the name of the optionee; (C) the number of shares of Company Common Stock subject to such Company Option; (D) the exercise price of such Company Option; (E) the date on which such Company Option was granted; (F) whether the Company Option is intended to qualify as an “incentive stock option” under section 422 of the Code; (G) the applicable vesting schedule, and the extent to which such Company Option is vested and exercisable as of the date of this Agreement; and (H) the date on which such Company Option expires. Each grant of a Company Option was duly authorized no later than the date on which the grant of such Company Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed by the Company and delivered to the recipient, each such grant was made in accordance with the terms of the applicable compensation plan or arrangement of the Company and all other applicable Legal Requirements in all material respects, and the per share exercise price of each Company Option (other than options issued pursuant to the ESPP) was equal to the fair market value of a share of Company Common Stock on the applicable Grant Date. The Company has Made Available to Parent accurate and complete copies of all stock option and equity-based compensation plans under which any award remains outstanding or is subject to and the accompanying forms of equity-based award agreements evidencing such options, restricted stock, restricted stock units or other forms of equity-based compensation (whether payable in equity, cash or otherwise) issuable under such plans. As of the date of this Agreement, 462,949 shares of Company Restricted Stock are issued and outstanding. Part 3.3(b)(ii) of the Disclosure Schedule sets forth the following information with respect to each share of Company Restricted Stock outstanding as of the date of this Agreement: (1) the particular Company Option Plan or non-plan arrangement pursuant to which such share of Company Restricted Stock was issued, if applicable; (2) the name of the holder thereof; (3) the number of shares of Company Restricted Stock held by such holder; (4) the date on which such Company Restricted Stock was issued; and (5) the applicable vesting schedule, and the extent to which such Company Restricted Stock is vested as of the date of this Agreement. As of the date of this Agreement, Company Restricted Stock Units covering 2,349 shares of Company Common Stock are issued and outstanding. Part 3.3(b)(iii) of the Disclosure Schedule sets forth the following information with respect to each Company Restricted Stock Unit outstanding as of the date of this Agreement: (u) the particular Company Option Plan or non-plan arrangement pursuant to which such Company Restricted Stock Unit was issued, if applicable; (v) an identifying grant number; (w) the number of shares of Company Common Stock covered under such outstanding Company Restricted Stock Unit held by such holder; (x) the date on which such Company Restricted Stock Unit was granted; and (y) the applicable vesting schedule, and the extent to which such Company Restricted Stock Unit is vested as of the date of this Agreement.

(c) Except as set forth in Part 3.3(b) of the Disclosure Schedule, as of the date of this Agreement, there is no: (i) outstanding equity-based compensation award, subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of any of the Acquired Corporations; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of any of the Acquired Corporations; or (iii) stockholder rights plan (or similar plan commonly referred to as a “poison pill”) or Contract under which any of the Acquired Corporations is or may become obligated to sell or issue any shares of its capital stock or any other securities.

(d) All outstanding shares of Company Common Stock, Company Options, Company Restricted Stock Units and other equity-based compensation awards (whether payable in equity, cash or otherwise) and other securities of the Acquired Corporations have been issued and granted in compliance in all material respects with: (i) all applicable securities laws and all other applicable Legal Requirements; and (ii) all requirements set forth in applicable Contracts.

(e) All of the outstanding shares of capital stock of each of the Company’s Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and free of preemptive rights and are owned beneficially and of record by the Company, free and clear of any Encumbrances.

3.4 SEC Filings; Financial Statements.

(a) The Company has Made Available to Parent accurate and complete copies of all Company SEC Documents filed since June 4, 2010, as well as all comment letters received by the Company from the SEC and all responses to such comment letters provided to the SEC by or on behalf of the Company since such date. All statements, reports, schedules, forms and other documents required to have been filed by the Company or its officers with the SEC since June 4, 2010 have been so filed on a timely basis, including any certification or statement required by: (i) Rule 13a-14 or Rule 15d-14 under the Exchange Act (and Section 302 of the Sarbanes-Oxley Act); (ii) Section 906 of the Sarbanes-Oxley Act; and (iii) any other rule or regulation promulgated by the SEC or applicable to the Company SEC Documents filed on or after June 4, 2010 (collectively, the “Certifications”). Each of the Certifications are accurate and complete, and comply in all material respects as to form and content with all applicable Legal Requirements. None of the Company Subsidiaries is required to file any documents with the SEC. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (A) each of the Company SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (B) none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As used in this Agreement, the term “file” and variations thereof, when used in reference to the SEC, shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC and made publicly available on EDGAR (other than documents or information that are provided by the Company to the staff of the SEC on a supplemental basis and are not made publicly available on EDGAR).

(b) The Company maintains a process of “internal controls over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) that is designed to provide reasonable assurances: (i) that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles; (ii) that receipts and expenditures are being made only in accordance with the authorizations of management and directors; and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Acquired Corporations’ assets that could have a material effect on the financial statements. The Company maintains a system of “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) that is designed to ensure that all material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, as appropriate, to allow timely decisions regarding required disclosure, and otherwise to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules. Since June 4, 2010 through the date of this Agreement, each director and officer of the Company has filed with or furnished to the SEC on a timely basis all statements required by Section 16(a) of the Exchange Act and the rules and regulations thereunder.

(c) The financial statements (including any related notes) contained in the Company SEC Documents filed on or after June 4, 2010, including the Company Financial Statements: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments that will not, individually or in the aggregate, be material in amount); and (iii) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of the Company and its Subsidiaries for the periods covered thereby.

(d) Part 3.4(d) of the Disclosure Schedule lists, and the Company has Made Available to Parent, copies of the documentation creating or governing all securitization transactions and “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the Securities Act) effected by any of the Acquired Corporations that are in effect as of the date of this Agreement.

(e) Since June 4, 2010, neither the Company, the Company’s independent accountants, the board of directors of the Company, the audit committee of the board of directors of the Company, nor any officer of the Company, has received any oral or written notification of any: (i) “significant deficiency” or “material weakness” in the design or operation of the internal controls over financial reporting of the Company that would reasonably be expected to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information or any fraud, whether or not material, that involves management or other employees of the Company who have a significant role in the internal controls over financial reporting of the Company; or (ii) any material complaint, allegation or assertion regarding any of the foregoing. For purposes of this Agreement, the terms “significant deficiency” and “material weakness” shall have the meanings assigned to them by the Public Company Accounting Oversight Board in Auditing Standard No. 2.

(f) Since June 4, 2010, no attorney representing any of the Acquired Corporations, whether or not employed thereby, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the board of directors of the Company or any committee thereof or to the General Counsel of the Company.

3.5 Absence of Changes. Since June 30, 2012 and through the date of this Agreement:

(a) there has not been any Company Material Adverse Effect, and no event has occurred or circumstance has arisen that would reasonably be expected to have or result in a Company Material Adverse Effect;

(b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the assets of any of the Acquired Corporations (whether or not covered by insurance) that has had or would reasonably be expected to have or result in a Company Material Adverse Effect;

(c) other than intercompany distributions between the Company and its Subsidiaries in the ordinary course of business, or among the Company Subsidiaries, none of the Acquired Corporations has: (i) declared, accrued, set aside or paid any dividend or made any other distribution (whether in cash, stock or otherwise) in respect of any shares of capital stock, other than the Company’s dividend of $0.15 per share of Company Common Stock declared on August 7, 2012 and paid on September 26, 2012; or (ii) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities (other than forfeitures of unvested Company Restricted Stock pursuant to the terms of the applicable stock purchase agreement);

(d) none of the Acquired Corporations has sold, issued or granted, or authorized the issuance of: (i) any capital stock or other security (except for Company Common Stock issued upon the valid exercise or vesting, as applicable, of outstanding Company Options, Company Restricted Stock Units or purchase rights under the ESPP, or the grant of Company Restricted Stock identified in Part 3.5(d)(i) of the Disclosure Schedule); (ii) any option, call, warrant or right to acquire any capital stock or any other security (except for the grant of Company Options, the grant of purchase rights under the ESPP, the grant of Company Restricted Stock and the grant of Company Restricted Stock Units, in each case, as identified in Part 3.3(b) of the Disclosure Schedule); or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

(e) the Company has not amended or waived any of its rights under, or permitted the acceleration of vesting under any provision of any Company Employee Plan;

(f) none of the Acquired Corporations has made any capital expenditure which, when added to all other capital expenditures made on behalf of the Acquired Corporations since June 30, 2012, exceeds $750,000 in the aggregate;

(g) none of the Acquired Corporations has: (i) acquired, leased or licensed any material right or other material asset from any other Person; (ii) sold or otherwise disposed of, or leased or licensed, any material right or other material asset to any other Person; or (iii) waived or relinquished any material right, except in each case for rights or other assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with past practices;

(h) none of the Acquired Corporations has written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness in excess of $100,000 with respect to a single matter, or in excess of $250,000 in the aggregate;

(i) none of the Acquired Corporations has made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for Permitted Encumbrances and pledges of immaterial assets made in the ordinary course of business and consistent with past practices;

(j) other than for trade payables and receivables in the ordinary course of business and consistent with past practices, none of the Acquired Corporations has: (i) lent money to any Person (other than pursuant to reimbursement for expenses incurred in the ordinary course of business); or (ii) incurred or guaranteed any indebtedness for borrowed money;

(k) none of the Acquired Corporations has: (i) adopted, established or entered into any Company Employee Plan; (ii) caused or permitted any Company Employee Plan to be amended in any material respect or terminated; or (iii) paid any bonus or made any profit-sharing or similar payment to, or materially increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, or granted any rights to receive severance, termination, retention or tax gross-up compensation or benefits to, any of its current or former directors, officers or employees, other than any such payments required by Legal Requirements that were made to employees who were not officers or directors of any of the Acquired Corporations;

(l) none of the Acquired Corporations has changed any of its methods of accounting or accounting practices or internal controls (including internal controls over financial reporting) in any material respect;

(m) none of the Acquired Corporations has made, changed or rescinded any material election relating to Taxes, settled or compromised any claim relating to Taxes, filed any material amended Tax Return, surrendered any material claim for a refund of Taxes or filed any material Tax Return other than one prepared in accordance with past practice;

(n) none of the Acquired Corporations has commenced or settled any Legal Proceeding; and

(o) none of the Acquired Corporations has agreed or committed to take any of the actions referred to in clauses “(c)” through “(n)” above.

3.6 Title to Assets. Except with respect to real property (which is covered by Section 3.8) and Intellectual Property (which is covered by Section 3.9), the Acquired Corporations own, and have good and valid title to or a valid leasehold interest in, all material tangible assets and properties purported to be owned or used by them, including: (a) all material tangible assets reflected on the Most Recent Balance Sheet (except for inventory or used or obsolete equipment sold or otherwise disposed of in the ordinary course of business since June 30, 2012) or acquired after the date thereof; and (b) all other material tangible assets and properties reflected in the books and records of the Acquired Corporations as being owned by the Acquired Corporations. To the knowledge of the Company, all of said tangible assets and properties which are owned by the Acquired Corporations, are owned by them free and clear of any Encumbrances, except for Permitted Encumbrances and liens described in Part 3.6 of the Disclosure Schedule.

3.7 Loans; Accounts Receivable; Customers.

(a) No loans or advances have been made by any of the Acquired Corporations to any employee, director, consultant or independent contractor other than routine travel and other business expense advances in the ordinary course of business.

(b) All existing accounts receivable of the Acquired Corporations (including those accounts receivable reflected on the Most Recent Balance Sheet that have not yet been collected and those accounts receivable that have arisen since June 30, 2012 and have not yet been collected): (i) represent valid obligations of customers of the Acquired Corporations arising from bona fide transactions entered into in the ordinary course of business; and (ii) are current and, to the knowledge of the Company, are collectable, without any counterclaim or set off (net of an allowance for doubtful accounts not to exceed $450,000 in the aggregate).

(c) Part 3.7(c) of the Disclosure Schedule accurately identifies, and provides an accurate and complete breakdown of the revenues received from each customer that accounted for: (i) more than 5% of the consolidated gross revenues of the Acquired Corporations in the fiscal year ended March 31, 2012; or (ii) more than 5% of the consolidated gross revenues of the Acquired Corporations in the three months ended June 30, 2012. None of the Acquired Corporations has received any written notice (and, to the knowledge of the Company, none of the Acquired Corporations has received any other information), indicating that any customer or other Person identified in Part 3.7(c) of the Disclosure Schedule intends to or is expected to cease dealing (or materially reduce the volume of business) with any of the Acquired Corporations.

3.8 Real Property; Leasehold.

(a) No Acquired Corporation owns any, nor has any Acquired Corporation ever owned any, real property, nor is any Acquired Corporation party to any agreement to purchase or sell any real property.

(b) Part 3.8(b) of the Disclosure Schedule sets forth a list of each lease, sublease or other agreement (the “Company Leases”) pursuant to which any of the Acquired Corporations leases real property from any other Person. (All real property leased to the Acquired Corporations, including all buildings, structures, fixtures and other improvements leased to the Acquired Corporations, are referred to as the “Leased Real Property”). The present use and operation of the Leased Real Property is authorized by, and is in compliance in all material respects with, all applicable zoning, land use, building, fire, health, labor, safety and environmental laws and other Legal Requirements. There is no Legal Proceeding pending, or to the knowledge of the Company threatened, that challenges or adversely affects, or would challenge or adversely affect, the continuation of the present ownership, use or operation of any Leased Real Property. To the knowledge of the Company, there is no existing plan or study by any Governmental Body or by any other Person that challenges or otherwise adversely affects the continuation of the present ownership, use or operation of any Leased Real Property. There are no subleases, licenses, occupancy agreements or other contractual obligations that grant the right of use or occupancy of any of the Leased Real Property to any Person other than the Acquired Corporations, and there is no Person in possession of any of the Leased Real Property other than the Acquired Corporations. Each of the Acquired Corporations has complied in all material respects with the terms of all leases (to which they are parties) relating to the Leased Real Property, and all such leases are in full force and effect in all material respects. To the knowledge of the Company, the Leased Real Property is in good operating condition and repair. The Company has Made Available to Parent accurate and complete copies of all leases, subleases or other material agreements pursuant to which any of the Acquired Corporations leases real property from any other Person. To the knowledge of the Company, no Acquired Corporation is party to any Contract or subject to any claim that may require the payment of any real estate brokerage commissions, and no commission is owed with respect to any of the Leased Real Property.

3.9 Intellectual Property.

(a) Part 3.9(a) of the Disclosure Schedule accurately identifies and describes each Company Product that is material to the business of the Acquired Corporations as currently conducted and currently contemplated by the Company to be conducted.

(b) Part 3.9(b) of the Disclosure Schedule accurately identifies: (i) each item of Registered IP in which any of the Acquired Corporations has or purports to have an ownership interest of any nature (whether exclusively, jointly with another Person or otherwise) (the “Owned Registered IP”); (ii) the jurisdiction in which such item of the Owned Registered IP has been registered or filed and the applicable registration or serial number; (iii) the application or filing date, the status of any such application or registration, and, where applicable, the date of registration of such item of the Owned Registered IP; and (iv) any other Person that has an ownership interest in such item of the Owned Registered IP and the nature of such ownership interest. Part 3.9(b) of the Disclosure Schedule identifies each action, filing, and payment that must be taken or made on or before the date that is 120 days after the date of this Agreement in order to maintain each item of the Owned Registered IP that is identified, or required to be identified, in Part 3.9(b) of the Disclosure Schedule.

(c) Part 3.9(c) of the Disclosure Schedule accurately identifies:

(i) in Part 3.9(c)(i) of the Disclosure Schedule: (A) each Contract pursuant to which any Intellectual Property Rights or Intellectual Property is licensed to any Acquired Corporation (other than software license agreements for any third-party software that: (1) is so licensed pursuant to a non-exclusive, internal use software license; and (2) is not Company Product Software); and (B) whether these licenses are exclusive or non-exclusive (for purposes hereof, a covenant not to sue or not to assert infringement claims shall be deemed to be equivalent to a license);

(ii) in Part 3.9(c)(ii) of the Disclosure Schedule: (A) each Contract pursuant to which any Person (other than an Acquired Corporation) has been granted any license under, or otherwise has received or acquired any right (whether or not currently exercisable) or interest in, any Company Intellectual Property (other than nonexclusive licenses of the binary, executable code forms of Company Products granted to end user customers in the ordinary course of business on the Company’s standard form for such licenses (as may be negotiated in the ordinary course of business), with respect to which all of the following are true: (1) the licensee is permitted only to use the Company Products internally for its own business and not to distribute, or make available on a software-as-a-service, hosted, ASP, or similar basis, any Company Product to any third party; (2) the licensee is not one of any Acquired Corporation’s top 25 customers by license revenue during the Acquired Corporation’s fiscal year of 2011 or 2012; and (3) the total license revenue recognized under such Contract during the Acquired Corporation’s fiscal year of 2011 or 2012 is less than $500,000 (each a “Standard User License”)); and (B) whether these licenses, rights and interests are exclusive or non-exclusive; and

(iii) in Part 3.9(c)(iii) of the Disclosure Schedule, each Contract containing provisions related to royalties, fees, commissions, and other amounts payable by any Acquired Corporation to any other Person (other than sales commissions payable to employees according to the applicable Acquired Corporation’s standard commissions plan) for the use of any Company Intellectual Property or upon the sale, lease, license, distribution, provision, or other disposition of any Company Product.

(d) The Company has Made Available to Parent a complete and accurate copy of each standard form of Company IP Contract used by any Acquired Corporation at any time since April 1, 2010, including each standard form of the following: (i) terms and conditions for the sale, lease, license or provisioning of any Company Product or Company Product Software (in connection with quotations, purchase orders, purchase order acknowledgments, invoices or otherwise); (ii) agreement for the sale, lease, license or provisioning by any Acquired Corporation of any Company Product or Company Product Software; (iii) purchase or supply agreement for the sale or license to any Acquired Corporation of any part or component of any Company Product; (iv) employee agreement containing any assignment or license of Intellectual Property or Intellectual Property Rights or any confidentiality provision; (v) consulting or independent contractor agreement containing any assignment or license of Intellectual Property or Intellectual Property Rights or any confidentiality provision; or (vi) confidentiality or nondisclosure agreement. Part 3.9(d) of the Disclosure Schedule accurately identifies each Company Contract with or relating to any employee, consultant or independent contractor that deviates in any material respect from the corresponding standard form described above, including any Contract with any employee, consultant, or independent contractor in which the employee, consultant, or independent contractor expressly reserved or retained any Intellectual Property Rights that are related to any Acquired Corporation’s business, research, or development or that are used in or pertain to a Company Product.

(e) The Acquired Corporations exclusively own all right, title and interest to and in the Company Intellectual Property (other than Intellectual Property Rights or Intellectual Property licensed to the Company, as identified in Part 3.9(e) of the Disclosure Schedule) free and clear of any Encumbrances (other than Permitted Encumbrances and as disclosed under Part 3.9(c)(ii) of the Disclosure Schedule). Without limiting the generality of the foregoing:

(i) all documents and instruments necessary to establish, perfect, and maintain the rights of the Acquired Corporations in the Company Intellectual Property have been validly executed, delivered and filed in a timely manner with the appropriate Governmental Body;

(ii) each Person who is or was a Company Associate and who is or was involved in the creation or development of any Company Intellectual Property, Company Product or Company Product Software has signed a valid and enforceable agreement containing an irrevocable assignment of Intellectual Property Rights to the Acquired Corporation for which such Person is or was an employee or independent contractor and confidentiality provisions protecting the Company Intellectual Property;

(iii) except for any claim, right, or interest held by a Company Associate to, or in, the Company Intellectual Property licensed to the Company under a license listed in Part 3.9(c)(i) of the Disclosure Schedule or under a license specifically excluded from the listing requirement under Section 3.9(c)(i)), no Company Associate has any claim, right (whether or not currently exercisable) or interest to, or in any Company Intellectual Property, Company Product, or Company Product Software;

(iv) to the knowledge of the Company, no Company third-party contractor holds any claim, right (whether or not currently exercisable) or interest to or in any Intellectual Property licensed to the Company under a license listed in Part 3.9(c)(i) of the Disclosure Schedule or under a license specifically excluded from the listing requirement under Section 3.9(c)(i);

(v) except for the licenses granted in Contracts identified in Part 3.9(c)(ii) of the Disclosure Schedule as being exclusive licenses, none of the Acquired Corporations is bound by, and no Company Intellectual Property is subject to, any Contract that limits or restricts in any material respect the ability of any Acquired Corporation to use, exploit, assert or enforce any Company Intellectual Property;

(vi) no funding, facilities or personnel of any Governmental Body or any public or private university, college, research institute or other educational institution were used, directly or indirectly, to develop or create, in whole or in part, any Company Intellectual Property owned, or purported to be owned, by any Acquired Corporation, Company Product or Company Product Software and no Governmental Body or public or private university, college, research institute or other educational institution has any interest in any Company Intellectual Property owned, or purported to be owned, by any Acquired Corporation, Company Product, or Company Product Software (other than nonexclusive licenses granted pursuant to the Contracts listed in Part 3.9(c)(ii) of the Disclosure Schedule and Standard User Licenses);

(vii) each Acquired Corporation has taken all reasonable steps to maintain the confidentiality of and otherwise protect and enforce its rights in all Company Intellectual Property, including all proprietary information held by any of the Acquired Corporations, or purported to be held by any of the Acquired Corporations, as a Trade Secret;

(viii) none of the Acquired Corporations is now or has ever been a member or promoter of, or a contributor to, any industry standards body or any similar organization that would reasonably be expected to require or obligate any of the Acquired Corporations to grant or offer to any other Person any license or right to any Company Intellectual Property; and

(ix) the Acquired Corporations own or otherwise have, and, to the knowledge of the Company, after the Closing the Surviving Corporation will continue to have, all Intellectual Property and Intellectual Property Rights needed to conduct the business of the Acquired Corporations as currently conducted, including all Company Products in development.

(f) All Company Intellectual Property, owned, or purported to be owned, by any Acquired Corporation, is valid, subsisting and enforceable. Without limiting the generality of the foregoing:

(i) all filings, payments and other actions required to be made or taken to maintain each item of Company Intellectual Property that is Owned Registered IP in full force and effect have been made by the applicable deadline;

(ii) all Company Products that embody any invention covered by one or more Patents owned by any Acquired Corporation have been properly marked in accordance with applicable patent marking laws;

(iii) no Trademark (whether registered or unregistered) or trade name owned, used, or applied for by any of the Acquired Corporations conflicts or interferes with any trademark (whether registered or unregistered) or trade name owned, used or applied for by any other Person and each Acquired Corporation has taken reasonable steps to police the use of each of the Trademarks owned by or exclusively licensed to that Acquired Corporation in each jurisdiction where any Acquired Corporation uses or has used such Trademark;

(iv) no interference, opposition, reissue, reexamination or other Legal Proceeding of any nature is or has been pending or, to the knowledge of the Company, threatened, in which the scope, validity or enforceability of any Company Intellectual Property, owned, or purported to be owned, by any Acquired Corporation, is being, has been or would reasonably be expected to be contested or challenged; and

(v) there is no basis for a claim that would reasonably be expected to result in a ruling, judgment or determination by any Governmental Body that any Company Intellectual Property, owned, or purported to be owned, by any Acquired Corporation, that is material to the business of the Acquired Corporations as currently conducted and currently contemplated by the Company to be conducted is invalid or unenforceable.

(g) Neither the execution, delivery or performance of this Agreement or any other agreements executed in connection with the Contemplated Transactions nor the consummation of any of the Contemplated Transactions will, with or without notice or the lapse of time, result in or give any other Person the right or option to cause or declare (other than pursuant to Contracts between Parent or any of its Affiliates and the Company): (i) a loss of, or Encumbrance on, any Company Intellectual Property; (ii) a breach, default, or termination of any Contract listed or required to be listed in Part 3.9(c) of the Disclosure Schedule; (iii) the release, disclosure or delivery of any Company Intellectual Property by or to any escrow agent or other Person; or (iv) the grant, assignment or transfer to any other Person of any license or other right or interest under, to or in any of the Company Intellectual Property.

(h) To the knowledge of the Company, no Person has infringed, misappropriated, or otherwise violated, and no Person is currently infringing, misappropriating or otherwise violating, any Company Intellectual Property. Part 3.9(h) of the Disclosure Schedule accurately identifies (and the Company has Made Available to Parent a complete and accurate copy of) each letter or other written or electronic communication or correspondence that has been sent or otherwise delivered by or to any of the Acquired Corporations or any Representative of any of the Acquired Corporations since April 1, 2008 regarding any actual, alleged or suspected infringement or misappropriation of any Company Intellectual Property and provides a brief description of the current status of the matter referred to in such letter, communication or correspondence.

(i) None of the Acquired Corporations and none of the Company Products or Company Product Software has ever infringed (directly, contributorily, by inducement or otherwise), misappropriated or otherwise violated any Intellectual Property Right of any other Person. Without limiting the generality of the foregoing:

(i) no infringement, misappropriation or similar claim or Legal Proceeding is or, since April 1, 2008, has been pending or, to the knowledge of the Company, threatened against any Acquired Corporation or against any other Person who is, or has asserted or would reasonably be expected to assert that it is, entitled to be indemnified, defended, held harmless or reimbursed by any Acquired Corporation with respect to such claim or Legal Proceeding (including any claim or Legal Proceeding that has been settled, dismissed or otherwise concluded);

(ii) since April 1, 2008, none of the Acquired Corporations has received any notice or other communication relating to any actual, alleged or suspected infringement, misappropriation or violation of any Intellectual Property Right of another Person, including any letter or other communication suggesting or offering that any Acquired Corporation obtain a license to any Intellectual Property Right of another Person because of such actual, alleged, or suspected infringement, misappropriation, or violation;

(iii) Part 3.9(i)(iii) of the Disclosure Schedule sets forth a list of all notices or other communications received by any Acquired Corporation, and all claims or Legal Proceedings pending or threatened, at any time since April 1, 2008, involving a request or demand that any Acquired Corporation indemnify, defend, hold harmless or reimburse any other Person with respect to any Intellectual Property or Intellectual Property Rights infringement, misappropriation or similar claim with respect to any Company Product or Company Product Software; and

(iv) no claim or Legal Proceeding involving any Intellectual Property or Intellectual Property Right licensed to any Acquired Corporation that is material to the business of the Acquired Corporations as currently conducted and currently contemplated by the Company to be conducted is pending or, to the knowledge of the Company, has been threatened, except for any such claim or Legal Proceeding that, if adversely determined, would not adversely affect: (A) the use or exploitation of such Intellectual Property or Intellectual Property Right by any of the Acquired Corporations; or (B) the manufacturing, distribution, sale or support of any Company Product.

(j) Omitted.

(k) None of the Company Product Software contains any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” or “worm” (as such terms are commonly understood in the software industry) or any other code designed or intended to have, or capable of performing, any of the following functions: (i) disrupting, disabling, harming or otherwise impeding in any manner the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed; or (ii) damaging or destroying any data or file without the user’s consent (collectively, “Viruses”). The Acquired Corporations use commercially reasonable efforts, including the use of commercially available antivirus and antimalware programs, to prevent the introduction and proliferation of any Viruses within the Company Product Software and to remove all Viruses from the Company Product Software.

(l) Part 3.9(l) of the Disclosure Schedule accurately identifies and describes: (i) each item of Open Source Code that is contained in or distributed with the Company Product Software or from which any part of any Company Product Software is derived; (ii) the applicable License Identity Information for each such item of Open Source Code; (iii) the source or location from which the Open Source Code was acquired or downloaded; and (iv) the Company Product Software to which each such item of Open Source Code relates. As used herein “License Identity Information” means, for a license of Open Source Code, either: (A) the name and version number of the license; or (B) if the license does not have a common name (e.g., “GPL v2” or “Apache 2.0”), then sufficient information to uniquely identify that license.

(m) Each Acquired Corporation’s use, marketing, distribution, licensing, and sale of Company Product Software does not violate any license terms applicable to any item of Open Source Code, and each Acquired Corporation has all rights in each item of Open Source Code disclosed, or required to be disclosed, in Part 3.9(l) of the Disclosure Schedule as needed for the Acquired Corporations to conduct the business of the Acquired Corporations as currently conducted and currently planned by the Acquired Corporations to be conducted, without violation of any license terms pertaining to such Open Source Code.

(n) Except as expressly stated in Part 3.9(n) of the Disclosure Schedule, no Company Product Software contains, is derived from, is distributed with or is being or was developed using Open Source Code in a manner that: (i) impose or could impose a requirement or condition that any Acquired Corporation grant a license under its Patent rights or that any Company Product Software or part thereof: (A) be disclosed or distributed in source code form; (B) be licensed for the purpose of making modifications or derivative works; or (C) be redistributable at no charge; or (ii) otherwise imposes any other material limitation, restriction, or condition on the right or ability of any Acquired Corporation to use or distribute any Company Product Software.

(o) No source code for any Company Product Software has been delivered, licensed or made available to any escrow agent or other Person (other than employees of the Acquired Corporations). None of the Acquired Corporations has any duty or obligation (whether present, contingent or otherwise) to deliver, license or make available the source code for any Company Product Software to any escrow agent or other Person. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or would reasonably be expected to, result in the delivery, license or disclosure of any source code for any Company Product Software to any other Person.

(p) Part 3.9(p) of the Disclosure Schedule contains each Company Privacy Policy in effect since April 1, 2010 and identifies, with respect to each Company Privacy Policy: (i) the period of time during which such privacy policy was or has been in effect; (ii) whether the terms of a later Company Privacy Policy apply to the data or information collected under such privacy policy; and (iii) if applicable, the mechanism (such as opt-in, opt-out or notice- only) used to apply a later Company Privacy Policy to data or information previously collected under such privacy policy. Each Acquired Corporation has complied at all times with all of the Company Privacy Policies and all Privacy Laws. Neither the execution, delivery or performance of this Agreement or any other agreements executed in connection with the Contemplated Transactions nor the consummation of any of the Contemplated Transactions, nor Purchaser’s possession or use of the User Data or any data or information in the Acquired Corporation Databases, will, with or without notice or the lapse of time, result in any violation of any Company Privacy Policy or Privacy Law.

(q) Part 3.9(q) of the Disclosure Schedule identifies and describes each distinct electronic or other database containing (in whole or in part) Personal Data maintained by or for any Acquired Corporation at any time (the “Acquired Corporation Databases”), the types of Personal Data in each such database, and the security policies that have been adopted and maintained with respect to each such database. There has been no breach of privacy or security of, or unauthorized or illegal use of or access to, any of the data or information in any of the Acquired Corporation Databases. No Acquired Corporation, is subject to, or, to the knowledge of the Company, would reasonably be expected to become subject to, any civil or criminal penalty or any settlement, resolution agreement, claim or Legal Proceeding with regard to such Acquired Corporation’s compliance with any Privacy Law.

3.10 Contracts.

(a) Part 3.10 of the Disclosure Schedule identifies, as of the date of this Agreement, each Company Contract (other than purchase orders) that constitutes a “Material Contract.” For purposes of this Agreement, each of the following shall be deemed to constitute a “Material Contract”:

(i) any Contract: (A) relating to the employment of, or the performance of services by, any employee or consultant (other than (1) offer letters with employees providing for “at will” employment in the form currently used by the Acquired Corporations in the ordinary course of business and/or used since January 1, 2009 that have been Made Available to Parent, and (2) employment agreements or independent contractor agreements with Company Associates located in foreign jurisdictions that do not provide for termination pay or benefits, or advance notice of termination, beyond the minimum level required by applicable Legal Requirements in the form used by the Acquired Corporations in the ordinary course of business that have been Made Available to Parent; (B) pursuant to which any of the Acquired Corporations is or may become obligated to make or provide any severance, termination, change in control or similar payment or benefit to any Company Associate; or (C) pursuant to which any of the Acquired Corporations is or may become obligated to make any bonus or similar payment (other than payments constituting base salary) in excess of $10,000 to any Company Associate;

(ii) any collective bargaining, union, works council or similar agreements;

(iii) any Contract: (A) identified or required to be identified in Part 3.9 of the Disclosure Schedule; or (B) relating to the acquisition, development, sale or disposition of any business unit, product line or Company Intellectual Property;

(iv) any Contract that provides for indemnification of any Company Associate;

(v) any Contract imposing any restriction in any material respect on the right or ability of any Acquired Corporation: (A) to compete with any other Person; (B) to acquire any product or other asset or any services from any other Person; (C) to develop, sell, supply, distribute, offer, support or service any product or any technology or other asset to or for any other Person; or (D) to perform services for any other Person;

(vi) any Contract containing any “most favored nation” or “most favored customer” or similar provision in favor of the other party thereto;

(vii) any Contract (other than Contracts evidencing Company Options, Company Restricted Stock, Company Restricted Stock Units and purchase rights under the ESPP, in each case in the form or forms used by the Company in the ordinary course of business and Made Available to Parent): (A) relating to the acquisition, issuance, voting, registration, sale or transfer of any securities; (B) providing any Person with any preemptive right, right of participation, right of maintenance or similar right with respect to any securities; or (C) providing any of the Acquired Corporations with any right of first refusal with respect to, or right to repurchase or redeem, any securities;

(viii) any Contract incorporating or relating to any guaranty, any warranty, any sharing of liabilities or any indemnity or similar obligation, except for Contracts for the sale of Company Products entered into in the ordinary course of business;

(ix) any Contract with any sole source supplier (or other material supplier) to any Acquired Corporation;

(x) any Contract relating to any currency or other hedging;

(xi) any Company Leases;

(xii) any Contract that contemplates or involves the payment or delivery of cash or other consideration (by or to any Acquired Corporation) in an amount or having a value in excess of $250,000 in the aggregate, or contemplates or involves the performance of services (by or for any Acquired Corporation) having a value in excess of $250,000 in the aggregate, which is not cancelable or terminable without penalty or payment with less than 31 days’ notice; and

(xiii) any other Contract, if a breach or termination of such Contract would reasonably be expected to have or result in a Company Material Adverse Effect.

The Company has Made Available to Parent an accurate and complete copy of each Company Contract that constitutes a Material Contract.

(b) Each Company Contract that constitutes a Material Contract is valid and in full force and effect, and is enforceable in accordance with its terms, subject to the Enforceability Exceptions.

(c) None of the Acquired Corporations has materially breached, or committed any material default under, any Company Contract other than as has been timely cured or previously validly waived. To the knowledge of the Company, no other Person has materially violated or breached, or committed any material default under, any Company Contract. To the knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) would reasonably be expected to: (i) result in a material breach of any of the provisions of any Company Contract; (ii) give any Person the right to declare a material default or exercise any remedy under any Company Contract; (iii) except for accelerated vesting of Company Restricted Stock, Company Restricted Stock Units or Company Options or purchase rights under the ESPP in connection with the Contemplated Transactions as identified in Part 3.10(c) of the Disclosure Schedule, give any Person the right to accelerate the maturity or performance of any Company Contract that constitutes a Material Contract; or (iv) give any Person the right to prematurely terminate or amend any Company Contract that constitutes a Material Contract. Since January 1, 2012, none of the Acquired Corporations has received any written notice or, to the knowledge of the Company, any other communication regarding any actual or alleged violation or breach of, or default under, any Material Contract.

3.11 Sale of Products; Performance of Services.

(a) No Acquired Corporation has any obligation that is unfulfilled as of the date of this Agreement to: (i) provide any recipient of any Company Product (or any other Person) with any upgrade, improvement or enhancement of a Company Product, other than support and maintenance agreements entered into with customers in the ordinary course of business; or (ii) design or develop a new product, or a customized, improved or new version of a Company Product, for any other Person.

(b) Between January 1, 2012 and the date of this Agreement, no customer or other Person has asserted or threatened to assert any material claim against any of the Acquired Corporations: (i) under or based upon any warranty provided by or on behalf of any of the Acquired Corporations; or (ii) based upon any services performed by any of the Acquired Corporations.

3.12 Liabilities. Except as set forth in Part 3.12 of the Disclosure Schedule, none of the Acquired Corporations has any accrued, contingent or other liabilities of any nature, either matured or unmatured, except for: (a) liabilities identified as such in the “liabilities” column of the Most Recent Balance Sheet; (b) normal and recurring current liabilities that have been incurred by the Acquired Corporations since June 30, 2012 in the ordinary course of business and consistent with past practices; (c) liabilities arising expressly under the Company Contracts that: (i) are readily ascertainable from the face of such Company Contract; and (ii) are not arising under or resulting from any breach or nonperformance of such Company Contract; (d) liabilities incurred in connection with the Contemplated Transactions; and (e) liabilities that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

3.13 Compliance with Legal Requirements; Export Control Laws.

(a) No representation or warranty is made in this Section 3.13 with respect to: (i) compliance with the Exchange Act, which is exclusively addressed by Section 3.4; (ii) compliance with applicable Tax laws, which is exclusively addressed by Section 3.16; (iii) compliance with ERISA and other applicable Legal Requirements relating to employee benefits, which is exclusively addressed by Section 3.17; (iv) compliance with labor or employment Legal Requirements, which is exclusively addressed by Section 3.17; (v) compliance with Environmental Laws, which is exclusively addressed by Section 3.18; or (vi) compliance with the Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act of 2010 or any other similar applicable foreign, federal or state Legal Requirement, which is exclusively addressed by Section 3.14.

(b) Each of the Acquired Corporations is, and has at all times since October 29, 2007 been, in compliance in all material respects with all applicable Legal Requirements. Since April 1, 2010, none of the Acquired Corporations has received any written notice or to the knowledge of the Company, any communication from any Governmental Body or other Person alleging, or has knowledge of any material violation of, or material failure to comply with, any Legal Requirement except where such allegation was withdrawn or such violation was cured or otherwise resolved in all material respects.

(c) Each of the Acquired Corporations has at all times since October 29, 2007 conducted its export transactions in accordance in all material respects with: (i) all applicable U.S. export and re-export controls, including the Export Administration Act of 1979, as amended, the Export Administration Regulations, and the Office of Foreign Assets Control’s trade and economic sanctions regulations; and (ii) all other applicable import/export control Legal Requirements in other countries in which any Acquired Corporation conducts business. Without limiting this Section 3.13(c), no Export Approvals for the transfer of export licenses to Parent or any of the Acquired Corporations are required.

(d) Part 3.13(d) of the Disclosure Schedule sets forth the true, accurate and complete export control classifications applicable to the Acquired Corporations’ products, services, software and technologies.

3.14 Certain Business Practices. To the knowledge of the Company, neither the Acquired Corporations, nor any director, officer, agent, employee or other Person while acting on behalf of any of the Acquired Corporations, has: (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any bribe, payoff, influence payment, kickback or any other unlawful payment or other provision prohibited under the Anti-Corruption Laws (as defined below) to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns (collectively, “Officials”), or any other Person; or (c) taken any action that would cause any of the Acquired Corporations to be in violation of any applicable provision of the Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act of 2010 or any other similar applicable foreign, federal or state Legal Requirement in any countries in which an Acquired Corporation conducts business (the “Anti-Corruption Laws”). Each of the Acquired Corporations maintains reasonable internal controls and compliance programs appropriate to the requirements of applicable Anti-Corruption Laws. The books and records of each of the Acquired Corporations are adequately maintained and accurately track any payments to Governmental Bodies and Officials and other third parties.

3.15 Governmental Authorizations.

(a) Each of the Acquired Corporations holds all material Governmental Authorizations necessary to enable such Acquired Corporation to conduct its business in the manner in which such business is currently conducted by such Acquired Corporation, and all such Governmental Authorizations are valid and in full force and effect in all material respects. Each of the Acquired Corporations is, and has been at all times since April 1, 2010, in compliance in all material respects with the terms and requirements of such Governmental Authorizations. None of the Acquired Corporations has received, since April 1, 2010, any written notice, or to the knowledge of the Company, any other communication from any Governmental Body regarding: (i) any asserted failure by it to have obtained any such Governmental Authorization; (ii) any past and unremedied failure to obtain any such Governmental Authorizations; (iii) any material violation of or material failure to comply with any term or requirement of any Governmental Authorization; or (iv) any actual or alleged revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

(b) Part 3.15(b) of the Disclosure Schedule describes the terms of each pending and outstanding grant, incentive or subsidy provided or made available to or for the benefit of any of the Acquired Corporations by any Governmental Body. Each of the Acquired Corporations is in compliance in all material respects with all of the terms and requirements of each such grant, incentive or subsidy. Neither the execution, delivery or performance of this Agreement, nor the consummation of the Offer or the Merger or any of the other Contemplated Transactions, will (with or without notice or lapse of time) give any Person the right to revoke, withdraw, suspend, cancel, terminate or modify any grant, incentive or subsidy identified or required to be identified in Part 3.15(b) of the Disclosure Schedule.

3.16 Tax Matters.

(a) Each income and any other material Tax Returns required to be filed by or on behalf of the respective Acquired Corporations: (i) has been timely filed (after giving effect to any valid extensions of time in which to make such filing); and (ii) are correct and complete in all material respects. All income or other material Taxes payable by or on behalf of each Acquired Corporation have been timely paid.

(b) The Most Recent Balance Sheet fully accrues all actual and contingent liabilities for Taxes with respect to all periods through the date of the Most Recent Balance Sheet in accordance with generally accepted accounting principles. The Company will establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes of the Acquired Corporations for the period from the date of the Most Recent Balance Sheet through the Closing Date.

(c) Each Acquired Corporation has complied in all material respects with all applicable Legal Requirements relating to the payment, collection and withholding of Taxes and paid over to the appropriate Governmental Body all amounts required to be so withheld or collected and paid under all applicable Legal Requirements.

(d) No Acquired Corporation or any other Person on its behalf has granted: (i) an extension or waiver of the limitation period applicable to any Tax Return of an Acquired Corporation; or (ii) a power of attorney that is currently in force with respect to any Tax matter other than matters involving the Tax qualification of Company Employee Plans.

(e) Except as set forth in Part 3.16(e) of the Disclosure Schedule or the Most Recent Balance Sheet, no claim or Legal Proceeding is pending or has been threatened in writing against or with respect to any Acquired Corporation in respect of any income or other material Taxes. Except as set forth in Part 3.16(e) of the Disclosure Schedule or the Most Recent Balance Sheet, there are no unsatisfied liabilities for Taxes with respect to any notice of deficiency or similar document received by any Acquired Corporation with respect to any Tax.

(f) Since January 1, 2008, no written claim has been received by an Acquired Corporation from any Governmental Body in a jurisdiction where an Acquired Corporation does not file a Tax Return that it is or may be subject to Tax by that jurisdiction.

(g) No Acquired Corporation is a party to any Tax sharing, allocation, indemnity or similar Contract with respect to any Taxes of any Acquired Corporation or any other Person pursuant to which it will have any obligation to make any payments after the Closing (other than credit or other commercial agreements the primary purpose of which does not relate to Taxes).

(h) No Acquired Corporation is liable for Taxes of any other Person under Treasury Regulation Section 1.1502-6(a) (or any similar Legal Requirement), as a transferee or successor, or by Contract, or otherwise (other than credit or other commercial agreements the primary purpose of which does not relate to Taxes).

(i) No Acquired Corporation has ever been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code or any similar Legal Requirement other than a group of which the Company or any other Acquired Corporation is the common parent.

(j) No Acquired Corporation has constituted either a “distributing corporation” or a “controlled corporation” within the meaning of Section 355(a)(1)(A) of the Code in: (i) the two years prior to the date of this Agreement; or (ii) a distribution that could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the Contemplated Transactions.

(k) No Acquired Corporation will be required to include in any taxable period (or portion thereof) beginning after the Closing any material amount of taxable income attributable to revenue recognized for financial statement purposes (but not recognized for income Tax purposes) prior to the Closing.

(l) The Company has made available to Parent: (i) complete copies of all income and any other material Tax Returns of the Acquired Corporations relating to taxable periods ending on or after March 31, 2009; and (ii) any audit report issued within the last three years relating to any Taxes due from or with respect to the Acquired Corporations.

(m) No Acquired Corporation has participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

(n) No Acquired Corporation: (i) is: (x) a “controlled foreign corporation” (within the meaning of Section 957 of the Code); or (y) a “passive foreign investment company” (within the meaning of Section 1297 of the Code); or (ii) has, or has ever had, a permanent establishment in any country other than the country of its organization.

3.17 Employee and Labor Matters; Benefit Plans.

(a) Part 3.17(a) of the Disclosure Schedule identifies, as of the date of this Agreement, each plan, program, practice, agreement or commitment and each other employee benefit plan or arrangement providing for bonus, commission, other remuneration, vacation, deferred compensation, incentive compensation, stock purchase, stock option or other equity-based, severance, termination, retention, change-in-control, death and disability benefits, hospitalization, medical, life or other insurance, flexible benefits, supplemental unemployment benefits, other welfare or material fringe benefits, profit-sharing, pension or retirement benefits, whether written or unwritten, funded or unfunded, including each Foreign Plan and each “employee benefit plan,” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) which is or has been sponsored, maintained, contributed to or required to be contributed to by any of the Acquired Corporations for the benefit of any current or former employee, consultant or director of any of the Acquired Corporations and with respect to which any of the Acquired Corporations has any material liability or obligation (collectively, the “Company Employee Plans”); provided, however, that Company Employee Agreements shall not be considered Company Employee Plans, and provided further that the Company shall not be required to list benefits that are required under applicable Legal Requirements (including but not limited to payroll contributions to social insurance programs and minimum prior notice and/or termination pay requirements). Part 3.17(a) of the Disclosure Schedule identifies, as of the date of this Agreement, each Company Employee Agreement, provided, however, that solely for purposes of this Section 3.17(a), the Company shall not be required to list Company Employee Agreements for U.S. employees that are terminable “at-will” without any severance or other benefit obligations by the Acquired Corporations, or for employees employed in jurisdictions outside of the United States unless such agreements: (i) provide for accelerated vesting of equity; or (ii) contain any severance obligations in excess of the statutory minimum payments required by local law. The Company has Made Available to Parent copies of all forms of Company Employee Agreements in use by the Acquired Corporations.

(b) Except as set forth in Part 3.17(b) of the Disclosure Schedule, none of the Acquired Corporations maintains, sponsors or contributes to, and none of the Acquired Corporations has at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of ERISA), or any similar pension benefit plan that is a Foreign Plan, whether or not excluded from coverage under specific Titles or Subtitles of ERISA, for the benefit of any current or former employees, consultants or directors of any of the Acquired Corporations.

(c) Except as set forth in Part 3.17(c) of the Disclosure Schedule, none of the Acquired Corporations maintains, sponsors or contributes to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) or any similar welfare benefit plan that is a Foreign Plan, whether or not excluded from coverage under specific Titles or Subtitles of ERISA, for the benefit of any current or former employees, consultants or directors of any of the Acquired Corporations.

(d) With respect to each Company Employee Plan, the Company has Made Available to Parent to the extent applicable: (i) an accurate, current and complete copy of such Company Employee Plan (including all amendments thereto); (ii) an accurate and complete copy of the annual report (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code, with respect to such Company Employee Plan for the three most recent plan years; (iii) if Company Employee Plan is subject to the minimum funding standards of ERISA Section 302 or, in the case of any Foreign Plan providing for deferred compensation or retirement benefits, any statutory funding requirements having a similar purpose, the most recent annual and periodic accounting of Company Employee Plan assets and the most recent actuarial report; (iv) an accurate and complete copy of the most recent summary plan description, together with each summary of material modifications, if any; (v) if such Company Employee Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies of the most recent financial statements thereof; (vi) accurate and complete copies of all Contracts relating to such Company Employee Plan, including service provider agreements, insurance contracts, minimum premium contracts, group annuity contracts, stop-loss agreements and investment management agreements; (vii) all material written correspondence provided to any employee or employees relating to such Company Employee Plan and any proposed Company Employee Plan, in each case relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which has resulted, or would reasonably be expected to result, in any liability to the Acquired Corporations; (viii) all material correspondence, if any, to or from any governmental agency relating to such Company Employee Plan; (ix) all insurance policies, if any, in the possession of the Company pertaining to fiduciary liability insurance covering the fiduciaries for each Company Employee Plan; (x) all discrimination tests, if any, required under the Code for each Company Employee Plan intended to be qualified under Section 401(a) of the Code for the most recent plan year; (xi) all determination letters (or opinion letters, if applicable) received from the Internal Revenue Service with respect to each Company Employee Plan intended to be qualified under Section 401(a) of the Code; and (xii) all material government and regulatory approvals received from any foreign Governmental Body with respect to Foreign Plans; and (xiv) all prospectuses prepared in connection with each Company Employee Plan.

(e) None of the Acquired Corporations is or has ever been required to be treated as a single employer with any other Person under Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code, except for the Acquired Corporations. None of the Acquired Corporations has ever been a member of an “affiliated service group” within the meaning of Section 414(m) of the Code.

(f) No Acquired Corporation has ever maintained, established, sponsored, participated in or contributed to any: (i) Company Employee Plan subject to Title IV of ERISA or Section 412 of the Code; (ii) “multiemployer plan” within the meaning of Section (3)(37) of ERISA; (iii) “multiple employer plan” (within the meaning of Section 413(c) of the Code); (iv) Company Employee Plan in which stock of any of the Acquired Corporations is or was held as a plan asset; or (v) a “funded welfare plan” within the meaning of Section 419 of the Code. Except as set forth in Part 3.17(f)(i) of the Disclosure Schedule, no Company Employee Plan provides health benefits that are not fully insured through an insurance contract. None of the Acquired Corporations has ever made a complete or partial withdrawal from a multiemployer plan, as such term is defined in Section 3(37) of ERISA, resulting in withdrawal liability, as such term is defined in Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under either Section 4207 or Section 4208 of ERISA).

(g) With respect to each Company Employee Plan as to which any of the Acquired Corporations may incur any liability under, or which is subject to, Section 302 or Title IV of ERISA or Section 412 of the Code: (i) no such Company Employee Plan has been terminated so as to result, directly or indirectly, in any material liability, contingent or otherwise, of any of the Acquired Corporations under Title IV of ERISA; (ii) no complete or partial withdrawal from such Company Employee Plan has been made by any of the Acquired Corporations, or by any other Person, so as to result in any material liability to any of the Acquired Corporations, whether such liability is contingent or otherwise; (iii) no proceeding has been initiated by any Person (including the Pension Benefit Guaranty Corporation (the “PBGC”)) to terminate any such Company Employee Plan or to appoint a trustee for any such Company Employee Plan; (iv) no condition or event currently exists or currently is expected to occur that could result, directly or indirectly, in any liability of any of the Acquired Corporations under Title IV of ERISA, whether to the PBGC or otherwise, on account of the termination of any such Company Employee Plan; (v) if any such Company Employee Plan were to be terminated as of the Closing Date or if any Person were to withdraw from such Company Employee Plan, none of the Acquired Corporations would incur, directly or indirectly, any material liability under Title IV of ERISA; (vi) no “reportable event” (as defined in Section 4043 of ERISA) has occurred with respect to any such Company Employee Plan, nor has notice of any such event or similar notice to any foreign Governmental Body been required to be filed for any Company Employee Plan within the past 12 months nor will any such notice be required to be filed as a result of the Contemplated Transactions; (vii) no such Company Employee Plan has incurred any “accumulated funding deficiency” (as defined in Section 302 of ERISA and Section 412 of the Code, respectively), whether or not waived, and none of the Acquired Corporations has provided, or is required to provide, security to any Company Employee Plan pursuant to Section 401(a)(29) of the Code; and (viii) the Contemplated Transactions will not result in any event described in Section 4062(e) of ERISA.

(h) None of the Acquired Corporations has any plan or commitment to create or adopt any additional Company Employee Plan, or to modify, change or terminate any existing Company Employee Plan (other than to comply with applicable Legal Requirements, in each case as previously disclosed to Parent in writing, or as required by this Agreement) in a manner that would materially affect any Company Associate.

(i) No Company Employee Plan or Company Employee Agreement provides (except at no cost to the Acquired Corporations), or reflects or represents any liability of any of the Acquired Corporations to provide, retiree life insurance, retiree health benefits or other retiree employee welfare benefits to any Person for any reason, except as may be required by Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) or other applicable Legal Requirements. Other than commitments made that involve no future costs to any of the Acquired Corporations, to the knowledge of the Company, no Acquired Corporation has ever represented, promised or contracted (whether in oral or written form) to any Company Associate (either individually or as a group) or any other Person that any such Company Associate or other Person would be provided with retiree life insurance, retiree health benefits or other retiree employee welfare benefits, except to the extent required by COBRA or other applicable Legal Requirements.

(j) Each of the Acquired Corporations has, prior to the Effective Time, complied in all material respects with the health care continuation requirements of COBRA, the requirements of the Family and Medical Leave Act of 1993, as amended, the requirements of the Health Insurance Portability and Accountability Act of 1996, as amended, and any similar provisions of state law applicable to any Company Associate.

(k) Each of the Company Employee Plans and Company Employee Agreements is and has been established, operated and administered in all material respects in accordance with its terms and with applicable Legal Requirements, including ERISA, the Code, applicable U.S. and non-U.S. securities laws and regulations and applicable foreign Legal Requirements. The Acquired Corporations have performed in all material respects all obligations required to be performed by them under, are not in material default or violation of, and have no knowledge of either any material default or violation by any other party to, or any circumstances that exist that are reasonably expected to result in a material default or violation of, the terms of any Company Employee Plan or Employee Agreement. Each Company Employee Plan intended to be qualified under Section 401(a) of the Code and each trust intended to be qualified under Section 501(a) of the Code has obtained a favorable determination letter (or opinion letter, if applicable) as to its qualified status under the Code, incorporates or has been amended to incorporate all provisions required to comply currently applicable legislation, and to the Company’s knowledge, there has been no event, condition or circumstance that has resulted, or, would reasonably be expected to result in disqualification under the Code. There are no actions, suits or claims pending, threatened in writing, or to the Company’s knowledge, reasonably anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan. No breach of fiduciary duty has occurred as a result of which any of the Acquired Corporations or one its fiduciaries has a currently outstanding material liability or would reasonably be expected to incur a material liability. Each Company Employee Plan (other than any Company Employee Plan to be terminated prior to the Effective Time in accordance with this Agreement) can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without material liability to any of the Acquired Corporations (except for benefits protected under Section 411(d) of the Code or Section 204(g) of ERISA and other than ordinary administration expenses). No Company Employee Plan is under audit, investigation or other Legal Proceeding by the Company, the Internal Revenue Service, Department of Labor, or any other Governmental Body, nor is any such audit, investigation or Legal Proceeding pending, threatened in writing, or, to the Company’s knowledge, anticipated. No “prohibited transaction,” within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Company Employee Plan. All material contributions, premiums and expenses to or in respect of each Company Employee Plan have been paid in full or, to the extent not yet due, have been adequately accrued on the appropriate Acquired Corporation’s financial statements.

(l) None of the Acquired Corporations has incurred in the past six years or reasonably expects to incur, either directly or indirectly (including as a result of an indemnification obligation), any material liability under Title I or IV of ERISA or the penalty, excise tax or joint and several liability provisions of the Code or any foreign Legal Requirement relating to employee benefit plans (including Section 406, 409A, 502(i), 502(l), 4069 or 4212(c) of ERISA, or Section 4971, 4975 through 4980 of the Code), or under any agreement, instrument or Legal Requirement pursuant to or under which any of the Acquired Corporations or any Company Employee Plan has agreed to indemnify or is required to indemnify any Person against liability incurred under, or for a violation or failure to satisfy the requirements of, any such agreement, instrument or Legal Requirement, and to the Company’s knowledge, no event, transaction or condition has occurred, exists or is reasonably expected to occur which would reasonably result in any such material liability to any of the Acquired Corporations or, after the Closing, to Parent.

(m) Neither the execution, delivery or performance of this Agreement, nor the consummation of the Offer or the Merger or any of the other Contemplated Transactions (either alone or in combination with another event, whether contingent or otherwise) will: (i) result in any bonus, severance, change in control or other compensatory payment or benefit to any current or former employee, consultant or director of any of the Acquired Corporations (whether or not under any Company Employee Plan or Company Employee Agreement), except for payments of the Merger Price as provided in this Agreement; (ii) materially increase the benefits payable or provided to, or result in a forgiveness of indebtedness for, any such employee, consultant or director; (iii) accelerate the vesting, funding or time of payment of any compensation, equity award or other similar benefit; or (iv) give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to 280G of the Code. The Company has provided Parent with a list of individuals who are “disqualified individuals” within the meaning of Section 280G of the Code with respect to the Offer or the Merger or any of the other Contemplated Transactions.

(n) Under each Company Employee Plan that is a single employer defined benefit plan, as of the last day of the most recent plan year ended prior to the date of this Agreement, the actuarially determined present value of all “benefit liabilities,” within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the Company Employee Plan’s most recent actuarial valuation, which such actuarial valuation has been Made Available to Parent) did not exceed the then current value of the assets of such Company Employee Plan, and there has been no material adverse change in the financial condition of such Company Employee Plan (with respect to either assets or benefits) since the last day of the most recent plan year. The fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient in all material respects to procure or provide for the accrued benefit obligations with respect to all current and former participants in such Foreign Plan, as determined according to the actuarial assumptions and valuations most recently used to determine employer contributions to and obligations under such Foreign Plan. Neither the execution of this Agreement nor the consummation of the Contemplated Transactions shall cause any the assets or insurance obligations to be materially less than the benefit obligations under such a single employer defined benefit plan or funded Foreign Plan.

(o) None of the Acquired Corporations maintains any plan, agreement or arrangement, whether formal or informal, that provides material benefits in the nature of severance or has outstanding any liabilities with respect to material severance benefits.

(p) None of the Acquired Corporations has any material liability (including a material liability arising out of an indemnification, guarantee, hold harmless or similar agreement) relating to any insurance contract held under or purchased to fund an Company Employee Plan, the issuer of which, to the Company’s knowledge, is or was insolvent or in reorganization or the payments under which were suspended.

(q) Except for the Company Option Plans and the ESPP and as set forth in Part 3.17(q) of the Disclosure Schedule, none of the Acquired Corporations maintains any plan, program or arrangement or is a party to any contract that provides any material benefits or provides for material payments to any Person in, based on or measured by the value of any equity security of, or interest in, the Acquired Corporations.

(r) No Acquired Corporation has undertaken any option re-pricing or option exchange program with respect to current Company Options.

(s) With respect to each Company Employee Plan and with respect to each state workers’ compensation arrangement that is funded wholly or partially through an insurance policy or public or private fund, all premiums required to have been paid by the Acquired Corporations to date under such insurance policy or fund have been paid, all premiums required to be paid by the Acquired Corporations under the insurance policy or fund through the Closing Date will have been paid on or before the Closing Date and, as of the Closing Date, to the Company’s knowledge, there will be no material liability of any the Acquired Corporations under any such insurance policy, fund or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent material liability arising wholly or partially out of events occurring prior to the Closing Date, other than routine claims for benefits.

(t) The Company has provided Parent with a list of all current employees by position of each of the Acquired Corporations as of the date of this Agreement, and correctly reflects, in all material respects, their wage or salary, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation, commission or severance arrangements), their dates of employment and their positions and work locations.

(u) Part 3.17(u) of the Disclosure Schedule identifies the position (but not the name) held by each employee of any of the Acquired Corporations who is not fully available to perform work because of disability or other leave as of the date of this Agreement and sets forth, to the extent known by the Acquired Corporations as of the date of this Agreement, the anticipated date of return to full service.

(v) None of the Acquired Corporations is a party to, or has a duty to bargain for, any collective bargaining agreement or other Contract with a labor organization or works council representing any of its employees and there are no labor organizations or works councils representing, purporting to represent or, to the Company’s knowledge, seeking to represent any employees of any of the Acquired Corporations. During the three years prior to the date of this Agreement, none of the Acquired Corporations has had any strike, slowdown, work stoppage, organizing campaign, dispute or controversy concerning union representation, by or with respect to any of its employees, or lockout. All of the U.S.-based employees of the Acquired Corporations are “at will” employees. The Company has Made Available to Parent or its advisors accurate and complete copies of all employee manuals and handbooks, disclosure materials, policy statements and written agreements relating to the employment of the employees of the Acquired Corporations.

(w) Each of the Acquired Corporations: (i) is in material compliance with all applicable Legal Requirements and any order, ruling, decree, judgment or arbitration award of any court, arbitrator or any Governmental Body respecting employment, employment practices, terms and conditions of employment, wages, hours or other labor related matters, including Legal Requirements, orders, rulings, decrees, judgments and awards relating to discrimination, wages and hours, labor relations, leave of absence requirements, and occupational health and safety, wrongful discharge or violation of the personal rights of employees, former employees or prospective employees; and (ii) has no material liability for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Body with respect to unemployment compensation benefits or social security for any Company Associates (other than routine payments to be made in the normal course of business and consistent with past practice). In the three years prior to the date of this Agreement, none of the Acquired Corporations has effectuated: (A) a “plant closing” or partial “plant closing” (as defined in the Worker Adjustment and Retraining Notification Act (the “WARN Act”) or any similar Legal Requirement) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of any of the Acquired Corporations; or (B) a “mass layoff” (as defined in the WARN Act or any similar Legal Requirement) affecting any site of employment or facility of any of the Acquired Corporations.

(x) All current or former independent contractors of any of the Acquired Corporations were classified correctly as independent contractors. No independent contractor: (i) has within the last four years provided services to any of the Acquired Corporations for a period of six consecutive months or longer; or (ii) is eligible to participate in any Company Employee Plan other than a Company Option Plan. All temporary or leased employees of the Acquired Corporations who were paid directly by the Acquired Corporations were classified and paid correctly as mandated by the Fair Labor Standards Act and other relevant Legal Requirements. To the knowledge of the Company, all temporary or leased employees of the Acquired Corporations who were paid by an employee leasing agency were classified and paid correctly by that agency as mandated by the Fair Labor Standards Act and other relevant Legal Requirements.

(y) Part 3.17(y) of the Disclosure Schedule lists, as of the date of this Agreement, all material actions, suits, claims, investigations, audits, labor disputes or grievances pending, or to the Company’s knowledge, threatened or reasonably anticipated relating to any employment contract, wages and hours, leave of absence, plant closing notification, employment statute or regulation, employee privacy right, labor dispute, workers’ compensation policy or long-term disability policy, safety or discrimination matters involving any former or current employees, consultants or directors of any of the Acquired Corporations, including charges of unfair labor practices or harassment complaints. To the Company’s knowledge, none of the Acquired Corporations has engaged in any unfair labor practices within the meaning of the National Labor Relations Act. Each of the Acquired Corporations has good labor relations with any labor union or other worker representation entity representing its employees, and to the Company’s knowledge neither the consummation of the Offer or the Merger nor the consummation of any of the other Contemplated Transactions will have a material adverse effect on the labor relations of any of the Acquired Corporations.

(z) The compensation committee of the board of directors of the Company (each member of which the board of directors of the Company has determined is an “independent director” as defined by Rule 4200(a)(15) of the Nasdaq Marketplace Rules and is an “independent director” in accordance with the requirements of Rule 14d10(d)(2) under the Exchange Act): (i) at a meeting duly called and held, duly adopted resolutions approving each employment, compensation severance and employee benefit agreement, arrangement or understanding entered into on or before the date hereof by the Company or any of its Affiliates with current or future directors, officers or employees of the Company and its Affiliates as an “employment compensation, severance or other employee benefit arrangement” within the meaning of Rule 14d-10(d)(2) under the Exchange Act; and (ii) has taken all other actions and made all other determinations necessary or advisable to ensure that any such arrangements fall within the safe harbor provisions of Rule 14d10(d).

(aa) Part 3.17(aa) of the Disclosure Schedule lists each Company Employee Plan and Company Employee Agreement between any Acquired Corporation and any Company Associate that is a “nonqualified deferred compensation plan” subject to Section 409A of the Code (or any state law equivalent) and the regulations and guidance thereunder (“Section 409A”). Each such nonqualified deferred compensation plan, if any, that is subject to Section 409A is and has been administered in all material respects in operational compliance with the requirements of Section 409A, and all such agreements, plans or arrangements that provide payment after September 1, 2007 and were in existence on or after such date have been drafted or amended to comply with the requirements of the final regulations under Section 409A and have, since December 31, 2008, been in documentary and operational compliance with the requirements of Section 409A. No nonqualified deferred compensation plan that was originally exempt from application of Section 409A has been “materially modified” (within the meaning of IRS Notice 2005-1) at any time after September 1, 2007. No compensation is or is reasonably expected to be includable in the gross income of any Company Associate under Section 409A of the Code with respect to any Company Employee Plans or Company Employee Agreements in effect prior to the Effective Time. There is no agreement, plan or arrangement to which the Company or any of its Subsidiaries is a party which, individually or collectively, would reasonably be expected to give rise to a Tax under Section 409A or that would reasonably be expected to give rise to a Company or any Company Subsidiary reporting obligation under Section 409A.

(bb) No Company Option that is a currently outstanding stock right (as defined in U.S. Treasury Department regulation 1.409A-1(l)), granted to any Company Associate: (i) has an exercise price that has been or may be less than the fair market value of the underlying equity as of the date such option or right was granted, (ii) has any feature for the deferral of compensation other than the deferral of recognition of income until the later of exercise or disposition of such option or rights, or (iii) has been granted after September 1, 2007, with respect to any class of stock that is not “service recipient stock” (within the meaning of applicable regulations under Section 409A of the Code).

3.18 Environmental Matters.

(a) Each of the Acquired Corporations: (i) has been and is in compliance in all material respects with all applicable Environmental Laws; and (ii) possesses all material permits and other Governmental Authorizations required under applicable Environmental Laws, and is, and has been at all times, in compliance in all material respects with the terms and conditions thereof.

(b) None of the Acquired Corporations have received any written notice or, to the knowledge of the Company, any other communication, whether from a Governmental Body, citizens group or other Person: (i) that alleges that any of the Acquired Corporations is not in compliance with any Environmental Law or any Governmental Authorization required under applicable Environmental Laws that has not been fully and finally resolved; or (ii) regarding any alleged failure by it to have obtained any Governmental Authorization required under applicable Environmental Laws. There are no circumstances or conditions that would reasonably be expected to prevent or interfere in any material respect with the compliance by any of the Acquired Corporations with any Environmental Law or any material Governmental Authorization required under applicable Environmental Laws. None of the Acquired Corporations has knowledge of any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization required under applicable Environmental Laws.

(c) Except in compliance with Environmental Laws and in a manner that would not reasonably be expected to subject the Acquired Corporations to liability, no Materials of Environmental Concern are present on any real property currently operated, controlled or leased by the Acquired Corporations or were present on any other real property at the time it cease to be owned, operated, controlled or leased by the Acquired Corporations.

(d) None of the Acquired Corporations has entered into any Contract that may require it to guarantee, reimburse, pledge, defend, hold harmless or indemnify any other Person with respect to liabilities arising out of Environmental Laws or Materials of Environmental Concern.

(e) To the Company’s knowledge: (i) none of the property currently or formerly owned by or currently leased to any of the Acquired Corporations contains, or at any time contained, any underground storage tank, or known or suspected asbestos-containing materials; and (ii) none of the property currently or formerly owned by or leased to any of the Acquired Corporations contains, or at any time contained, any septic system (including any septic tank or septic leach or drain field) in which process wastewater or any Materials of Environmental Concern have been disposed.

(f) The Company has Made Available to Parent all material records in its possession or control concerning compliance and non-compliance with Environmental Laws and all environmental site assessments and audits of any real property currently or formerly owned, operated, controlled or leased by any of the Acquired Corporations or any of their predecessors.

3.19 Insurance. The Company has Made Available to Parent copies of all material insurance policies and all material self-insurance programs and arrangements relating to the business, assets and operations of the Acquired Corporations in effect as of the date of this Agreement. Each of such insurance policies is in full force and effect. None of the Acquired Corporations has received any written notice or, to the knowledge of the Company, any other communication regarding any actual or anticipated: (a) cancellation or invalidation of any insurance policy in effect as of the date of this Agreement; (b) refusal of any coverage or rejection of any material claim under any insurance policy; or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy in effect as of the date of this Agreement. With respect to each Legal Proceeding that has been filed against the Company since April 1, 2010, the Company has provided written notice of such Legal Proceeding to the appropriate insurance carrier(s) if required to do so pursuant to the terms of any insurance policy then in effect, and no such insurance carrier has issued a denial of coverage or a reservation of rights with respect to any such Legal Proceeding, or informed the Company of its intent to do so. Part 3.19 of the Disclosure Schedule accurately sets forth the most recent annual premium paid by the Company with respect to the Existing D&O Policy.

3.20 Transactions with Affiliates. Between the date of the Company’s last proxy statement filed with the SEC and the date of this Agreement, no event has occurred that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC.

3.21 Legal Proceedings; Orders.

(a) Except with respect to Legal Proceedings involving Company Intellectual Property, which is covered in Section 3.9, there is no pending Legal Proceeding, and to the Company’s knowledge, no Person has threatened to commence any Legal Proceeding: (i) against any of the Acquired Corporations; or (ii) that challenges, or that, if resolved adversely to the Company, would have the effect of preventing or materially delaying, interfering with or making illegal, the Offer or the Merger or any of the other Contemplated Transactions.

(b) There is no order, writ, injunction, judgment or decree of any Governmental Body of competent jurisdiction to which any of the Acquired Corporations is currently subject and which has not been fully satisfied as of the date of this Agreement. To the Company’s knowledge, no officer or key employee of any of the Acquired Corporations is subject to any order, writ, injunction, judgment or decree of any Governmental Body of competent jurisdiction that prohibits such officer or key employee from engaging in or continuing any conduct, activity or practice relating to the business of any of the Acquired Corporations.

3.22 Authority; Binding Nature of Agreement. The Company has all necessary corporate right, power and authority to enter into and to perform its obligations under this Agreement subject, in the case of the Merger, to receipt of the Required Company Stockholder Vote (if required by the DGCL). The execution and delivery of this Agreement by the Company and the consummation by the Company of the Contemplated Transactions have been duly authorized by all necessary corporate action on the part of the Company (subject, in the case of the Merger, to the receipt of the Required Company Stockholder Vote (if required by the DGCL)). As of the date of this Agreement, the board of directors of the Company (at a meeting duly called and held) has, by the unanimous vote of all directors of the Company, made the Company Board Recommendation and taken the other actions described in Section 1.2(a), and such board resolutions have not been rescinded, modified or withdrawn in any way. Assuming the due authorization, execution and delivery of this Agreement by Parent and Acquisition Sub and, with respect to the Merger, the receipt by the Company of the Required Company Stockholder Vote (if required by the DGCL), this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

3.23 Inapplicability of Anti-takeover Statutes. The board of directors of the Company has approved this Agreement and the Contemplated Transactions as required to render inapplicable to this Agreement and the Contemplated Transactions the restrictions on “business combinations” set forth in Section 203 of the DGCL and, to the knowledge of the Company, similar “fair price,” “moratorium,” “control share acquisition,” “interested stockholder,” “business combination” or similar restrictions set forth in any state takeover law or other Legal Requirement that might otherwise apply to the Stockholder Agreements, the Offer, the Merger or any of the other Contemplated Transactions.

3.24 Vote Required. If required under applicable Legal Requirements in order to permit the consummation of the Merger, the affirmative vote of the holders of a majority of the shares of Company Common Stock outstanding on the record date for the Company Stockholders Meeting (the “Required Company Stockholder Vote”) is the only vote of the holders of any class or series of the Company’s capital stock necessary to adopt this Agreement, approve the Merger and consummate the other Contemplated Transactions.

3.25 Non-Contravention; Consents. (a) Except for any actions that may be required by, and for compliance with, the Exchange Act, the Securities Act, state securities or “blue sky” laws, the DGCL, the HSR Act, any foreign antitrust or competition-related Legal Requirement and the rules and regulations of the Nasdaq Stock Market, the execution, delivery or performance of this Agreement by the Company does not, and the consummation of the Contemplated Transactions, including the Offer and the Merger, will not (with or without notice or lapse of time):

(i) contravene, conflict with or result in a violation of: (A) any of the provisions of the certificate of incorporation, bylaws or other charter or organizational documents of any of the Acquired Corporations; or (B) any resolution adopted by the stockholders, the board of directors or any committee of the board of directors of any of the Acquired Corporations;

(ii) contravene or conflict with in any material respect or result in a material violation of any Legal Requirement or any order, writ, injunction, judgment or decree to which any of the Acquired Corporations, or any of the assets owned or used by any of the Acquired Corporations, is subject, or give any Governmental Body or other Person the right to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which any of the Acquired Corporations, or any of the assets owned or used by any of the Acquired Corporations, is subject;

(iii) contravene or conflict with in any material respect or result in a material violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any material Governmental Authorization that is held by any of the Acquired Corporations or that otherwise relates to the business of any of the Acquired Corporations or to any of the assets owned or used by any of the Acquired Corporations;

(iv) contravene or conflict with in any material respect or result in a material violation or breach of, or result in a material default under, any provision of any Material Contract (including any Company Leases), or give any Person the right to: (A) declare a material default or exercise any remedy under any such Material Contract; (B) receive or require a material rebate, chargeback, penalty or change in delivery schedule under any such Material Contract; (C) accelerate the maturity or performance of any such Material Contract; or (D) cancel, terminate or modify in any material respect any term of such Material Contract;

(v) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by any of the Acquired Corporations (except for the Permitted Encumbrances); or

(vi) result in the transfer of any material asset of any of the Acquired Corporations to any Person.

(b) Except for any actions that may be required by, and for compliance with, the Exchange Act, the Securities Act, state securities or “blue sky” laws, the DGCL, the HSR Act, any foreign antitrust or competition-related Legal Requirement and the rules and regulations of the Nasdaq Stock Market, none of the Acquired Corporations will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with: (A) the execution, delivery or performance of this Agreement by the Company; or (B) the consummation of the Merger or any of the other Contemplated Transactions, except where the failure to make any such filing, give any such notice or obtain any such Consent would not reasonably be expected to have or result in a Company Material Adverse Effect.

3.26 Fairness Opinion. The Company’s board of directors has received the written opinion of Lazard Frères & Co. LLC, financial advisor to the Company, dated the date of this Agreement, to the effect that, as of such date, the consideration to be paid to holders of Company Common Stock in the Offer and in the Merger (other than holders of Dissenting Shares) is fair from a financial point of view, to such holders. The Company will deliver an accurate and complete copy of said written opinion to Parent promptly after its receipt thereof.

3.27 Financial Advisor. Except for Lazard Frères & Co. LLC, whose fee is disclosed in Part 3.27 of the Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage fee or other fee or commission or expense reimbursement in connection with the Offer, the Merger and any other Contemplated Transactions based upon arrangements made by or on behalf of any of the Acquired Corporations.

3.28 Information Supplied. None of the documents required to be filed by the Company with the SEC after the date hereof in connection with the Contemplated Transactions will, on the date of such filing, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. In furtherance and not in limitation of the foregoing, none of the information supplied by or on behalf of the Company specifically for inclusion or incorporation by reference in the Offer Documents or the Schedule 14D-9 will, at the time the Offer Documents or the Schedule 14D-9, as applicable, is filed with the SEC, at any time it is amended or supplemented, or at the time it is first distributed or otherwise disseminated to the stockholders of the

Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by the Company or its Subsidiaries with respect to statements made or incorporated by reference in the Offer Documents or the Schedule 14D-9 based on information supplied by or on behalf of Parent in writing for inclusion or incorporation by reference therein.

Section 4. REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION SUB

Except as disclosed in any document filed with the SEC on or after December 31, 2011 and prior to the date of this Agreement and publicly available on EDGAR (the “Parent SEC Documents”) (excluding any disclosures set forth in any section of any Parent SEC Document entitled “Risk Factors” or “Forward-Looking Statements” or any other disclosures included in such document that are general cautionary, predictive or forward-looking in nature but, for the purpose of clarification, including and giving effect to any factual or historical statements included in any such statements), Parent and Acquisition Sub represent and warrant to the Company as follows:

4.1 Due Organization, Etc. Each of Parent and Acquisition Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to: (i) conduct its business in the manner in which its business is currently being conducted; (ii) own and use its assets in the manner in which its assets are currently owned and used; and (iii) perform its obligations under all Contracts by which it is bound.

4.2 Certificate of Incorporation and Bylaws. Parent has made available to the Company accurate and complete copies of the currently effective certificate of incorporation and bylaws, including all amendments thereto. Parent is not in violation of its certificate of incorporation.

4.3 Capitalization, Etc.

(a) The authorized capital stock of Parent consists of: (i) 600,000,000 shares of Parent Common Stock of which 153,893,507 shares are issued and outstanding as of the date of this Agreement; and (ii) 30,000,000 shares of preferred stock of which no shares are issued or outstanding. As of the date hereof, Parent does not hold any shares of its capital stock in its treasury, and none of the Subsidiaries of Parent holds any shares of Parent’s capital stock. The rights and privileges of the Parent Common Stock are as set forth in Parent’s restated certificate of incorporation. The shares of Parent Common Stock to be issued pursuant to the Offer and the Merger will, at the time of issuance, be duly authorized and validly issued and, at the Acceptance Time and the Effective Time, as applicable, all such shares will be fully paid and non-assessable, free and clear of any Encumbrances imposed by Parent and free of preemptive rights. Parent has sufficient authorized but unissued shares of Parent Common Stock available under Parent’s restated certificate of incorporation to issue as the applicable portion of the Offer Price in the Offer and as the applicable portion of the Merger Price in the Merger. Parent has reserved from its duly authorized capital stock the number of shares of Parent Common Stock issuable pursuant to this Agreement as of the Closing Date.

4.4 Authority; Binding Nature of Agreement. Parent and Acquisition Sub have all necessary corporate right, power and authority to perform their obligations under this Agreement, and the execution, delivery and performance by Parent and Acquisition Sub of this Agreement have been duly authorized by any necessary action on the part of Parent and Acquisition Sub (subject to, in the case of the Merger, obtaining the vote or consent of Parent as sole stockholder of Acquisition Sub) and their respective boards of directors. Assuming the due authorization, execution and delivery of this Agreement by the Company, this Agreement constitutes the legal, valid and binding obligation of Parent and Acquisition Sub, enforceable against them in accordance with its terms, subject to the Enforceability Exceptions.

4.5 Non-Contravention. (a) Except for any action that may be required by, and for compliance with, the Exchange Act, the Securities Act, state securities or “blue sky” laws, the DGCL, the HSR Act, any foreign antitrust or competition-related Legal Requirement and the rules and regulations of the Nasdaq Stock Market, the execution, delivery or performance of this Agreement by Parent and Acquisition Sub does not, and the consummation of the Contemplated Transactions (including the Offer and the Merger), will not (with or without notice or lapse of time):

(i) contravene, conflict with or result in a violation of any of the provisions of the certificate of incorporation, bylaws or other charter or organizational documents of Parent and Acquisition Sub;

(ii) contravene or conflict with in any material respect or result in a material violation of any Legal Requirement or any order, writ, injunction, judgment or decree to which Parent or Acquisition Sub, or any of the assets owned or used by Parent or Acquisition Sub, is subject, or give any Governmental Body or other Person the right to exercise any remedy or obtain any relief under any Legal Requirement or order, writ, injunction, judgment or decree to which Parent or Acquisition Sub, or any of the assets owned or used by Parent or Acquisition Sub, is subject;

(iii) contravene or conflict with in any material respect or result in a material violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any material Governmental Authorization that is held by Parent or Acquisition Sub or that otherwise relates to the business of Parent or Acquisition Sub or to any of the assets owned or used by Parent or Acquisition Sub;

(iv) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by Parent or Acquisition Sub (except for the Permitted Encumbrances); or

(v) result in the transfer of any material asset of Parent or Acquisition Sub to any Person.

(b) Except as may be required by the Exchange Act, the Securities Act, state securities or “blue sky” laws, the DGCL, the HSR Act, any foreign antitrust or competition-related Legal Requirement and the rules and regulations of the Nasdaq Stock Market, neither Parent nor Acquisition Sub will be required to make any filing with or give any notice to, or to obtain any Consent from, any Governmental Body in connection with: (i) the execution, delivery or performance of this Agreement by Parent and Acquisition Sub; or (ii) the consummation of the Merger or any of the other Contemplated Transactions.

4.6 Financial Advisor. Except for Goldman, Sachs & Co., no broker, finder or investment banker is entitled to any brokerage fee or commission or expense reimbursement for acting as financial advisor to Parent or Acquisition Sub in connection with the Offer, the Merger and any other Contemplated Transaction based upon arrangements made by or on behalf of Parent or the Acquisition Sub (it being understood that this Section 4.6 shall not apply to any Person (other than Goldman, Sachs & Co.) providing services in connection with any financing being obtained in connection with the Contemplated Transactions).

4.7 Information Supplied. None of the documents required to be filed by Parent with the SEC in connection with the Contemplated Transactions after the date hereof will, on the date of such filing, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. In furtherance and not in limitation of the foregoing, none of the information supplied by or on behalf of Parent specifically for inclusion or incorporation by reference in the Offer Documents or the Schedule 14D-9 will, at the time the Offer Documents or the Schedule 14D-9, as applicable, is filed with the SEC, at any time it is amended or supplemented, or at the time it is first distributed or otherwise disseminated to the stockholders of the

Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by Parent or

Acquisition Sub with respect to statements made or incorporated by reference in the Offer Documents or the Schedule 14D-9 based on information supplied by or on behalf of the Company in writing for inclusion or incorporation by reference therein.

4.8 SEC Filings; Financial Statements.

(a) As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) Parent maintains a process of “internal controls over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) that is designed to provide reasonable assurances: (i) that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles; (ii) that receipts and expenditures are being made only in accordance with the authorizations of management and directors; and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of Parent’s assets that could have a material effect on the financial statements. Parent maintains a system of “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) that is designed to ensure that all material information required to be disclosed by Parent in the reports that it files or submits under the Exchange Act is accumulated and communicated to Parent’s management, as appropriate, to allow timely decisions regarding required disclosure, and otherwise to ensure that information required to be disclosed by Parent in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules.

(c) The financial statements (including any related notes) contained in the Parent SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments that will not, individually or in the aggregate, be material in amount); and (iii) fairly present in all material respects the consolidated financial position of Parent and its Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of Parent and its Subsidiaries for the periods covered thereby.

(d) Since June 4, 2010, neither Parent, Parent’s independent accountants, the board of directors of Parent, the audit committee of the board of directors of Parent, nor any officer of Parent, has received any oral or written notification of any: (i) “significant deficiency” or “material weakness” in the design or operation of the internal controls over financial reporting of Parent that would reasonably be expected to adversely affect in any material respect Parent’s ability to record, process, summarize and report financial information or any fraud, whether or not material, that involves management or other employees of Parent who have a significant role in the internal controls over financial reporting of Parent; or (ii) any material complaint, allegation or assertion regarding any of the foregoing.

(e) Since June 4, 2010, no attorney representing Parent, whether or not employed thereby, has reported evidence of a material violation of securities laws by Parent or any of its officers, directors, employees or agents or breach of fiduciary duty by any officers or directors of Parent, to the board of directors of Parent or any committee thereof or to the General Counsel of Parent.

4.9 Absence of Changes. Since June 30, 2012 and through the date of this Agreement:

(a) there has not been any Parent Material Adverse Effect, and no event has occurred or circumstance has arisen that would reasonably be expected to have or result in a Parent Material Adverse Effect; and

(b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the assets of Parent (whether or not covered by insurance) that has had or would reasonably be expected to have or result in a Parent Material Adverse Effect.

4.10 Legal Proceedings; Orders.

(a) There is no pending Legal Proceeding against Parent, and to Parent’s knowledge, no Person has threatened to commence any Legal Proceeding against Parent that would reasonably be expected to have the effect of preventing, materially delaying or making illegal, the Offer, the Merger or any of the other Contemplated Transactions.

(b) There is no order, writ, injunction, judgment or decree of any Governmental Body of competent jurisdiction to which Parent is subject that would have the effect of preventing, or materially delaying or interfering with, or making illegal, the Offer, the Merger or any of the Contemplated Transactions.

4.11 Ownership of Shares. As of the date of this Agreement, none of Parent, Acquisition Sub or any of Parent’s Subsidiaries owns (directly or indirectly, beneficially or of record) any shares of Company Common Stock or any shares of Company Preferred Stock or holds any rights to acquire or vote any shares of Company Common Stock or any shares of Company Preferred Stock except pursuant to this Agreement.

4.12 Ownership of Acquisition Sub; No Prior Activities. Acquisition Sub has been formed solely for the purpose of engaging in the transactions contemplated by this Agreement. Except for obligations or liabilities incurred in connection with its incorporation and the Contemplated Transactions, Acquisition Sub has not and will not prior to the Acceptance Time have incurred, directly or indirectly, through any Subsidiary or otherwise, any material obligations or material liabilities or engaged in any other business activities. The authorized capital stock of Acquisition Sub consists of 100 shares of common stock, par value $0.01 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Acquisition Sub is, and at the Effective Time will be, owned directly or indirectly by Parent.

4.13 Financing.

(a) At the Acceptance Time, Acquisition Sub will have available cash resources and/or financing in an aggregate amount sufficient to enable Acquisition Sub to consummate the Offer and for the satisfaction of all of Parent’s and Acquisition Sub’s obligations under this Agreement. Acquisition Sub has delivered to the Company accurate and complete copies of: (i) a fully executed debt commitment letter (together with all annexes, schedules and exhibits thereto) from Morgan Stanley Senior Funding, Inc. and Goldman Sachs Bank USA (the “Commitment Letter”), pursuant to the terms, but subject to the conditions expressly set forth therein, of which the counterparties thereto have committed to provide Parent and Acquisition Sub with debt financing in the amounts set forth therein for purposes of financing the Offer (such debt financing, the “Debt Financing”).

(b) The Commitment Letter is and each definitive agreement with respect to the Debt Financing (which definitive agreements are referred to collectively in this Agreement as the “Definitive Financing Agreements”) entered into after the date of this Agreement but prior to the Acceptance Time (if any), will be, in each case, a legal, valid, binding and enforceable obligation of Parent and Acquisition Sub and, to the knowledge of Parent, the other parties thereto in accordance with their respective terms and subject to: (i) the respective conditions expressly set forth therein; (ii) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (iii) rules of law governing specific performance, injunctive relief and other equitable remedies. As of the date of this Agreement, the Commitment Letter has not been withdrawn, modified, terminated or rescinded in any respect, amended, restated or otherwise modified or waived. There are no conditions precedent or contingencies related to the funding or investing, as applicable, of the full amount of the Debt Financing, other than as expressly set forth in or expressly contemplated by the Commitment Letter. As of the date of this Agreement, there are no side letters or other contracts or arrangements related to the Debt Financing (except for:

(x) customary fee letters, a complete copy of each of which has been provided to the Company, with only the fee amounts and certain other terms (none of which would adversely affect the amount or availability of the Debt Financing) redacted, relating to the Debt Financing between Parent and Acquisition Sub, on the one hand, and the providers of the Debt Financing, on the other hand; and (y) customary engagement letters) other than the Commitment Letter.

(c) As of the date of this Agreement: (i) no event has occurred which would constitute a breach or default (or an event which with notice or lapse of time or both would constitute a default), in each case, on the part of Parent or Acquisition Sub nor, to Parent’s knowledge, any other counterparty thereto, under the Commitment Letter; and (ii) neither Parent nor Acquisition Sub has any reason to believe that any of the conditions to the Debt Financing will not be satisfied or that the Debt Financing or any other funds necessary for the satisfaction of all of Parent’s and Acquisitions Sub’s obligations under this Agreement will not be available to Parent at the Acceptance Time and the Effective Time, as applicable. As of the date of this Agreement, neither Parent nor Acquisition Sub is aware of any actual or potential failure to satisfy any condition precedent or other contingency expressly set forth in the Commitment Letter. As of the date of this Agreement, Parent and Acquisition Sub have no reason to believe that they will be unable to satisfy the conditions to funding contained in the Commitment Letter. As of the date of this Agreement, neither Parent nor Acquisition Sub is aware of any fact or occurrence that makes any of the representations or warranties of Parent or Acquisition Sub relating to Parent and Acquisition Sub in the Commitment Letter inaccurate in any material respect. To the extent required, Parent has fully paid all commitment fees or other fees required to be paid prior to the date of this Agreement pursuant to the Commitment Letter.

Section 5. CERTAIN COVENANTS OF THE COMPANY

5.1 Access and Investigation.

(a) Subject to Section 5.1(b), during the period from the date of this Agreement through the earlier of the Effective Time or termination of this Agreement (the “Pre-Closing Period”), the Company shall, and shall cause the respective Representatives of the Acquired Corporations to: (a) provide Parent and Parent’s Representatives with reasonable access during normal business hours to the Acquired Corporations’ Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Corporations; and (b) provide Parent and Parent’s Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Corporations, and with such additional financial, operating and other data and information regarding the Acquired Corporations, as Parent may reasonably request. Subject to Section 5.1(b), during the Pre-Closing Period, the Company shall, and shall cause the Representatives of each of the Acquired Corporations to, permit Parent’s senior officers to meet, upon reasonable notice and during normal business hours, with the chief financial officer and other officers of the Company responsible for the Company’s financial statements and the internal controls of the Acquired Corporations to discuss such matters as Parent may reasonably deem necessary or appropriate with respect to the satisfaction by Parent or the Company of its obligations under the Sarbanes-Oxley Act and the rules and regulations relating thereto. All information exchanged pursuant to this Section 5.1 shall be subject to the provisions of the Confidentiality Agreement. Without limiting the generality of any of the foregoing and subject to Section 5.1(b), during the Pre-Closing Period, the Company shall promptly provide Parent upon its reasonable request with copies of:

(i) all material operating and financial reports prepared by the Acquired Corporations for the Company’s senior management, including: (A) copies of the unaudited monthly consolidated balance sheets of the Acquired Corporations and the related unaudited monthly consolidated statements of operations, statements of stockholders’ equity and statements of cash flows; and (B) copies of any sales forecasts, marketing plans, development plans, discount reports, write-off reports, hiring reports and capital expenditure reports prepared for the Company’s senior management;

(ii) any written materials or communications sent by or on behalf of the Company to its stockholders;

(iii) any material notice, correspondence, document or other communication sent by or on behalf of any of the Acquired Corporations to any party to any Material Contract or sent to any of the Acquired Corporations by any party to any Material Contract (other than any communication that relates solely to routine commercial transactions between an Acquired Corporation and the other party to any such Contract and that is of the type sent in the ordinary course of business and consistent with past practices);

(iv) any notice, report or other document filed with or sent to any Governmental Body on behalf of any of the Acquired Corporations in connection with the Offer or the Merger or any of the other Contemplated Transactions; and

(v) any material notice, report or other document received by any of the Acquired Corporations from any Governmental Body.

(b) Notwithstanding the foregoing provisions in Section 5.1(a), the Company may restrict or otherwise prohibit access to any documents or information to the extent that: (i) any applicable Legal Requirements (including any laws relating to security clearances) require the Company to restrict or otherwise prohibit access to such documents or information; (ii) access to such documents or information would waive any attorney-client privilege, work product doctrine or other applicable privilege applicable to such documents or information; (iii) access to a Contract to which any Acquired Corporation is a party as of the date of this Agreement or otherwise bound as of the date of this Agreement would violate or cause a default under, or give a third party the right to terminate or accelerate the rights under, such Contract; or (iv) unless otherwise required to be provided pursuant to Section 5.3, such documents or information relate directly to any Acquisition Proposal or Acquisition Inquiry; provided that, in the case of clauses “(i),” “(ii)” and “(iii),” the Company shall: (A) give reasonable notice to Parent of the fact that it is restricting or otherwise prohibiting access to such documents or information pursuant to this Section 5.1(b); (B) inform Parent with sufficient detail of the reason for such restriction or prohibition; and (C) cause the Acquired Corporations to use commercially reasonable efforts to cause the documents or information that are subject to such restriction or prohibition to be provided in a manner that would not reasonably be expected to violate such restriction or prohibition.

(c) Any investigation conducted pursuant to the access contemplated by this Section 5.1 shall be conducted in a manner that does not unreasonably interfere with the conduct of the business of the Acquired Corporations or create a material risk of damage or destruction to any material property or material assets of the Acquired Corporations. Any access to the Company’s properties shall be subject to the term of the applicable Company Leases, the Company’s reasonable security measures and insurance requirements and shall not include the right to perform invasive testing.

5.2 Operation of the Company’s Business.

(a) During the Pre-Closing Period, except: (i) as required by applicable Legal Requirements; or (ii) as disclosed in Part 5.2(a) of the Disclosure Schedule, the Company shall: (A) ensure that each of the Acquired Corporations conducts its business and operations in all material respects in the ordinary course and in accordance with past practices; and (B) use commercially reasonable efforts to ensure that each Acquired Corporation preserves substantially intact its current business organization, keeps available the services of its current officers and employees at the level of Vice President or above, and maintains its beneficial business relations and goodwill with all material suppliers, customers, strategic partners, landlords, creditors, licensors, licensees, employees and other Persons having material business relationships with the Acquired Corporations, taken as a whole.

(b) Without limiting the generality of the foregoing, during the Pre-Closing Period, except: (x) with the prior written consent of Parent (which, with respect to clauses “(viii),” “(ix),” “(x),” “(xi),” “(xiii),” and “(xvi),” shall not be unreasonably withheld, conditioned or delayed); (y) as required by applicable Legal Requirements; or (z) as disclosed in Part 5.2(b) of the Disclosure Schedule, the Company shall not, and shall not permit any of the other Acquired Corporations to:

(i) declare, accrue, set aside or pay any dividend or make any other distribution (whether in cash, stock or otherwise) in respect of any shares of capital stock, or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities or rights, warrants or options to acquire any such shares or securities, other than: (A) the acquisition by the Company of shares of Company Common Stock in connection with the surrender of shares of Company Common Stock by holders of Company Options in order to pay the exercise price of the Company Options; (B) the withholding of shares of Company Common Stock to satisfy Tax obligations with respect to awards granted pursuant to the Company Option Plans; and (C) the acquisition by the Company of Company Options, purchase rights under the ESPP or Company Restricted Stock in accordance with their terms in effect as of the date of this Agreement in connection with the forfeiture of such awards;

(ii) sell, issue, grant or authorize the issuance or grant of, or materially amend the terms of: (A) any capital stock or other security; (B) any option, restricted stock unit, restricted stock award or other equity-based compensation award (whether payable in cash, stock or otherwise), call, warrant or right to acquire any capital stock or other security; or (C) any instrument convertible into or exchangeable for any capital stock or other security (except that the Company may issue shares of Company Common Stock: (1) upon the valid exercise of Company Options outstanding as of the date of this Agreement and upon the exercise of the Top-Up Option; (2) as a result of the vesting of Company Restricted Stock Units outstanding as of the date of this Agreement; and (3) upon the exercise of options outstanding as of the date hereof under the ESPP);

(iii) split, divide, subdivide, combine, consolidate or reclassify any of its capital stock or issue or authorize the issuance of any securities in lieu of or in substitution for shares of its capital stock;

(iv) amend or waive any of its rights under, or accelerate the vesting under, any provision of any of the Company’s Option Plans, any provision of any agreement evidencing any Company Option, any outstanding Company Restricted Stock Agreement, any outstanding Company Restricted Stock Unit or otherwise modify any of the terms of any outstanding equity-based compensation award or other security or any related Contract;

(v) adopt, approve or implement any “poison pill” or similar rights plan that could adversely affect the timely consummation of the Offer, the Merger or any of the other Contemplated Transactions;

(vi) amend or permit the adoption of any amendment to its certificate of incorporation or bylaws or other charter or organizational documents, or effect or become a party to any merger, consolidation, share exchange, business combination, amalgamation, recapitalization or similar transaction;

(vii) form any Subsidiary or acquire any equity interest in any other Entity;

(viii) make any capital expenditure (except capital expenditures that, when added to all other capital expenditures made on behalf of the Acquired Corporations during the Pre-Closing Period, do not exceed $2,500,000 in the aggregate);

(ix) other than in the ordinary course of business consistent with past practices, enter into or become bound by any Contract with a term of greater than six months or involving obligations on the part of the Acquired Corporation in excess of $250,000, or amend, terminate, or waive any material right or remedy under, any Material Contract, other than with respect to any Material Contract that automatically renews or terminates by its terms without any action of the Acquired Corporations, in each case, as in effect as of the date of this Agreement;

(x) except to the extent addressed in, and not otherwise prohibited by, Section 5.2(b)(viii) or Section 5.2(b)(ix): (A) other than in the ordinary course of business consistent with past practices, acquire, lease or license any material right or asset from any other Person; (B) sell or otherwise dispose of, or lease or license any material right or asset to any other Person; or (C) waive or relinquish any material right;

(xi) enter into any Contract to purchase any interest in real property, grant any security interest in any real or personal property, enter into any lease, sublease, license or other occupancy agreement with respect to any real property or alter, amend, modify, violate or terminate any of the terms of any Company Lease;

(xii) (A) incur any indebtedness for borrowed money, issue or sell any debt securities or rights to acquire any debt securities of the Company or such Acquired Corporation, guarantee any such indebtedness or any debt securities of another Person or enter into any “keep well” or other agreement to maintain any financial statement condition of another Person, other than: (1) trade payables and similar obligations incurred in the ordinary course of business and consistent with past practice; (2) any such indebtedness incurred, assumed or otherwise entered into in the ordinary course of business and in accordance with past practices (including any borrowings under the Company’s existing credit facilities and in respect of letters of credit) for additional amounts after the date hereof not in excess of $500,000 in the aggregate; and (3) any such indebtedness incurred in connection with the refinancing of any indebtedness existing on the date of this Agreement or permitted to be incurred, assumed or otherwise entered into hereunder; or (B) make any loans to any Person, other than for: (y) accounts receivable and similar arrangements extended in the ordinary course of business; or (z) indebtedness for reimbursement of expenses made in the ordinary course of business consistent with past practice not exceeding $20,000 individually;

(xiii) except: (w) for immigrations sponsorships made in the ordinary course consistent with past practices; (x) as otherwise required pursuant to this Agreement; (y) as necessary to maintain Tax-qualified status or Tax-favored treatment; or (z) as required by the provisions of a Company Employee Plan in effect on the date of this Agreement, establish, adopt, terminate or amend any Employee Plan or any plan, practice, agreement, arrangement or policy that would be an Employee Plan if it was in existence on the date of this Agreement, pay any bonus or make any profit-sharing or similar payment to or for the benefit of, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its current or former directors, officers or employees;

(xiv) (A) hire any employee at the level of Vice President or above; (B) hire any employee with an annual base salary in excess of $150,000; or (C) promote any employee to the level of Vice President or above, in each case, except in order to fill a position vacated after the date of this Agreement;

(xv) change in any material respect any of its pricing policies, product return policies, product maintenance polices, service policies, product modification or upgrade policies, personnel policies or other business policies, or any of its methods of accounting or accounting practices in any material respect;

(xvi) (A) except in the ordinary course and consistent with the Company’s past business practices, make, change or revoke any material Tax election; (B) settle or compromise any material Tax claim or liability; (C) change (or make a request to any Governmental Body to change) any material aspect of its method of accounting for Tax purposes; (D) file any amended material Tax Return; (E) surrender any claim for a refund of a material amount of Taxes; or (F) consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment;

(xvii) commence or settle any Legal Proceeding (except with respect to non-material disputes as may arise from time to time in the Company’s ordinary course of business);

(xviii) enter into any material transaction with any of its Affiliates (other than the Company and any Company Subsidiary) other than pursuant to written arrangements in effect on the date of this Agreement and excluding any employment, compensation or similar arrangements otherwise permitted pursuant to this Section 5.2(b);

(xix) agree or commit to: (A) pay any fee, “profit sharing” payment or other consideration (including any increased rent payments or any other penalty), whether in cash or in any other form of consideration, in connection with obtaining any Consent from any Person relating to any Contract; or (B) provide additional security (including a guaranty, security interest or otherwise) with respect to any Contract; or

(xx) agree or commit to take any of the actions described in clauses “(i)” through “(xix)” of this Section 5.2(b).

(c) Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the Company’s or the Company Subsidiaries’ operations prior to the Acceptance Time. Prior to the Acceptance Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and the Company Subsidiaries’ respective operations.

(d) During the Pre-Closing Period:

(i) the Company shall promptly, after it becomes aware of any of the following, notify Parent, orally and in writing of: (A) the occurrence or non-occurrence of any event, condition, fact or circumstance that would be reasonably likely to cause: (1) any representation or warranty made by the Acquired Corporations in this Agreement to be untrue or inaccurate in any material respect at any time during such period; or (2) any of the conditions set forth in Exhibit B or in Section 7 not to be satisfied; (B) the failure by the Company to comply with or satisfy in any material respect any covenant, condition or agreement to be satisfied by it pursuant to this Agreement; (C) (1) any notice or other communication from any Person alleging that the Consent of such Person is or may be required in connection with any of the Contemplated Transactions; and (2) any Legal Proceeding commenced against any of the Acquired Corporations that relates to any of the Contemplated Transactions; or (D) any event, condition, fact or circumstance that has had or would reasonably be expected to have or result in a Company Material Adverse Effect. No notification given to Parent pursuant to this Section 5.2(d)(i) shall limit or otherwise affect any of the representations, warranties or covenants of the Company contained in this Agreement or any of the remedies available to Parent hereunder; and

(ii) Parent shall promptly, after it becomes aware of any of the following, notify the Company, orally and in writing of: (A) the occurrence or non-occurrence of any event, condition, fact or circumstance that would be reasonably likely to cause: (1) any representation or warranty made by the Parent or Acquisition Sub in this Agreement to be untrue or inaccurate in any material respect at any time during such period; or (2) any of the conditions set forth in Exhibit B not to be satisfied; (B) the failure by Parent or Acquisition Sub to comply with or satisfy in any material respect any covenant, condition or agreement to be satisfied by it pursuant to this Agreement; (C)(1) any notice or other communication from any Person alleging that the Consent of such Person is or may be required in connection with any of the Contemplated Transactions; and (2) any Legal Proceeding commenced against Parent or Acquisition Sub that relates to any of the Contemplated Transactions; or (D) any event, condition, fact or circumstance that has had or would reasonably be expected to have or result in a Parent Material Adverse Effect. No notification given to the Company pursuant to this Section 5.2(d)(ii) shall limit or otherwise affect any of the representations, warranties or covenants of Parent or Acquisition Sub contained in this Agreement or any of the remedies available to the Company hereunder.

(e) The Company shall timely exercise in full any right or option it may have to repurchase shares of its capital stock which is or becomes exercisable during the Pre-Closing Period from any current or former employee, consultant, officer, member of the board of directors or other Person upon termination of such Person’s service to any of the Acquired Corporations where the repurchase price per share is less than the Offer Price; provided, however, that the Company shall use reasonable efforts to notify Parent in writing at least five days in advance of any such repurchase and, notwithstanding the above, shall only exercise any such repurchase right to the extent directed by Parent in writing.

5.3 No Solicitation.

(a) The Company shall not directly or indirectly, shall ensure that each other Acquired Corporation and all Representatives of the Acquired Corporations do not, directly or indirectly, and shall not authorize or permit its employees or the other Acquired Corporations’ employees who are not officers or directors to, directly or indirectly (other than with respect to Parent and Acquisition Sub): (i) solicit, initiate or knowingly encourage, assist or facilitate the making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry (including by approving any transaction, or approving any Person (other than Parent and its Affiliates) becoming an “interested stockholder,” for purposes of Section 203 of the DGCL); (ii) furnish or otherwise provide access to any non-public information regarding any of the Acquired Corporations to any Person in connection with or in response to an Acquisition Proposal or Acquisition Inquiry; or (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal or Acquisition Inquiry (except to disclose the existence of this Section 5.3 and this Agreement).

(b) Notwithstanding anything to the contrary contained in Section 5.3(a) or elsewhere in this Agreement, prior to the Acceptance Time, the Company may furnish non-public information regarding the Acquired Corporations to, and enter into discussions or negotiations with, any Person in response to (and in connection with) an unsolicited, bona fide, written Acquisition Proposal or Acquisition Inquiry that is submitted to the Company by such Person (and not withdrawn) and could reasonably be expected to lead to a Superior Offer if: (i) no Acquired Corporation shall have breached the provisions of this Section 5.3 and no Representative of any Acquired Corporation shall have taken any action that would constitute a breach of the provisions of this Section 5.3 if such action had been taken by an Acquired Corporation; (ii) the board of directors of the Company determines in good faith, after having taken into account the advice of the Company’s independent financial advisor and the Company’s outside legal counsel, that such Acquisition Proposal or Acquisition Inquiry constitutes or would reasonably be expected to result in a Superior Offer; and (iii) concurrently or prior to furnishing any such non-public information to, or entering into discussions or negotiations with, such Person, the Company: (A) gives Parent written notice of the identity of such Person and of the Company’s intention to furnish non-public information to, or enter into discussions or negotiations with, such Person; and (B) receives from such Person, and delivers to Parent a copy of, an executed confidentiality agreement containing customary limitations on the use and disclosure of all non-public written and oral information furnished to such Person by or on behalf of the Acquired Corporations and customary “standstill” provisions and containing other provisions no less favorable to the Company than the provisions of the Confidentiality Agreement and prior to or concurrently with furnishing any such non-public information to such Person, the Company furnishes such non-public information to Parent (to the extent such non-public information has not been previously furnished by the Company to Parent.

(c) If the Company or any other Acquired Corporation or any of their respective Representatives receives an Acquisition Proposal or Acquisition Inquiry at any time during the Pre-Closing Period, the Company shall promptly (and in no event later than: (A) 24 hours after receipt of such Acquisition Proposal or written Acquisition Inquiry; or (B) 48 hours after receipt of such Acquisition Inquiry that is not in writing) advise Parent orally and in writing of such Acquisition Proposal or Acquisition Inquiry (including the identity of the Person making or submitting such Acquisition Proposal or Acquisition Inquiry, the material terms and conditions thereof, and, if available, any written documentation received by such Acquired Corporation setting forth such terms and conditions). Notwithstanding the foregoing, an Acquired Corporation shall not be obligated to advise Parent of such Acquisition Proposal or Acquisition Inquiry in the manner contemplated by the previous sentence if doing so would violate any written agreement between the Company and a third party that was entered into prior to September 18, 2012; provided, however, that unless and until Parent is advised of such Acquisition Proposal or Acquisition Inquiry in the manner contemplated by the previous sentence (including by providing Parent with the identity of the Person making or submitting such Acquisition Proposal or Acquisition Inquiry), the Acquired Corporations and their Representatives shall be prohibited from engaging in any discussions or negotiations with such third party (other than to inform such third party that no discussions or negotiations may take place unless such third party consents to such disclosure) and from providing non-public information to such third party. The Company shall keep Parent reasonably informed with respect to the status of any such Acquisition Proposal or Acquisition Inquiry and any modification or proposed modification thereto.

(d) The Company shall, and shall ensure that each other Acquired Corporation and all Representatives and employees of the Acquired Corporations, immediately cease and cause to be terminated any existing solicitation, encouragement, discussions or negotiations with any Person that relate to any Acquisition Proposal or Acquisition Inquiry.

(e) The Company: (i) agrees that it will not, and shall ensure that each other Acquired Corporation will not, release or permit the release of any Person from, or amend or waive or permit the amendment or waiver of any provision of, any confidentiality, non-solicitation, no-hire, “standstill” or similar agreement or provision to which any of the Acquired Corporations is or becomes a party or under which any of the Acquired Corporations has or acquires any rights (including the “standstill” provision contained in any confidentiality agreement entered into by the Company pursuant to Section 5.3(b)(iv)(B)); and (ii) will use its best efforts to enforce or cause to be enforced each such agreement at the request of Parent. The Company also shall promptly: (A) request each Person that has executed a confidentiality agreement or similar agreement in connection with its consideration of a possible Acquisition Proposal or investment in any Acquired Corporation to return or destroy all confidential information heretofore furnished to such Person by or on behalf of any of the Acquired Corporations; and (B) prohibit any third party from having access to any physical or electronic data rooms relating to a possible Acquisition Proposal.

(f) Except as permitted by Section 5.3(g) or Section 5.3(h), neither the board of directors of the Company nor any committee thereof shall: (i) withdraw or modify in a manner adverse to Parent or Acquisition Sub, permit the withdrawal or modification in a manner adverse to Parent or Acquisition Sub, or publicly propose to withdraw or modify in a manner adverse to Parent or Acquisition Sub, the Company Board Recommendation (it being understood that the Company Board Recommendation shall be deemed to have been modified in a manner adverse to Parent if it shall no longer be unanimous) or resolve, agree or propose to take any of the actions contemplated by this clause “(i)” (any action described in this clause “(i)” being referred to as an “Adverse Recommendation Change”); or (ii) approve, endorse, accept or recommend, or publicly propose to approve, endorse, accept or recommend, any Acquisition Proposal, or cause or permit the Company or any of its Subsidiaries to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar document or Contract constituting or relating to, or that is intended to, contemplates or is reasonably likely to result in, an Acquisition Transaction, other than a confidentiality agreement referred to in Section 5.3(b)(iii)(B), or resolve, agree or propose to take any of the actions contemplated by this clause “(ii).”

(g) Notwithstanding anything to the contrary contained in Section 5.3(f) or elsewhere in this Agreement, the board of directors of the Company may, at any time prior to the Acceptance Time, make an Adverse Recommendation Change and thereafter may cause the Company to terminate this Agreement in accordance with Section 8.1(f) and, concurrently with such termination, cause the Company to enter into a Specified Definitive Acquisition Agreement in accordance and subject to compliance with the provisions of Section 8.1(f) if: (i) an unsolicited, bona fide, written Acquisition Proposal that did not otherwise result from a breach of the provisions of this Section 5.3 is made to the Company and is not withdrawn; (ii) the Company’s board of directors determines in good faith, after having taken into account the advice of the Company’s independent financial advisor and the advice of the Company’s outside legal counsel, that such Acquisition Proposal constitutes a Superior Offer; (iii) the Company’s board of directors determines in good faith, after having taken into account the advice of the Company’s outside legal counsel, that, in light of such Superior Offer, failure to make an Adverse Recommendation Change or failure to take action pursuant to Section 8.1(f) would be inconsistent with the fiduciary duties of the Company’s board of directors under applicable Delaware law; (iv) prior to effecting such Adverse Recommendation Change or taking action pursuant to Section 8.1(f), the Company’s board of directors shall have given Parent at least five business days’ prior written notice: (A) that it has received a Superior Offer that did not result from a breach of any of the provisions of this Section 5.3 or any “standstill” or similar agreement or provision under which any Acquired Corporation has any rights; (B) that it intends to make an Adverse Recommendation Change or take action pursuant to Section 8.1(f) as a result of such Superior Offer; and (C) specifying the material terms and conditions of such Superior Offer, including the identity of the Person making such offer (and attaching the most current and complete version of any written agreement or other document relating thereto) (it being understood and agreed that any change to the consideration payable in connection with such Superior Offer or any other material modification thereto shall require a new five business days’ advance written notice by the Company (except that the five business day period referred to above shall be reduced to three business days)); (v) during any such notice period(s), the Company engages (to the extent requested by Parent) in good faith negotiations with Parent to amend this Agreement in such a manner that such Superior Offer would no longer constitute a Superior Offer; and (vi) at the time of any Adverse Recommendation Change and the taking of action pursuant to Section 8.1(f), the board of directors of the Company determines in good faith, after taking into account the advice of the Company’s independent financial advisor and the advice of the Company’s outside legal counsel, that the failure to make an Adverse Recommendation Change and the failure to take action pursuant to Section 8.1(f) would still be inconsistent with the fiduciary duties of the Company’s board of directors under applicable Delaware law in light of such Superior Offer (taking into account any changes to the terms of this Agreement proposed by Parent as a result of the negotiations required by clause “(v)” or otherwise).

(h) Notwithstanding anything to the contrary contained in Section 5.3(f) or elsewhere in this Agreement, the board of directors of the Company may, at any time prior to the Acceptance Time, make an Adverse Recommendation Change, if: (i) there shall occur or arise after the date of this Agreement a material event, material development or material change in circumstances that does not relate to any Acquisition Proposal that was not known by the Company’s board of directors on the date of this Agreement (or if known, the consequences of which are not known to or reasonably foreseeable by the Company’s board of directors as of the date hereof), which event, development or change in circumstance, or any material consequences thereof, becomes known to the Company’s board of directors prior to the Acceptance Time (any such material event, material development or material change in circumstances unrelated to an Acquisition Proposal being referred to as an “Intervening Event”); (ii) no director had knowledge, as of the date of this Agreement, that such Intervening Event was reasonably likely to occur or arise after the date of this Agreement; (iii) the Company provides Parent, at least two days prior to any meeting of the Company’s board of directors at which such board of directors will consider and determine whether such Intervening Event may require the Company to make an Adverse Recommendation Change, with a written notice specifying the date and time of such meeting, the reasons for holding such meeting and a reasonably detailed description of such Intervening Event; (iv) the Company’s board of directors determines in good faith, after having taken into account the advice of the Company’s independent financial advisor and the advice of the Company’s outside legal counsel, that, in light of such Intervening Event, failure to make an Adverse Recommendation Change would be inconsistent with the fiduciary duties of the Company’s board of directors under applicable Delaware law; (v) no Adverse Recommendation Change has been made for five business days after receipt by Parent of a written notice from the Company confirming that the Company’s board of directors has determined that the failure to make such an Adverse Recommendation Change in light of such Intervening Event would be inconsistent with its fiduciary duties under applicable Delaware law; (vi) during such five business day notice period, the Company engages (to the extent requested by Parent) in good faith negotiations with Parent to amend this Agreement in such a manner that failure to make an Adverse Recommendation Change as a result of such Intervening Event would no longer be inconsistent with the fiduciary duties of the Company’s board of directors; and (vii) at the time of any Adverse Recommendation Change, the board of directors of the Company determines in good faith, after taking into account the advice of the Company’s independent financial advisor and the advice of the Company’s outside legal counsel, that the failure to make an Adverse Recommendation Change would still be inconsistent with the fiduciary duties of the Company’s board of directors under applicable Delaware law in light of such Intervening Event (taking into account any changes to the terms of this Agreement proposed by Parent as a result of the negotiations required by clause “(vi)” or otherwise)

(i) Nothing contained in this Section 5.3 or elsewhere in this Agreement shall prohibit the Company from: (i) taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act; or (ii) making any disclosure to its stockholders if the board of directors of the Company determines in good faith, after having taken into account the advice of the Company’s outside legal counsel, that failure to do so would be inconsistent with its fiduciary duties under applicable Delaware law; provided, however, that this Section 5.3(i) shall not be deemed to permit the board of directors of the Company to make an Adverse Recommendation Change or take any of the actions referred to in clause “(ii)” of Section 5.3(f) except, in each case, to the extent permitted by Section 5.3(g) and Section 5.3(h).

5.4 Company Equity Awards and ESPP.

(a) At the Effective Time, each Company Option that is outstanding and unexercised immediately prior to the Effective Time, whether or not vested, shall be converted into and become an option to purchase shares of Parent Common Stock, with such conversion effected through Parent: (i) assuming such Company Option; or (ii) replacing such Company Option by issuing a reasonably equivalent replacement stock option to purchase shares of Parent Common Stock in substitution therefor, in either case in accordance with the terms (as in effect as of the date of this Agreement) of the applicable Company Option Plan and the terms of the stock option agreement by which such Company Option is evidenced. All rights with respect to shares of Company Common Stock under Company Options assumed or replaced by Parent shall thereupon be converted into options with respect to shares of Parent Common Stock. Accordingly, from and after the Effective Time: (A) each Company Option assumed or replaced by Parent may be exercised solely for shares of Parent Common Stock; (B) the number of shares of Parent Common Stock subject to each Company Option assumed or replaced by Parent shall be determined by multiplying the number of shares of Company Common Stock that were subject to such Company Option immediately prior to the Effective Time by the Conversion Ratio, and rounding the resulting number down to the nearest whole number of shares of Parent Common Stock; (C) the per share exercise price for the Parent Common Stock issuable upon exercise of each Company Option assumed or replaced by Parent shall be determined by dividing the per share exercise price of Company Common Stock subject to such Company Option, as in effect immediately prior to the Effective Time, by the Conversion Ratio, and rounding the resulting exercise price up to the nearest whole cent; and (D) subject to the terms of the stock option agreement by which such Company Option is evidenced, any restriction on the exercise of any Company Option assumed or replaced by Parent shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such Company Option shall otherwise remain unchanged as a result of the assumption or replacement of such Company Option; provided, however, that Parent’s board of directors or a committee thereof shall succeed to the authority and responsibility of the Company’s board of directors or any committee thereof with respect to each Company Option assumed or replaced by Parent. The “Conversion Ratio” shall be equal to the fraction having a numerator equal to: (1) the Cash Consideration; plus (2) the dollar amount determined by multiplying the Stock Consideration by the average of the closing sale prices of a share of Parent Common Stock as reported on the Nasdaq Global Select Market for each of the 10 consecutive trading days immediately prior to the Closing Date and having a denominator equal to the average of the closing sale prices of a share of Parent Common Stock as reported on the Nasdaq Global Select Market for each of the 10 consecutive trading days immediately prior to the Closing Date; provided, however, that if, between the date of this Agreement and the Effective Time, the outstanding shares of Company Common Stock or Parent Common Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, then the Conversion Ratio shall be adjusted to the extent appropriate.

(b) At the Effective Time, each award of Company Restricted Stock that is outstanding immediately prior to the Effective Time (and does not vest as a result of the consummation of the Contemplated Transactions) shall be assumed by Parent and converted into the right to receive the Merger Price for each such share of Company Restricted Stock. From and after the Effective Time, each assumed share of Company Restricted Stock shall be: (i) settled solely in the Cash Consideration and Stock Consideration at the time such repurchase option, risk of forfeiture or other condition lapses or otherwise terminates; and (ii) subject to substantially the same terms, including the same repurchase option, risk of forfeiture or other condition as applied to the shares of Company Restricted Stock immediately prior to the Effective Time.

(c) At the Effective Time, each Company Restricted Stock Unit that is outstanding immediately prior to the Effective Time (and does not vest as a result of the consummation of the Contemplated Transactions) shall be assumed by Parent and converted into the right to receive the Merger Price for each share of Company Common Stock subject to such Company Restricted Stock Unit. From and after the Effective Time, each assumed Company Restricted Stock Unit shall be: (i) settled solely in the Cash Consideration and Stock Consideration at the time such repurchase option, risk of forfeiture or other condition lapses or otherwise terminates; and (ii) subject to substantially the same terms, including the same repurchase option, risk of forfeiture or other condition as applied to the Company Restricted Stock Units immediately prior to the Effective Time.

(d) At the Effective Time, Parent shall assume the Company 2010 Stock Incentive Plan or merge such Company Option Plan into any equity incentive plan of Parent. Parent shall be entitled to grant stock awards, to the extent permissible under applicable Legal Requirements, using the share reserves of such Company Option Plan as of the Effective Time, except that: (i) stock covered by such awards shall be shares of Parent Common Stock; (ii) all references in such Company Option Plan to a number of shares of Company Common Stock shall be deemed amended to refer instead to a number of shares of Parent Common Stock determined by multiplying the number of referenced shares of Company Common Stock by the Conversion Ratio, and rounding the resulting number down to the nearest whole number of shares of Parent Common Stock; and (iii) Parent’s board of directors or a committee thereof shall succeed to the authority and responsibility of the Company’s board of directors or any committee thereof with respect to the administration of such Company Option Plan.

(e) Prior to the Effective Time, the Company shall take all action that may be necessary (under the Company Option Plans and otherwise) to effectuate the provisions of this Section 5.4 and to ensure that, from and after the Effective Time, holders of Company Options, Company Restricted Stock and Company Restricted Stock Units, have no rights with respect thereto other than those specifically provided in this Section 5.4.

(f) Parent shall use its reasonable efforts to file with the SEC, no later than 10 business days after the Effective Time, a registration statement on Form S-8 (or any successor form), if available for use by Parent, relating to the shares of Parent Common Stock issuable with respect to the Company Options, Company Restricted Stock and Company Restricted Stock Units assumed or replaced by Parent in accordance with Section 5.4(a).

(g) Prior to the Acceptance Time, the Company shall take all action that may be necessary to: (i) cause the offering period under the ESPP that is outstanding as of the date of this Agreement to be terminated as of the last business day prior to the Acceptance Time or the date such offering period terminates by its terms, if earlier (such date, the “Final Purchase Date”); (ii) make any pro-rata adjustments that may be necessary to reflect the shortened offering period, but otherwise treat such shortened offering period as a fully effective and completed offering period for all purposes under the ESPP; (iii) cause the exercise (as of the Final Purchase Date) of each outstanding purchase right under the ESPP; (iv) provide that no further offering period or purchase period shall commence under the ESPP after the date hereof subject to the occurrence of the Acceptance Time; and (v) ensure that no individual shall be permitted to make a new election to purchase shares in any current offering period or increase his or her election to purchase shares in any current offering period; provided, however, that the actions described in clauses “(i)” through “(iv)” of this sentence shall be conditioned upon the consummation of Offer. On such new exercise date, the Company shall apply the funds credited as of such date under the ESPP within each participant’s payroll withholding account to the purchase of whole shares of Company Common Stock in accordance with the terms of the ESPP. Immediately prior to and effective as of the Acceptance Time (and subject to the consummation of the Offer), the Company shall terminate the ESPP.

Section 6. ADDITIONAL COVENANTS OF THE PARTIES

6.1 Stockholder Approval and Short-Form Merger.

(a) If the approval of this Agreement by the Company’s stockholders is required by applicable Legal Requirements in order to consummate the Merger, the Company shall, following the later of the Acceptance Time or the expiration of any subsequent offering period provided in accordance with Rule 14d-11 under the Exchange Act, take all action necessary or advisable under applicable Legal Requirements to call, give notice of and hold a meeting of the holders of Company Common Stock to vote on the approval of this Agreement (the “Company Stockholders Meeting”). The Company shall ensure that all proxies solicited in connection with the Company Stockholders Meeting are solicited in compliance with all applicable Legal Requirements, and shall, through the Company’s board of directors, recommend to its stockholders that they give the Required Company Stockholder Vote, except to the extent that the Company’s board of directors shall have made an Adverse Recommendation Change as permitted by Section 5.3.

(b) If the approval of this Agreement by the Company’s stockholders is required by applicable Legal Requirements in order to consummate the Merger, Parent agrees to cause all shares of Company Common Stock owned by Parent, Acquisition Sub or any other Subsidiary of Parent to be voted in favor of the approval of this Agreement at the Company Stockholders Meeting.

(c) If, following the Acceptance Time and prior to the Effective Time, Parent, Acquisition Sub and any other Subsidiary of Parent shall collectively acquire at least one share more than 90% of the outstanding shares of Company Common Stock, the parties shall take all necessary and appropriate actions to cause the Merger to become effective as soon as practicable after such acquisition, without a meeting of the stockholders of the Company, in accordance with Section  253 of the DGCL.

6.2 Regulatory Approvals.

(a) Each party shall use reasonable efforts to file, as soon as practicable after the date of this Agreement, all notices, reports and other documents required to be filed by such party with any Governmental Body with respect to the Offer, the Merger, the other Contemplated Transactions and the Stockholder Agreements, and to submit promptly any additional information requested by any such Governmental Body. Without limiting the generality of the foregoing, the Company and Parent shall prepare and file the notification and report forms required to be filed under the HSR Act within five business days following the date of this Agreement. The Company and Parent shall prepare and file any notification or other document required to be filed under any applicable foreign antitrust or competition-related Legal Requirement in connection with the Offer, the Merger, the other Contemplated Transactions and the Stockholder Agreements promptly after the date of this Agreement. The Company and Parent shall respond as promptly as practicable to: (i) any inquiries or requests received from the Federal Trade Commission or the Department of Justice for additional information or documentation; and (ii) any inquiries or requests received from any state attorney general, foreign antitrust or competition authority or other Governmental Body in connection with antitrust or related matters. At the request of Parent, the Company shall divest, sell, dispose of, hold separate or take any other action with respect to any of the businesses, product lines or assets of the Acquired Corporations, provided that any such action is conditioned upon the consummation of the Offer or the Merger.

(b) Subject to the confidentiality provisions of the Confidentiality Agreement, Parent and the Company each shall promptly supply the other with any information which may be required in order to effectuate any filings (including applications) pursuant to (and to otherwise comply with its obligations set forth in) Section 6.2(a). Except where prohibited by applicable Legal Requirements or any Governmental Body, and subject to the confidentiality provisions of the Confidentiality Agreement, each of Parent and the Company shall: (i) consult with the other prior to taking a position with respect to any such filing; (ii) permit the other to review and discuss in advance, and consider in good faith the views of the other in connection with, any analyses, appearances, presentations, memoranda, briefs, white papers, arguments, opinions and proposals before making or submitting any of the foregoing to any Governmental Body by or on behalf of any party hereto in connection with any Legal Proceeding related solely to this Agreement or the transactions contemplated hereby (including any such Legal Proceeding relating to any antitrust, competition or fair trade Legal Requirement); (iii) coordinate with the other in preparing and exchanging such information; and (iv) promptly provide the other (and its counsel) with copies of all filings, notices, analyses, presentations, memoranda, briefs, white papers, opinions, proposals and other submissions (and a summary of any oral presentations) made or submitted by such party with or to any Governmental Body related solely to this Agreement or the Contemplated Transactions.

(c) Each of Parent and the Company shall notify the other promptly upon the receipt of: (i) any communication from any official of any Governmental Body in connection with any filing made pursuant to this Agreement; (ii) knowledge of the commencement or threat of commencement of any Legal Proceeding by or before any Governmental Body with respect to the Contemplated Transactions (and shall keep the other party informed as to the status of any such Legal Proceeding or threat); and (iii) any request by any official of any Governmental Body for any amendment or supplement to any filing made pursuant to this Agreement or any information required to comply with any Legal Requirements applicable to the Contemplated Transactions. Whenever any event occurs that is required to be set forth in an amendment or supplement to any filing made pursuant to Section 6.2(a), Parent or the Company, as the case may be, shall (promptly upon learning of the occurrence of such event) inform the other of the occurrence of such event and cooperate in filing with the applicable Governmental Body such amendment or supplement.

(d) Subject to Section 6.2(e), Parent and the Company shall use reasonable efforts to take, or cause to be taken, all actions necessary to consummate the Offer and the Merger and make effective the other Contemplated Transactions. Without limiting the generality of the foregoing, but subject to Section 6.2(e), each party to this Agreement: (i) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Offer, the Merger and the other Contemplated Transactions; (ii) shall use commercially reasonable efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Offer, the Merger or any of the other Contemplated Transactions; and (iii) shall use commercially reasonable efforts to lift any restraint, injunction or other legal bar to the Offer or the Merger.

(e) Notwithstanding anything to the contrary contained in Section 6.2 or elsewhere in this Agreement, neither Parent nor Acquisition Sub shall have any obligation under this Agreement: (i) to divest or agree to divest (or cause any of its Subsidiaries or any of the Acquired Corporations to divest or agree to divest) any of its respective businesses, product lines or assets, or to take or agree to take (or cause any of its Subsidiaries or any of the Acquired Corporations to take or agree to take) any other action or agree (or cause any of its Subsidiaries or any of the Acquired Corporations to agree) to any limitation or restriction on any of its respective businesses, product lines or assets; or (ii) to contest any Legal Proceeding relating to the Offer or the Merger or any of the other Contemplated Transactions.

6.3 Employee Benefits.

(a) Except as set forth herein, the Company shall not take (or cause or permit to be taken) any action to terminate any Company Employee Plan, including any such plan that contains a cash or deferred arrangement intended to qualify under Section 401(k) of the Code (a “401(k) Plan”); provided, however, that if directed in writing by Parent not less than five business days prior to the Effective Time and, with respect to each 401(k) Plan, within five business days prior to the date on which the Acceptance Time occurs, the Company shall take (or cause to be taken) all actions reasonably determined by Parent to be necessary or appropriate to terminate any such Company Employee Plan, with such termination effective as of the day immediately prior to the Closing Date. Unless Parent provides such written notice to the Company, the Company shall provide Parent with evidence that all 401(k) Plan(s) have been terminated (effective as of no later than the day immediately preceding the date on which the Acceptance Time occurs) pursuant to resolutions of the board of directors of the Company or applicable Acquired Corporation, as the case may be. The form and substance of such resolutions shall be subject to the prior review and approval of Parent, which approval shall not be unreasonably withheld. The Company also shall take such other actions in furtherance of terminating such 401(k) Plan(s) as Parent may reasonably request.

(b) The Company shall take (or cause to be taken) all actions reasonably determined by Parent to be necessary or appropriate to terminate the FY 2013 Annual Incentive Bonus Program, with such termination effective as of the Acceptance Time.

(c) Parent agrees that, subject to any necessary transition period and subject to any applicable plan provisions, contractual requirements or Legal Requirements: (i) all employees of the Acquired Corporations who are citizens of the United States of America or are otherwise legally employed in the United States of America and who continue their employment with Parent, the Surviving Corporation or any Subsidiary of the Surviving Corporation after the Effective Time (“Continuing Employees”) shall be eligible to participate in Parent’s employee benefit plans, including but not limited to its bonus, severance, health, welfare, vacation and retirement plans (the “Parent Employee Plans”), to substantially the same extent as similarly situated employees of Parent; (ii) for purposes of determining a Continuing Employee’s eligibility to participate in Parent Employee Plans, such Continuing Employee shall receive credit under such plans for his or her years of continuous service with the Acquired Corporations prior to the Effective Time to the same extent as such service was recognized under any analogous Company Employee Plan in effect immediately prior to the Effective Time; (iii) for purposes of each Parent Employee Plan providing medical, dental, pharmaceutical, life insurance and/or vision benefits to any Continuing Employee, Parent shall, or shall cause, the Surviving Corporation to cause, all pre-existing condition exclusions and actively-at-work requirements of such Parent Employee Plan to be waived for such employee and his or her covered dependents; and (iv) to the extent the Closing occurs on or prior to December 31, 2012, in lieu of its obligations set forth in clause “(iii)” of this sentence, Parent shall be entitled to cause any Company Employee Plan providing medical, dental, pharmaceutical, life insurance and/or vision benefits to remain in effect through December 31, 2012.

(d) To the extent any employee notification or employee consultation requirements are imposed by applicable Legal Requirements with respect to the transactions contemplated by this Agreement, the Company and Parent shall cooperate to ensure that such notification or consultation requirements are complied with prior to the Acceptance Time or Effective Time, as applicable. Prior to the Effective Time, no Acquired Corporation shall communicate with Continuing Employees regarding post-Closing employment matters, including post-Closing employee benefits and compensation, without the prior written approval of Parent, which approval shall not be unreasonably withheld.

(e) Nothing in this Section 6.3 or elsewhere in this Agreement shall be deemed to make any employee of the parties or their respective Subsidiaries a third party beneficiary of this Section 6.3 or provide any such employee any rights relating hereto.

6.4 Indemnification of Officers and Directors.

(a) The Surviving Corporation and its Subsidiaries shall, and Parent shall cause the Surviving Corporation and its Subsidiaries to, honor and fulfill in all respects the obligations of the Company and each Company Subsidiary in favor of those Persons who are former or current directors and officers of the Company or a Company Subsidiary as of the date of this Agreement and any Person who becomes a director or officer of the Company or a Company Subsidiary prior to the Effective Time (the “Indemnified Persons”) for their acts and omissions as directors and officers occurring prior to the Effective Time, as provided in the certificate of incorporation or bylaws of the Company or of a Company Subsidiary (as in effect as of the date of this Agreement or, with respect to any Person who becomes a director or officer of the Company or a Company Subsidiary, as of the Effective Time, to the extent such agreement is substantially the same as the indemnification agreements in effect as of the date of this Agreement) and as provided in any indemnification agreements between the Company or a Company Subsidiary and said Indemnified Persons (as in effect as of the date of this Agreement) Made Available to Parent, which obligations shall survive the Merger and shall continue in full force and effect for a period of six years from the Effective Time and shall not be terminated or modified in such a manner as to adversely affect any Indemnified Person to whom this Section 6.4 applies without the consent of such affected Indemnified Person. It is expressly agreed that the Indemnified Persons to whom this Section 6.4 applies shall be third party beneficiaries of this Section 6.4, each of whom may enforce the provisions of this Section 6.4.

(b) From the Effective Time until the sixth anniversary of the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, maintain in effect, for the benefit of the Indemnified Persons with respect to their acts and omissions as directors and officers occurring at or prior to the Effective Time, the existing policy of directors’ and officers’ liability insurance maintained by the Company as of the date of this Agreement in the form disclosed by the Company to Parent prior to the date of this Agreement (the “Existing D&O Policy”), covering each Person covered by the Existing D&O Policy, on terms with respect to the coverage and amounts that are equivalent to those of the Existing D&O Policy; provided, however, that: (i) the Surviving Corporation may substitute for the Existing D&O Policy a policy or policies of comparable coverage; and (ii) the Surviving Corporation shall not be required to pay annual premiums for the Existing D&O Policy in excess of the dollar amount set forth in Part 6.4(b) of the Disclosure Schedule (the “Maximum Premium”). In the event any future annual premiums for the Existing D&O Policy exceed the Maximum Premium, the Surviving Corporation shall be obligated to, and Parent shall be obligated to cause the Surviving Corporation to, obtain a policy with the greatest coverage available for a cost not exceeding the Maximum Premium. Prior to the Effective Time, notwithstanding anything to the contrary set forth in this Agreement, the Company may purchase a pre-paid, non-cancellable “tail” policy on the Existing D&O Policy for a claims reporting or discovery period of six years from the Effective Time and otherwise on terms and conditions that are no less favorable than the terms and conditions of the Existing D&O Policy; provided, however, that the Company shall not, without the prior written consent of Parent, expend an amount for such tail policy in excess of the Maximum Premium. If such “tail” policy is purchased, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, maintain such “tail” policy in full force and effect and continue to honor their respective obligations thereunder, in lieu of all other obligations of the Surviving Corporation under the first sentence of this Section 6.4(b) for so long as such “tail” policy shall be maintained in full force and effect.

(c) If Parent, the Surviving Corporation or any of its successors or assigns: (i) consolidates or merges with any other Person that shall not be the continuing or the surviving corporation or entity of such consolidation or merger; or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 6.4.

6.5 Public Announcement. Parent and the Company agree that the press release announcing the execution and delivery of this Agreement shall be a joint release of Parent and the Company. Thereafter, Parent and the Company shall consult with each other and provide each other the reasonable opportunity to review and comment upon any press release or other public statement with respect to the Offer, the Merger or any of the other Contemplated Transactions or the Stockholder Agreements before issuing any such press release or public statement; provided, however, that the foregoing shall not apply to: (a) any press release or public statement made with respect to the Offer, the Merger or any of the other Contemplated Transactions or the Stockholder Agreements that is not inconsistent with, or more expansive in any material respect than, any prior press release or public statement validly made in accordance with this Section 6.5; (b) any press release or other public statement as may be required by any applicable Legal Requirement; or (c) any Adverse Recommendation Change.

6.6 Stockholder Litigation. The Company shall give Parent the opportunity to participate in the defense and settlement of any stockholder litigation against the Company and/or its officers or directors relating to any of the Contemplated Transactions, and no such settlement shall be agreed to without Parent’s prior written consent in accordance with clause “(xvii)” of Section 5.2.

6.7 Section 16 Matters. Prior to the Effective Time, the Company shall take such reasonable steps as are required to cause the disposition of Company Common Stock and Company Options in connection with the Merger by each officer or director of the Company who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 under the Exchange Act.

6.8 Resignation of Officers and Directors. Subject to the provisions of Section 1.3, the Company shall use reasonable efforts to obtain and deliver to Parent at the Closing (effective as of the Effective Time) the resignation of each officer and director of each of the Acquired Corporations.

6.9 Rule 14d–10 Matters. Prior to the Acceptance Time, the Company (acting through the board of directors of the Company or its compensation committee) shall take all such steps as may be required to cause to be exempt under Rule 14d–10(d) promulgated under the Exchange Act any employment compensation, severance or other employee benefit arrangement entered into on or after the date hereof by the Company, Parent or any of their respective Affiliates with current or future directors, officers or employees of the Company and its Affiliates and to ensure that any such arrangements fall within the safe harbor provisions of such rule.

6.10 Delisting. From the Acceptance Time to the Closing Date, the Company shall cooperate with Parent and use reasonable best efforts to enable the de-listing by the Surviving Corporation of the Company Common Stock from the Nasdaq Stock Market and the deregistration of the Company Common Stock under the Exchange Act as promptly as practicable after the Effective Time.

6.11 Listing. Parent shall use commercially reasonable efforts to cause the shares of Parent Common Stock to be issued in the Offer and the Merger pursuant to this Agreement to be approved for listing (subject to official notice of issuance) on the Nasdaq Stock Market.

6.12 Financing.

(a) Parent and Acquisition Sub shall use reasonable best efforts to take, or cause to be taken, all actions necessary, proper or advisable to consummate and obtain the Debt Financing, including using reasonable best efforts to: (i) maintain in effect the Commitment Letter and negotiate and enter into the Definitive Financing Agreements on the terms and conditions contained in the Commitment Letter and deliver to the Company a copy of any Definitive Financing Agreements to the extent executed prior to the Effective Time promptly after execution thereof; (ii) satisfy on a timely basis (or obtain waiver of) all conditions under the Commitment Letter and, if applicable, the Definitive Financing Agreements applicable to Parent and Acquisition Sub; and (iii) as soon as reasonably practicable, consummate, or cause the consummation of, the Debt Financing, including, in the event of a breach by the other parties thereto that impedes or delays or would reasonably be expected to impede or delay the Acceptance Time or the Effective Time, by making written demands and reasonable requests of such parties to cure such breach or otherwise provide reasonable assurances with respect to such party’s obligations thereunder. If all conditions to the lenders’ obligations under the Commitment Letter or Definitive Financing Agreements, as applicable, have been satisfied, Parent and Acquisition Sub shall use their reasonable best efforts to cause the lenders providing such Debt Financing to fund, at the Acceptance Time, the Financing required to satisfy all of Parent’s and Acquisition Sub’s obligations at the Acceptance Time (provided, however, that nothing herein shall require Parent or Acquisition Sub to take any enforcement action, including through litigation, to cause such lenders to fund such Debt Financing). Parent and Acquisition Sub shall have the right from time to time to amend (including, by adding or replacing lenders, lead arrangers, bookrunners, syndication agents or similar entities), replace, supplement or otherwise modify, or waive any of its rights under, the Commitment Letter and/or substitute other debt or equity financing for all or any portion of the Debt Financing from the same and/or alternative financing sources; provided, that any such amendment, replacement, supplement or other modification to or waiver of any provision of the Commitment Letter that amends the Debt Financing and/or substitution of all or any portion of the Debt Financing shall not, without the prior written consent of the Company (such consent not to be unreasonably withheld, delayed or conditioned): (A) reduce the aggregate amount of the Debt Financing; (B) impose new or additional conditions precedent or contingencies to the Debt Financing as set forth in the Commitment Letter (unless such conditions precedent or contingencies to the financing would not be: (1) materially adverse to Parent and Acquisition Sub or the Company; and (2) reasonably expected to prevent or impede or delay the Acceptance Time or the Effective Time); or (C) prevent or impede or delay the Acceptance Time or the Effective Time. Parent shall keep the Company reasonably informed of the status of its efforts to arrange the Debt Financing; provided, that Parent shall be under no obligation to disclose any information that is subject to an attorney-client or similar privilege or protection; provided, however, that Parent shall give notice to the Company of the fact that it is withholding such information or documents and thereafter Parent and the Company shall use their respective commercially reasonable efforts to cause such information to be provided in a manner that would not reasonably be expected to waive the applicable privilege or protection. In the event any portion of the Debt Financing becomes unavailable or Parent or Acquisition Sub becomes aware of any event or circumstance that would reasonably be expected to make any portion of the Debt Financing unavailable, in each case, on the terms and conditions contemplated in the Commitment Letter, Parent and Acquisition Sub shall promptly notify the Company and shall use their reasonable best efforts to arrange and obtain from the same and/or alternative financing sources alternative financing upon terms and conditions not materially less favorable, taken as a whole, to Parent, Acquisition Sub and, with respect to conditions or contingencies to such alternative financing, the Company than those set forth in the Commitment Letter, in an amount sufficient, together with any available cash resources, to consummate the Merger, the Offer and the other Contemplated Transactions as promptly as practicable following the occurrence of such event. Parent and Acquisition Sub shall deliver to the Company true and complete copies of all agreements pursuant to any such source of alternative financing shall have committed to provide Parent and Acquisition Sub with any portion of the Debt Financing promptly after execution thereof. Parent and Acquisition Sub shall give the Company prompt notice: (x) of any breach or potential breach threatened in writing by any party to the Commitment Letter or of any condition which may not be satisfied, in each case, of which Parent or Acquisition Sub becomes aware or any termination of the Commitment Letter or the Definitive Financing Agreement that occurs prior to the funding thereunder; (y) the receipt of any written notice or other written communication from any other party thereto with respect to any breach, default, termination or repudiation by any party to any of the Commitment Letter or Definitive Financing Agreement related to the Financing of any provisions of the Commitment Letters or the Definitive Financing Agreement, if applicable, related to the Debt Financing that occurs prior to the funding thereunder; and (z) if at any time for any reason Parent or Acquisition Sub believes in good faith that it will not be able to obtain all or any portion of the Debt Financing on the terms and conditions contemplated by the Commitment Letter or the Definitive Financing Agreements, if applicable. As soon as reasonably practicable, following written request by the Company, Parent and Acquisition Sub shall provide any information reasonably requested by the Company relating to any circumstance referred to in clause “(x),” “(y)” or “(z)” of the immediately preceding sentence; provided that they need not provide any information that is subject to contractual confidentiality restrictions, privileged or that is requested for purposes of litigation; provided, however, that, Parent shall: (I) give reasonable notice to the Company of the fact that either it or Acquisition Sub is not providing such information pursuant to this Section 6.12(a); (II) inform the Company with sufficient detail of the reason for not providing such information; and (III) with respect to reasons relating to contractual confidentiality restrictions and privilege, use, and cause Acquisition Sub to use, commercially reasonable efforts to cause the information that is subject to such restriction or privilege to be provided in a manner that would not reasonably be expected to violate such restriction or privilege. On the sixth business day (calculated as set forth in Rule 14d-1(g)(3) under the Exchange Act) immediately prior to the scheduled Expiration Date, Parent shall make a determination as to whether the Funding Condition is reasonably expected to be satisfied on the scheduled Expiration Date and, if Parent, acting reasonably and in good faith, determines that the Funding Condition is reasonably expected to be satisfied on the scheduled Expiration Date, Parent and Acquisition Sub shall waive such condition prior to 11:59 p.m., Eastern Time, on such sixth business day.

(b) Prior to the Acceptance Time, the Company shall, and shall cause each of its Subsidiaries and the Representatives of the Acquired Corporations to provide, at Parent’s sole expense, cooperation in connection with the arrangement of any Financing as may be reasonably requested by Parent or Acquisition Sub which shall include, but not be limited to, the following:

(i) causing the Company’s senior management and finance department, and using commercially reasonable efforts to cause its other Representatives to participate in a reasonable number of meetings, presentations (including marketing (or similar presentations) and lender and other investor presentations), road shows, sessions with rating agencies and due diligence sessions (including accounting due diligence) in connection with any Financing;

(ii) assisting in the preparation of customary bank information memoranda and bank syndication materials, rating agency presentations, offering documents, private placement memoranda, prospectuses and similar documents as may be requested or required in connection with any Financing, including the syndication thereof, but in each case, solely with respect to the information relating to the Company and its Subsidiaries;

(iii) providing Parent reasonable access at reasonable times all other documentation and information, including all customary financial and other information relating to the Company and its Subsidiaries, and other items, in each case, contemplated by the Commitment Letter and the Definitive Financing Agreements or as otherwise reasonably requested by Parent in connection with any Financing;

(iv) providing reasonable access at reasonable times to properties, books and records of the Acquired Corporations as reasonably requested by Parent or the sources of any Financing, including permitting such persons to perform customary “due diligence” in connection with any Financing;

(v) using commercially reasonable efforts to cause the Company’s independent public accountants to cooperate with Parent’s commercially reasonable efforts to obtain any Financing, including by participating in drafting sessions and accounting due diligence sessions and by promptly providing, upon request: (A) consent to the incorporation of such auditors’ reports in SEC filings and offering memoranda which include any of the Acquired Corporations’ financial information; and (B) customary comfort letters (including “negative assurance” comfort) upon completion of customary procedures;

(vi) furnishing such information and arranging for delivery of any collateral to be physically pledged, in each case, to the extent reasonably necessary to facilitate the pledging of collateral and perfection of liens and the providing of guarantees, in each case, at the Effective Time; and

(vii) furnishing all documentation and other information required by any Governmental Body in connection with any Financing under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT ACT;

provided, that: (1) such requested assistance and cooperation does not unreasonably interfere with the ongoing operations of the Acquired Corporations; (2) none of the Acquired Corporations shall be required to pay any fees (including commitment or other similar fees) or incur any other liability or expense in connection with the Financing (or any replacement thereof) prior to the Effective Time; (3) no incurrence of Indebtedness or other obligation of any Acquired Corporation under any Financing shall be effective until the Effective Time; (4) no Acquired Corporation shall be required to provide access to or disclose information where the Company reasonably determines that such access or disclosure would jeopardize the attorney-client privilege of an Acquired Corporation or contravene any Legal Requirement or any contract to which an Acquired Corporation is a party; provided that, the Company shall give notice to Parent of the fact that it is withholding such information or documents and thereafter the Company and Parent shall use their respective commercially reasonable efforts to cause such information to be provided in a manner that would not reasonably be expected to waive the applicable privilege or protection; (5) no Acquired Corporation shall be required to: (A) take any action that will conflict with or violate such Acquired Corporation’s organizational documents or any Legal Requirement or result in the contravention of, or that would reasonably be expected to result in a violation or breach of, or default under, any material Contract to which an Acquired Corporation is a party; or (B) issue any bank information memoranda, high-yield offering prospectuses or memoranda required in relation to any Financing (and any such bank information memoranda, high-yield offering prospectuses or memoranda shall reflect the Surviving Corporation and/or its Subsidiaries as the obligors on such Financing); and (6) no Acquired Corporation shall be required to enter into or approve any financing or purchase agreement for any Financing prior to the Effective Time. Parent shall, reasonably promptly upon request by the Company, reimburse the Company for all out of pocket costs and expenses incurred by any Acquired Corporation in connection with such cooperation and assistance. Parent shall indemnify and hold harmless the Acquired Corporations and their respective Representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them prior to the Effective Time in connection with any Financing or the arrangement of any Financing and any information utilized in connection therewith (other than historical information relating to the Acquired Corporations); except in the event such termination is determined to have arisen out of or resulted from the fraud, willful misconduct, gross negligence or intentional misrepresentation of the Acquired Corporations or their respective Representatives, as determined by a final non-appealable judgment of a court of competent jurisdiction. Notwithstanding anything to the contrary contained in this Agreement, the Financing is and will remain the sole responsibility of Parent and Acquisition Sub and none of Acquired Corporations or any of their respective Representatives: (x) shall be required to waive or amend any terms of this Agreement or agree to pay any commitment or other fees or reimburse any expenses prior to the Effective Time, or give any indemnities that are not contingent on the Effective Time; or (y) shall have any liability or incur any losses, damages or penalties with respect thereto.

(c) If a Commitment Letter is amended, replaced, supplemented or otherwise modified, including as a result of obtaining alternative financing in accordance with Section 6.12(a), or if Parent substitutes other debt or equity financing for all or a portion of the Debt Financing, each of Parent and the Company shall comply with its covenants in Section 6.12(a) and Section 6.12(b) with respect to the Commitment Letter as so amended, replaced, supplemented or otherwise modified and with respect to such other financing to the same extent that Parent and the Company would have been obligated to comply with respect to the Debt Financing.

(d) The Company hereby consents to the use of the trademarks, service marks and logos of the Acquired Corporations in connection with any Financing.

(e) All non-public or otherwise confidential information regarding the Company obtained by Parent or its Representatives or any other Person pursuant to this Section 6.12 shall be governed by the provisions of the Confidentiality Agreement; provided, that notwithstanding the terms of the Confidentiality Agreement, upon notice to the Company, Parent may provide such information to potential sources of capital and to rating agencies and prospective lenders and investors during syndication or placement of any Financing (including any alternative financing to be entered into pursuant to Section 6.12(a)) subject to customary confidentiality arrangements with such Persons regarding such information (it being acknowledged by the Company that the confidentiality provisions set forth in the Commitment Letter are customary and acceptable) or as otherwise permitted by the Confidentiality Agreement.

Section 7. CONDITIONS PRECEDENT TO THE MERGER

The respective obligations of the parties to effect the Merger are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

7.1 Stockholder Approval. If required by applicable Legal Requirements in order to consummate the Merger, this Agreement shall have been duly approved by the Required Company Stockholder Vote.

7.2 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court or other Governmental Body of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal; provided, however, that prior to invoking this Section 7.2, a party shall have taken all actions required of such party under this Agreement to have any such injunction, order or Legal Requirement or other prohibition lifted.

7.3 Consummation of Offer. Acquisition Sub shall have accepted for payment and paid for shares of Company Common Stock validly tendered (and not withdrawn) pursuant to the Offer (including any “subsequent offering period” provided by Acquisition Sub pursuant to this Agreement).

Section 8. TERMINATION

8.1 Termination. This Agreement may be terminated and the Offer and the Merger may be abandoned (other than in the case of Section 8.1(a), by written notice of the terminating party (acting through such party’s board of directors or its designee) to the other parties):

(a) by mutual written consent of Parent and the Company at any time prior to the Effective Time (notwithstanding receipt of the Required Company Stockholder Vote);

(b) by either Parent or the Company at any time prior to the Effective Time (notwithstanding receipt of the Required Company Stockholder Vote) if a court or other Governmental Body of competent jurisdiction shall have issued a final and non-appealable order, decree or ruling, or shall have taken any other action, having the effect of: (i) permanently restraining, enjoining or otherwise prohibiting: (A) the acquisition or acceptance for payment of, or payment for, shares of Company Common Stock pursuant to the Offer; or (B) the Merger; or (ii) making the acquisition of or payment for shares of Company Common Stock pursuant to the Offer, or the consummation of the Merger, illegal; provided, however, that a party shall not be permitted to terminate this Agreement pursuant to this Section 8.1(b) if the issuance of such order, decree or ruling or the taking of such action is attributable to the failure of such party to perform any covenant in this Agreement required to be performed by such party at or prior to the Effective Time;

(c) by either Parent or the Company at any time prior to the Acceptance Time if the Offer shall have expired or shall have been terminated in accordance with the terms of this Agreement (including Exhibit B) without the Minimum Condition having been satisfied and the other Offer Conditions having been satisfied or waived in writing by Parent;

(d) by either Parent or the Company if the Acceptance Time shall not have occurred on or prior to February 28, 2013 (the “Outside Date”);

(e) by Parent within 15 business days after (but in any event prior to the Acceptance Time) a Triggering Event shall have occurred;

(f) subject to the Company’s compliance with Section 5.3(g), by the Company at any time prior to the Acceptance Time in order to accept a Superior Offer and enter into a binding, written, definitive agreement providing for the consummation of the transaction contemplated by such Superior Offer (the “Specified Definitive Acquisition Agreement”), if: (i) the board of directors of the Company authorizes the Company, subject to complying with the terms of this Agreement, to enter into a Specified Definitive Acquisition Agreement; (ii) immediately prior to or substantially concurrently with the termination of this Agreement, the Company enters into the Specified Definitive Acquisition Agreement with respect to such Superior Offer; and (iii) the Company immediately prior to or concurrently with such termination, pays to Parent the payment required to be made to Parent pursuant to Section 8.3(c);

(g) by Parent at any time prior to the Acceptance Time if: (i) any of the Company’s representations or warranties contained in this Agreement shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in clause “(a)” of Exhibit B would not be satisfied (it being understood that, for purposes of determining the accuracy of such representations and warranties: (A) all materiality qualifications limiting the scope of such representations and warranties shall be disregarded; and (B) any update of or modification to the Disclosure Schedule made or purported to have been made on or after the date of this Agreement shall be disregarded); or (ii) the Company shall have failed to comply with or perform its covenants or agreements contained in this Agreement, such that the condition set forth in clause “(b)” of Exhibit B would not be satisfied; provided, however, that if: (A) any inaccuracy in any of the Company’s representations or warranties or failure to comply with or perform the Company’s covenants or agreements is curable by the Company prior to the earlier of the Outside Date or 30 days after the date on which the Company is notified by Parent in writing of such inaccuracy or failure to comply with or perform; and (B) the

Company is continuing to exercise commercially reasonable efforts to cure such inaccuracy or failure to comply with or perform, then Parent may not terminate this Agreement under this Section 8.1(g) on account of such inaccuracy or failure to perform: (1) during such 30-day (or shorter) period; or (2) after such 30-day period, if such inaccuracy or failure to comply with or perform shall have been fully cured; provided, further, however, that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.1(g) if Parent or Acquisition Sub is then in material breach of any of its representations, warranties, covenants or agreements hereunder; or

(h) by the Company at any time prior to the Acceptance Time if: (i) any of Parent’s representations or warranties contained in this Agreement shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date) (it being understood that, for purposes of determining the accuracy of such representations and warranties, all materiality qualifications limiting the scope of such representations and warranties shall be disregarded) and such inaccuracy materially impairs or delays Parent’s or Acquisition Sub’s ability to purchase and pay for shares of Company Common Stock validly tendered (and not withdrawn) pursuant to the Offer; or (ii) Parent shall have failed to comply with or perform its covenants or agreements contained in this Agreement and such failure materially impairs or delays Parent’s or Acquisition Sub’s ability to purchase and pay for the shares of Company Common Stock validly tendered (and not withdrawn) pursuant to the Offer; provided, however, that if: (A) any inaccuracy of any of Parent’s representations or warranties or failure to comply with or perform Parent’s covenants or agreements is curable by Parent prior to the earlier of the Outside Date or 30 days after the date on which Parent is notified by the Company in writing of such breach or failure to comply with or perform; and (B) Parent is continuing to exercise commercially reasonable efforts to cure such inaccuracy or failure to comply with or perform, then the Company may not terminate this Agreement under this Section 8.1(h) on account of such inaccuracy or failure to perform: (1) during such 30-day (or shorter) period; or (2) after such 30-day period, if such inaccuracy or failure to comply with or perform shall have been fully cured; provided, further, however, that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(h) if the Company is then in material breach of any of its representations, warranties, covenants or agreements hereunder.

8.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect; provided, however, that: (i) Section 6.6, this Section 8.2, Section 8.3 and Section 9 (and the Confidentiality Agreement, other than Section 6 thereof) shall survive the termination of this Agreement and shall remain in full force and effect (it being understood that Section 6 of the Confidentiality Agreement has been superseded by this Agreement and has no further force or effect and nothing contained in the Confidentiality Agreement shall impact Parent’s rights or remedies with respect to fraud); (ii) the termination of this Agreement shall not relieve any party from any liability for any material, knowing and intentional breach of any representation or warranty contained in this Agreement or willful and intentional breach of any covenant or agreement contained in this Agreement; and (iii) no termination of this Agreement shall in any way affect any of the parties’ rights or obligations with respect to any shares of Company Common Stock accepted for payment pursuant to the Offer prior to such termination.

8.3 Expenses; Termination Fees.

(a) Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the Contemplated Transactions shall be paid by the party incurring such expenses, whether or not the Offer or the Merger is consummated; provided, however, that Parent and the Company shall share equally all fees and expenses, other than attorneys’ fees, incurred in connection with: (i) the filing, printing and mailing of the Offer Documents and the Schedule 14D-9 and any amendments or supplements thereto; (ii) the retention of any information agent, depositary or other service provider in connection with the Offer; and (iii) the filing by Parent and the Company of the premerger notification and report forms relating to the Contemplated Transactions under the HSR Act and the filing of any notice or other document under any applicable foreign antitrust or competition-related Legal Requirement.

(b) If this Agreement is terminated by Parent or the Company pursuant to Section 8.1(c) or Section 8.1(d) and: (i) at or prior to the time of such termination an Acquisition Proposal shall have been disclosed, announced, commenced, submitted or made; and (ii) within 12 months after the date of any such termination, an Acquisition Transaction (whether or not relating to such Acquisition Proposal) is consummated or a definitive agreement contemplating an Acquisition Transaction (whether or not relating to such Acquisition Proposal) is executed, then the Company shall pay to Parent, in cash at the earlier of the time such Acquisition Transaction is consummated or the time such definitive agreement is executed, a non-refundable fee in the amount of $37,500,000; provided, however, that for purposes of clause “(ii)” above, all references to “15%” in the definition of Acquisition Transaction shall be deemed to be references to “35%.”

(c) If this Agreement is terminated by: (i) Parent pursuant to Section 8.1(e); (ii) by Parent or the Company pursuant to any other provision of Section 8 during the 15 business day period immediately following the occurrence of a Triggering Event; or (iii) by the Company pursuant to Section 8.1(f), then the Company shall pay to Parent, in cash, a non-refundable fee in the amount of $37,500,000. In the case of termination of this Agreement in the manner set forth in clauses “(i)” or “(ii)” of this Section 8.3(c), the fee referred to in the preceding sentence shall be paid by the Company within two business days after such termination; and in the case of termination of this Agreement in the manner set forth in clause “(iii)” of this Section 8.3(c), the fee referred to in the preceding sentence shall be paid by the Company immediately prior to or concurrently with such termination.

(d) If this Agreement is terminated by: (i) Parent pursuant to Section 8.1(d) and: (A) at the time of such termination, each of the Offer Conditions has been satisfied or waived (other than: (1) the condition set forth in clause “(j)” of Exhibit B (the “Funding Condition”); (2) the condition set forth in clause “(l)” of Exhibit B; (3) the condition set forth in clause “(k)” of Exhibit B; and (4) the Minimum Condition unless, between the seventh and fifth business day immediately prior to the Outside Date, Parent: (x) acting reasonably and in good faith, believes (and publicly announces such belief) that it or Acquisition Sub will receive the Financing by the Outside Date (which public announcement shall not have been subsequently adversely modified or withdrawn); and (y) on or prior to such date, shall have waived the Funding Condition, in which case the Minimum Condition must also have been satisfied); (B) at the time of such termination, Parent and Acquisition Sub have not received the Financing; and (C) the failure of Parent and Acquisition Sub to receive the Financing is not attributable to a breach of: (1) Section 6.12(b); or (2) any covenant or obligation of the Company contained in this Agreement or any other action or failure to act of the Company, in each case, that has caused any condition set forth in Exhibit B of the Commitment Letter not to be satisfied; or (ii) the Company pursuant to Section 8.1(d) and: (A) at the time of such termination, each of the Offer Conditions has been satisfied or waived (other than: (1) the Funding Condition; (2) the condition set forth in clause “(l)” of Exhibit B; (3) the condition set forth in clause “(k)” of Exhibit B; and (4) the Minimum Condition unless, between the seventh and fifth business day immediately prior to the Outside Date, Parent: (x) acting reasonably and in good faith, believes (and publicly announces such belief) that it or Acquisition Sub will receive the Financing by the Outside Date (which public announcement shall not have been subsequently adversely modified or withdrawn); and (y) on or prior to such date, shall have waived the Funding Condition, in which case the Minimum Condition must also have been satisfied); (B) at the time of such termination, Parent and Acquisition Sub have not received the Financing; (C) the failure of Parent and Acquisition Sub to receive the Financing is not attributable to a breach of: (1) Section 6.12(b); or (2) any covenant or obligation of the Company contained in this Agreement or any other action or failure to act of the Company, in each case, that has caused any condition set forth in Exhibit B of the Commitment Letter not to be satisfied; and (D) the Company shall have given Parent written notice at least two business days prior to termination stating the Company’s intention to terminate this Agreement pursuant to Section 8.1(d) (and the basis for such termination), then Parent shall pay to the Company, a non-refundable fee in the amount of $25,000,000 (the “Reverse Termination Fee”). In the case of the termination of this Agreement by the Company pursuant to Section 8.1(d) under the circumstances set forth in the first sentence of this Section 8.3(d), the Reverse Termination Fee shall be paid by Parent within two business days after such termination and, in the case of the termination of this Agreement by Parent pursuant to Section 8.1(d) under the circumstances set forth in the first sentence of this Section 8.3(d), the Reverse Termination Fee shall be paid by Parent at or prior to the time of such termination. Notwithstanding anything to the contrary contained in Section 8.2, Section 8.3, Section 9.12 or elsewhere in this Agreement, except in the case of a Willful Breach, if this Agreement is terminated under the circumstances set forth in the first sentence of this Section 8.3(d), the Company’s right to receive the Reverse Termination Fee pursuant to this Section 8.3(d) shall be the sole and exclusive remedy of the Acquired Corporations and their respective stockholders and Affiliates against Parent or any of its Related Persons for, and the Acquired Corporations (on their own behalf and on behalf of their respective stockholders and Affiliates) shall be deemed to have waived all other remedies (including equitable remedies) with respect to: (1) any failure of the Offer or the Merger to be consummated; (2) any breach by Parent or Acquisition Sub of its obligation to consummate the Offer or the Merger or any other provision set forth in this Agreement; (3) any inaccuracy in any representation or warranty set forth in this Agreement, including any representation or warranty set forth in Section 4.13 or relating to the Financing (regardless of whether such representation or warranty refers specifically to such Financing); and (4) any breach of any of the covenants or obligations set forth in this Agreement, including any covenant or obligation set forth in Section 6.12(a) or relating to the Financing (regardless of whether such covenant or obligation refers specifically to such Financing), unless such inaccuracy or breach constitutes a Willful Breach. Upon payment by Parent of the Reverse Termination Fee pursuant to this Section 8.3(d), except in the case of a Willful Breach, neither Parent nor any of its Related Persons shall have any further liability or obligation (under this Agreement or otherwise) relating to or arising out of this Agreement or any of the Contemplated Transactions, and, except in the case of a Willful Breach, in no event shall any Acquired Corporation (and the Company shall ensure that the Acquired Corporations’ Affiliates do not) seek to recover any money damages or losses, or seek to pursue any other recovery, judgment, damages or remedy (including any equitable remedy) of any kind, in connection with this Agreement or the Contemplated Transactions.

(e) Each of the Company and Parent acknowledges and agrees that the agreements contained in this Section 8.3, are an integral part of the Contemplated Transactions, and that, without these agreements, Parent would not have entered into this Agreement. Accordingly, if: (i) the Company fails to pay when due any amount payable under this Section 8.3, then: (A) the Company shall reimburse Parent for all costs and expenses (including fees and disbursements of counsel) incurred in connection with the collection of such overdue amount and the enforcement by Parent of its rights under this Section 8.3; and (B) the Company shall pay to Parent interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid and ending on the date such overdue amount is actually paid to Parent in full) at a rate per annum equal to 300 basis points over the “prime rate” (as announced by Bank of America or any successor thereto) in effect on the date such overdue amount was originally required to be paid; and (ii) Parent fails to pay when due any amount payable under this Section 8.3, then: (A) Parent shall reimburse the Company for all costs and expenses (including fees and disbursements of counsel) incurred in connection with the collection of such overdue amount and the enforcement by the Company of its rights under this Section 8.3; and (B) Parent shall pay to the Company interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid and ending on the date such overdue amount is actually paid to the Company in full) at a rate per annum equal to 300 basis points over the “prime rate” (as announced by Bank of America or any successor thereto) in effect on the date such overdue amount was originally required to be paid.

Section 9. MISCELLANEOUS PROVISIONS

9.1 Amendment. Subject to Section 1.3, this Agreement may be amended with the approval of the respective boards of directors of the Company and Parent at any time prior to the Effective Time, whether before or after the approval of this Agreement by the Company’s stockholders; provided, however, that after any such approval of this Agreement by the Company’s stockholders, no amendment shall be made which by applicable Legal Requirements requires further approval of the stockholders of the Company without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

9.2 Waiver. Subject to Section 1.3(c), in the case of the Company, at any time prior to the Effective Time, the parties may: (a) extend the time for the performance of any of the obligations or other acts of the other parties; (b) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document delivered pursuant hereto; or (c) subject to the proviso to the first sentence of Section 9.1 and to the extent permitted by applicable Legal Requirements, waive compliance with any of the agreements or covenants of the other parties or any condition that exists in favor of the waiving party contained herein. No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

9.3 No Survival of Representations and Warranties. Subject to the following sentence, none of the representations warranties, covenants and other agreements contained in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger. This Section 9.3 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

9.4 Entire Agreement; Counterparts. This Agreement (including all Exhibits and Schedules hereto) and the other agreements referred to in this Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof; provided, however, that the Confidentiality Agreement (other than Section 2, Section 6 and the second sentence of Section 8 thereof which shall be superceded and shall cease to have any force or effect as of the date of this Agreement) shall not be superseded and shall remain in full force and effect. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

9.5 Applicable Law; Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

(b) In any action between any of the parties arising out of or relating to this Agreement or any of the Contemplated Transactions each of the parties: (i) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware in and for New Castle County, Delaware (unless the federal courts have exclusive jurisdiction over the matter, in which case the United States District Court for the District of Delaware); (ii) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from such court; and (iii) agrees that it will not bring any such action in any court other than the Court of Chancery of the State of Delaware in and for New Castle County, Delaware (unless the federal courts have exclusive jurisdiction over the matter, in which case the United States District Court for the District of Delaware). Service of any process, summons, notice or document to any party’s address and in the manner set forth in Section 9.9 shall be effective service of process for any such action.

(c) EACH PARTY ACKNOWLEDGES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS. EACH PARTY ACKNOWLEDGES, AGREES AND CERTIFIES THAT: (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS

REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD, IN THE EVENT OF LITIGATION, SEEK TO PREVENT OR DELAY ENFORCEMENT OF EITHER OF SUCH WAIVERS; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS; (iii) IT MAKES SUCH WAIVERS VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.5(c).

9.6 Disclosure Schedule. The Disclosure Schedule shall be arranged in separate parts corresponding to the numbered and lettered sections contained in Section 3 (or other applicable provision of this Agreement), and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify only the particular representation or warranty set forth in the corresponding numbered or lettered section in Section 3 (or other applicable provision of this Agreement), and shall not be deemed to relate to or to qualify any other representation or warranty, except where it is readily apparent on its face from the substance of the disclosure that such disclosure is intended to qualify another representation or warranty.

9.7 Attorneys’ Fees. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys’ fees and all other reasonable costs and expenses incurred in such action or suit.

9.8 Assignability. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by a party, in whole or in part, by operation of law or otherwise, without the prior written consent of the other parties to this Agreement, and any attempted assignment of this Agreement or any of such rights or interest hereunder and the delegation of obligations hereunder by a party without such consent shall be void and of no effect. Nothing in this Agreement, express or implied, is intended to or shall confer any right, benefit or remedy of any nature whatsoever upon any Person (other than: (a) the parties hereto; (b) the Indemnified Persons to the extent of their respective rights pursuant to Section 6.4; and (c) the sources of the Debt Financing to the extent of their respective rights pursuant to Section 9.14).

9.9 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received: (a) if delivered by hand, when delivered; (b) if sent via facsimile with confirmation of receipt, when transmitted and receipt is confirmed; (c) if sent by electronic mail, telegram, cablegram or other electronic transmission, upon delivery; (d) if sent by registered, certified or first class mail, the third business day after being sent; and (e) if sent by overnight delivery via a national courier service, one business day after being sent, in each case to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

if to Parent or Acquisition Sub:

Riverbed Technology, Inc.

199 Fremont Street

San Francisco, CA 94105

Attention: General Counsel

Facsimile: 415-247-8801

Email: Brett.Nissenberg@riverbed.com

Phone: 415-247-8800

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

201 Redwood Shores Parkway

Redwood Shores, CA 94065

Attention: Keith A. Flaum

James R. Griffin

Facsimile: 650-802-3100

Email: keith.flaum@weil.com

            james.griffin@weil.com

Phone: 650-802-3000

if to the Company:

OPNET Technologies, Inc.

7255 Woodmont Avenue

Bethesda, MD 20814

Attention: Marc A. Cohen

Dennis McCoy

Facsimile: 240-497-1060

Email: mcohen@opnet.com

            dmccoy@opnet.com

Phone: 240-497-3000

with a copy (which shall not constitute notice) to:

Cooley LLP

One Freedom Square

Reston Town Center

11951 Freedom Drive

Reston, Virginia 20190

Attention: Brent Siler

Facsimile: 703-456-8100

Email: bsiler@cooley.com

Phone: 703-456-8000

and

Cooley LLP

3175 Hanover Street

Palo Alto, California 94304

Attention: Jennifer Fonner DiNucci

Facsimile: 650-849-7400

Email: dinuccijf@cooley.com

Phone: 650-843-5000

9.10 Cooperation. The Company and Parent agree to cooperate fully with each other and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by the other to evidence or reflect the Contemplated Transactions and to carry out the intent and purposes of this Agreement.

9.11 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties hereto agree to negotiate in an effort to replace such invalid or unenforceable term or provision with a valid enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

9.12 Enforcement. Each of the parties acknowledges and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by any of the parties in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. Accordingly, in the event of any breach or threatened breach by any of the parties of their respective covenants or obligations contained in this Agreement, the other parties shall be entitled to obtain, without proof of actual damages (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy): (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation; and (b) an injunction restraining such breach or threatened breach; this being in addition to any other remedy to which each party is entitled at law or in equity.

9.13 Obligation of Parent. Parent shall cause Acquisition Sub to duly perform, satisfy and discharge on a timely basis each of the covenants, obligations and liabilities of Acquisition Sub under this Agreement.

9.14 Financing Sources. Notwithstanding anything herein to the contrary, the parties hereto acknowledge and irrevocably agree: (a) that in any Legal Proceeding, whether in law or in equity, whether in contract or in tort or otherwise, in which any party and the sources of the Debt Financing are a party arising out of, or relating to, the Contemplated Transactions, the Debt Financing, the Commitment Letter, the Definitive Financing Agreements or the performance of services thereunder or related thereto shall be subject to the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan, New York, New York, and any appellate court thereof and each party hereto submits for itself with respect to any such Legal Proceeding to the exclusive jurisdiction of such court; (b) not to bring or authorize any of their Affiliates to bring any such Legal Proceeding in any other court; (c) that service of process, summons, notice or document by registered mail addressed to them at their respective addresses provided in Section 9.9 shall be effective service of process against them for any such Legal Proceeding brought in any such court; (d) to waive and hereby waive, to the fullest extent permitted by Legal Requirements, any objection which any of them may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such Legal Proceeding in any such court; (e) to waive and hereby waive any right to trial by jury in respect of any such Legal Proceeding; (f) that a final judgment in any such Legal Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Legal Requirements; (g) that, subject to the proviso below, any such Legal Proceeding shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflicts of law rules of such State that would result in the application of the laws of any other State; (h) that the sources of the Debt Financing are express third party beneficiaries of, and may enforce, the agreements set forth in this Section 9.14; (i) none of the sources of the Debt Financing will have any liability to the Company or its Affiliates relating to or arising out of this Agreement, the Financing or otherwise, whether in law or in equity, whether in contract or in tort or otherwise, and neither the Company nor any of its Affiliates will have any rights or claims against any of the sources of the Debt Financing hereunder or thereunder, and in no event shall the Company be entitled to seek the remedy of specific performance of this Agreement against the sources of the Debt Financing; and (j) that the sources of the Debt Financing are beneficiaries of and may enforce any liability cap or limitation on damages or remedies in this Agreement (including Section 8.3(d)); provided, however, that for purposes of any Legal Proceeding referred to in this Section 9.14, the interpretation of the definition of Company Material Adverse Effect (as defined in the Commitment Letter) shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

9.15 Construction.

(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d) Unless otherwise indicated or the context otherwise requires: (i) any definition of or reference to any agreement, instrument or other document or any Legal Requirement herein shall be construed as referring to such agreement, instrument or other document or Legal Requirement as from time to time amended, supplemented or otherwise modified; (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns; (iii) any reference herein to “Sections,” “Exhibits” and “Schedules” are intended to refer to Sections of this Agreement and Exhibits or Schedules to this Agreement; and (iv) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof.

(e) The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, all as of the date first above written.

RIVERBED TECHNOLOGY, INC.

By:	/s/ Jerry M. Kennelly
Name:	Jerry M. Kennelly
Title:	Chairman and Chief Executive Officer

OCTAGON ACQUISITION CORP.

By:	/s/ Jerry M. Kennelly
Name:	Jerry M. Kennelly
Title:	President and Secretary

OPNET TECHNOLOGIES, INC.

By:	/s/ Marc A. Cohen
Name:	Marc A. Cohen
Title:	Chairman and Chief Executive Officer

EXHIBIT A

CERTAIN DEFINITIONS

For purposes of this Agreement (including this Exhibit A and Exhibit B):

401(k) Plan. “401(k) Plan” shall have the meaning set forth in Section 6.3(a).

Acceptance Time. “Acceptance Time” shall mean the first time as of which Acquisition Sub accepts any shares of Company Common Stock for payment pursuant to the Offer.

Acquired Corporation Databases. “Acquired Corporation Databases” shall have the meaning set forth in Section 3.9(q).

Acquired Corporations. “Acquired Corporations” shall mean, collectively, the Company and the Company Subsidiaries.

Acquisition Inquiry. “Acquisition Inquiry” shall mean an inquiry or request for information (other than an inquiry or request for information made or submitted by Parent or any of its Affiliates) that would reasonably be expected to lead to an Acquisition Proposal.

Acquisition Proposal. “Acquisition Proposal” shall mean any offer, proposal or indication of interest (other than an offer, proposal or indication of interest made or submitted by Parent or any of its Affiliates) contemplating or otherwise relating to any Acquisition Transaction.

Acquisition Sub. “Acquisition Sub” shall have the meaning set forth in the preamble to this Agreement.

Acquisition Transaction. “Acquisition Transaction” shall mean any transaction or series of transactions (other than the Contemplated Transactions) involving:

(a) any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, recapitalization, tender offer, exchange offer or other similar transaction: (i) in which any of the Acquired Corporations is a constituent corporation; (ii) in which a Person or “group” (as defined in the Exchange Act and the rules thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing 15% or more of the outstanding securities of any class of voting securities (or instruments convertible into or exercisable or exchangeable for 15% or more of any such class) of any of the Acquired Corporations or the surviving entity in a merger or the resulting direct or indirect parent of such Acquired Corporation or surviving entity; or (iii) in which any of the Acquired Corporations issues securities representing 15% or more of the outstanding securities of any class of voting securities of any of the Acquired Corporations (or instruments convertible into or exercisable or exchangeable for 15% or more of any such class);

(b) any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets that constitute or account for 15% or more of the consolidated net revenues, net income or assets of the Acquired Corporations; or

(c) any liquidation or dissolution of any of the Acquired Corporations.

Adjusted Outstanding Share Number. “Adjusted Outstanding Share Number” shall have the meaning set forth in Section 1.1(b).

Adverse Action. “Adverse Action” shall have the meaning set forth in Section 1.3(c).

Adverse Recommendation Change. “Adverse Recommendation Change” shall have the meaning set forth in Section 5.3(f).

Affiliate. “Affiliate” of any Person shall mean another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

Agreement. “Agreement” shall mean the Agreement and Plan of Merger to which this Exhibit A is attached, as it may be amended from time to time.

Anti-Corruption Laws. “Anti-Corruption Laws” shall have the meaning set forth in Section 3.14.

Book-Entry Shares. “Book-Entry Shares” shall have the meaning set forth in Section 2.6(b).

Capitalization Representations. “Capitalization Representations” shall mean the representations and warranties of the Company contained in Section 3.3(a) (other than the last four sentences thereof), Section 3.3(b) (other than the second, third, fourth, sixth and eighth sentences thereof) and Section 3.3(c).

Cash Consideration. “Cash Consideration” shall have the meaning set forth in Recital B.

Certifications. “Certifications” shall have the meaning set forth in Section 3.4(a).

Closing. “Closing” shall have the meaning set forth in Section 2.3.

Closing Date. “Closing Date” shall have the meaning set forth in Section 2.3.

COBRA. “COBRA” shall have the meaning set forth in Section 3.17(i).

Code. “Code” shall mean the Internal Revenue Code of 1986, as amended.

Commitment Letter. “Commitment Letter” shall have the meaning set forth in Section 4.13(a).

Company. “Company” shall have the meaning set forth in the preamble to this Agreement.

Company Associate. “Company Associate” shall mean any current employee, independent contractor, consultant or director of any of the Acquired Corporations.

Company Board Recommendation. “Company Board Recommendation” shall have the meaning set forth in Section 1.2(a).

Company Common Stock. “Company Common Stock” shall mean the Common Stock, par value $0.001 per share, of the Company.

Company Contract. “Company Contract” shall mean any Contract: (a) to which any of the Acquired Corporations is a party; (b) by which any of the Acquired Corporations or any asset of any of the Acquired Corporations is bound or may, on the basis of an executor obligation or entered into by the Company as permitted hereunder, become bound or under which any of the Acquired Corporations has, or may, on the basis of an executor obligation or entered into the Company as permitted hereunder, be subject to, any obligation; or (c) under which any of the Acquired Corporations has or may, on the basis of an executor obligation or entered by the Company as permitted hereunder, acquire any right or interest.

Company Employee Agreement. “Company Employee Agreement” shall mean any management, employment, severance, transaction bonus, change in control, consulting, relocation, repatriation or expatriation agreement or other Contract between any of the Acquired Corporations and any Company Associate and with respect to which any of the Acquired Corporations has or may have any material liability or obligation, other than: (i) any such Contract with a U.S. based Company Associate that is terminable “at will” without any obligation on the part of the Acquired Corporation to make any severance, change in control or similar payment or provide any benefit; (ii) any such Contract with a non-U.S. based Company Associate that is terminable without payment of severance or notice pay that is required under Legal Requirements; and (iii) any Company Employee Plan.

Company Employee Plans. “Company Employee Plans” shall have the meaning set forth in Section 3.17(a).

Company Financial Statements. “Company Financial Statements” shall mean the: (a) audited consolidated balance sheets of the Company and its Subsidiaries as of March 31, 2010, March 31, 2011 and March 31, 2012 and the related audited consolidated statements of operations, statements of stockholders’ equity and statements of cash flows of the Company and its Subsidiaries for the years then ended, including the notes thereto and the reports of Deloitte & Touche LLP thereon; and (b) unaudited consolidated balance sheet of the Company and its Subsidiaries as of June 30, 2012 and the related unaudited consolidated statements of operations, statements of stockholders’ equity and statements of cash flows of the Company and its Subsidiaries for the three months then ended.

Company Intellectual Property. “Company Intellectual Property” shall mean: (a) all Intellectual Property Rights in or to the Company Products and all Intellectual Property Rights in or to Company Product Software; and (b) all other Intellectual Property Rights and Intellectual Property in which any of the Acquired Corporations has (or purports to have) an ownership interest or a license, or that is otherwise used or to be used in the business of any of the Acquired Corporations as currently conducted or as currently proposed to be conducted.

Company IP Contract. “Company IP Contract” shall mean any Contract to which any of the Acquired Corporations is or was a party or by which any Acquired Corporation is or was bound, that contains any assignment or license of, or any covenant not to assert or enforce, any Intellectual Property Right or that otherwise relates to any Company Intellectual Property or any Intellectual Property developed by, with or for any of the Acquired Corporations.

Company Leases. “Company Leases” shall have the meaning set forth in Section 3.8(b).

Company Material Adverse Effect. “Company Material Adverse Effect” shall mean any effect, change, development, event or circumstance that, considered together with all other effects, changes, developments, events or circumstances, constitutes a material adverse effect on: (a) the business, financial condition or results of operations of the Acquired Corporations, taken as a whole; or (b) the ability of the Company to consummate the Offer, the Merger or any of the other Contemplated Transactions or to perform any of its obligations under this Agreement; provided, however, that with respect to clause “(a)” above, none of the following, either alone or in combination, shall be deemed to constitute a Company Material Adverse Effect (and shall not be taken into account in determining whether a Company Material Adverse Effect has occurred or is reasonably expected to occur): (i) adverse economic, business, financial, technological or regulatory conditions in the United States or in other locations in which the Acquired Corporations have material operations (including changes in the securities markets and credit markets) that do not disproportionately affect the Acquired Corporations, taken as a whole relative to the other companies in the application and network performance management industry; (ii) adverse economic, business, financial, technological or regulatory conditions that generally affect the application and network performance management industry and that do not disproportionately affect the Acquired Corporations, taken as a whole relative to the other companies in the application and network performance management industry; (iii) changes in the stock price or trading volume of the Company Common Stock (it being understood, however, that, unless otherwise prohibited by clauses “(i)” through “(ix)” of this proviso, the facts or circumstances giving rise to any such change in stock price or trading volume may be taken into account in determining whether there has been a Company Material Adverse Effect); (iv) the failure of the Company to meet internal or securities analysts’ expectations or projections (it being understood, however, that, unless otherwise prohibited by clauses “(i)” through “(ix)” of this proviso, the facts or circumstances giving rise to any such failure may be taken into account in determining whether there has been a Company Material Adverse Effect); (v) any adverse effect, including loss of employees, customers or suppliers by the Company, arising from or otherwise predominately relating to the announcement, pendency or anticipated consummation of any of the Contemplated Transactions; (vi) any adverse effect arising from or otherwise related to changes in Legal Requirements or applicable accounting regulations or principles or interpretations thereof that do not disproportionately affect the Acquired Corporations, taken as a whole relative to the other companies in the application and network performance management industry; (vii) any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism or any natural disaster, in each case, after the date hereof, that do not disproportionately affect the Acquired Corporations, taken as a whole relative to the other companies in the application and network performance management industry; (viii) any shareholder class action or derivative litigation commenced against the Company since the date of this Agreement and arising from allegations of breach of fiduciary duty of the Company’s directors relating to their approval of this Agreement or from allegations of false or misleading public disclosure by the Company with respect to this Agreement; or (ix) any specific action taken by the Company: (A) at the express written direction of Parent or Acquisition Sub as long as such action was taken in a manner consistent with such direction; or (B) that is required to be so taken by the terms of this Agreement as long as such action was taken in a manner consistent with such requirement (it being understood this clause “(ix)” shall not include any action or inaction by any Acquired Corporation that is pursuant to any of the covenants and obligations contained in Section 5.2 of this Agreement or that is conducted in the ordinary course of business).

Company Option Plans. “Company Option Plans” shall mean, collectively, the Amended and Restated 2000 Stock Incentive Plan, the 2000 Director Stock Option Plan and the 2010 Stock Incentive Plan, but not the ESPP.

Company Options. “Company Options” shall mean options to purchase shares of Company Common Stock (whether granted by the Company pursuant to the Company Option Plans, assumed by the Company in connection with any merger, acquisition or similar transaction or otherwise issued or granted), but excluding the purchase rights under the ESPP.

Company Preferred Stock. “Company Preferred Stock” shall mean the Preferred Stock, par value $0.001 per share, of the Company.

Company Privacy Policy. “Company Privacy Policy” shall mean each external or internal, past or present privacy policy of any Acquired Corporation, including any policy relating to: (a) the privacy of users of any Acquired Corporation website; (b) the collection, storage, disclosure, and transfer of any User Data or Personal Data; and (c) any employee Personal Data.

Company Product. “Company Product” shall mean any product (including software products that address application performance, management network performance, network engineering, operations and planning and network equipment manufacturing) or service: (a) developed, manufactured, marketed, distributed, provided, leased, licensed or sold, directly or indirectly, by or on behalf of any Acquired Corporation; or (b) currently under development by or for any Acquired Corporation (whether or not in collaboration with another Person).

Company Product Software. “Company Product Software” shall mean any software (regardless of whether such software is owned by an Acquired Corporation or licensed to an Acquired Corporation by a third party, and including firmware and other software embedded in hardware devices) contained or included in or provided with any Company Product or used directly in the development, manufacturing, maintenance, repair, support, testing or performance of any Company Product.

Company Restricted Stock. “Company Restricted Stock” shall mean shares of Company Common Stock subject to vesting or other lapse restrictions (whether granted by the Company pursuant to the Company Option Plans, assumed by the Company in connection with any merger, acquisition or similar transaction or otherwise issued or granted), but excluding purchase rights under the ESPP.

Company Restricted Stock Units. “Company Restricted Stock Units” shall mean all restricted stock units covering shares of Company Common Stock (whether granted by the Company pursuant to the Company Option Plans, assumed by the Company in connection with any merger, acquisition or similar transaction or otherwise issued or granted).

Company SEC Document. “Company SEC Document” shall mean each report, schedule, registration statement, proxy, form or statement filed with the SEC by the Company.

Company Stockholders Meeting. “Company Stockholders Meeting” shall have the meaning set forth in Section 6.1(a).

Company Subsidiary. “Company Subsidiary” shall mean each of: (a) OPNET Analysis, Inc.; (b) OPNET Technologies Societe par Actions Simplifie; (c) OPNET Technologies Limited; (d) OPNET Technologies b.v.b.a.; (e) OPNET Technologies GmbH; (f) OPNET Technologies Asia Pte. Ltd.; (g) OPNET Technologies Pty Ltd.; and (h) Clarus Systems, Inc.

Computer Software. “Computer Software” shall mean computer software, data files, source and object codes, tools, user interfaces, manuals and other specifications and documentation and all know-how relating thereto.

Confidentiality Agreement. “Confidentiality Agreement” shall mean that certain Confidentiality Agreement dated as of January 11, 2012, between the Company and Parent.

Consent. “Consent” shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

Contemplated Transactions. “Contemplated Transactions” shall mean all actions and transactions contemplated by this Agreement, including: (a) the Offer and the acceptance for payment and acquisition of shares of Company Common Stock pursuant to the Offer; (b) the Top-Up Option; and (c) the Merger.

Continuing Directors. “Continuing Directors” shall have the meaning set forth in Section 1.3(a).

Continuing Employees. “Continuing Employees” shall have the meaning set forth in Section 6.3(c).

Contract. “Contract” shall mean any agreement, contract, subcontract, lease, instrument, note, debenture, indenture, warrant, option, warranty, purchase order, license or sublicense or legally binding commitment or undertaking of any nature.

Conversion Ratio. “Conversion Ratio” shall have the meaning set forth in Section 5.4(a).

Debt Financing. “Debt Financing” shall have the meaning set forth in Section 4.13(a).

Definitive Financing Agreements. “Definitive Financing Agreements” shall have the meaning set forth in Section 4.13(b).

DGCL. “DGCL” shall have the meaning set forth in Section 1.2(a).

Disclosure Schedule. “Disclosure Schedule” shall mean the disclosure schedule that has been prepared by the Company in accordance with the requirements of Section 9.6 and that has been delivered by the Company to Parent on the date hereof.

Dissenting Shares. “Dissenting Shares” shall have the meaning set forth in Section 2.7(a).

EDGAR. “EDGAR” shall mean the Electronic Data Gathering, Analysis and Retrieval System administered by the SEC.

Effective Time. “Effective Time” shall have the meaning set forth in Section 2.3.

Encumbrance. “Encumbrance” shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, license, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

Enforceability Exceptions. “Enforceability Exceptions” shall mean: (a) legal limitations on enforceability arising from applicable bankruptcy and other similar Legal Requirements affecting the rights of creditors generally; (b) legal limitations on enforceability arising from rules of law governing specific performance, injunctive relief and other equitable remedies; and (c) legal limitations on the enforceability of provisions requiring indemnification against liabilities under securities laws in connection with the offering, sale or issuance of securities.

Entity. “Entity” shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

Environmental Law. “Environmental Law” shall mean any Legal Requirement relating to: (a) pollution or to the protection of human health, the environment (including air, surface water, ground water, land surface or subsurface strata) or natural resources; (b) emissions, discharges, releases or threatened releases of Materials of Environmental Concern; or (c) the manufacture, processing, distribution, use, treatment, storage, disposal, collection, recycling, labeling, packaging, sale, transport or handling of Materials of Environmental Concern or any product or waste containing Materials of Environmental Concern, including any product content or product take-back requirements.

ERISA. “ERISA” shall have the meaning set forth in Section 3.17(a).

ESPP. “ESPP” shall have the meaning set forth in Section 3.3(b).

Exchange Act. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

Exchange Agent. “Exchange Agent” shall have the meaning set forth in Section 2.6(a).

Existing D&O Policy. “Existing D&O Policy” shall have the meaning set forth in Section 6.4(b).

Expiration Date. “Expiration Date” shall have the meaning set forth in Section 1.1(d).

Export Approvals. “Export Approvals” shall mean all Consents, orders, export licenses, license exceptions, and declarations from, all required notices to, and all required filings with, all Governmental Bodies required for: (a) the export and re-export of each of the Acquired Corporations’ products, services, software and technologies; and (b) releases of technologies and software to foreign nationals located in the United States and abroad.

Final Purchase Date. “Final Purchase Date” shall have the meaning set forth in Section 5.4(g).

Financing. “Financing” shall mean a financing (whether the Debt Financing or otherwise) under which Parent or Acquisition Sub (either directly or through any of its Subsidiaries) receives proceeds that are sufficient to enable Parent and Acquisition Sub to consummate the Offer and the Merger in accordance with the terms of this Agreement.

Foreign Plan. “Foreign Plan” shall mean any plan, program, policy, practice, Contract or other arrangement providing for compensation of Company Associates: (a) that is mandated by a Governmental Body outside the

United States and to which any of the Acquired Corporations is required to contribute; (b) under which any of the Acquired Corporations has any material liability in respect of Company Associates whose services are or have been performed primarily outside of the United States; or (c) that is subject to any of the Legal Requirements of any jurisdiction outside the United States.

Funding Condition. “Funding Condition” shall have the meaning set forth in Section 8.3(d).

FY 2013 Annual Incentive Bonus Plan. “FY 2013 Annual Incentive Bonus Plan” shall mean that certain annual incentive bonus plan of the Company entitled “FY 2013 Annual Bonus Plan” as set forth as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 3, 2012.

Governmental Authorization. “Governmental Authorization” shall mean any permit, license, certificate, franchise, permission, variance, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement (including any of the foregoing that relate to export control).

Governmental Body. “Governmental Body” shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, ministry, any court or other tribunal and any stock exchange or self-regulatory organization).

Grant Date. “Grant Date” shall have the meaning set forth in Section 3.3(b).

HSR Act. “HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

Indemnified Persons. “Indemnified Persons” shall have the meaning set forth in Section 6.4(a).

Initial Expiration Date. “Initial Expiration Date” shall have the meaning set forth in Section 1.1(d).

Intellectual Property. “Intellectual Property” shall mean, collectively: (a) all United States and non-United States registered, unregistered and pending: (i) trade names, trade dress, trademarks, service marks, assumed names, business names and logos, internet domain names and URLs and all registrations and applications therefore (“Trademarks”), and the goodwill symbolized thereby; (ii) copyrights (including those in Computer Software), and all registrations and applications therefor; and (iii) Patents; and (b) all: (i) Computer Software; (ii) websites and webpages and related items, and all intellectual property and proprietary rights incorporated therein; and (iii) other intellectual property and proprietary rights, including rights of publicity, privacy, moral rights and rights of attribution.

Intellectual Property Rights. “Intellectual Property Rights” shall mean all past and present rights of the following types, which exist or have been created under the Legal Requirements of any jurisdiction in the world: (a) rights associated with works of authorship, including exclusive exploitation rights, copyrights and moral rights; (b) Trademark and trade name rights and similar rights; (c) trade secret rights; (d) Patent and industrial property rights; (e) other proprietary rights in Intellectual Property; and (f) rights in or relating to registrations, renewals, extensions, combinations, divisions and reissues of, and applications for, any of the rights referred to in clauses “(a)” through “(e)” above.

Intervening Event. “Intervening Event” shall have the meaning set forth in Section 5.3(h).

Knowledge. “knowledge” shall mean, with respect to the Company, the actual knowledge of Alain J. Cohen, Marc A. Cohen, Steven G. Finn, Ronald W. Kaiser, William F. Stasior and Mel F. Wesley and such knowledge that such Persons would reasonably be expected to obtain in the ordinary course in connection with discharging their duties as an officer or employee of the Company, or with respect to Parent, the actual knowledge of the executive officers of Parent and such knowledge that such Persons would reasonably be expected to obtain in the ordinary course in connection with discharging their duties as an executive officer of Parent.

Leased Real Property. “Leased Real Property” shall have the meaning set forth in Section 3.8(b).

Legal Proceeding. “Legal Proceeding” shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding) (or any hearing, inquiry, audit or examination of which the Company is or becomes aware) commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

Legal Requirement. “Legal Requirement” shall mean any federal, state, local, municipal, or foreign law, statute, constitution, principle of common law, resolution, ordinance, code, edict, directive, decree, rule, regulation or ruling issued, enacted, adopted, promulgated, implemented by any Governmental Body.

Made Available. “Made Available” shall mean, with respect to any documents or other materials relating to the Acquired Corporations, that such documents or other materials were actually delivered by the Company to Parent or its counsel at least two business days prior to the date hereof or were at all times between 11:59 p.m. Pacific Time on October 27, 2012 and the date hereof located in the electronic data room organized by the Company in connection with the diligence investigation conducted by Parent or were available on EDGAR at least two business days prior to the date of this Agreement.

Marketing Period. “Marketing Period” shall mean the first period of 15 consecutive calendar days after the later of: (a) November 30, 2012; and (b) the date on which Parent shall have provided (or cause to have been provided), and the arrangers party to the Commitment Letter shall have received, the information required to be delivered pursuant to clause “(k)” of Exhibit B to the Commitment Letter for purposes of the syndication provided therein; provided that: (i) the Marketing Period shall end on any earlier date that is the date on which all of the proceeds of the Debt Financing have been obtained; and (ii) the Marketing Period shall end on or prior to December 21, 2012 or, if the Marketing Period has not ended on or prior to December 21, 2012, then such period shall begin on or after January 2, 2013.

Material Contract. “Material Contract” shall have the meaning set forth in Section 3.10(a).

Material of Environmental Concern. “Material of Environmental Concern” shall mean chemicals, pollutants, contaminants, emissions, wastes, substances, petroleum and petroleum products and any other substance that is now regulated by, or gives rise to liability under, any Environmental Law.

Maximum Premium. “Maximum Premium” shall have the meaning set forth in Section 6.4(b).

Merger. “Merger” shall have the meaning set forth in Recital C.

Merger Price. “Merger Price” shall have the meaning set forth in Section 2.5(a)(iv).

Minimum Condition. “Minimum Condition” shall have the meaning set forth in Section 1.1(b).

Most Recent Balance Sheet. “Most Recent Balance Sheet” shall mean the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as of June 30, 2012 included in the Company Financial Statements.

Offer. “Offer” shall have the meaning set forth in Recital B.

Offer Commencement Date. “Offer Commencement Date” shall have the meaning set forth in Section 1.1(a).

Offer Conditions. “Offer Conditions” shall have the meaning set forth in Section 1.1(b).

Offer Documents. “Offer Documents” shall have the meaning set forth in Section 1.1(e).

Offer Price. “Offer Price” shall have the meaning set forth in Recital B.

Offer to Exchange. “Offer to Exchange” shall have the meaning set forth in Section 1.1(e).

Officials. “Officials” shall have the meaning set forth in Section 3.14.

Open Source Code. “Open Source Code” shall mean any Computer Software that is distributed under “open source” or “free software” terms, including any Computer Software distributed under the GPL, LGPL, Mozilla License, Apache License, Common Public License, BSD license or similar terms and including any Computer Software distributed with any license term or condition that: (a) requires or could require, or conditions or could condition, the use or distribution of such Computer Software on the disclosure, licensing, or distribution of any source code for any portion of such Computer Software or any derivative work of such Computer Software; or (b) otherwise imposes or could impose any limitation, restriction, or condition on the right or ability of the licensee of such software to use or distribute such Computer Software or any derivative work of such Computer Software.

Outside Date. “Outside Date” shall have the meaning set forth in Section 8.1(d).

Owned Registered IP. “Owned Registered IP” shall have the meaning set forth in Section 3.9(b).

Parent. “Parent” shall have the meaning set forth in the preamble to this Agreement.

Parent Common Stock. “Parent Common Stock” shall mean the Common Stock, par value $0.0001 per share, of Parent.

Parent Material Adverse Effect. “Parent Material Adverse Effect” shall mean any effect, change, development, event or circumstance that, considered together with all other effects, changes, developments, events or circumstances, constitutes a material adverse effect on: (a) the business, financial condition or results of operations of Parent or any of its Subsidiaries, taken as a whole; or (b) the ability of Parent or Acquisition Sub to consummate the Offer, the Merger or any of the other Contemplated Transactions or to perform any of their respective obligations under this Agreement; provided, however, that, with respect to clause “(a)” above, none of the following, either alone or in combination, shall be deemed to constitute a Parent Material Adverse Effect (and shall not be taken into account in determining whether a Parent Material Adverse Effect has occurred or is reasonably expected to occur): (i) adverse economic, business, financial, technological or regulatory conditions in the United States or in other locations in which Parent or any of its Subsidiaries have material operations (including changes of securities markets and credit markets) that do not disproportionately affect the Acquired Corporations, taken as a whole, relative to the other companies in the information technology infrastructure and cloud computing industry; (ii) adverse economic, business, financial, technological or regulatory conditions that generally affect the information technology infrastructure and cloud computing industry and that do not disproportionately affect Parent and its Subsidiaries, taken as a whole, relative to the other companies in the information technology infrastructure and cloud computing industry; (iii) changes in the stock price or trading volume of Parent Common Stock (it being understood, however, that, unless otherwise prohibited by clauses “(i)” through “(vii)” of this proviso, the facts or circumstances giving rise to any such change in stock price or trading volume may be taken into account in determining whether there has been a Parent Material Adverse Effect); (iv) the failure of Parent to meet internal or securities analysts’ expectations or projections (it being understood, however, that, unless otherwise prohibited by clauses “(i)” through “(vii)” of this proviso, the facts or circumstances giving rise to any such failure may be taken into account in determining whether there has been a Parent Material Adverse Effect); (v) any adverse effect arising from or otherwise related to changes in Legal Requirements or applicable accounting regulations or principles or interpretations thereof that do not disproportionately affect Parent and its Subsidiaries, taken as a whole, relative to the other companies in the information technology infrastructure and cloud computing industry; (vi) any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism or any natural disaster, in each case, after the date hereof, that do not disproportionately affect Parent and its Subsidiaries, taken as a whole, relative to the other companies in the information technology infrastructure and cloud computing industry; or (vii); any adverse effect, including loss of employees, customers or suppliers by Parent, arising from or otherwise predominately relating to the pendency or anticipated consummation of any of the Contemplated Transactions.

Parent SEC Documents. “Parent SEC Documents” shall have the meaning set forth in initial paragraph of Section 4.

Patents. “Patents” shall mean patents (including utility, utility model, plant and design patents, and certificates of invention), patent applications (including additions, provisional, national, regional and international applications, as well as original, continuation, continuation-in-part, divisionals, continued prosecution applications, reissues, and re-examination applications), patent or invention disclosures, registrations, applications for registrations and any term extension or other action by a Governmental Body which provides rights beyond the original expiration date of any of the foregoing.

PATRIOT ACT. “PATRIOT ACT” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

Payment Fund. “Payment Fund” shall have the meaning set forth in Section 2.6(a).

PBGC. “PBGC” shall have the meaning set forth in Section 3.17(g).

Permitted Encumbrances. “Permitted Encumbrances” shall mean: (a) statutory Encumbrances for Taxes or other governmental charges not yet due and payable or that are being contested in good faith and for which adequate reserves have been established on the Company Financial Statements in accordance with generally accepted accounting principles; (b) Encumbrances arising under worker’s compensation, unemployment insurance, social security and retirement legislation that is not material to any Acquired Corporation; (c) mechanics’, materialmen’s, carriers’, workers’, repairers’ and landlords’ Encumbrances, arising in the ordinary course of business that are not material in amount and that secure obligations that are not overdue for a period of more than 30 days; (d) non-exclusive licenses of Intellectual Property (including any Standard User Licenses) granted in the ordinary course of business; and (e) other immaterial Encumbrances arising in the ordinary course of business that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of any Acquired Corporation.

Person. “Person” shall mean any individual, Entity or Governmental Body.

Personal Data. “Personal Data” shall mean a natural person’s name, street address, telephone number, e-mail address, photograph, social security number, driver’s license number, passport number, or customer or account number, or any other piece of information that allows the identification of a natural person.

Pre-Closing Period. “Pre-Closing Period” shall have the meaning set forth in Section 5.1.

Preliminary Prospectus. “Preliminary Prospectus” shall have the meaning set forth in Section 1.1(e).

Privacy Law. “Privacy Law” shall mean any Legal Requirement regulating the privacy and/or security of individually identifiable or personably identifiable information, including laws providing for notification of breach of privacy or security of such information.

Promissory Note. “Promissory Note” shall have the meaning set forth in Section 1.4(b).

Proxy Statement. “Proxy Statement” shall mean the proxy of the Company to be sent to the Company’s stockholders in connection with the Company Stockholders Meeting.

Registered IP. “Registered IP” shall mean all Intellectual Property that is registered, filed, issued or granted under the authority of, with or by any Governmental Body, including all Patents, registered copyrights, registered mask works, registered Trademarks, domain names and all applications for any of the foregoing.

Registration Statement. “Registration Statement” shall have the meaning set forth in Section 1.1(e).

Related Parties. “Related Parties” shall mean Acquisition Sub and each of its’ and Parent’s respective former, current and future direct or indirect equity holders, controlling persons, partners, stockholders, directors, officers, employees, agents, Affiliates, members, managers, general or limited partners or assignees.

Representatives. “Representatives” shall mean any officers, directors, agents, attorneys, accountants and financial advisors.

Required Company Stockholder Vote. “Required Company Stockholder Vote” shall have the meaning set forth in Section 3.24.

Reverse Termination Fee. “Reverse Termination Fee” shall have the meaning set forth in Section 8.3(d).

Sarbanes-Oxley Act. “Sarbanes-Oxley Act” shall mean the Sarbanes-Oxley Act of 2002.

Schedule 14D-9. “Schedule 14D-9” shall have the meaning set forth in Section 1.2(b).

Schedule TO. “Schedule TO” shall have the meaning set forth in Section 1.1(e).

SEC. “SEC” shall mean the United States Securities and Exchange Commission.

Securities Act. “Securities Act” shall mean the Securities Act of 1933, as amended.

Specified Definitive Acquisition Agreement. “Specified Definitive Acquisition Agreement” shall have the meaning set forth in Section 8.1(f).

Standard User License. “Standard User License” shall have the meaning set forth in Section 3.9(c)(ii).

Stock Certificates. “Stock Certificates” shall have the meaning set forth in Section 2.6(b).

Stock Consideration. “Stock Consideration” shall have the meaning set forth in Recital B.

Stockholder Agreements. “Stockholder Agreements” shall have the meaning set forth in Recital D.

Subsidiary. An Entity shall be deemed to be a “Subsidiary” of another Person if such Person directly or indirectly owns, beneficially or of record: (a) an amount of voting securities of other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity’s board of directors or other comparable body; or (b) at least 50% of the outstanding equity or voting interests issued by such Entity.

Superior Offer. “Superior Offer” shall mean an unsolicited, bona fide written Acquisition Proposal that, if consummated, would result in a Person or “group” (as defined in the Exchange Act and the rules thereunder) owning, directly or indirectly: (a) 50% or more of the outstanding securities of any class of voting securities (or instruments convertible into or exercisable or exchangeable for 50% or more of such class) of the Company or of the surviving entity in a merger or the resulting direct or indirect parent of the Company or such surviving entity; or (b) 50% or more of the assets of the Acquired Corporations, taken as a whole, which the board of directors of the Company determines in good faith, after taking into account the advice of the Company’s independent financial advisor and the Company’s outside legal counsel, is more favorable to the Company’s stockholders from a financial point of view than the terms of the Offer or the Merger, taking into account all financial, legal, regulatory and other aspects (including the likelihood of consummation on the terms proposed) of such proposal and the Person making the proposal (including any changes to the terms of this Agreement proposed by Parent to the Company in response to such proposal or otherwise, and any fees payable by the Company hereunder).

Surviving Corporation. “Surviving Corporation” shall have the meaning set forth in Section 2.1.

Tax. “Tax” shall mean: (a) any tax (including taxes based upon or measured by income, capital gains, gross receipts, profits, employment or occupation, and shall include any value-added tax, franchise tax, surtax, estimated tax, unemployment tax, national health insurance tax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax); (b) any fine, penalty or interest imposed by or under the authority of any Taxing authority; and (c) any liability in respect of any items described in clauses “(a)” or “(b)” payable by reason of Contract, assumption, transferee or successor liability, operation of applicable Legal Requirement, Treasury Regulation Section 1.1502-6(a) (or any similar Legal Requirement) or otherwise (other than credit or other commercial agreements the primary purpose of which does not relate to Taxes).

Tax Return. “Tax Return” shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information, including any amendments thereof, filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

Top-Up Option. “Top-Up Option” shall have the meaning set forth in Section 1.4(a).

Top-Up Shares. “Top-Up Shares” shall have the meaning set forth in Section 1.4(a).

Trademark. “Trademark” shall have the meaning set forth in the definition of Intellectual Property.

Trade Secrets. “Trade Secrets” shall mean any: (a) trade secrets; or (b) any confidential unpatented or unpatentable invention or technology, know-how, processes, technical information, formulae, developments, discoveries, compounds, molecules, protocols, reagents, experiments, lab results, data of any type whatsoever (including analytical and quality control and stability data), tests and test data (including pharmacological, chemical, toxicological and clinical test data), development tools, practices, techniques, methods, specifications, formulations, diagrams, studies and procedures, concepts, ideas, research and development, business plans, strategies or other confidential information or materials, and all rights in any tangible embodiments of the foregoing, such as instruction manuals, laboratory notebooks, prototypes, samples, specimens, studies and summaries, which, in the case of the items included in this clause “(b)” have value or confer a competitive advantage to the owner thereof due to not being generally known or publicly disseminated.

Triggering Event. A “Triggering Event” shall be deemed to have occurred if: (a) the board of directors of the Company or any committee thereof shall have made an Adverse Recommendation Change; (b) the Company shall have failed to include in the Schedule 14D-9 the Company Board Recommendation; (c) following the disclosure, announcement, commencement, submission or receipt of an Acquisition Proposal or following the delivery to Parent of a notice under Section 5.3(g) or Section 5.3(h), the board of directors of the Company fails to reaffirm unanimously and publicly its recommendation of this Agreement, the Offer and the Merger, within five business days (or, if earlier, prior to the Acceptance Time) after Parent requests in writing that such recommendation be reaffirmed publicly; (d) a tender or exchange offer for 15% or more of the outstanding shares of Company Common Stock shall have been commenced (other than by Parent or Acquisition Sub) and the Company shall not have filed, within 10 business days after the commencement of such tender or exchange offer (or, if earlier, prior to the Acceptance Time), a Schedule 14D-9 disclosing that the Company recommends rejection of such tender or exchange offer and reaffirming its recommendation of this Agreement, the Offer and the Merger; (e) the Company or any Representative of the Company shall have breached any of the provisions set forth in Section 5.3 in any material respect and such breach shall have resulted in an Acquisition Proposal being announced, submitted or made; or (f) either Alain J. Cohen or Marc A. Cohen, as the case may be, shall have materially breached the Stockholder Agreement applicable to him.

User Data. “User Data” shall mean any Personal Data or other data or information collected by or on behalf of any Acquired Corporation from users of any Acquired Corporation website.

Viruses. “Viruses” shall have the meaning set forth in Section 3.9(k).

WARN Act. “WARN Act” shall have the meaning set forth in Section 3.17(w).

Willful Breach. There shall be deemed to be a “Willful Breach” by Parent of a representation or warranty made by Parent only if: (a)(i) at the time such representation or warranty was made, Parent had knowledge of its inaccuracy; or (ii) Parent shall have deliberately taken action, or have deliberately failed to take action, in either case, with the knowledge that such action would cause a representation or warranty contained in this Agreement to become inaccurate; (b) the inaccuracy of such representation or warranty has a material effect on the ability of Parent to consummate the Offer; and (c) the inaccuracy of such representation or warranty shall not have been cured in all material respects. There shall be deemed to be a “Willful Breach” by Parent of a covenant or obligation of Parent only if: (i) Parent shall have deliberately taken action, or have deliberately failed to take action, in either case, with the knowledge that such action would constitute a breach of any covenant or obligation contained in this Agreement; (ii) the breach of such covenant or obligation was a material effect on the ability of Parent to consummate the Offer; and (iii) the breach of such covenant or obligation shall not have been cured in all material respects (it being understood that the determination by Parent or Acquisition Sub not to consummate the Offer or the Merger in the event that the Financing has not been received shall not be deemed to be a Willful Breach).

EXHIBIT B

CONDITIONS TO THE OFFER

The obligation of Acquisition Sub to accept for payment and pay for shares of Company Common Stock validly tendered (and not withdrawn) pursuant to the Offer is subject to the satisfaction of the Minimum Condition and the additional conditions set forth in clauses “(a)” through “(l)” below. Accordingly, notwithstanding any other provision of the Offer or this Agreement to the contrary, Acquisition Sub shall not be required to accept for payment or (subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act) pay for, and may delay the acceptance for payment of, or (subject to any such rules and regulations) the payment for, any tendered shares of Company Common Stock, and, to the extent permitted by this Agreement, may terminate the Offer: (i) upon termination of this Agreement; and (ii) at any scheduled Expiration Date (subject to any extensions of the Offer pursuant to Section 1.1(d) of this Agreement) or amend the Offer as otherwise permitted by this Agreement, if: (A) the Minimum Condition shall not be satisfied by 12:00 midnight, Eastern Time, on the Expiration Date of the Offer; or (B) any of the following additional conditions shall not be satisfied or waived in writing by Parent:

(a)(i) each of the representations and warranties of the Company contained in this Agreement, other than the Capitalization Representations and the representations and warranties contained in Section 3.5(a) (Absence of Changes; Company Material Adverse Effect), Section 3.17(z) (Employee and Labor Matters; Benefit Plans (Rule 14d-10(d)), Section 3.23 (Inapplicability of Anti-takeover Statutes), Section 3.24 (Vote Required) and Section 3.26 (Fairness Opinion), shall be accurate in all respects as of the scheduled Expiration Date as if made on and as of the scheduled Expiration Date (other than any such representation and warranty made as of a specific earlier date, which shall have been accurate in all respects as of such earlier date), except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and would not reasonably be expected to have or result in, a Company Material Adverse Effect; provided, however, that, for purposes of determining the accuracy of such representations and warranties: (A) all materiality qualifications limiting the scope of such representations and warranties shall be disregarded; and (B) any update of or modification to the Disclosure Schedule made or purported to have been made on or after the date of this Agreement shall be disregarded; (ii) each of the representations and warranties contained in Section 3.24 (Vote Required) and Section 3.26 (Fairness Opinion), shall have been accurate in all material respects as of the scheduled Expiration Date as if made on and as of the scheduled Expiration Date (other than such representations and warranties made as of a specific earlier date, which shall have been accurate in all material respects as of such earlier date); provided, however, that, for purposes of determining the accuracy of such representations and warranties any update of or modification to the Disclosure Schedule made or purported to have been made on or after the date of this Agreement shall be disregarded; (iii) each of the representations and warranties contained in Section 3.5(a) (Absence of Changes; Company Material Adverse Effect), Section 3.17(z) (Employee and Labor Matters; Benefit Plans (Rule 14d-10(d)) and Section 3.23 (Inapplicability of Anti-takeover Statutes), shall have been accurate in all respects as of the scheduled Expiration Date as if made on and as of the scheduled Expiration Date (other than any such representation and warranty made as of a specific earlier date, which shall have been accurate in all respects as of such earlier date); provided, however, that, for purposes of determining the accuracy of such representations and warranties, any update of or modification to the Disclosure Schedule made or purported to have been made on or after the date of this Agreement shall be disregarded; and (iv) each of the Capitalization Representations shall have been accurate in all respects as of the scheduled Expiration Date as if made on and as of the scheduled Expiration Date (other than any such representation and warranty made as of a specific earlier date, which shall have been accurate in all respects as of such earlier date), except that any inaccuracies in such representations and warranties that are de minimis in nature will be disregarded;

(b) the Company shall have complied with or performed in all material respects all of the Company’s covenants and agreements it is required to comply with or perform at or prior to the Acceptance Time;

(c) since the date hereof, there shall not have been any Company Material Adverse Effect and no event shall have occurred or circumstances shall exist that, in combination with any other events or circumstances would reasonably be expected to have or result in a Company Material Adverse Effect;

(d) the waiting period (or any extension thereof) applicable to the Offer or the Merger under the HSR Act shall have expired or been terminated;

(e) any waiting period applicable to the Offer or the Merger under any applicable foreign antitrust or competition-related Legal Requirement shall have expired or been terminated, and any Consent required under any applicable foreign antitrust or competition-related Legal Requirement in connection with the Offer or the Merger shall have been obtained and shall be in full force and effect;

(f) Parent and the Company shall have received a certificate executed by the Company’s Chief Executive Officer and Chief Financial Officer confirming that the conditions set forth in clauses “(a),” “(b)” and “(c)” of this Exhibit B have been duly satisfied;

(g) no temporary restraining order, preliminary or permanent injunction or other order preventing the acquisition of or payment for shares of Company Common Stock pursuant to the Offer or preventing consummation of the Merger or any of the other Contemplated Transactions or the Stockholder Agreements shall have been issued by any court of competent jurisdiction or other Governmental Body and remain in effect, and there shall not be any Legal Requirement enacted or applicable to the Offer or the Merger or any of the other Contemplated Transactions that makes the acquisition of or payment for shares of Company Common Stock pursuant to the Offer, or the consummation of the Merger or any of the other Contemplated Transactions or the Stockholder Agreements, illegal or violative of any Legal Requirement;

(h) there shall not be pending or overtly threatened any Legal Proceeding in which any Governmental Body is or has overtly threatened to become a party: (i) challenging or seeking to restrain or prohibit the acquisition of or payment for shares of Company Common Stock pursuant to the Offer or the consummation of the Merger or any of the other Contemplated Transactions or the Stockholder Agreements; (ii) seeking to prohibit or limit in any material respect Parent’s ability to vote, transfer, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of any of the Acquired Corporations; or (iii) seeking to compel any of the Acquired Corporations, Parent or any Subsidiary of Parent to dispose of or hold separate any shares of Company Common Stock or any material assets as a result of the Offer, the Merger or any of the other Contemplated Transactions;

(i) the Registration Statement shall be effective and no “stop order” proceedings shall have been threatened or initiated against Parent with respect to the Offer;

(j) Parent or Acquisition Sub (either directly or through any of its Subsidiaries) shall have received the proceeds of the Financing;

(k) the Marketing Period shall have been completed; and

(l) this Agreement shall not have been terminated in accordance with its terms.

The foregoing conditions are for the sole benefit of Parent and Acquisition Sub and (except for the Minimum Condition) may be waived by Parent and Acquisition Sub, in whole or in part at any time and from time to time, in the sole discretion of Parent and Acquisition Sub. The failure by Parent or Acquisition Sub at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

ANNEX B.1

TENDER AND SUPPORT AGREEMENT

THIS TENDER AND SUPPORT AGREEMENT, dated as of October 28, 2012 (this “Agreement”), is by and among: RIVERBED TECHNOLOGY, INC., a Delaware corporation (“Parent”); OCTAGON ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of Parent (“Acquisition Sub”); and Alain J. Cohen (the “Stockholder”). Capitalized terms used but not otherwise defined herein have the meanings assigned to such terms in the Agreement and Plan of Merger dated as of the date of this Agreement (the “Merger Agreement”) among Parent, Acquisition Sub and OPNET TECHNOLOGIES, INC., a Delaware corporation (the “Company”).

RECITALS

A. As of the date of this Agreement, the Stockholder owns beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) and/or of record (as specified on Schedule A) the shares of Company Common Stock set forth opposite the Stockholder’s name on Schedule A (all such shares of Company Common Stock that are outstanding as of the date hereof, together with any other shares of Company Common Stock that are hereafter issued to, or are otherwise acquired or owned, beneficially or of record by, the Stockholder during the Agreement Period (as defined below), including through the exercise of any stock options, warrants, convertible or exchangeable securities or other similar instruments of the Company, and any other securities of the Company described in Section 11, but excluding any shares that are disposed of in compliance with Section 7(b), collectively, the “Subject Shares”).

B. Concurrently with the execution and delivery of this Agreement, Parent, Acquisition Sub and the Company are entering into the Merger Agreement, a copy of which has been made available to the Stockholder, which provides for, among other things, the making of an exchange offer (such offer, as it may be amended from time to time as permitted by the Merger Agreement, the “Offer”) by Acquisition Sub for all of the outstanding shares of Company Common Stock, and the merger of Acquisition Sub with and into the Company (the “Merger”), upon the terms and subject to the conditions set forth therein.

C. As an inducement to and condition to Parent’s and Acquisition Sub’s willingness to enter into the Merger Agreement, Parent has required that the Stockholder enter into this Agreement.

AGREEMENT

In consideration of the foregoing and of the mutual covenants, representations, warranties and agreements set forth herein, and intending to be legally bound, the parties hereby agree as follows:

SECTION 1. Agreement to Tender.

(a) Tender. The Stockholder hereby agrees to validly tender or cause to be tendered in the Offer any and all Subject Shares, pursuant to and in accordance with the terms of the Offer, no later than five business days after the receipt by the Stockholder of the Schedule TO, the Registration Statement and a letter of transmittal with respect to the Offer. In furtherance of the foregoing, at the time of such tender, the Stockholder shall: (i) deliver to the depositary designated in the Offer (the “Depositary”): (A) a letter of transmittal with respect to its Subject Shares complying with the terms of the Offer; (B) a certificate or certificates representing such Subject Shares or an “agent’s message” (or such other evidence, if any, of transfer as the Depositary may reasonably request) in the case of a book-entry transfer of any Subject Shares; and (C) all other documents or instruments, to the extent applicable, in the form required to be delivered by the stockholders of the Company pursuant to the terms of the Offer; and/or (ii) cause its broker or such other Person that is the holder of record of any Subject Shares to tender such Subject Shares pursuant to and in accordance with the terms of the Offer and within the timeframe specified in the first sentence of this Section 1(a). The Stockholder agrees that once the Subject Shares are tendered, the Stockholder will not withdraw or cause or permit to be withdrawn any of the Subject Shares from the Offer, unless and until this Agreement shall have been terminated in accordance with Section 12(d).

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(b) Return of Subject Shares. If the Offer is terminated or withdrawn by Acquisition Sub, or the Merger Agreement is validly terminated prior to the Acceptance Time, Parent and Acquisition Sub shall promptly return, and shall cause any depository acting on behalf of Parent and Acquisition Sub to return, all tendered Subject Shares to the registered holders of the Subject Shares tendered in the Offer.

SECTION 2. Documentation and Information. The Stockholder: (a) consents to and authorizes the publication and disclosure by Parent, Acquisition Sub or the Company, as applicable, of the Stockholder’s identity and holdings of Subject Shares, the nature of the Stockholder’s commitments, arrangements and understandings under this Agreement (including, for the avoidance of doubt, the disclosure of this Agreement) and any other information, in each case, that Parent, Acquisition Sub or the Company, as applicable, reasonably determines is required to be disclosed by applicable Legal Requirements in any press release, any of the Offer Documents, the Schedule 14D-9 or any other disclosure document (whether or not filed with the SEC) in connection with the Offer, the Merger and the other Contemplated Transactions; and (b) agrees to promptly give to Parent, Acquisition Sub or the Company, as applicable, any information it may reasonably require for the preparation of any such disclosure documents. The Stockholder: (i) represents and warrants that none of the information provided by or on behalf of the Stockholder pursuant to this Section 2 will, at the time it is so provided, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and (ii) agrees to promptly notify Parent, Acquisition Sub and the Company, as applicable, of any required corrections with respect to any such information, if and to the extent that any such information shall have become false or misleading in any material respect. The Stockholder shall consult with Parent before issuing any press releases or otherwise making any public statements with respect to the transactions contemplated hereby and shall not issue any such press release or make any public statement without the written approval of Parent, except as may be required by applicable Legal Requirements.

SECTION 3. Voting Agreement. During the Agreement Period, the Stockholder irrevocably and unconditionally agrees that if the Subject Shares have not been previously accepted for payment pursuant to the Offer, the Stockholder shall, or shall cause the holder of record thereof on any applicable record date, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the holders of Company Common Stock, however called (each, a “Company Stockholders Meeting”), or (if applicable) pursuant to any consent of the stockholders of the Company in lieu of a meeting or otherwise, to:

(a) be present, in person or represented by proxy, or otherwise cause the Subject Shares to be counted for purposes of determining the presence of a quorum at such meeting (to the fullest extent that the Subject Shares may be counted for quorum purposes under applicable Legal Requirements); and

(b) vote (or cause to be voted) with respect to all of the Subject Shares to the fullest extent that the Subject Shares are entitled to be voted at the time of any vote:

(i) in favor of: (A) the adoption and approval of the Merger Agreement; (B) without limitation of the preceding clause “(A),” the approval of any proposal to adjourn or postpone the Company Stockholders Meeting to a later date if there are not sufficient votes for approval of the Merger Agreement on the date on which the Company Stockholders Meeting is held; and (C) any other matter necessary, or reasonably requested by Parent, for the consummation of the Contemplated Transactions, including the Offer and the Merger; and

(ii) against: (A) any action (including any amendment to the Company’s certificate of incorporation or bylaws, as in effect on the date hereof), agreement or transaction that would reasonably be expected to frustrate the purposes of, impede, hinder, interfere with, nullify, prevent, delay or adversely affect, in each case in any material respect, the consummation of the Contemplated Transactions, including the Offer and the Merger; (B) any Acquisition Proposal, Acquisition Transaction or any agreement related thereto, and any action that would reasonably be interpreted to be in furtherance of any Acquisition Proposal; (C) any merger, acquisition, sale, transfer of a material

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portion of the rights or other assets of the Company or any other Acquired Corporation, consolidation, reorganization, recapitalization, extraordinary dividend, dissolution, liquidation or winding up of or by the Company, or any other extraordinary transaction involving the Company (other than the Merger) or any other Acquired Corporation; (D) any action, proposal, transaction or agreement that would reasonably be expected to result in a breach, in any material respect, of the covenants, representations or warranties or any other obligations or agreements of the Stockholder under this Agreement or of the Company under the Merger Agreement; (E) any change in the board of directors of the Company; (F) any material change in the capitalization of any Acquired Corporation or any Acquired Corporation’s corporate structure; and (G) any other action that is intended, or would reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Offer, the Merger or any of the other Contemplated Transactions, including this Agreement.

During the Agreement Period, Stockholder shall not enter into any agreement or understanding with any Person to vote or give instruction in any manner inconsistent with this Section 3.

SECTION 4. Irrevocable Proxy. The Stockholder hereby revokes (and agrees to cause to be revoked) all proxies, if any, that it has heretofore granted with respect to the Subject Shares. Solely with respect to the matters described in Section 3, during the Agreement Period, the Stockholder hereby irrevocably appoints Parent (or any nominee of Parent) as attorney-in-fact and proxy for and on behalf of the Stockholder, for and in the name, place and stead of the Stockholder, to:

(a) attend any and all Company Stockholder Meetings;

(b) vote, express consent or dissent or issue instructions to the record holder to vote the Subject Shares in accordance with the provisions of Section 3(b) at any and all Company Stockholder Meetings; and

(c) if applicable, grant or withhold, or issue instructions to the record holder to grant or withhold, in accordance with the provisions of Section 3(b), all written consents with respect to the Subject Shares at any and all Company Stockholder Meetings or otherwise.

The foregoing proxy shall be deemed to be a proxy coupled with an interest, is irrevocable (and as such shall survive and not be affected by the death, incapacity, mental illness or insanity of the Stockholder) until the end of the Agreement Period and shall not be terminated by operation of law or upon the occurrence of any other event other than the termination of this Agreement pursuant to Section 12(d). The Stockholder authorizes such attorney and proxy to substitute any other Person(s) to act hereunder, to revoke any substitution and to file this proxy and any substitution or revocation with the Secretary of the Company. The Stockholder hereby affirms that the irrevocable proxy set forth in this Section 4 is given in connection with and granted in consideration of and as an inducement to Parent and Acquisition Sub entering into the Merger Agreement and that such irrevocable proxy is given to secure the obligations of the Stockholder under Section 3.

SECTION 5. Representations and Warranties of the Stockholder. The Stockholder represents and warrants to Parent and Acquisition Sub as of the date hereof as follows.

(a) Organization. If the Stockholder is not an individual, it is duly organized and validly existing and in good standing under the laws of the jurisdiction of its organization.

(b) Authorization. If the Stockholder is not an individual, it has full corporate, limited liability company, partnership or trust power and authority to execute and deliver this Agreement and to perform its obligations hereunder. If the Stockholder is an individual, he or she (or the representative or fiduciary signing on his or her behalf, as applicable) has full legal capacity, right and authority to execute and deliver this Agreement and to perform his or her obligations hereunder. If the Stockholder is not an individual, the execution, delivery and performance by the Stockholder of this Agreement and the consummation by the Stockholder of the transactions contemplated hereby have been duly authorized by all necessary corporate,

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limited liability company, partnership or trust action on the part of the Stockholder. This Agreement has been duly executed and delivered by or on behalf of the Stockholder and constitutes a valid and legally binding obligation of the Stockholder in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

(c) No Violation.

(i) The execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of the Stockholder’s obligations hereunder will not: (A) assuming compliance with the matters referred to in Section 5(c)(ii), contravene, conflict with, or result in a violation or breach of any Legal Requirement or any judgment, injunction or order of any Governmental Body with competent jurisdiction applicable to the Stockholder; or (B) constitute a default, or an event that, with or without notice or lapse of time or both, could become a default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Stockholder is entitled under any provision of any Contract binding upon the Stockholder, or result in the imposition of any Encumbrance on any assets of the Stockholder, except in each case of clauses “(A)” and “(B),” for such matters as would not, individually or in the aggregate, reasonably be expected to prevent, delay, impair or otherwise adversely affect, in each case, in any material respect, the ability of the Stockholder to perform its obligations hereunder.

(ii) No Consent or order of, or registration or filing with or notification to, any Governmental Body or any other Person is required by the Stockholder in connection with the execution and delivery of this Agreement by the Stockholder or the performance by the Stockholder of the Stockholder’s obligations hereunder, except for the filing with the SEC of any Schedules 13D or 13G or amendments to Schedules 13D or 13G and filings under Section 16 of the Securities Exchange Act of 1934, as amended as may be required in connection with this Agreement and the transactions contemplated hereby.

(d) Ownership of Subject Shares. The Stockholder is the beneficial and/or record owner (as specified on Schedule A) of, and has good and marketable title to, the Subject Shares free and clear of all Encumbrances. Other than as provided in this Agreement, the Stockholder has with respect to the Subject Shares, the sole power, directly or indirectly, to vote, dispose of, exercise, exchange and convert, as applicable, the Subject Shares, and to demand or waive any appraisal or dissenters’ rights or issue instructions pertaining to the Subject Shares with respect to the matters set forth in this Agreement, in each case with no limitations, qualifications or restrictions on such rights, and, as such, has the complete and exclusive power to, directly or indirectly: (i) issue (or cause the issuance of) instructions with respect to the matters set forth in Section 3; (ii) agree to all matters set forth in this Agreement; and (iii) demand and waive appraisal or dissenters’ rights with respect to the Subject Shares. The number of shares of the Company Common Stock set forth on Schedule A opposite the name of the Stockholder are the only shares of Company Common Stock owned beneficially and/or of record (as specified on Schedule A) by the Stockholder. Other than the Subject Shares and any shares of Company Common Stock that are the subject of unexercised Company Options or Company Restricted Stock Units held by the Stockholder (the number of which is set forth opposite the name of the Stockholder on Schedule A), the Stockholder does not own any shares of Company Common Stock or any options to purchase or rights to subscribe for or otherwise acquire any securities of the Company and has no interest in or voting rights with respect to any securities of the Company. Except as provided in this Agreement, there are no agreements or arrangements of any kind, contingent or otherwise, to which the Stockholder is a party obligating the Stockholder to Transfer or cause to be Transferred, any of the Subject Shares. Except pursuant to this Agreement, no Person has any contractual or other right or obligation to purchase or otherwise acquire any of the Subject Shares.

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(e) No Other Proxies. None of the Subject Shares are subject to any voting agreement, trust or other agreement or arrangement with respect to voting or to any proxy, on the date of this Agreement, except pursuant to this Agreement.

(f) Absence of Litigation. As of the date hereof, there is no Legal Proceeding pending against, or, to the knowledge of the Stockholder, threatened against, the Stockholder or the Subject Shares that would reasonably be expected to impair in any material respect the ability of the Stockholder to perform the Stockholder’s obligations hereunder on a timely basis.

(g) Opportunity to Review; Reliance. The Stockholder has had the opportunity to review the Merger Agreement and this Agreement with counsel of the Stockholder’s own choosing and has relied upon such counsel in connection therewith. The Stockholder understands and acknowledges that Parent and Acquisition Sub are entering into the Merger Agreement in reliance upon the Stockholder’s execution, delivery and performance of this Agreement.

(h) Finders’ Fees. No investment banker, broker, finder or other intermediary is entitled to a fee or commission from Parent, Acquisition Sub or the Company in respect of this Agreement based upon any arrangement or agreement made by or on behalf of the Stockholder in the Stockholder’s capacity as such.

SECTION 6. Representations and Warranties of Parent and Acquisition Sub. Parent and Acquisition Sub hereby represent and warrant to the Stockholder, as of the date hereof, that: (a) such party has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder; (b) the execution, delivery and performance by such party of this Agreement and the consummation by such party of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such party; and (c) this Agreement constitutes a valid and legally binding obligation of such party in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

SECTION 7. No Proxies for or Liens on Subject Shares; No Solicitation.

(a) Prohibition on Transfer. Except pursuant to the terms of this Agreement, during the Agreement Period, the Stockholder shall not (and the Stockholder shall not permit any Person under the Stockholder’s control to), without the prior written consent of Parent, directly or indirectly: (i) grant or permit the grant of any proxies, powers of attorney, rights of first offer or refusal or other authorizations in or with respect to, or enter into any voting trust or voting agreement or arrangement with respect to, any Subject Shares or any interest therein; (ii) sell (including short sell), assign, transfer, tender, pledge, encumber, grant a participation interest in, hypothecate or otherwise dispose of (including by gift) (each, a “Transfer”) any Subject Shares or any interest therein; (iii) create or otherwise permit any Encumbrances to be created on any Subject Shares; (iv) enter into any Contract with any Person with respect to the direct or indirect Transfer of any Subject Shares or any interest therein; (v) enter into a swap or other agreement or any transaction that transfers, in whole or in part, the economic consequence of ownership of any Subject Shares; or (vi) agree to do or any of the foregoing. The Stockholder shall not, and shall not permit any Person under the Stockholder’s control or any of the Stockholder’s or their respective Representatives to, seek or solicit any such Transfer or any such Contract. Without limiting the foregoing, the Stockholder shall not take any other action that would in any way restrict, limit or interfere in any material respect with the performance of the Stockholder’s obligations hereunder (or with the Contemplated Transactions).

(b) Exceptions. Notwithstanding the foregoing, the Stockholder shall have the right to Transfer all or any portion of the Subject Shares to a Permitted Transferee of the Stockholder if and only if prior thereto and as a condition to the effectiveness of such Transfer, such Permitted Transferee shall have agreed in writing, in a manner reasonably acceptable in form and substance to Parent: (i) to accept the Subject Shares subject to the terms and conditions of this Agreement; and (ii) to be bound by this Agreement and to agree and acknowledge

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that such Person shall constitute a Stockholder for all purposes of this Agreement; provided that notwithstanding any such Transfer, the Stockholder shall continue to be liable for any breach by any Permitted Transferee of his, her or its agreements and covenants under this Agreement. “Permitted Transferee” means, with respect to the Stockholder: (A) a spouse, parent, child, brother or sister, adopted child or grandchild of the Stockholder; (B) any trust, the trustees of which include only the Stockholder and/or the other Persons named in clause “(A)” of this sentence and the beneficiaries of which include only the Stockholder and/or the Persons named in clause “(A)” of this sentence; (C) any corporation, limited liability company or partnership, the shareholders, members or general and limited partners of which include only the Persons named in clause “(A)” of this sentence; or (D) if the Stockholder is a trust, the beneficiary or beneficiaries authorized or entitled to receive distributions from such trust if they are Persons named in clause “(A)” of this sentence.

(c) Effect of Attempted Transfer. Any attempted Transfer of Subject Shares, or any interest therein, in violation of this Section 7 shall be null and void. In furtherance of this Agreement, the Stockholder hereby authorizes Parent and Acquisition Sub to direct the Company to impose stop orders to prevent the Transfer of any Subject Shares on the books of the Company in violation of this Agreement. If so requested by Parent, the Stockholder agrees that the Subject Shares shall bear a legend, reasonably acceptable in form and substance to Parent, stating that they are subject to this Agreement.

(d) No Solicitation. During the Agreement Period, the Stockholder shall not (and the Stockholder shall ensure that its Representatives do not), directly or indirectly, take any action that the Company is prohibited from taking under Section 5.3 of the Merger Agreement.

SECTION 8. Waiver of Dissenters’ Rights. The Stockholder hereby irrevocably and unconditionally waives, and agrees to cause to be waived and to prevent the exercise of, any and all rights of appraisal, any dissenters’ rights and any similar rights relating to the Merger or any of the other Contemplated Transactions that Stockholder may have by virtue of, or with respect to, the Subject Shares (including all rights under Section 262 of the DGCL).

SECTION 9. Notices of Certain Events. The Stockholder shall notify Parent of any development occurring after the date hereof that causes, or that would reasonably be expected to cause, any breach of any of the Stockholder’s representations or warranties in this Agreement.

SECTION 10. Further Assurances. From time to time and without additional consideration, Stockholder shall (at Stockholder’s sole expense) execute and deliver, or cause to be executed and delivered, all further transfers, assignments, endorsements, proxies, consents and other documents and instruments and shall (at Stockholder’s sole expense) use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Legal Requirements, or as Parent may reasonably request (at Parent’s sole expense), to perform its obligations under, carry out, and further the intent of, this Agreement.

SECTION 11. Certain Adjustments. In the event of a stock dividend or distribution, stock split, reverse stock split, recapitalization, subdivision, combination, merger, consolidation, reclassification, spin-off, readjustment, exchange of shares or the like, on, of or affecting the Subject Shares, the term “Subject Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in the transaction.

SECTION 12. Miscellaneous.

(a) Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received: (i) if delivered by hand, when delivered; (ii) if sent via facsimile with confirmation of receipt, when transmitted and

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receipt is confirmed; (iii) if sent by electronic mail, telegram, cablegram or other electronic transmission, upon delivery; (iv) if sent by registered, certified or first class mail, the third business day after being sent; and (v) if sent by overnight delivery via a national courier service, one business day after being sent, in each case to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

If to Parent or Acquisition Sub, to:

Riverbed Technology, Inc.

199 Fremont Street

San Francisco, California 94123

Attention: General Counsel

Facsimile: 415-247-8801

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

201 Redwood Shores Parkway

Redwood Shores, California 94065

Attention: Keith A. Flaum

James R. Griffin

Facsimile: 650-802-3100

If to a Stockholder, to his, her or its address set forth on a signature page hereto.

(b) Amendment and Waivers.

(i) Any provision of this Agreement may be amended during the Agreement Period if, but only if, such amendment is in writing and is signed by each party to this Agreement.

(ii) No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

(c) Binding Effect; Benefit; Assignment.

(i) The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and permitted assigns. Without limiting any of the restrictions set forth in Section 7 or elsewhere in this Agreement, this Agreement shall be binding upon any Person to whom any Subject Shares are Transferred prior to the end of the Agreement Period. Nothing in this Agreement is intended to confer on any Person (other than Parent, Acquisition Sub and their respective successors and assigns) any rights or remedies of any nature.

(ii) Neither the Stockholder, on the one hand, nor Parent or Acquisition Sub, on the other hand, may assign this Agreement or any of his or its rights, interests or obligations hereunder (whether by operation of law or otherwise) without the prior written approval of Parent or the Stockholder, as

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applicable, except that each of Parent and Acquisition Sub may transfer or assign their respective rights and obligations under this Agreement, in whole or from time to time in part, to one or more of their respective Affiliates at any time; provided that such transfer or assignment shall not relieve such Person of its obligations under this Agreement.

(d) Termination. This Agreement shall automatically terminate and become void and of no further force or effect on the earliest to occur of: (i) the Effective Time; (ii) the mutual written consent of the parties hereto; (iii) the termination of this Agreement by written notice from Parent to the Stockholder; (iv) the termination or withdrawal of the Offer by Parent or Acquisition Sub; and (v) the termination of the Merger Agreement (the period from the date of this Agreement through the termination of this Agreement being referred to as the “Agreement Period”); provided that: (A) Section 12(a) shall survive such termination; and (B) no such termination shall relieve or release the Stockholder, Parent or Acquisition Sub from any obligations or liabilities arising out of his, her or its material, knowing and intentional breach of any representation or warranty contained in this Agreement or willful and intentional breach of any covenant or agreement contained in this Agreement prior to the termination of this Agreement.

(e) Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

(i) This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

(ii) In any action between any of the parties arising out of or relating to this Agreement each of the parties: (A) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware in and for New Castle County, Delaware (unless the federal courts have exclusive jurisdiction over the matter, in which case the United States District Court for the District of Delaware); (B) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from such court; and (C) agrees that it will not bring any such action in any court other than the Court of Chancery of the State of Delaware in and for New Castle County, Delaware (unless the federal courts have exclusive jurisdiction over the matter, in which case the United States District Court for the District of Delaware). Service of any process, summons, notice or document to any party’s address and in the manner set forth in Section 12(a) shall be effective service of process for any such action.

(iii) EACH PARTY ACKNOWLEDGES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS. EACH PARTY ACKNOWLEDGES, AGREES AND CERTIFIES THAT: (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD, IN THE EVENT OF LITIGATION, SEEK TO PREVENT OR DELAY ENFORCEMENT OF EITHER OF SUCH WAIVERS; (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS; (C) IT MAKES SUCH WAIVERS VOLUNTARILY; AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12(e)(iii).

(f) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties hereto agree to negotiate in an effort to replace such invalid or

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unenforceable term or provision with a valid enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

(g) Enforcement. The Stockholder acknowledges and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by the Stockholder in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. Accordingly, in the event of any breach or threatened breach by the Stockholder of any covenant or obligation contained in this Agreement, Parent shall be entitled to obtain, without proof of actual damages (and Stockholder hereby waives any requirement for the securing or posting of any bond in connection with such remedy): (i) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation; and (ii) an injunction restraining such breach or threatened breach; this being in addition to any other remedy to which Parent is entitled at law or in equity.

(h) Independence of Obligations. The covenants and obligations of the Stockholder set forth in this Agreement shall be construed as independent of any other agreement or arrangement between the Stockholder, on the one hand, and the Company or Parent, on the other hand. The existence of any claim or cause of action by the Stockholder against the Company or Parent shall not constitute a defense to the enforcement of any of such covenants or obligations against the Stockholder.

(i) Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by or on behalf of the party incurring such cost or expense, whether or not the transactions contemplated by this Agreement are consummated.

(j) Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

(k) Entire Agreement. This Agreement (including all Schedules hereto) and the other agreements referred to in this Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof.

(l) Headings. The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

(m) Interpretation.

(i) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(ii) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(iii) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

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(iv) Unless otherwise indicated or the context otherwise requires: (A) any definition of or reference to any agreement, instrument or other document or any Legal Requirement herein shall be construed as referring to such agreement, instrument or other document or Legal Requirement as from time to time amended, supplemented or otherwise modified; (B) any reference herein to any Person shall be construed to include such Person’s successors and assigns; (C) any reference herein to “Sections,” “Exhibits” and “Schedules” are intended to refer to Sections of this Agreement and Exhibits or Schedules to this Agreement; and (D) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof.

(n) Stockholder Capacity. The Stockholder is signing and entering this Agreement solely in the Stockholder’s capacity as the beneficial owner of Subject Shares, and nothing herein shall limit or affect in any way any actions that may be hereafter taken by the Stockholder in the Stockholder’s capacity as an employee, officer or director of the Company or any Company Subsidiary in accordance with the provisions of the Merger Agreement.

(o) No Obligation to Exercise Company Options. Notwithstanding any provision in this Agreement to the contrary, nothing in this Agreement shall obligate any Stockholder to exercise any Company Option or other right to acquire shares of Company Common Stock.

(p) Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time.

[The next page is the signature page]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

RIVERBED TECHNOLOGY, INC.

By:	/s/ Jerry M. Kennelly
Name: Jerry M. Kennelly
Title: Chairman and Chief Executive Officer

OCTAGON ACQUISITION CORP.

By:	/s/ Jerry M. Kennelly
Name: Jerry M. Kennelly
Title: President and Secretary

[Stockholder signature on next page]

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STOCKHOLDER

/s/ Alain J. Cohen
Name:	Alain J. Cohen
Address:	7255 Woodmont Avenue
Bethesda, Maryland 20814
acohen@opnet.com

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SCHEDULE A

Ownership of Company Common Stock

Name of Beneficial Owner	Number of Shares Beneficially Owned per SEC Form 4 (Form 4 Filing Filing Date)	Number of Outstanding Options
Alain J. Cohen	4,693,873 (February 10, 2012)	No Outstanding Options

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ANNEX B.2

TENDER AND SUPPORT AGREEMENT

THIS TENDER AND SUPPORT AGREEMENT, dated as of October 28, 2012 (this “Agreement”), is by and among: RIVERBED TECHNOLOGY, INC., a Delaware corporation (“Parent”); OCTAGON ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of Parent (“Acquisition Sub”); and Marc A. Cohen (the “Stockholder”). Capitalized terms used but not otherwise defined herein have the meanings assigned to such terms in the Agreement and Plan of Merger dated as of the date of this Agreement (the “Merger Agreement”) among Parent, Acquisition Sub and OPNET TECHNOLOGIES, INC., a Delaware corporation (the “Company”).

RECITALS

A. As of the date of this Agreement, the Stockholder owns beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) and/or of record (as specified on Schedule A) the shares of Company Common Stock set forth opposite the Stockholder’s name on Schedule A (all such shares of Company Common Stock that are outstanding as of the date hereof, together with any other shares of Company Common Stock that are hereafter issued to, or are otherwise acquired or owned, beneficially or of record by, the Stockholder during the Agreement Period (as defined below), including through the exercise of any stock options, warrants, convertible or exchangeable securities or other similar instruments of the Company, and any other securities of the Company described in Section 11, but excluding any shares that are disposed of in compliance with Section 7(b), collectively, the “Subject Shares”).

B. Concurrently with the execution and delivery of this Agreement, Parent, Acquisition Sub and the Company are entering into the Merger Agreement, a copy of which has been made available to the Stockholder, which provides for, among other things, the making of an exchange offer (such offer, as it may be amended from time to time as permitted by the Merger Agreement, the “Offer”) by Acquisition Sub for all of the outstanding shares of Company Common Stock, and the merger of Acquisition Sub with and into the Company (the “Merger”), upon the terms and subject to the conditions set forth therein.

C. As an inducement to and condition to Parent’s and Acquisition Sub’s willingness to enter into the Merger Agreement, Parent has required that the Stockholder enter into this Agreement.

AGREEMENT

In consideration of the foregoing and of the mutual covenants, representations, warranties and agreements set forth herein, and intending to be legally bound, the parties hereby agree as follows:

SECTION 1. Agreement to Tender.

(a) Tender. The Stockholder hereby agrees to validly tender or cause to be tendered in the Offer any and all Subject Shares, pursuant to and in accordance with the terms of the Offer, no later than five business days after the receipt by the Stockholder of the Schedule TO, the Registration Statement and a letter of transmittal with respect to the Offer. In furtherance of the foregoing, at the time of such tender, the Stockholder shall: (i) deliver to the depositary designated in the Offer (the “Depositary”): (A) a letter of transmittal with respect to its Subject Shares complying with the terms of the Offer; (B) a certificate or certificates representing such Subject Shares or an “agent’s message” (or such other evidence, if any, of transfer as the Depositary may reasonably request) in the case of a book-entry transfer of any Subject Shares; and (C) all other documents or instruments, to the extent applicable, in the form required to be delivered by the stockholders of the Company pursuant to the terms of the Offer; and/or (ii) cause its broker or such other Person that is the holder of record of any Subject Shares to tender such Subject Shares pursuant to and in accordance with the terms of the Offer and within the timeframe specified in the first sentence of this Section 1(a). The Stockholder agrees that once the Subject Shares are tendered, the Stockholder will not withdraw or cause or permit to be withdrawn any of the Subject Shares from the Offer, unless and until this Agreement shall have been terminated in accordance with Section 12(d).

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(b) Return of Subject Shares. If the Offer is terminated or withdrawn by Acquisition Sub, or the Merger Agreement is validly terminated prior to the Acceptance Time, Parent and Acquisition Sub shall promptly return, and shall cause any depository acting on behalf of Parent and Acquisition Sub to return, all tendered Subject Shares to the registered holders of the Subject Shares tendered in the Offer.

SECTION 2. Documentation and Information. The Stockholder: (a) consents to and authorizes the publication and disclosure by Parent, Acquisition Sub or the Company, as applicable, of the Stockholder’s identity and holdings of Subject Shares, the nature of the Stockholder’s commitments, arrangements and understandings under this Agreement (including, for the avoidance of doubt, the disclosure of this Agreement) and any other information, in each case, that Parent, Acquisition Sub or the Company, as applicable, reasonably determines is required to be disclosed by applicable Legal Requirements in any press release, any of the Offer Documents, the Schedule 14D-9 or any other disclosure document (whether or not filed with the SEC) in connection with the Offer, the Merger and the other Contemplated Transactions; and (b) agrees to promptly give to Parent, Acquisition Sub or the Company, as applicable, any information it may reasonably require for the preparation of any such disclosure documents. The Stockholder: (i) represents and warrants that none of the information provided by or on behalf of the Stockholder pursuant to this Section 2 will, at the time it is so provided, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and (ii) agrees to promptly notify Parent, Acquisition Sub and the Company, as applicable, of any required corrections with respect to any such information, if and to the extent that any such information shall have become false or misleading in any material respect. The Stockholder shall consult with Parent before issuing any press releases or otherwise making any public statements with respect to the transactions contemplated hereby and shall not issue any such press release or make any public statement without the written approval of Parent, except as may be required by applicable Legal Requirements.

SECTION 3. Voting Agreement. During the Agreement Period, the Stockholder irrevocably and unconditionally agrees that if the Subject Shares have not been previously accepted for payment pursuant to the Offer, the Stockholder shall, or shall cause the holder of record thereof on any applicable record date, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the holders of Company Common Stock, however called (each, a “Company Stockholders Meeting”), or (if applicable) pursuant to any consent of the stockholders of the Company in lieu of a meeting or otherwise, to:

(a) be present, in person or represented by proxy, or otherwise cause the Subject Shares to be counted for purposes of determining the presence of a quorum at such meeting (to the fullest extent that the Subject Shares may be counted for quorum purposes under applicable Legal Requirements); and

(b) vote (or cause to be voted) with respect to all of the Subject Shares to the fullest extent that the Subject Shares are entitled to be voted at the time of any vote:

(i) in favor of: (A) the adoption and approval of the Merger Agreement; (B) without limitation of the preceding clause “(A),” the approval of any proposal to adjourn or postpone the Company Stockholders Meeting to a later date if there are not sufficient votes for approval of the Merger Agreement on the date on which the Company Stockholders Meeting is held; and (C) any other matter necessary, or reasonably requested by Parent, for the consummation of the Contemplated Transactions, including the Offer and the Merger; and

(ii) against: (A) any action (including any amendment to the Company’s certificate of incorporation or bylaws, as in effect on the date hereof), agreement or transaction that would reasonably be expected to frustrate the purposes of, impede, hinder, interfere with, nullify, prevent, delay or adversely affect, in each case in any material respect, the consummation of the Contemplated Transactions, including the Offer and the Merger; (B) any Acquisition Proposal, Acquisition Transaction or any agreement related thereto, and any action that would reasonably be interpreted to be in furtherance of any Acquisition Proposal; (C) any merger, acquisition, sale, transfer of a material

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portion of the rights or other assets of the Company or any other Acquired Corporation, consolidation, reorganization, recapitalization, extraordinary dividend, dissolution, liquidation or winding up of or by the Company, or any other extraordinary transaction involving the Company (other than the Merger) or any other Acquired Corporation; (D) any action, proposal, transaction or agreement that would reasonably be expected to result in a breach, in any material respect, of the covenants, representations or warranties or any other obligations or agreements of the Stockholder under this Agreement or of the Company under the Merger Agreement; (E) any change in the board of directors of the Company; (F) any material change in the capitalization of any Acquired Corporation or any Acquired Corporation’s corporate structure; and (G) any other action that is intended, or would reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Offer, the Merger or any of the other Contemplated Transactions, including this Agreement.

During the Agreement Period, Stockholder shall not enter into any agreement or understanding with any Person to vote or give instruction in any manner inconsistent with this Section 3.

SECTION 4. Irrevocable Proxy. The Stockholder hereby revokes (and agrees to cause to be revoked) all proxies, if any, that it has heretofore granted with respect to the Subject Shares. Solely with respect to the matters described in Section 3, during the Agreement Period, the Stockholder hereby irrevocably appoints Parent (or any nominee of Parent) as attorney-in-fact and proxy for and on behalf of the Stockholder, for and in the name, place and stead of the Stockholder, to:

(a) attend any and all Company Stockholder Meetings;

(b) vote, express consent or dissent or issue instructions to the record holder to vote the Subject Shares in accordance with the provisions of Section 3(b) at any and all Company Stockholder Meetings; and

(c) if applicable, grant or withhold, or issue instructions to the record holder to grant or withhold, in accordance with the provisions of Section 3(b), all written consents with respect to the Subject Shares at any and all Company Stockholder Meetings or otherwise.

The foregoing proxy shall be deemed to be a proxy coupled with an interest, is irrevocable (and as such shall survive and not be affected by the death, incapacity, mental illness or insanity of the Stockholder) until the end of the Agreement Period and shall not be terminated by operation of law or upon the occurrence of any other event other than the termination of this Agreement pursuant to Section 12(d). The Stockholder authorizes such attorney and proxy to substitute any other Person(s) to act hereunder, to revoke any substitution and to file this proxy and any substitution or revocation with the Secretary of the Company. The Stockholder hereby affirms that the irrevocable proxy set forth in this Section 4 is given in connection with and granted in consideration of and as an inducement to Parent and Acquisition Sub entering into the Merger Agreement and that such irrevocable proxy is given to secure the obligations of the Stockholder under Section 3.

SECTION 5. Representations and Warranties of the Stockholder. The Stockholder represents and warrants to Parent and Acquisition Sub as of the date hereof as follows.

(a) Organization. If the Stockholder is not an individual, it is duly organized and validly existing and in good standing under the laws of the jurisdiction of its organization.

(b) Authorization. If the Stockholder is not an individual, it has full corporate, limited liability company, partnership or trust power and authority to execute and deliver this Agreement and to perform its obligations hereunder. If the Stockholder is an individual, he or she (or the representative or fiduciary signing on his or her behalf, as applicable) has full legal capacity, right and authority to execute and deliver this Agreement and to perform his or her obligations hereunder. If the Stockholder is not an individual, the execution, delivery and performance by the Stockholder of this Agreement and the consummation by the Stockholder of the transactions contemplated hereby have been duly authorized by all necessary corporate,

B.2-3

limited liability company, partnership or trust action on the part of the Stockholder. This Agreement has been duly executed and delivered by or on behalf of the Stockholder and constitutes a valid and legally binding obligation of the Stockholder in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

(c) No Violation.

(i) The execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of the Stockholder’s obligations hereunder will not: (A) assuming compliance with the matters referred to in Section 5(c)(ii), contravene, conflict with, or result in a violation or breach of any Legal Requirement or any judgment, injunction or order of any Governmental Body with competent jurisdiction applicable to the Stockholder; or (B) constitute a default, or an event that, with or without notice or lapse of time or both, could become a default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Stockholder is entitled under any provision of any Contract binding upon the Stockholder, or result in the imposition of any Encumbrance on any assets of the Stockholder, except in each case of clauses “(A)” and “(B),” for such matters as would not, individually or in the aggregate, reasonably be expected to prevent, delay, impair or otherwise adversely affect, in each case, in any material respect, the ability of the Stockholder to perform its obligations hereunder.

(ii) No Consent or order of, or registration or filing with or notification to, any Governmental Body or any other Person is required by the Stockholder in connection with the execution and delivery of this Agreement by the Stockholder or the performance by the Stockholder of the Stockholder’s obligations hereunder, except for the filing with the SEC of any Schedules 13D or 13G or amendments to Schedules 13D or 13G and filings under Section 16 of the Securities Exchange Act of 1934, as amended as may be required in connection with this Agreement and the transactions contemplated hereby.

(d) Ownership of Subject Shares. The Stockholder is the beneficial and/or record owner (as specified on Schedule A) of, and has good and marketable title to, the Subject Shares free and clear of all Encumbrances. Other than as provided in this Agreement, the Stockholder has with respect to the Subject Shares, the sole power, directly or indirectly, to vote, dispose of, exercise, exchange and convert, as applicable, the Subject Shares, and to demand or waive any appraisal or dissenters’ rights or issue instructions pertaining to the Subject Shares with respect to the matters set forth in this Agreement, in each case with no limitations, qualifications or restrictions on such rights, and, as such, has the complete and exclusive power to, directly or indirectly: (i) issue (or cause the issuance of) instructions with respect to the matters set forth in Section 3; (ii) agree to all matters set forth in this Agreement; and (iii) demand and waive appraisal or dissenters’ rights with respect to the Subject Shares. The number of shares of the Company Common Stock set forth on Schedule A opposite the name of the Stockholder are the only shares of Company Common Stock owned beneficially and/or of record (as specified on Schedule A) by the Stockholder. Other than the Subject Shares and any shares of Company Common Stock that are the subject of unexercised Company Options or Company Restricted Stock Units held by the Stockholder (the number of which is set forth opposite the name of the Stockholder on Schedule A), the Stockholder does not own any shares of Company Common Stock or any options to purchase or rights to subscribe for or otherwise acquire any securities of the Company and has no interest in or voting rights with respect to any securities of the Company. Except as provided in this Agreement, there are no agreements or arrangements of any kind, contingent or otherwise, to which the Stockholder is a party obligating the Stockholder to Transfer or cause to be Transferred, any of the Subject Shares. Except pursuant to this Agreement, no Person has any contractual or other right or obligation to purchase or otherwise acquire any of the Subject Shares.

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(e) No Other Proxies. None of the Subject Shares are subject to any voting agreement, trust or other agreement or arrangement with respect to voting or to any proxy, on the date of this Agreement, except pursuant to this Agreement.

(f) Absence of Litigation. As of the date hereof, there is no Legal Proceeding pending against, or, to the knowledge of the Stockholder, threatened against, the Stockholder or the Subject Shares that would reasonably be expected to impair in any material respect the ability of the Stockholder to perform the Stockholder’s obligations hereunder on a timely basis.

(g) Opportunity to Review; Reliance. The Stockholder has had the opportunity to review the Merger Agreement and this Agreement with counsel of the Stockholder’s own choosing and has relied upon such counsel in connection therewith. The Stockholder understands and acknowledges that Parent and Acquisition Sub are entering into the Merger Agreement in reliance upon the Stockholder’s execution, delivery and performance of this Agreement.

(h) Finders’ Fees. No investment banker, broker, finder or other intermediary is entitled to a fee or commission from Parent, Acquisition Sub or the Company in respect of this Agreement based upon any arrangement or agreement made by or on behalf of the Stockholder in the Stockholder’s capacity as such.

SECTION 6. Representations and Warranties of Parent and Acquisition Sub. Parent and Acquisition Sub hereby represent and warrant to the Stockholder, as of the date hereof, that: (a) such party has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder; (b) the execution, delivery and performance by such party of this Agreement and the consummation by such party of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such party; and (c) this Agreement constitutes a valid and legally binding obligation of such party in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

SECTION 7. No Proxies for or Liens on Subject Shares; No Solicitation.

(a) Prohibition on Transfer. Except pursuant to the terms of this Agreement, during the Agreement Period, the Stockholder shall not (and the Stockholder shall not permit any Person under the Stockholder’s control to), without the prior written consent of Parent, directly or indirectly: (i) grant or permit the grant of any proxies, powers of attorney, rights of first offer or refusal or other authorizations in or with respect to, or enter into any voting trust or voting agreement or arrangement with respect to, any Subject Shares or any interest therein; (ii) sell (including short sell), assign, transfer, tender, pledge, encumber, grant a participation interest in, hypothecate or otherwise dispose of (including by gift) (each, a “Transfer”) any Subject Shares or any interest therein; (iii) create or otherwise permit any Encumbrances to be created on any Subject Shares; (iv) enter into any Contract with any Person with respect to the direct or indirect Transfer of any Subject Shares or any interest therein; (v) enter into a swap or other agreement or any transaction that transfers, in whole or in part, the economic consequence of ownership of any Subject Shares; or (vi) agree to do or any of the foregoing. The Stockholder shall not, and shall not permit any Person under the Stockholder’s control or any of the Stockholder’s or their respective Representatives to, seek or solicit any such Transfer or any such Contract. Without limiting the foregoing, the Stockholder shall not take any other action that would in any way restrict, limit or interfere in any material respect with the performance of the Stockholder’s obligations hereunder (or with the Contemplated Transactions).

(b) Exceptions. Notwithstanding the foregoing, the Stockholder shall have the right to Transfer all or any portion of the Subject Shares to a Permitted Transferee of the Stockholder if and only if prior thereto and as a condition to the effectiveness of such Transfer, such Permitted Transferee shall have agreed in writing, in a manner reasonably acceptable in form and substance to Parent: (i) to accept the Subject Shares subject to the terms and conditions of this Agreement; and (ii) to be bound by this Agreement and to agree and acknowledge

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that such Person shall constitute a Stockholder for all purposes of this Agreement; provided that notwithstanding any such Transfer, the Stockholder shall continue to be liable for any breach by any Permitted Transferee of his, her or its agreements and covenants under this Agreement. “Permitted Transferee” means, with respect to the Stockholder: (A) a spouse, parent, child, brother or sister, adopted child or grandchild of the Stockholder; (B) any trust, the trustees of which include only the Stockholder and/or the other Persons named in clause “(A)” of this sentence and the beneficiaries of which include only the Stockholder and/or the Persons named in clause “(A)” of this sentence; (C) any corporation, limited liability company or partnership, the shareholders, members or general and limited partners of which include only the Persons named in clause “(A)” of this sentence; or (D) if the Stockholder is a trust, the beneficiary or beneficiaries authorized or entitled to receive distributions from such trust if they are Persons named in clause “(A)” of this sentence.

(c) Effect of Attempted Transfer. Any attempted Transfer of Subject Shares, or any interest therein, in violation of this Section 7 shall be null and void. In furtherance of this Agreement, the Stockholder hereby authorizes Parent and Acquisition Sub to direct the Company to impose stop orders to prevent the Transfer of any Subject Shares on the books of the Company in violation of this Agreement. If so requested by Parent, the Stockholder agrees that the Subject Shares shall bear a legend, reasonably acceptable in form and substance to Parent, stating that they are subject to this Agreement.

(d) No Solicitation. During the Agreement Period, the Stockholder shall not (and the Stockholder shall ensure that its Representatives do not), directly or indirectly, take any action that the Company is prohibited from taking under Section 5.3 of the Merger Agreement.

SECTION 8. Waiver of Dissenters’ Rights. The Stockholder hereby irrevocably and unconditionally waives, and agrees to cause to be waived and to prevent the exercise of, any and all rights of appraisal, any dissenters’ rights and any similar rights relating to the Merger or any of the other Contemplated Transactions that Stockholder may have by virtue of, or with respect to, the Subject Shares (including all rights under Section 262 of the DGCL).

SECTION 9. Notices of Certain Events. The Stockholder shall notify Parent of any development occurring after the date hereof that causes, or that would reasonably be expected to cause, any breach of any of the Stockholder’s representations or warranties in this Agreement.

SECTION 10. Further Assurances. From time to time and without additional consideration, Stockholder shall (at Stockholder’s sole expense) execute and deliver, or cause to be executed and delivered, all further transfers, assignments, endorsements, proxies, consents and other documents and instruments and shall (at Stockholder’s sole expense) use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Legal Requirements, or as Parent may reasonably request (at Parent’s sole expense), to perform its obligations under, carry out, and further the intent of, this Agreement.

SECTION 11. Certain Adjustments. In the event of a stock dividend or distribution, stock split, reverse stock split, recapitalization, subdivision, combination, merger, consolidation, reclassification, spin-off, readjustment, exchange of shares or the like, on, of or affecting the Subject Shares, the term “Subject Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in the transaction.

SECTION 12. Miscellaneous.

(a) Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received: (i) if delivered by hand, when delivered; (ii) if sent via facsimile with confirmation of receipt, when transmitted and

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receipt is confirmed; (iii) if sent by electronic mail, telegram, cablegram or other electronic transmission, upon delivery; (iv) if sent by registered, certified or first class mail, the third business day after being sent; and (v) if sent by overnight delivery via a national courier service, one business day after being sent, in each case to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

If to Parent or Acquisition Sub, to:

Riverbed Technology, Inc.

199 Fremont Street

San Francisco, California 94123

Attention: General Counsel

Facsimile: 415-247-8801

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

201 Redwood Shores Parkway

Redwood Shores, California 94065

Attention: Keith A. Flaum

James R. Griffin

Facsimile: 650-802-3100

If to a Stockholder, to his, her or its address set forth on a signature page hereto.

(b) Amendment and Waivers.

(i) Any provision of this Agreement may be amended during the Agreement Period if, but only if, such amendment is in writing and is signed by each party to this Agreement.

(ii) No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

(c) Binding Effect; Benefit; Assignment.

(i) The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and permitted assigns. Without limiting any of the restrictions set forth in Section 7 or elsewhere in this Agreement, this Agreement shall be binding upon any Person to whom any Subject Shares are Transferred prior to the end of the Agreement Period. Nothing in this Agreement is intended to confer on any Person (other than Parent, Acquisition Sub and their respective successors and assigns) any rights or remedies of any nature.

(ii) Neither the Stockholder, on the one hand, nor Parent or Acquisition Sub, on the other hand, may assign this Agreement or any of his or its rights, interests or obligations hereunder (whether by

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operation of law or otherwise) without the prior written approval of Parent or the Stockholder, as applicable, except that each of Parent and Acquisition Sub may transfer or assign their respective rights and obligations under this Agreement, in whole or from time to time in part, to one or more of their respective Affiliates at any time; provided that such transfer or assignment shall not relieve such Person of its obligations under this Agreement.

(d) Termination. This Agreement shall automatically terminate and become void and of no further force or effect on the earliest to occur of: (i) the Effective Time; (ii) the mutual written consent of the parties hereto; (iii) the termination of this Agreement by written notice from Parent to the Stockholder; (iv) the termination or withdrawal of the Offer by Parent or Acquisition Sub; and (v) the termination of the Merger Agreement (the period from the date of this Agreement through the termination of this Agreement being referred to as the “Agreement Period”); provided that: (A) Section 12(a) shall survive such termination; and (B) no such termination shall relieve or release the Stockholder, Parent or Acquisition Sub from any obligations or liabilities arising out of his, her or its material, knowing and intentional breach of any representation or warranty contained in this Agreement or willful and intentional breach of any covenant or agreement contained in this Agreement prior to the termination of this Agreement.

(e) Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

(i) This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

(ii) In any action between any of the parties arising out of or relating to this Agreement each of the parties: (A) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware in and for New Castle County, Delaware (unless the federal courts have exclusive jurisdiction over the matter, in which case the United States District Court for the District of Delaware); (B) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from such court; and (C) agrees that it will not bring any such action in any court other than the Court of Chancery of the State of Delaware in and for New Castle County, Delaware (unless the federal courts have exclusive jurisdiction over the matter, in which case the United States District Court for the District of Delaware). Service of any process, summons, notice or document to any party’s address and in the manner set forth in Section 12(a) shall be effective service of process for any such action.

(iii) EACH PARTY ACKNOWLEDGES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS. EACH PARTY ACKNOWLEDGES, AGREES AND CERTIFIES THAT: (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD, IN THE EVENT OF LITIGATION, SEEK TO PREVENT OR DELAY ENFORCEMENT OF EITHER OF SUCH WAIVERS; (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS; (C) IT MAKES SUCH WAIVERS VOLUNTARILY; AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12(e)(iii).

(f) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this

B.2-8

Agreement is invalid or unenforceable, the parties hereto agree to negotiate in an effort to replace such invalid or unenforceable term or provision with a valid enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

(g) Enforcement. The Stockholder acknowledges and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by the Stockholder in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. Accordingly, in the event of any breach or threatened breach by the Stockholder of any covenant or obligation contained in this Agreement, Parent shall be entitled to obtain, without proof of actual damages (and Stockholder hereby waives any requirement for the securing or posting of any bond in connection with such remedy): (i) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation; and (ii) an injunction restraining such breach or threatened breach; this being in addition to any other remedy to which Parent is entitled at law or in equity.

(h) Independence of Obligations. The covenants and obligations of the Stockholder set forth in this Agreement shall be construed as independent of any other agreement or arrangement between the Stockholder, on the one hand, and the Company or Parent, on the other hand. The existence of any claim or cause of action by the Stockholder against the Company or Parent shall not constitute a defense to the enforcement of any of such covenants or obligations against the Stockholder.

(i) Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by or on behalf of the party incurring such cost or expense, whether or not the transactions contemplated by this Agreement are consummated.

(j) Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

(k) Entire Agreement. This Agreement (including all Schedules hereto) and the other agreements referred to in this Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof.

(l) Headings. The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

(m) Interpretation.

(i) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(ii) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(iii) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

B.2-9

(iv) Unless otherwise indicated or the context otherwise requires: (A) any definition of or reference to any agreement, instrument or other document or any Legal Requirement herein shall be construed as referring to such agreement, instrument or other document or Legal Requirement as from time to time amended, supplemented or otherwise modified; (B) any reference herein to any Person shall be construed to include such Person’s successors and assigns; (C) any reference herein to “Sections,” “Exhibits” and “Schedules” are intended to refer to Sections of this Agreement and Exhibits or Schedules to this Agreement; and (D) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof.

(n) Stockholder Capacity. The Stockholder is signing and entering this Agreement solely in the Stockholder’s capacity as the beneficial owner of Subject Shares, and nothing herein shall limit or affect in any way any actions that may be hereafter taken by the Stockholder in the Stockholder’s capacity as an employee, officer or director of the Company or any Company Subsidiary in accordance with the provisions of the Merger Agreement.

(o) No Obligation to Exercise Company Options. Notwithstanding any provision in this Agreement to the contrary, nothing in this Agreement shall obligate any Stockholder to exercise any Company Option or other right to acquire shares of Company Common Stock.

(p) Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time.

[The next page is the signature page]

B.2-10

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

RIVERBED TECHNOLOGY, INC.

By:	/s/ Jerry M. Kennelly
Name: Jerry M. Kennelly
Title: Chairman and Chief Executive Officer

OCTAGON ACQUISITION CORP.

By:	/s/ Jerry M. Kennelly
Name: Jerry M. Kennelly
Title: President and Secretary

[Stockholder signature on next page]

B.2-11

STOCKHOLDER

/s/ Marc A. Cohen
Name:	Marc A. Cohen
Address:	7255 Woodmont Avenue
Bethesda, Maryland 20814
mcohen@opnet.com

B.2-12

SCHEDULE A

Ownership of Company Common Stock

Name of Beneficial Owner	Number of Shares Beneficially Owned per SEC Form 4 (Form 4 Filing Filing Date)	Number of Outstanding Options
Marc A. Cohen	2,743,899 (June 15, 2012)	48,000 vested outstanding vested NQ options. Grant date: 10/23/2003. Expiry Date: 10/22/2013. Grant Price: $11.75 Total: 48,000 options

B.2-13

ANNEX C

SECTION 262 OF THE DELAWARE GENERAL CORPORATE LAW

§ 262. Appraisal rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

ANNEX D

INFORMATION CONCERNING DIRECTORS AND EXECUTIVE OFFICERS OF RIVERBED TECHNOLOGY, INC. AND OCTAGON ACQUISITION CORP.

The following tables set forth the name, age and present principal occupation or employment, and material occupations, positions, offices or employment for the past ten years, of each director and executive officer of Riverbed Technology, Inc. (“Riverbed”) and Octagon Acquisition Corp. (“Acquisition Sub”). The business address and telephone number of each director or executive officer is: Riverbed Technology, Inc., 199 Fremont Street, San Francisco, California 94105, (415) 247-8800, which address and telephone number is Riverbed’s business address and telephone number. Each such person is a citizen of the United States, unless otherwise noted.

During the last five years, none of Riverbed, Acquisition Sub, or, to the best knowledge of Riverbed and Acquisition Sub, any of the persons listed in this Annex D (i) has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) was a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of such laws. Except as described in this prospectus, none of Riverbed, Acquisition Sub or, to the knowledge of the Riverbed and Acquisition Sub, any of the persons listed in this Annex D or any associate or majority-owned subsidiary of Riverbed, Acquisition Sub or any of the persons listed in this Annex D, beneficially owns any equity security of OPNET, and none of Riverbed, Acquisition Sub or, to the knowledge of the Riverbed and Acquisition Sub, any of the other persons or entities referred to above, or any of the respective directors, executive officers or subsidiaries of any of the foregoing, has effected any transaction in any equity security of OPNET during the past 60 days.

Except as described in this prospectus or the Tender Offer Statement on Schedule TO filed by Riverbed with the SEC to which this prospectus is filed as an exhibit, (i) there have not been any contacts, transactions or negotiations between the Riverbed, Acquisition Sub, any of their respective subsidiaries or, to the knowledge of the Riverbed and Acquisition Sub, any of the persons listed in this Annex D, on the one hand, and OPNET or any of its directors, officers or affiliates, on the other hand, that are required to be disclosed pursuant to the rules and regulations of the Securities and Exchange Commission and (ii) none of Riverbed, Acquisition Sub, or, to the knowledge of Riverbed and Acquisition Sub, any of the persons listed on this Annex D, has any contract, arrangement, understanding or relationship with any person with respect to any securities of OPNET.

Directors and Executive Officers of Riverbed

Name	Age	Office(s)	Present Principal Occupation or Employment History and Five- Year Employment History
Jerry. M. Kennelly	62	Chairman of the Board of Directors and Chief Executive Officer	Mr. Kennelly co-founded Riverbed in May 2002 and serves as Chairman of the Board of Directors and as our Chief Executive Officer. Immediately prior to founding Riverbed, Mr. Kennelly spent six years at Inktomi Corporation, an infrastructure software company, where he served as Executive Vice President, Chief Financial Officer and Secretary. From June 1990 until joining Inktomi in October 1996, Mr. Kennelly worked for Sybase, Inc., an infrastructure software company, in a number of senior financial and operational positions, most recently as Vice President of Corporate Finance. From November 1988 until June 1990, Mr. Kennelly worked at Oracle Corporation as

			finance director for US Operations. From June 1980 until November 1988, Mr. Kennelly worked at Hewlett-Packard Company as Worldwide Sales and Marketing Controller for the Tandem Computers Division. Mr. Kennelly holds a Bachelor’s degree from Williams College and a Masters degree from the New York University Graduate School of Business Administration.

Steven McCanne, Ph.D.	44	Chief Technology Officer and Director	Dr. McCanne co-founded Riverbed in May 2002 and has served as our Chief Technology Officer since September 2002. He has also been a member of the Board of Directors since May 2002. Prior to founding Riverbed, Dr. McCanne served as Chief Technology Officer, Media Division and later as Chief Technology Officer for Inktomi Corporation, an infrastructure software company, from October 2000 to March 2002. Dr. McCanne joined Inktomi following its acquisition of FastForward Networks, which he co-founded in May 1998. Dr. McCanne has also served on the faculty in Electrical Engineering and Computer Science at the University of California, Berkeley. Dr. McCanne holds a Bachelor’s degree in Electrical Engineering and Computer Science and a Ph.D. in Computer Science from the University of California, Berkeley.

Randy S. Gottfried	47	Chief Financial Officer and Chief Operating Officer	Mr. Gottfried has served as our Chief Financial Officer since joining us in February 2004 and as our Chief Operating Officer since October 2012. He served as our Executive Vice President of Business Services from January 2011 until October 2012. He served as our Senior Vice President of Business Services from May 2006 to January 2011. From November 2003 to February 2004, Mr. Gottfried served as Chief Financial Officer of Voltage Security, a security software company. From June 1997 to March 2001 and from July 2002 to March 2003, Mr. Gottfried held various senior finance roles, including Senior Vice President and Chief Financial Officer, with Inktomi Corporation. Mr. Gottfried holds a Masters degree in Business Management from Northwestern University’s Kellogg Graduate School of Management and an undergraduate business degree from the University of Michigan in Ann Arbor. He became a Certified Public Accountant in 1989.

Brett A. Nissenberg	39	General Counsel, Senior Vice President of Corporate and Legal Affairs and Secretary	Mr. Nissenberg has served as our General Counsel since joining us in February 2005, as our Senior Vice President of Corporate and Legal Affairs since January 2011 and as our Secretary since April 2006. He served as our Vice President of Corporate and Legal Affairs from February 2005 to January 2011. From October

1997 to January 2005, Mr. Nissenberg was an attorney with the law firm of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, where he represented investors and public and private technology companies in venture capital and corporate financings, public offerings, mergers and acquisitions and other strategic transactions. Mr. Nissenberg holds a Bachelor’s degree in Political Science from the University of California, Los Angeles, and a J.D. from UCLA School of Law.

Eric S. Wolford	46	President, Products and Marketing	Mr. Wolford has served as our President, Products and Marketing since October 2012. He served as Executive Vice President, General Manager of Products Group from January 2012 until October 2012. He served as our Executive Vice President of Marketing and Business Development from January 2011 to January 2012. He served as our Senior Vice President of Marketing and Business Development from March 2005 to January 2011. He served as our Vice President of Marketing and Business Development from May 2003 to March 2005. From June 2001 to May 2003, Mr. Wolford was the Senior Vice President of Marketing and Business Development for netVmg, a network management company. From August 1999 to June 2001, he served as Vice President of Product Marketing and Management at Inktomi Corporation and FastForward Networks (which was acquired by Inktomi in October 2000), providers of content delivery management software. From 1988 to 1999, Mr. Wolford served in various sales, marketing and product management roles at AT&T. Mr. Wolford holds a Bachelor’s degree in Pre-Medicine from Pepperdine University and an M.B.A. from the New York University Stern School of Business.

David M. Peranich	51	President, Worldwide Field Operations	Mr. Peranich has served as our President, Worldwide Field Operations since October 2012. He served as our Executive Vice President of Worldwide Sales from January 2011 until October 2012. He served as our Senior Vice President of Worldwide Sales from July 2006 to January 2011. From June 2004 to November 2005, Mr. Peranich was the Chief Executive Officer and President of Centrata, a provider of IT service delivery management solutions. From May 2001 to June 2004, Mr. Peranich held a number of management positions at Siebel Systems, most recently as Vice President and General Manager of Worldwide Alliances. From November 2000 to February 2001, he served as Vice President of Worldwide Sales at AdFlight Corporation. From January 1997 to October 2000, Mr. Peranich held

			a number of sales management positions at Remedy Corporation, most recently as Vice President of Americas Sales. Mr. Peranich holds a Bachelor’s degree in Mechanical Engineering from Virginia Polytechnic Institute and State University and an M.S. in Systems Management from the University of Southern California.

Michael Boustridge	48	Director	Mr. Boustridge has been a member of the Board of Directors since February 2010. Mr. Boustridge previously served as President, BT Global Services Multi-National Corporations, where he had responsibility for all aspects of BT’s operations and performance for the global Multi-National Corporations worldwide, including BT’s Global Financial Services sector. Since joining BT Global Services in April 2006 Mr. Boustridge held many positions, including President of America and Canada as well as President Asia Pacific. Prior to joining BT, Mr. Boustridge served as Chief Sales and Chief Marketing Officer at Electronic Data Systems, LLC, which he joined in 1996 from Hitachi Data Systems. Mr. Boustridge also serves as a director of Ciber, an IT consulting firm, Presidio, an IT managed solutions company, Cyan, Inc., a global supplier of software-defined networks, and Contact Solutions, a customer service company. Mr. Boustridge also serves on the Board of Trustees of the X PRIZE Foundation, an educational nonprofit organization.

Mark A. Floyd	56	Director	Mr. Floyd has been a member of the Board of Directors since August 2007. Since May 15, 2012, Mr. Floyd has been the Chief Executive Officer of Cyan, Inc., a global supplier of software-defined networks. Mr. Floyd served as Chief Executive Officer of SafeNet, Inc., an information security company, from July 2009 to July 2011. Mr. Floyd served as President and Chief Executive Officer of Entrisphere, Inc., a telecommunications equipment company, from August 2002 until its acquisition by Ericsson in February 2007. Prior to that, Mr. Floyd served as President and Chief Executive Officer of Siemens ICN, Inc., a telecommunications equipment company, from April 2001 until January 2002, and President and Chief Executive Officer of Efficient Networks, Inc., a telecommunications equipment company, from July 1993 to April 2001. Mr. Floyd holds a B.B.A. degree in Finance from the University of Texas. Mr. Floyd served as a director of Tekelec, Inc., a network applications company, from October 2004 to May 2011. In addition, Mr. Floyd served as a director of Carrier Access Corporation, a telecommunications equipment manufacturer, from June 2001 to March 2008.

Michael R. Kourey	52	Director

Mr. Kourey has been a member of the Board of Directors since March 2006 and served as our lead independent director from April 2006 to April 2011. Since April 2012, Mr. Kourey has been an Operating Partner at Khosla Ventures, a venture capital firm. Prior to joining Khosla Ventures, Mr. Kourey served as Chief Financial Officer of Polycom, Inc., a unified collaborative communications solution company, from January 1995 to February 2012. Mr. Kourey also served as a member of the board of directors of Polycom from January 1999 to May 2011, as Senior Vice President, Finance and Administration from January 1999 to May 2010, as Vice President, Finance and Administration from January 1995 to January 1999 and as Vice President, Finance and Operations from July 1991 to January 1995. Prior to joining Polycom, Mr. Kourey was vice president of Operations at Verilink Corporation. Mr. Kourey currently serves as a member of the board of directors of Aruba Networks, Inc., an enterprise mobility solution provider, and various private companies, and serves on the advisory board of the Graduate School of Management at the University of California, Davis. Mr. Kourey holds a B.S. in Managerial Economics from the University of California, Davis, and an M.B.A. from Santa Clara University.

Mark S. Lewis	49	Director	Mr. Lewis has been a member of the Board of Directors since February 2010. Mr. Lewis served as Chief Strategy Officer for the Information Infrastructure Products Business of EMC Corporation, an information infrastructure technology and solutions company, from October 2010 to February 2012. Mr. Lewis’ prior roles at EMC included President of the Content Management and Archiving Division, Chief Development Officer, Chief Technology Officer and co-leader of the EMC Software Group. Mr. Lewis joined EMC in July 2002 from Hewlett-Packard/Compaq, where he was Vice President and General Manager of Compaq’s Enterprise Storage Group. From 1998 to 1999, Mr. Lewis led Compaq’s Enterprise Storage Software Business after serving for two years as Director of Engineering for Multi Vendor Online Storage. Before that, he spent 13 years in storage-related engineering and product development at Digital Equipment Corporation, a computer manufacturing company. Mr. Lewis holds a B.S. in Mechanical Engineering from University of Colorado, Boulder. He has studied Business Law, Marketing, and Accounting for an MBA at University of Colorado, Colorado Springs, and he attended the Executive Education Program at the Harvard Business School.

Christopher J. Schaepe	49	Director	Mr. Schaepe has been a member of the Board of Directors since December 2002. Mr. Schaepe is a founding managing director of Lightspeed Venture Partners, a venture capital firm. Prior to joining Lightspeed in September 2000, he was a general partner at Weiss, Peck & Greer Venture Partners, a venture capital firm, which he joined in 1991. Mr. Schaepe holds B.S. and M.S. degrees in Computer Science and Electrical Engineering from MIT and an M.B.A. from the Stanford Graduate School of Business. Mr. Schaepe previously served as a director of Fusion-io, Inc., a storage memory platform company, from April 2009 to December 2011, and as a director of eHealth, Inc., an online health insurance provider, from April 1999 to September 2008.

James R. Swartz	70	Director	Mr. Swartz has been a member of the Board of Directors since November 2002 and has served as our lead independent director since April 2011. Mr. Swartz is a founding partner of Accel Partners, a venture capital firm, and has been with Accel Partners since 1983. He holds a B.S. degree from Harvard University with a concentration in Engineering Sciences and Applied Physics and an M.S. in Industrial Administration from Carnegie Mellon University.

Directors and Executive Officers of Acquisition Sub

Name	Age	Office(s)	Present Principal Occupation or Employment History and Five-Year Employment History
Jerry M. Kennelly	62	Chairman, President and Secretary	See above under “Directors and Executive Officers of Riverbed”

Randy S. Gottfried	47	Director, Treasurer	See above under “Directors and Executive Officers of Riverbed”

The Exchange Agent for the Offer is:

By Mail: Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer P.O. Box 43011 Providence, RI 029040-3011	By Overnight Mail: Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer 250 Royall Street, Suite V Canton, MA 02021	By Facsimile: Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer (617) 360-6810 To confirm via phone: (781) 575-2332

Questions or requests for assistance may be directed to the Information Agent at the address and telephone numbers listed below. Additional copies of the Prospectus may also be obtained from the Information Agent. Stockholders may also contact brokers, dealers, commercial banks or trust companies for assistance concerning the Offer.

The Information Agent for the Offer is:

105 Madison Avenue

New York, New York 10016

Call Toll-Free

(800) 322-2885

Or Call Collect

(212) 929-5500

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 21. Exhibits and Financial Statement Schedules.

(a)	Exhibits

The following exhibits are filed herewith unless otherwise indicated.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of October 28, 2012, among Riverbed Technology, Inc., Octagon Acquisition Corp. and OPNET Technologies, Inc. (included as Annex A to the prospectus included in this registration statement).

2.2	Tender and Support Agreement, dated as of October 28, 2012, by Riverbed Technology, Inc. and Alain J. Cohen (included as Annex B-1 to the prospectus included in this registration statement).

2.3	Tender and Support Agreement, dated as of October 28, 2012, by Riverbed Technology, Inc. and Marc A. Cohen (included as Annex B-2 to the prospectus included in this registration statement).

3.1	Amended and Restated Certificate of Incorporation of Riverbed Technology, Inc. (incorporated by reference to Exhibit 3.2 of Riverbed Technology, Inc.’s Registration Statement on Form S-1 filed on April 20, 2006).

3.2	Amended and Restated Bylaws of Riverbed Technology, Inc. (incorporated by reference to Exhibit 3.1 of Riverbed Technology, Inc.’s Current Report on Form 8-K filed on February 22, 2011).

4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.2 of Riverbed Technology, Inc.’s Form S-1 filed on April 20, 2006).

5.1	Opinion of Weil, Gotshal & Manges LLP as to the legality of the securities being registered.*

21.1	Subsidiaries of Riverbed Technology, Inc. (incorporated by reference to Exhibit 21.1 of Riverbed Technology, Inc.’s Annual Report on Form 10-K filed on February 10, 2012).

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm to Riverbed Technology, Inc.*

23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm to OPNET Technologies, Inc.*

23.3	Consent of Weil, Gotshal & Manges LLP (set forth in Exhibit 5.1).*

24.1	Power of Attorney (included on the signature pages to this registration statement).

99.1	Form of Letter of Transmittal.*

99.2	Form of Notice of Guaranteed Delivery.*

99.3	Form of Notice of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.*

99.4	Form of Letter to Clients for use by Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.*

99.5	Summary Advertisement as published in The Wall Street Journal on November 14, 2012.*

Exhibit Number	Description

99.6

Joint Press Release issued by OPNET Technologies, Inc. and Riverbed Technology, Inc., dated as of October 28, 2012 announcing the execution of the Agreement and Plan of Merger among Riverbed Technology, Inc., OPNET Technologies, Inc. and Acquisition Sub (incorporated by reference to Exhibit 99.2 to Riverbed Technology, Inc.’s Current Report on Form 8-K filed on October 29, 2012).

99.7

Commitment Letter, dated as of October 28, 2012, by and among Riverbed Technology, Inc., Morgan Stanley Senior Funding, Inc. and Goldman Sachs Bank USA. (incorporated by reference to Exhibit 7.1 of Riverbed Technology, Inc.’s Statement on Schedule 13D filed on November 6, 2012).

99.8	Form of Non-Competition and Non-Solicitation Agreement among Riverbed Technology, Inc. and certain officers, directors and employees of OPNET Technologies, Inc.*

99.9	Confidentiality Agreement, dated as of January 11, 2012, by and between Riverbed Technology, Inc. and OPNET Technologies, Inc., as amended.*

99.10	Exclusivity Agreement, dated as of September 18, 2012, by and between Riverbed Technology, Inc. and OPNET Technologies, Inc., as amended.*

99.11	Amended and Restated Commitment Letter, dated as of November 9, 2012, by and among Riverbed Technology, Inc., Morgan Stanley Senior Funding, Inc., Goldman Sachs Bank USA, Bank of America, N.A., and Merrill Lynch, Pierce, Fenner & Smith Incorporated.*

*	Filed herewith

Item 22. Undertakings.

The undersigned registrant hereby undertakes: (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a–3 or Rule 14c–3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

The undersigned registrant hereby undertakes as follows: (a)that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of this form; and (b) the registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, California, on the 14th day of November, 2012.

RIVERBED TECHNOLOGY, INC.

By:	/s/ Jerry M. Kennelly
Name: Jerry M. Kennelly
Title: Chairman and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Brett Nissenberg, as the undersigned’s true and lawful attorney-in-fact and agent, with the powers of substitution and revocation, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in order to affect the same as fully, to all intents and purposes, as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, the following persons have signed this Registration Statement in the capacities and on the date indicated.

Signature	Title	Date

/s/ Jerry M. Kennelly Jerry M. Kennelly	Chairman and Chief Executive Officer (Principal Executive Officer)	November 14, 2012

/s/ Randy S. Gottfried Randy S. Gottfried	Chief Operating Officer and Chief Financial Officer (Principal Financial and Accounting Officer)	November 14, 2012

/s/ Michael Boustridge Michael Boustridge	Director	November 14, 2012

/s/ Steven McCanne Steven McCanne	Director	November 14, 2012

/s/ Mark A. Floyd Mark A. Floyd	Director	November 14, 2012

/s/ Michael R. Kourey Michael R. Kourey	Director	November 12, 2012

/s/ Mark Lewis Mark Lewis	Director	November 14, 2012

/s/ Christopher J. Schaepe Christopher J. Schaepe	Director	November 14, 2012

/s/ James R. Swartz James R. Swartz	Director	November 12, 2012

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of October 28, 2012, among Riverbed Technology, Inc., Octagon Acquisition Corp. and OPNET Technologies, Inc. (included as Annex A to the prospectus included in this registration statement).

2.2	Tender and Support Agreement, dated as of October 28, 2012, by Riverbed Technology, Inc. and Alain J. Cohen (included as Annex B-1 to the prospectus included in this registration statement).

2.3	Tender and Support Agreement, dated as of October 28, 2012, by Riverbed Technology, Inc. and Marc A. Cohen (included as Annex B-2 to the prospectus included in this registration statement).

3.1	Amended and Restated Certificate of Incorporation of Riverbed Technology, Inc. (incorporated by reference to Exhibit 3.2 of Riverbed Technology, Inc.’s Registration Statement on Form S-1 filed on April 20, 2006).

3.2	Amended and Restated Bylaws of Riverbed Technology, Inc. (incorporated by reference to Exhibit 3.1 of Riverbed Technology, Inc.’s Current Report on Form 8-K filed on February 22, 2011).

4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.2 of Riverbed Technology, Inc.’s Form S-1 filed on April 20, 2006).

5.1	Opinion of Weil, Gotshal & Manges LLP as to the legality of the securities being registered.*

21.1	Subsidiaries of Riverbed Technology, Inc. (incorporated by reference to Exhibit 21.1 of Riverbed Technology, Inc.’s Annual Report on Form 10-K filed on February 10, 2012).

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm to Riverbed Technology, Inc.*

23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm to OPNET Technologies, Inc.*

23.3	Consent of Weil, Gotshal & Manges LLP (set forth in Exhibit 5.1).*

24.1	Power of Attorney (included on the signature pages to this registration statement).

99.1	Form of Letter of Transmittal.*

99.2	Form of Notice of Guaranteed Delivery.*

99.3	Form of Notice of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.*

99.4	Form of Letter to Clients for use by Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.*

99.5	Summary Advertisement as published in The Wall Street Journal on November 14, 2012.*

99.6

Joint Press Release issued by OPNET Technologies, Inc. and Riverbed Technology, Inc., dated as of October 28, 2012 announcing the execution of the Agreement and Plan of Merger among Riverbed Technology, Inc., OPNET Technologies, Inc. and Acquisition Sub (incorporated by reference to Exhibit 99.2 to Riverbed Technology, Inc.’s Current Report on Form 8-K filed on October 29, 2012).

99.7

Commitment Letter, dated as of October 28, 2012, by and among Riverbed Technology, Inc., Morgan Stanley Senior Funding, Inc. and Goldman Sachs Bank USA. (incorporated by reference to Exhibit 7.1 of Riverbed Technology, Inc.’s Statement on Schedule 13D filed on November 6, 2012).

Exhibit Number	Description

99.8	Form of Non-Competition and Non-Solicitation Agreement among Riverbed Technology, Inc. and certain officers, directors and employees of OPNET Technologies, Inc.*

99.9	Confidentiality Agreement, dated as of January 11, 2012, by and between Riverbed Technology, Inc. and OPNET Technologies, Inc., as amended.*

99.10	Exclusivity Agreement, dated as of September 18, 2012, by and between Riverbed Technology, Inc. and OPNET Technologies, Inc., as amended.*

99.11	Amended and Restated Commitment Letter, dated as of November 9, 2012, by and among Riverbed Technology, Inc., Morgan Stanley Senior Funding, Inc., Goldman Sachs Bank USA, Bank of America, N.A., and Merrill Lynch, Pierce, Fenner & Smith Incorporated.*

*	Filed herewith